UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Streamline Health Solutions, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee paid previously with preliminary materials.

☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT–SUBJECT TO COMPLETION

DATED JUNE 30, 2025

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

[         ], 2025

Dear Fellow Stockholder,

The Board of Directors (the “Streamline Board”) of Streamline Health Solutions, Inc., a Delaware corporation (“Streamline” or the “Company”) cordially invites you to attend a Special Meeting of Stockholders of the Company, to be held virtually on [         ], 2025, at [         ] Eastern Time (including any adjournments or postponements thereof, the “Special Meeting”). The Special Meeting will be a completely virtual meeting of stockholders, conducted via live webcast. If you are a Streamline stockholder as of the close of business on [         ], 2025 (the “Record Date”), you will be able to attend and participate in the virtual Special Meeting, vote your shares electronically and submit your questions prior to and during the meeting by visiting [         ] at the meeting date and time described in the accompanying proxy statement. There is no physical location for the Special Meeting.

As previously announced, on May 29, 2025, we entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”) with Mist Holding Co., a Delaware corporation and the parent company of Hayes Management Consulting LLC d/b/a MDaudit (“Parent” and, together with its affiliates, “MDaudit”), and MD BE Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions set forth therein, Merger Sub will be merged with and into Streamline, with Streamline continuing as the surviving corporation and becoming a wholly owned subsidiary of Parent (the “Merger”).

If the Merger is consummated, you will be entitled to receive $5.34 in cash, without interest, for each share of common stock, par value $0.01 per share, of Streamline (“Streamline common stock”) that you own as of immediately prior to the effective time of the Merger (the “Merger Consideration”) (other than any shares of Streamline common stock with respect to which you are entitled to demand, and have perfected a demand, for appraisal rights in accordance with Delaware law). The Merger Consideration represents a 138% premium to Streamline’s closing price on May 28, 2025, the last trading day prior to the public announcement of the Merger, and a 117% premium to Streamline’s 30-day volume weighted average stock price as of May 28, 2025.

The Streamline Board has unanimously (i) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger; (ii) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are fair to, and in the best interests of, the Company and the holders of the shares of Streamline common stock; (iii) recommended that the holders of shares of Streamline common stock adopt the Merger Agreement at the Special Meeting; and (iv) directed that the Merger Agreement be submitted to the holders of shares of Streamline common stock for their adoption at the Special Meeting.

At the Special Meeting, you will be asked to consider and vote on a proposal to adopt the Merger Agreement (the “Merger Proposal”). At the Special Meeting, you also will be asked to consider and vote on (i) a proposal to approve, by non-binding advisory vote, certain compensation that may be paid or become payable to Streamline’s named executive officers in connection with the Merger (the “Compensation Proposal”), and (ii) a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes present or represented by proxy at the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”). The Merger Proposal requires the affirmative vote of at least two-thirds (66 2/3%) of the issued and outstanding shares of Streamline common stock entitled to vote thereon. Each of the Compensation Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the shares of Streamline common stock present or represented by proxy at the Special Meeting and entitled to vote thereon.

The Streamline Board unanimously recommends that Streamline stockholders vote “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.

Concurrently with the execution of the Merger Agreement, certain officers and directors of Streamline and their respective affiliates (collectively, the “supporting stockholders”) entered into Voting and Support Agreements (each, a “Voting Agreement”) with Parent, pursuant to which the supporting stockholders agreed, among other things, to vote all shares of Streamline common stock owned by them in favor of the Merger Proposal, the Adjournment Proposal and any other matters necessary for the consummation of the Merger. At the close of business on the Record Date, the supporting stockholders represented an aggregate of approximately [   ]% of the outstanding shares of Streamline common stock. For more information regarding the Voting Agreements, please see the section of the accompanying proxy statement titled “The Voting Agreements.” For more information regarding the security ownership of the supporting stockholders, please see the section of the accompanying proxy statement titled “Security Ownership of Certain Beneficial Owners and Management.”

Your vote is very important regardless of the number of shares of Streamline common stock that you own. Streamline and Parent cannot complete the Merger without the approval of the Merger Proposal by at least two-thirds (66 2/3%) of the issued and outstanding shares of Streamline common stock entitled to vote on the Merger Proposal. The failure of any Streamline stockholder to vote and any abstentions from voting on the Merger Proposal will have the same effect as a vote “AGAINST” the Merger Proposal.

The failure of any Streamline stockholder to vote will not have any effect on the Compensation Proposal or the Adjournment Proposal (assuming, in the case of the Compensation Proposal, a quorum is present). However, abstentions with respect to the Compensation Proposal and Adjournment Proposal will have the same effect as a vote “AGAINST” the Compensation Proposal and the Adjournment Proposal.

All proposals described in this proxy statement to be voted on at the Special Meeting are considered “non-routine” matters. Accordingly, if you are a beneficial owner and do not provide your bank, brokerage firm or other nominee instructions on how to vote your shares of Streamline common stock, your bank, brokerage firm or other nominee generally will not be permitted to vote your shares on any of the proposals. The effect of not instructing your broker how you wish your shares to be voted will be the same as a vote “AGAINST” the Merger Proposal, but will not have an effect on the Compensation Proposal or the Adjournment Proposal (assuming, in the case of the Compensation Proposal, a quorum is present).

Whether or not you plan to participate in the Special Meeting, Streamline urges you to submit a proxy in advance of the Special Meeting to have your shares voted by using one of the methods described in the accompanying proxy statement. If your shares are held in the name of a bank, brokerage firm or other nominee, please follow the instructions on the voting instruction card furnished by such bank, brokerage firm or other nominee. You must provide voting instructions by filling out the voting instruction card in order for your shares to be voted. If you have any questions or need assistance voting your shares of Streamline common stock, please contact Alliance Advisors, LLC, our proxy solicitor (“Alliance Advisors”), by calling toll-free at 1-844-202-7145.

The accompanying Notice of Special Meeting of Stockholders and proxy statement provide detailed information about the Special Meeting, the Merger Agreement, the Merger, and the proposals to be voted on at the Special Meeting. A copy of the Merger Agreement is attached as Annex A to the proxy statement. The Notice of Special Meeting of Stockholders and proxy statement are also available at [                  ] for record stockholders of the Company and at [                  ] for beneficial stockholders of the Company and the general public. Please carefully read the entire proxy statement and the annexes and documents included in, or incorporated by reference into, the proxy statement. You may also obtain more information about Streamline from the documents Streamline files with the Securities and Exchange Commission, including those incorporated by reference into the accompanying proxy statement.

On behalf of the Streamline Board, thank you for your continued support.

Sincerely, Wyche T. “Tee” Green, III Chairman of the Board

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OF THE MERGER AGREEMENT, THE MERGER OR THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT OR DETERMINED IF THE ACCOMPANYING PROXY STATEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. The accompanying proxy statement is dated [                  ], 2025 and, together with the enclosed form of proxy card, is first being mailed to Streamline stockholders on or about [                  ], 2025.

STREAMLINE HEALTH SOLUTIONS, INC.

2400 Old Milton Pkwy, P.O. Box 1353

Alpharetta, GA 30009

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [         ], 2025

To the Stockholders of Streamline Health Solutions, Inc.:

Notice is hereby given that the Special Meeting of Stockholders of Streamline Health Solutions, Inc. (“Streamline” or the “Company”) will be held virtually via live webcast on [                  ], 2025, at [         ] Eastern Time, at https://meetnow.global//MJHXM7U (including any adjournments or postponements thereof, the “Special Meeting”). For purposes of attendance at the Special Meeting, all references in this proxy statement to “present” shall mean virtually present at the Special Meeting. The Special Meeting is being held for the following purposes:

1.

PROPOSAL 1—To adopt the Agreement and Plan of Merger, dated as of May 29, 2025 (as it may be amended from time to time, the “Merger Agreement”), by and among Streamline, Mist Holding Co., a Delaware corporation and the parent company of Hayes Management Consulting LLC d/b/a MDaudit (“Parent” and, together with its affiliates, “MDaudit”), and MD BE Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, and upon the terms and subject to the conditions set forth therein, Merger Sub will be merged with and into Streamline, with Streamline continuing as the surviving corporation and becoming a wholly owned subsidiary of Parent (such merger, the “Merger” and such proposal, the “Merger Proposal”).

2.

PROPOSAL 2—To approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to Streamline’s named executive officers in connection with the Merger (the “Compensation Proposal”).

3.

PROPOSAL 3—To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes present or represented by proxy at the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

Only stockholders of record at the close of business on [                  ], 2025 (the “Record Date”), will be entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof.

The proxy statement of which this notice is a part (a) incorporates important business and financial information about Streamline from other documents that Streamline has filed with the U.S. Securities and Exchange Commission (the “SEC”) and that are contained in or incorporated by reference into this proxy statement and (b) provides a detailed description of the Merger and the Merger Agreement and the other matters to be considered at the Special Meeting, including the proposals listed above. Please refer to the accompanying proxy statement, including the Merger Agreement and the other annexes and documents included in, or incorporated by reference into, the accompanying proxy statement for further information with respect to the business to be transacted at the Special Meeting. You are encouraged to read the entire proxy statement carefully before voting.

The Board of Directors of the Company (the “Streamline Board”) has unanimously (i) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, (ii) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are fair to, and in the best interests of Streamline and the holders of shares of Streamline common stock, (iii) recommended that holders of shares of Streamline common stock adopt the Merger Agreement at the Special Meeting, and (iv) directed that the Merger Agreement be submitted to the holders of shares of Streamline common stock for adoption at the Special Meeting.

The Streamline Board unanimously recommends that Streamline stockholders vote “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.

Under Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”), holders of Streamline common stock who do not vote in favor of the Merger Proposal will have the right to seek appraisal and obtain payment in cash for the fair value of their shares of Streamline common stock, as determined by the Court of Chancery of the State of Delaware if the Merger is completed, but only if they strictly comply with the procedures set forth in Section 262 of the DGCL. These procedures are summarized in the section titled “Appraisal Rights of Streamline Stockholders” beginning on page 54 of the accompanying proxy statement. In addition, the text of Section 262 of the DGCL is attached as Annex D to the accompanying proxy statement.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES OF STREAMLINE COMMON STOCK THAT YOU OWN.

Streamline and Parent cannot complete the Merger without the approval of the Merger Proposal by at least two-thirds (66 2/3%) of the issued and outstanding shares of Streamline common stock entitled to vote on the Merger Proposal. The failure of any Streamline stockholder to vote and any abstentions from voting on the Merger Proposal will have the same effect as a vote “AGAINST” the Merger Proposal.

The failure of any Streamline stockholder to vote will not have any effect on the Compensation Proposal or the Adjournment Proposal (assuming, in the case of the Compensation Proposal, a quorum is present). However, abstentions with respect to the Compensation Proposal and Adjournment Proposal will have the same effect as a vote “AGAINST” the Compensation Proposal and the Adjournment Proposal.

All proposals described in this proxy statement to be voted on at the Special Meeting are considered “non-routine” matters. Accordingly, if you are a beneficial owner and do not provide your bank, brokerage firm or other nominee instructions on how to vote your shares of Streamline common stock, your bank, brokerage firm or other nominee generally will not be permitted to vote your shares on any of the proposals. The effect of not instructing your broker how you wish your shares to be voted will be the same as a vote “AGAINST” the Merger Proposal, but will not have an effect on the Compensation Proposal or the Adjournment Proposal (assuming, in the case of the Compensation Proposal, a quorum is present).

Whether or not you plan to participate in the Special Meeting, Streamline urges you to submit a proxy in advance of the Special Meeting to have your shares voted by using one of the methods described in the accompanying proxy statement. If your shares are held in “street name” by a bank, brokerage firm or other nominee, please follow the instructions on the voting instruction card furnished by such bank, brokerage firm or other nominee. You must provide voting instructions by filling out the voting instruction card in order for your shares to be voted. Any stockholder of record participating in the Special Meeting may vote at the Special Meeting even if such stockholder has returned a proxy card. However, if your shares are held in “street name” you must obtain a “legal proxy” from the bank, brokerage firm or other nominee to vote at the Special Meeting.

If you have any questions about the Special Meeting, the Merger Agreement, the Merger, the proposals to be voted on at the Special Meeting or the accompanying proxy statement, would like additional copies of this proxy statement, need to obtain proxy cards or other information related to this proxy solicitation or need help submitting a proxy or voting your shares of Streamline common stock, you should contact:

Streamline Health Solutions, Inc.

2400 Old Milton Pkwy, P.O. Box 1353

Alpharetta, GA 30009

Attention: Corporate Secretary

(888) 997-8732

or

Alliance Advisors, LLC

150 Clove Rd #400

Little Falls Township, NJ 07424
Call Toll Free: 1-844-202-7145

By Order of the Streamline Board,

Bryant J. Reeves, III
Chief Financial Officer

Atlanta, Georgia

[         ], 2025

A proxy statement and proxy card are included herewith. As a stockholder, you are urged to vote. See “General Information—Voting Methods” in the included proxy statement for more information on your voting options. It is important that your shares be voted. In order to avoid the additional expense of further solicitation, we ask your cooperation in voting promptly.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [                  ], 2025.

Our Notice of Special Meeting of Stockholders, proxy statement for the Special Meeting of Stockholders and 2025 Annual Report to Stockholders are available at http://www.envisionreports.com/STRM-SPC for record stockholders of Streamline and at www.edocumentview.com/STRM-SPC for beneficial stockholders of Streamline and the general public.

SUMMARY

This summary highlights information contained elsewhere in this proxy statement. We urge you to read carefully the remainder of this proxy statement, including the attached annexes, the documents incorporated by reference into this proxy statement and the other documents to which we have referred you because this section does not provide all the information that might be important to you with respect to the Merger, the Merger Agreement and the related matters being considered at the Special Meeting (as each such capitalized term is defined below). See also the section titled “Where You Can Find More Information” on page 92. We have included page references to direct you to a more complete description of the topics presented in this summary. In this proxy statement, the terms “Streamline,” “the Company,” “we,” “our” and “us” refer to Streamline Health Solutions, Inc. and its wholly owned subsidiaries taken as a whole, unless the context requires otherwise.

Information About the Companies (Page 19)

Streamline Health Solutions, Inc.

2400 Old Milton Pkwy

P.O. Box 1353

Alpharetta, Georgia 30009

(888) 997-8732

Streamline Health Solutions, Inc. is a Delaware corporation that enables healthcare organizations to proactively address revenue leakage and improve financial performance. Streamline delivers integrated solutions, technology-enabled services and analytics that drive compliant revenue leading to improved financial performance across the enterprise. The common stock, par value $0.01 per share, of the Company (“Streamline common stock”) is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “STRM.”

Additional information about Streamline is included in the documents incorporated by reference into this proxy statement. See the section titled “Where You Can Find More Information” beginning on page 92 of this proxy statement.

Mist Holding Co.

c/o MDaudit

800 Lexington St., Waltham Plaza #1038

Waltham, Massachusetts 02452

(617) 559-0404

Mist Holding Co. (“Parent” and, together with its affiliates, “MDaudit”) is a Delaware corporation. Parent is a holding company that conducts substantially all activities through its wholly owned subsidiary, Hayes Management Consulting LLC, a Massachusetts limited liability company doing business as “MDaudit.” MDaudit is a leading healthcare technology provider that partners with the nation’s premier healthcare systems to reduce compliance risk, improve efficiency, retain revenue, and enhance communication between cross-functional teams. Bringing solutions to an industry in transformation, MDaudit enables organizations to minimize billing risks and maximize revenue with an AI-powered, integrated, cloud-based platform that leverages the power of collaboration between people and sophisticated technology to keep humans at the forefront of decision-making while driving sustainable change.

MD BE Merger Sub, Inc.

c/o MDaudit

800 Lexington St., Waltham Plaza #1038

Waltham, Massachusetts 02452

(617) 559-0404

MD BE Merger Sub, Inc. (“Merger Sub”) is a Delaware corporation and a wholly owned subsidiary of Parent. Merger Sub was incorporated by Parent solely in contemplation of the transactions contemplated by the Agreement and Plan of Merger, dated as of May 29, 2025 (as it may be amended from time to time, the “Merger Agreement”), by and among Streamline, Parent, and Merger Sub, pursuant to which, and upon the terms and subject to the conditions set forth therein, Merger Sub will be merged with and into Streamline, with Streamline continuing as the surviving corporation and becoming a wholly owned subsidiary of Parent (the “Merger”). Merger Sub has not conducted any business and has no assets, liabilities, or obligations of any nature other than as set forth in the Merger Agreement. Upon completion of the Merger, Merger Sub will cease to exist and Streamline will continue as the surviving corporation (the “surviving corporation”).

Merger Agreement (Page 55)

A copy of the Merger Agreement is attached as Annex A to this proxy statement. Streamline encourages you to read the entire Merger Agreement carefully because it is the principal document governing the Merger. For more information on the Merger Agreement, see the section titled “The Merger Agreement” beginning on page 55 of this proxy statement.

Effects of the Merger (Page 25)

Upon the terms and subject to the conditions of the Merger Agreement and in accordance with Delaware law, Merger Sub will merge with and into Streamline, whereupon the separate existence of Merger Sub will cease, and Streamline will survive the Merger as a wholly-owned subsidiary of MDaudit.

Merger Consideration (Page 26)

At the effective time of the Merger (the “Effective Time”), each share of Streamline common stock issued and outstanding immediately prior to the Effective Time (other than any dissenting shares or other excluded shares, as further described below) will automatically be cancelled and converted into the right to receive $5.34 per share in cash, without interest (the “Merger Consideration”).

Any shares of Streamline common stock held by holders who have not voted in favor of the adoption of the Merger Agreement (or consented thereto in writing) and who are entitled to demand, and who have perfected a demand, for appraisal rights of such shares in accordance with Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) are considered “dissenting shares” and will not be converted into the right to receive the Merger Consideration, but instead will be entitled to only such rights as are granted by Section 262 of the DGCL. Any shares of Streamline common stock held by the Company as treasury stock and not held on behalf of third parties, and any shares of Streamline common stock owned by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent or Merger Sub (which, together with any dissenting shares, are considered “excluded shares”) will be cancelled for no consideration.

For additional information on the Merger Consideration and the treatment of Streamline common stock in connection with the Merger, see the section titled “The Merger Agreement—Effect of the Merger on Streamline Common Stock” beginning on page 56 of this proxy statement.

Treatment of Streamline Equity Awards (Pages 49 and 57)

At the Effective Time, each restricted stock award corresponding to shares of Streamline common stock granted under the Company’s equity plans (each, a “Company Restricted Share”) that is outstanding and unvested as of the Effective Time will automatically be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the number of shares of Streamline common stock corresponding to such Company Restricted Shares immediately prior to the Effective Time, multiplied by (ii) the Merger Consideration, less applicable withholding taxes.

At the Effective Time, each option to purchase shares of Streamline common stock granted under the Company’s equity plans (each, a “Company Option”) that is outstanding and unexercised as of the Effective Time (whether vested or unvested) and has a per share exercise price that is less than the Merger Consideration will automatically be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the number of shares of Streamline common stock subject to such Company Option immediately prior to the Effective Time, multiplied by (ii) the excess of the Merger Consideration over the exercise price per share of Streamline common stock subject to such Company Option, less applicable withholding taxes. Each Company Option that is outstanding and unexercised as of the Effective Time (whether vested or unvested) and has a per share exercise price that is equal to or greater than the Merger Consideration will automatically be cancelled for no consideration. As of the date of this proxy statement, each outstanding Company Option was “out of the money” because it has a per share exercise price that is equal to or greater than the Merger Consideration and will be cancelled at the Effective Time for no consideration.

For additional information on the treatment of Streamline equity awards in connection with the Merger, see the sections titled “The Merger Agreement—Treatment of Streamline Equity Awards” and “The Merger—Interests of Streamline’s Directors and Executive Officers in the Merger—Treatment of Streamline Equity Awards.”

Treatment of Streamline Warrants (Page 57)

At the Effective Time, each warrant to purchase shares of Streamline common stock (each, a “Company Warrant”) that is outstanding and unexercised as of the Effective Time and has a per share exercise price that is less than the Merger Consideration will be cancelled and converted into the right to receive a cash payment equal to (i) the number of shares of Streamline common stock subject to the Company Warrant immediately prior to the Effective Time, multiplied by (ii) the excess of the Merger Consideration over the exercise price per share of Streamline common stock subject to such Company Warrant, less applicable withholding taxes. Each Company Warrant that is outstanding and unexercised as of the Effective Time and has a per share exercise price that is equal to or greater than the Merger Consideration will be cancelled for no consideration. As of the date of this proxy statement, each outstanding Company Warrant was “out of the money” because it has a per share exercise price that is equal to or greater than the Merger Consideration and will be cancelled at the Effective Time for no consideration.

For additional information on the treatment of Streamline warrants in connection with the Merger, see the sections titled “The Merger Agreement—Treatment of Streamline Warrants” and “The Merger—Interests of Streamline’s Directors and Executive Officers in the Merger—Treatment of Streamline Warrants.”

Streamline Special Meeting (Page 20)

Purposes of the Special Meeting

A Special Meeting of Stockholders of the Company will be held virtually on [         ], 2025, at [         ] Eastern Time (including any adjournments or postponements thereof, the “Special Meeting”). At the Special Meeting, Streamline stockholders will be asked to vote upon the following proposals:

●

to adopt the Merger Agreement, pursuant to which Merger Sub will be merged with and into Streamline, with Streamline continuing as the surviving corporation and becoming a wholly owned subsidiary of Parent (the “Merger Proposal”);

●

to approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to Streamline’s named executive officers in connection with the Merger (the “Compensation Proposal”); and

●

to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes present or represented by proxy at the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

In accordance with Streamline’s Amended and Restated Bylaws, dated March 28, 2014 (the “Bylaws”), the only business that will be brought before the Special Meeting are the Merger Proposal, the Compensation Proposal and the Adjournment Proposal, as stated in the accompanying notice of the Special Meeting.

Record Date

The record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting is [          ], 2025 (the “Record Date”). Only Streamline stockholders who held shares of record as of the close of business on the Record Date are entitled to receive notice of, and vote at, the Special Meeting and any adjournment or postponement of the Special Meeting. Streamline’s official stock ownership records will conclusively determine whether a stockholder is a “holder of record” as of the Record Date.

Required Vote

●

Proposal 1—The Merger Proposal. The affirmative vote of at least two-thirds (66 2/3%) of the issued and outstanding shares of Streamline common stock entitled to vote thereon is required to approve the Merger Proposal.

●

Proposal 2—The Compensation Proposal. The affirmative vote of a majority of the shares of Streamline common stock present or represented by proxy at the Special Meeting and entitled to vote thereon is required to approve (on a non-binding, advisory basis) the Compensation Proposal.

●

Proposal 3—The Adjournment Proposal. The affirmative vote of a majority of the shares of Streamline common stock present or represented by proxy at the Special Meeting and entitled to vote thereon is required to approve the Adjournment Proposal.

For more information, see the section titled “The Special Meeting—Required Vote; Treatment of Abstentions and Failure to Vote.”

Recommendation of the Streamline Board and Reasons for the Merger (Page 34)

At its May 28, 2025 meeting held to evaluate the Merger, the Board of Directors of the Company (the “Streamline Board”) unanimously (i) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger; (ii) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are fair to, and in the best interests of, the Company and the holders of the shares of Streamline common stock; (iii) recommended that the holders of shares of Streamline common stock adopt the Merger Agreement at the Special Meeting; and (iv) directed that the Merger Agreement be submitted to the holders of shares of Streamline common stock for their adoption at the Special Meeting. Accordingly, the Streamline Board recommends that Streamline stockholders vote “FOR” the Merger Proposal, “FOR” the Compensation Proposal, and “FOR” the Adjournment Proposal.

In evaluating the Merger Agreement and arriving at its determination, the Streamline Board held a number of meetings, consulted with Streamline’s management, the Streamline Board’s financial advisor, Cain Brothers, a division of KeyBanc Capital Markets Inc. (“Cain Brothers”), and Streamline’s outside legal counsel, Troutman Pepper Locke LLP, and considered a number of substantive factors, both positive and negative, and potential benefits and detriments of the Merger to Streamline and Streamline stockholders, as described in more detail in the section titled “The Merger—Recommendation of the Streamline Board and Reasons for the Merger.”

Opinion of the Streamline Board’s Financial Advisor (Page 39)

On May 28, 2025, Cain Brothers rendered an oral opinion to the Streamline Board, which was subsequently confirmed in a written opinion as of the same date, as to the fairness, from a financial point of view, to the holders of Streamline common stock (other than Parent or any affiliate of Parent) of the Merger Consideration to be received by such holders pursuant to the Merger Agreement, based upon and subject to the various limiting conditions, qualifications, assumptions and other matters set forth therein with respect to the review undertaken by Cain Brothers.

The full text of Cain Brothers’ written opinion, dated May 28, 2025, is attached to this proxy statement as Annex C and incorporated by reference herein. You should read Cain Brothers’ opinion carefully and in its entirety for a discussion of, among other things, the scope of the review undertaken and the assumptions made, procedures followed, matters considered and qualifications and limitations with respect to the review undertaken by Cain Brothers in connection with its opinion. This summary is qualified in its entirety by reference to the full text of the opinion. Cain Brothers’ opinion was prepared for the use of the Streamline Board and addressed only the fairness from a financial point of view, as of the date of the opinion, of the Merger Consideration to be received by the holders of Streamline common stock (other than Parent or any affiliate of Parent) pursuant to the Merger Agreement. It does not constitute advice or a recommendation as to how any holders of Streamline common stock should vote with respect to the Merger or any other matter and does not in any manner address the price at which shares of Streamline common stock will trade at any time, if ever.

For further discussion of Cain Brother’s opinion, see the section titled “The Merger—Opinion of the Streamline Board’s Financial Advisor”.

Financing of the Merger (Page 54)

The consummation of the Merger is not conditioned upon receipt of financing by Parent. Parent has represented in the Merger Agreement that it has sufficient unrestricted cash on hand or other sources of immediately available funds to enable it to consummate the transactions contemplated by the Merger Agreement and pay the Merger Consideration under the Merger Agreement in accordance with the terms and conditions of the Merger Agreement and to make all other necessary payments of fees and expenses in connection with the transactions contemplated by the Merger Agreement.

Delisting and Deregistration of Streamline Common Stock (Page 54)

When the Merger is completed, the Streamline common stock will be delisted from Nasdaq and will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, following the Merger and such deregistration, we will no longer file periodic reports with the SEC.

Material U.S. Federal Income Tax Consequences of the Merger (Page 88)

The receipt of cash in exchange for Streamline common stock pursuant to the Merger generally will be a taxable transaction for U.S. federal income tax purposes. U.S. Holders (as defined below under “Material U.S. Federal Income Tax Consequences of the Merger—U.S. Holders”) generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any between (a) the amount of cash received and (b) the U.S. Holder’s adjusted tax basis in the Streamline common stock surrendered in exchange.

Except in certain specific circumstances described below under “Material U.S. Federal Income Tax Consequences of the Merger—Non-U.S. Holders,” a Non-U.S. Holder (as defined below under “Material U.S. Federal Income Tax Consequences of the Merger—Non-U.S. Holders”) generally will not be subject to U.S. federal income tax unless such Non-U.S. Holder has certain connections with the United States.

The U.S. federal income tax consequences described above may not apply to all holders of Streamline common stock. You should read the section titled “Material U.S. Federal Income Tax Consequences of the Merger” for a more complete discussion of the U.S. federal income tax consequences of the Merger to you. Tax matters are complicated and the tax consequences of the Merger to you will depend on your particular tax situation. You should consult your tax advisor to determine the applicable U.S. federal, state, local and non-U.S. tax consequences of the Merger to you.

Expected Timing of the Merger (Page 25)

In order to complete the Merger, Streamline must obtain stockholder approval of the Merger Proposal described in this proxy statement and the other conditions to the closing of the Merger (the “Closing”) under the Merger Agreement must be satisfied or waived. The parties to the Merger Agreement currently expect to complete the Merger in the third quarter of 2025, although none of the parties can assure completion by any particular date, if at all. It is possible, including as a result of factors outside the control of the parties to the Merger Agreement, that the Merger will be consummated at a later time or not at all.

For more information on the conditions to Closing, see the section titled “The Merger Agreement—Conditions to the Merger.”

Conditions to the Merger (Page 73)

Each party’s obligation to effect the Merger is subject to the satisfaction or waiver of certain customary conditions, including: (i) the adoption of the Merger Agreement by the holders of at least two-thirds (66 2/3%) of the issued and outstanding shares of Streamline common stock entitled to vote thereon (which condition is not waivable); and (ii) the absence of any law or order issued by any court or other governmental authority of competent jurisdiction restraining, enjoining, rendering illegal, or otherwise preventing the consummation of the Merger.

In addition, the obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver by Parent of the following conditions: (i) the accuracy of the representations and warranties of Streamline contained in the Merger Agreement (subject to certain materiality qualifications); (ii) Streamline’s performance in all material respects with all of the obligations required to be performed by it under the Merger Agreement prior to the date of the Closing (the “Closing Date”); (iii) the absence of a “Material Adverse Effect” (as described in the section of this proxy statement titled “The Merger Agreement—Representations and Warranties”) since the date of the Merger Agreement; and (iv) the delivery of an officer’s certificate by Streamline certifying that the foregoing three conditions have been satisfied.

The obligation of Streamline to effect the Merger is also subject to the satisfaction or waiver by Streamline of the following conditions: (i) the accuracy of the representations and warranties of Parent and Merger Sub contained in the Merger Agreement (subject to certain materiality qualifications); (ii) Parent’s and Merger Sub’s performance in all material respects with all of the obligations required to be performed by them under the Merger Agreement prior to the Closing Date; and (iii) the delivery of an officer’s certificate by Parent and Merger Sub certifying that the foregoing two conditions have been satisfied.

Consummation of the Merger is not subject to any financing condition. For more information on the conditions to Closing, see the section titled “The Merger Agreement—Conditions to the Merger.”

No Solicitation of Other Offers by Streamline (Page 65)

As more fully described in this proxy statement and in the Merger Agreement, during the period from the date of the Merger Agreement and until the earlier of the Effective Time or the date the Merger Agreement is terminated, Streamline has agreed not to directly or indirectly, (i) initiate, solicit, propose or knowingly encourage or knowingly facilitate any inquiries or proposals that constitute an acquisition proposal, (ii) engage in any discussions or negotiations regarding, or provide any nonpublic information or data relating to, an acquisition proposal, (iii) furnish to any third person any non-public information with the intent to induce an acquisition proposal, or (iv) approve, endorse or recommend any proposal that constitutes, or would reasonably be expected to lead to, an acquisition proposal, subject to customary exceptions.

Prior to approval of the Merger Proposal by the Streamline stockholders, in the event Streamline receives a bona fide written acquisition proposal that did not result from a breach of Streamline’s non-solicitation and related obligations and the Streamline Board determines in good faith based on information then available and after consultation with its financial advisor and outside legal counsel that (i) such acquisition proposal constitutes, or is reasonably likely to result in, a superior proposal and (ii) failure to take such action would be reasonably likely to be inconsistent with its fiduciary obligations to the Streamline stockholders under applicable law, Streamline may provide information to, and engage or participate in discussions or negotiations with, the person making the acquisition proposal, subject to complying with certain notice requirements and other specified conditions.

For more information on Streamline’s non-solicitation obligations, including information on what constitutes an “acquisition proposal” and a “superior proposal” for purposes of the Merger Agreement, see the section titled “The Merger Agreement—No Solicitation of Other Offers by Streamline.”

Changes in Board Recommendation (Page 67)

Subject to certain exceptions described below, the Streamline Board is required to recommend that Streamline stockholders vote in favor of the Merger Proposal and may not change such recommendation in a manner adverse to Parent.

Prior to the approval of the Merger Proposal by the Streamline stockholders, the Streamline Board may make an adverse recommendation change (i) in response to an acquisition proposal, if the Streamline Board determines in good faith, after consultation with its financial advisor and outside legal counsel, that the acquisition proposal constitutes a superior proposal and that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary obligations under applicable law, or (ii) in response to an intervening event, if the Streamline Board determines in good faith, after consultation with its financial advisor and outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary obligations under applicable law, subject to complying with certain procedural requirements. These requirements include:

●

In the case of a superior proposal, Streamline must give five business days’ prior written notice to Parent that Streamline received such acquisition proposal and intends to make an adverse recommendation change, and during such five business day period, Streamline must participate in good faith negotiations with Parent should Parent propose to make adjustments or revisions to the terms and conditions of the Merger Agreement. After such five business day period, prior to making an adverse recommendation change, the Streamline Board must determine (taking into account any adjustment to the terms and conditions of the Merger Agreement proposed by Parent in writing in response to such acquisition proposal) in good faith, after consultation with its financial advisor and outside legal counsel, that the acquisition proposal remains a superior proposal and the failure of the Streamline Board to make such adverse recommendation change would be reasonably likely to be inconsistent with its fiduciary duties under applicable law. In the event of any change to the financial terms of, or any other material amendment or material modification to, any superior proposal, Streamline is required to deliver a new written notice to Parent and comply with the above requirements with respect to such new written notice, except that the five business day period above is reduced to two business days.

●

In the case of an intervening event, Streamline must give five business days’ prior written notice to Parent that an intervening event has occurred and that Streamline intends to make an adverse recommendation change, and during such five business day period, Streamline must participate in good faith negotiations with Parent to make such adjustments or revisions to the terms and conditions of the Merger Agreement in response thereto (to the extent Parent wishes to negotiate). After such five business day period, prior to making an adverse recommendation change, the Streamline Board must take into account any adjustments to the terms and conditions of the Merger Agreement proposed in writing by Parent and must determine in good faith, after consultation with its financial advisor and outside legal counsel, that the failure of the Streamline Board to make such adverse recommendation change in response to the intervening event would be reasonably likely to be inconsistent with its fiduciary duties under applicable law. In the event of any material changes regarding any intervening event, Streamline is required to deliver a new written notice to Parent and comply with the above requirements with respect to such new written notice, except that the five business day period above is reduced to two business days.

For more information on the Streamline Board’s ability to effect an adverse recommendation change, including information on the actions and events that constitute an “adverse recommendation change” or “intervening event” for purposes of the Merger Agreement, see the section titled “The Merger Agreement—Change of Recommendation; Match Rights”.

In the event that the Streamline Board is permitted by the Merger Agreement to effect an adverse recommendation change in response to a superior proposal, Streamline may also terminate the Merger Agreement to concurrently enter into an alternative acquisition agreement providing for such superior proposal if, prior to or concurrently with such termination, Streamline pays to Parent the termination fee of $950,000 (the “Termination Fee”) required to be paid to Parent as described in the section titled “The Merger Agreement—Termination Fee and Expenses.”

Termination of the Merger Agreement (Page 74)

Among other customary circumstances, either Parent or Streamline may terminate the Merger Agreement prior to the Effective Time if:

●	the Merger has not been consummated as of December 31, 2025 (the “Outside Date”);

●	the approval of the Merger Proposal by the Streamline stockholders is not obtained at the Special Meeting or at any postponement or adjournment thereof in accordance with the Merger Agreement; or

●

any court or other governmental authority of competent jurisdiction has enacted, issued, promulgated or entered any final and non-appealable law or order that permanently restrains, enjoins, renders illegal or otherwise permanently prohibits consummation of the Merger.

Each of these mutual rights to terminate the Merger Agreement are generally not available to a party whose breach (and, in the case of Parent, including any breach by Merger Sub) of any representation, warranty, covenant or agreement set forth in the Merger Agreement has proximately caused the circumstance giving rise to the termination right.

Streamline may also terminate the Merger Agreement in other circumstances, including:

●	in response to certain breaches of the Merger Agreement by Parent or Merger Sub, subject to a cure period and certain other limitations; and

●

prior to the approval of the Merger Proposal by Streamline stockholders, to concurrently enter into an alternative acquisition agreement providing for a superior proposal, subject to Streamline’s compliance with its obligations regarding non-solicitation and adverse recommendation changes and payment of the Termination Fee.

Parent may also terminate the Merger Agreement in other circumstances, including:

●	in response to certain breaches of the Merger Agreement by Streamline, subject to a cure period and certain other limitations; and

●	if there has been an adverse recommendation change by the Streamline Board prior to the approval of the Merger Proposal by the Streamline stockholders.

The Merger Agreement may also be terminated by the mutual written consent of Parent and Streamline. For more details regarding the termination of the Merger Agreement, see the section titled “The Merger Agreement—Termination of the Merger Agreement.”

Termination Fee and Expenses (Page 75)

Streamline must pay Parent the Termination Fee if the Merger Agreement is terminated in certain circumstances, including:

●	if the Merger Agreement is terminated by Streamline to enter into an alternative acquisition agreement providing for a superior proposal;

●	if the Merger Agreement is terminated by Parent because of an adverse recommendation change by the Streamline Board;

●

if the Merger Agreement is terminated by either Streamline or Parent as a result of either the Merger not being consummated prior to the Outside Date or the failure to obtain the approval of the Merger Proposal by the Streamline stockholders, in each case, following an adverse recommendation change by the Streamline Board; and

●

if the Merger Agreement is terminated by Streamline or Parent under certain circumstances (as described in the section of this proxy statement titled “The Merger Agreement—Termination Fee and Expenses”), and within twelve months of such termination, Streamline consummates or enters into an alternative acquisition agreement with respect to an acquisition proposal for 50% or more of Streamline’s equity interests, or assets constituting 50% or more of the consolidated net revenue, net income or total assets of Streamline.

In no event will Streamline be required to pay the Termination Fee on more than one occasion.

The triggers for the Termination Fee are subject to additional conditions or qualifications, which are described in greater detail in the section titled “The Merger Agreement—Termination Fee and Expenses.”

Specific Performance (Page 76)

The Merger Agreement provides that the parties will be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches or threatened breaches of the Merger Agreement and to enforce specifically the performance of the terms and provisions thereof, including the right to cause each other party to consummate the Merger and the other transactions contemplated by the Merger Agreement.

For more information, see the section titled “The Merger Agreement—Specific Performance.”

Voting Agreement (Page 77)

Concurrently with the execution of the Merger Agreement, certain officers and directors of Streamline and their respective affiliates (collectively, the “supporting stockholders”), entered into Voting and Support Agreements (each, a “Voting Agreement”) with Parent, pursuant to which the supporting stockholders agreed, among other things, to vote all shares of Streamline common stock owned by them (i) in favor of the Merger Proposal, the Adjournment Proposal and any other matters necessary for the consummation of the Merger, and (ii) against any alternative acquisition proposal from a third party, any action or proposal in furtherance of such an acquisition proposal, and any other actions that are intended to, or would reasonably be expected to, result in the conditions to Closing not being satisfied or a breach by Streamline of the Merger Agreement, change the capitalization of Streamline or the voting rights of Streamline’s securities, or otherwise impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger, subject to certain termination rights set forth in the Voting Agreements. Nothing in the Voting Agreements will affect any actions taken by a supporting stockholder or any of such stockholder’s affiliates (or any officer, director or employee thereof) solely in his or her capacity as a director or officer of Streamline or from complying with his or her fiduciary obligations solely to the extent acting in such person’s capacity as a director or officer of Streamline. At the close of business on the Record Date, the supporting stockholders represented an aggregate of approximately [     ]% of the outstanding shares of Streamline common stock.

For more information regarding the Voting Agreements, please see the section titled “The Voting Agreements.” For more information regarding the security ownership of the supporting stockholders, please see the section of this proxy statement entitled “Security Ownership of Certain Beneficial Owners and Management.”

Appraisal Rights of Streamline Stockholders (Pages 54 and 78)

Streamline stockholders who do not vote in favor of approval of the Merger Proposal, who continuously hold their shares of Streamline common stock through the effective date of the Merger and who otherwise comply precisely with the applicable provisions of Section 262 of the DGCL will be entitled to seek appraisal of the fair value of their shares of Streamline common stock, as determined by the Delaware Court of Chancery, if the Merger is completed, in lieu of receiving the Merger Consideration in respect of such shares. The “fair value” of your shares of Streamline common stock as determined by the Delaware Court of Chancery could be greater than, the same as, or less than the value of the Merger Consideration that you would otherwise be entitled to receive under the terms of the Merger Agreement. Streamline stockholders who wish to exercise the right to seek an appraisal of their shares must so advise Streamline by submitting a written demand for appraisal in the form described in this proxy statement prior to the vote to approve the Merger Proposal and must otherwise follow the procedures prescribed by Section 262 of the DGCL. For further detail regarding appraisal rights, see the sections titled “The Merger Agreement—Effect of the Merger on Streamline Common Stock—Shares of Dissenting Stockholders” and “Appraisal Rights of Streamline Stockholders.”

The text of Section 262 of the DGCL is attached as Annex D to this proxy statement. You are encouraged to read these provisions carefully and in their entirety. Due to the complexity of the procedures for exercising appraisal rights, Streamline stockholders who are considering exercising such rights are encouraged to seek the advice of legal counsel and their financial advisors. Failure to strictly comply with these provisions may result in the loss of appraisal rights.

Interests of Streamline’s Directors and Executive Officers in the Merger (Page 48)

Streamline’s directors and executive officers may have interests in the Merger that may be different from, or in addition to, those of Streamline stockholders generally. These interests include, among others, (i) vesting of Company Restricted Shares held by certain of Streamline’s directors and officers, (ii) potential severance payments and benefits that certain Streamline directors and executive officers may become entitled to receive following the Effective Time upon a qualifying termination of employment, (iii) payments or bonuses that certain Streamline directors and executive officers may become entitled to receive following the Effective Time under individual bonus and employment agreements in an aggregate amount equal to $120,000, and (iv) rights to indemnification, advancement of expenses and directors’ and officers’ liability insurance that will survive the completion of the Merger. The Streamline Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, in approving the Merger Agreement and the transactions contemplated by the Merger Agreement, and in recommending the approval of the Merger Proposal by the Streamline stockholders.

See the section titled “The Merger—Interests of Streamline’s Directors and Executive Officers in the Merger” for a more detailed description of these interests.

Market Prices of Streamline Common Stock (Page 85)

The Merger Consideration of $5.34 per share represents a 138% premium to Streamline’s closing price on May 28, 2025 (the last trading day prior to the public announcement of the Merger) and a 117% premium to Streamline’s 30-day volume weighted average stock price as of May 28, 2025. The closing price of Streamline common stock on Nasdaq on [                   ], 2025, the most recent practicable date prior to the date of this proxy statement, was $[    ] per share. You are encouraged to obtain current market prices of Streamline common stock in connection with voting your shares of Streamline common stock.

Additional Information (Page 92)

You can find more information about Streamline in the periodic reports and other information we file with the U.S. Securities and Exchange Commission (the “SEC”). The information is available at the website maintained by the SEC at http://www.sec.gov.

QUESTIONS AND ANSWERS

The following are some questions that you, as a Streamline stockholder, may have regarding the Merger and the Special Meeting and the answers to those questions. Streamline urges you to carefully read the remainder of this proxy statement because the information in this section does not provide all the information that might be important to you with respect to the Merger and the Special Meeting. Additional important information is also contained in the annexes to, and the documents incorporated by reference into, this proxy statement.

Q:	What is the purpose of the Special Meeting?

A:	At the Special Meeting, Streamline stockholders will consider and act upon the matters outlined in the notice of meeting accompanying this proxy statement, namely:

1.	The Merger Proposal;

2.	The Compensation Proposal; and

3.	The Adjournment Proposal.

Q:	Where and when is the Special Meeting?

A:

The Special Meeting will be held virtually on [                      ], 2025, beginning at [      ] Eastern Time, unless adjourned or postponed to a later date. There will not be a physical meeting location. Streamline stockholders of record as the close of business on the Record Date will be able to attend and vote at the Special Meeting by visiting https://meetnow.global/MJHXM7U and using the 15-digit control number located on their proxy cards. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present” shall mean virtually present at the Special Meeting.

Q:	How does the Streamline Board recommend that I vote on the proposals?

A:	The Streamline Board unanimously recommends that Streamline stockholders vote “FOR” the Merger Proposal, “FOR” the Compensation Proposal, and “FOR” the Adjournment Proposal.

Q:	How does the per share Merger Consideration compare to the market price of Streamline common stock prior to announcement of the Merger?

A:

The Merger Consideration of $5.34 per share represents a 138% premium to Streamline’s closing price on May 28, 2025 (the last trading day prior to the public announcement of the Merger) and a 117% premium to Streamline’s 30-day volume weighted average stock price as of May 28, 2025. The closing price of Streamline common stock on Nasdaq on [               ], 2025, the most recent practicable date prior to the date of this proxy statement, was $[    ] per share. You are encouraged to obtain current market prices of Streamline common stock in connection with voting your shares of Streamline common stock.

Q:	What will happen in the Merger?

A:

Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Streamline, with Streamline surviving the Merger as a wholly owned subsidiary of Parent. After the Merger, Streamline common stock will be delisted from Nasdaq and deregistered under the Exchange Act, and, as a result, Streamline will no longer be a publicly held company.

Q:	Who will own Streamline after the Merger?

A:	Immediately following the Merger, Streamline will be a wholly owned subsidiary of Parent.

Q:	What will I receive in the Merger?

A:

At the Effective Time, you will be entitled to receive $5.34 in cash, without interest, for each share of Streamline common stock that you hold, unless you have properly exercised and not failed to perfect, waived, withdrawn or otherwise lost your right to appraisal in accordance with Section 262 of the DGCL. You will not be entitled to receive shares in the surviving corporation or in Parent as a result of the Merger.

Q:	If a Streamline stockholder gives a proxy, how are the Streamline shares voted?

A:

Regardless of the method you choose to grant a proxy to vote your shares of Streamline common stock, the individuals named on the enclosed proxy card, or your proxies, will vote your shares of Streamline common stock in the way that you indicate. When completing the internet or telephone process or the proxy card, you may specify whether your shares of Streamline common stock should be voted “FOR” or “AGAINST” or to abstain from voting on the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares of Streamline common stock should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” the Merger Proposal, “FOR” the Compensation Proposal, and “FOR” the Adjournment Proposal.

Q:	What will happen in the Merger to Streamline equity awards?

A:

At the Effective Time, each Company Restricted Share that is outstanding and unvested as of the Effective Time will automatically be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the number of shares of Streamline common stock corresponding to such Company Restricted Shares immediately prior to the Effective Time, multiplied by (ii) the Merger Consideration, less applicable withholding taxes.

At the Effective Time, each Company Option that is outstanding and unexercised as of the Effective Time (whether vested or unvested) and has a per share exercise price that is less than the Merger Consideration will automatically be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the number of shares of Streamline common stock subject to such Company Option immediately prior to the Effective Time, multiplied by (ii) the excess of the Merger Consideration over the exercise price per share of Streamline common stock subject to such Company Option, less applicable withholding taxes. Each Company Option that is outstanding and unexercised as of the Effective Time (whether vested or unvested) and has a per share exercise price that is equal to or greater than the Merger Consideration will automatically be cancelled at the Effective Time for no consideration. As of the date of this proxy statement, each outstanding Company Option was “out of the money” and will be cancelled for no consideration.

For additional information on the treatment of Streamline equity awards in connection with the Merger, see the section titled “The Merger Agreement—Treatment of Streamline Equity Awards” beginning on page 57 of this proxy statement and the section titled “The Merger—Interests of Streamline’s Directors and Executive Officers in the Merger—Treatment of Streamline Equity Awards” beginning on page 48 of this proxy statement.

Q:	What will happen in the Merger to Streamline Warrants?

A:

At the Effective Time, each Company Warrant that is outstanding and unexercised as of the Effective Time and has a per share exercise price that is less than the Merger Consideration will be cancelled and converted into the right to receive a cash payment equal to (i) the number of shares of Streamline common stock subject to the Company Warrant immediately prior to the Effective Time, multiplied by (ii) the excess of the Merger Consideration over the exercise price per share of Streamline common stock subject to such Company Warrant, less applicable withholding taxes. Each Company Warrant that is outstanding and unexercised as of the Effective Time and has a per share exercise price that is equal to or greater than the Merger Consideration will be cancelled for no consideration. As of the date of this proxy statement, each outstanding Company Warrant was “out of the money” and will be cancelled for no consideration.

For additional information on the treatment of Streamline warrants in connection with the Merger, see the section titled “The Merger Agreement—Treatment of Streamline Warrants” beginning on page 57 of this proxy statement and the section titled “The Merger—Interests of Streamline’s Directors and Executive Officers in the Merger—Treatment of Streamline Warrants” beginning on page 51 of this proxy statement.

Q:	Am I entitled to exercise appraisal rights instead of receiving the Merger Consideration for my shares of Streamline common stock?

A:

Yes. As a holder of record or beneficial owner of shares of Streamline common stock, you are entitled to appraisal rights under Section 262 of the DGCL in connection with the Merger if you follow the procedures and satisfy the conditions set forth in Section 262 of the DGCL. If you are considering exercising your appraisal rights, we encourage you to seek the advice of your own legal counsel. For additional information regarding appraisal rights, see the section titled “The Merger—Appraisal Rights of Streamline Stockholders” beginning on page 54 of this proxy statement. In addition, a copy of Section 262 of the DGCL is attached as Annex D to this proxy statement. Failure to strictly comply with Section 262 of the DGCL may result in your waiver of, or inability to, exercise appraisal rights.

Q:	What vote is required to adopt the Merger Agreement?

A:	The votes required for each proposal are as follows:

1.

Proposal 1—The Merger Proposal: The affirmative vote of at least two-thirds (66 2/3%) of the issued and outstanding shares of Streamline common stock entitled to vote thereon is required to approve the Merger Proposal.

2.

Proposal 2—The Compensation Proposal: The affirmative vote of a majority of the shares of Streamline common stock present or represented by proxy at the Special Meeting and entitled to vote thereon is required to approve (on a non-binding, advisory basis) the Compensation Proposal.

3.

Proposal 3—The Adjournment Proposal: The affirmative vote of a majority of the shares of Streamline common stock present or represented by proxy at the Special Meeting and entitled to vote thereon is required to approve the Adjournment Proposal.

Q:	Do any of Streamline’s directors or officers have interests in the Merger that may differ from or be in addition to my interests as a stockholder?

A:

In considering the recommendation of the Streamline Board with respect to the Merger Agreement proposal, you should be aware that Streamline’s directors and executive officers have certain interests in the Merger that may be different from, or in addition to, the interests of Streamline stockholders generally. These interests include, among others, (i) vesting of Company Restricted Shares held by certain of Streamline’s directors and officers, (ii) potential severance payments and benefits that certain Streamline directors and executive officers may become entitled to receive following the Effective Time upon a qualifying termination of employment, (iii) payments or bonuses that certain Streamline directors and executive officers may become entitled to receive following the Effective Time under individual bonus and employment agreements in an aggregate amount equal to $120,000, and (iv) rights to indemnification, advancement of expenses and directors’ and officers’ liability insurance that will survive the completion of the Merger. The Streamline Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, approving the Merger Agreement and the transactions contemplated by the Merger Agreement, and in recommending that the Merger Proposal be approved by the Streamline stockholders. For a description of the interests of Streamline’s directors and officers in the Merger, see the section titled “The Merger—Interests of Streamline’s Directors and Executive Officers in the Merger” beginning on page 48 of this proxy statement.

Q:	When do you expect the Merger to be completed?

A:

In order to complete the Merger, Streamline must obtain stockholder approval of the Merger Proposal described in this proxy statement and the other closing conditions under the Merger Agreement must be satisfied or waived. The parties to the Merger Agreement currently expect to complete the Merger in the third quarter of 2025, although none of the parties can assure completion by any particular date, if at all. It is possible, including as a result of factors outside the control of the parties to the Merger Agreement, that the Merger will be consummated at a later time or not at all.

Q:	What conditions must be satisfied to complete the Merger?

A:

Each party’s obligation to effect the Merger is subject to the satisfaction or waiver of certain customary conditions, including: (i) the adoption of the Merger Agreement by the holders of at least two-thirds (66 2/3%) of the issued and outstanding shares of Streamline common stock entitled to vote thereon (which condition is not waivable); and (ii) the absence of any law or order issued by any court or other governmental authority of competent jurisdiction restraining, enjoining, rendering illegal or otherwise preventing the consummation of the Merger.

In addition, the obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver by Parent of the following conditions: (i) the accuracy of the representations and warranties of Streamline contained in the Merger Agreement (subject to certain materiality qualifications); (ii) Streamline’s performance in all material respects with all of the obligations required to be performed by it under the Merger Agreement prior to the Closing Date; (iii) the absence of a “Material Adverse Effect” (as described in the section of this proxy statement titled “The Merger Agreement—Representations and Warranties”) since the date of the Merger Agreement; and (iv) the delivery of an officer’s certificate by Streamline certifying that the foregoing three conditions have been satisfied.

The obligation of Streamline to effect the Merger is also subject to the satisfaction or waiver by Streamline of the following conditions: (i) the accuracy of the representations and warranties of Parent and Merger Sub contained in the Merger Agreement (subject to certain materiality qualifications); (ii) Parent’s and Merger Sub’s performance in all material respects with all of the obligations required to be performed by them under the Merger Agreement prior to the Closing Date; and (iii) the delivery of an officer’s certificate by Parent and Merger Sub certifying that the foregoing two conditions have been satisfied

Consummation of the Merger is not subject to any financing condition. For more information on the conditions to Closing, see the section titled “The Merger Agreement—Conditions to the Merger” beginning on page 73 of this proxy statement.

Q:

Why am I being asked to consider and act upon a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Streamline to its named executive officers that is based on or otherwise relates to the Merger?

A:

Section 14A of the Exchange Act and rules promulgated thereunder require Streamline to seek a non-binding, advisory vote to approve any agreements or understandings and compensation that will or may be paid by Streamline to its named executive officers that is based on or otherwise relates to the Merger. The approval of the Compensation Proposal by holders of Streamline common stock is not a condition to the completion of the Merger. Because the vote on the Compensation Proposal is advisory only, the vote will not be binding on either Streamline or Parent. Accordingly, if the Merger Proposal is approved and the Merger is completed, the compensation may be paid to Streamline’s named executive officers to the extent payable in accordance with the terms of the compensation agreements and arrangements even if holders of Streamline common stock fail to approve the advisory vote regarding the Compensation Proposal.

Q:	Do you expect the Merger to be taxable to Streamline stockholders?

A:

The receipt of cash in exchange for Streamline common stock pursuant to the Merger generally will be a taxable transaction for U.S. federal income tax purposes. U.S. Holders (as defined below under “Material U.S. Federal Income Tax Consequences of the Merger—U.S. Holders”) generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any between (a) the amount of cash received and (b) the U.S. Holder’s adjusted tax basis in the Streamline common stock surrendered in exchange.

Except in certain specific circumstances described below under “Material U.S. Federal Income Tax Consequences of the Merger—Non-U.S. Holders,” a Non-U.S. Holder (as defined below under “Material U.S. Federal Income Tax Consequences of the Merger—Non-U.S. Holders”) generally will not be subject to U.S. federal income tax unless such Non-U.S. Holder has certain connections with the United States.

The U.S. federal income tax consequences described above may not apply to all holders of Streamline common stock. You should read the section titled “Material U.S. Federal Income Tax Consequences of the Merger” for a more complete discussion of the U.S. federal income tax consequences of the Merger to you. Tax matters are complicated and the tax consequences of the Merger to you will depend on your particular tax situation. You should consult your tax advisor to determine the applicable U.S. federal, state, local and non-U.S. tax consequences of the Merger to you.

Q:	Who is entitled to vote at the Special Meeting?

A:

Only Streamline stockholders who held shares of record as of the close of business on the Record Date are entitled to receive notice of, and to vote at, the Special Meeting and any adjournment or postponement of the Special Meeting. Streamline’s official stock ownership records will conclusively determine whether a stockholder is a “holder of record” as of the Record Date. As of the close of business on the Record Date, there were [         ] shares of Streamline common stock issued and outstanding. Each issued and outstanding share of Streamline common stock as of the close of business on the Record Date will entitle its holder to one vote on all matters to be voted on at the Special Meeting.

Q:	Are there any Streamline stockholders who have already committed to voting in favor of any of the proposals at the Special Meeting?

A:

Yes. Concurrently with the execution of the Merger Agreement, in their respective capacities as record and beneficial owners of Streamline common stock, the supporting stockholders entered into Voting Agreements with Parent, pursuant to which the supporting stockholders agreed, among other things, to vote all shares of Streamline common stock owned by them in favor of the Merger Proposal, the Adjournment Proposal and any other matters necessary for the consummation of the Merger. The supporting stockholders include certain officers and directors of Streamline and their respective affiliates. At the close of business the Record Date, the supporting stockholders represented an aggregate of approximately [        ]% of the outstanding shares of Streamline common stock. For more information regarding the Voting Agreements, please see the section titled “The Voting Agreements” beginning on page 77 of this proxy statement. For more information regarding the security ownership of the supporting stockholders, please see the section titled “Security Ownership of Certain Beneficial Owners and Management” beginning on page 86 of this proxy statement.

Q:	May I attend the Special Meeting and vote in person?

A:

All Streamline stockholders of record as of the close of business on the Record Date may attend and vote at the virtual Special Meeting by visiting https://meetnow.global/MJHXM7U and using the 15-digit control number located on their proxy cards. You will not be able to attend the Special Meeting physically in person. If you did not receive a 15-digit control number and wish to vote virtually at the Special Meeting, you should follow the instructions from your bank, brokerage firm or other nominee, including any requirement to obtain a legal proxy.

Q:	Who is soliciting my vote?

A:

The Streamline Board is soliciting your proxy, and Streamline will bear the expense of electronically hosting, printing and mailing proxy materials and soliciting proxies that we are seeking. In addition to the solicitation of proxies by mail, solicitation may be made by certain of our directors, officers, employees and agents, including, but not limited to, our proxy solicitor, Alliance Advisors, LLC (“Alliance Advisors”), in person, by telephone, or via electronic or facsimile transmission. Streamline has retained Alliance Advisors to assist in the solicitation of proxies on behalf of the Streamline Board for an estimated fee of $15,000 plus call center costs and reimbursement of reasonable expenses. Our directors, officers and other employees will receive no additional compensation for any such solicitations. We will request banks, brokerage firms and other nominees who hold shares of our common stock in their names to furnish proxy materials to beneficial owners of such shares, and we will reimburse such banks, brokerage firms and other nominees for the reasonable expenses incurred in forwarding the materials to such beneficial owners. Your cooperation in voting promptly will help to avoid additional expense. IF YOU NEED ASSISTANCE WITH THE VOTING OF YOUR SHARES, YOU MAY CONTACT ALLIANCE ADVISORS TOLL-FREE AT 1-844-202-7145.

Q:	What do I need to do now?

A:

Streamline encourages you to carefully read this proxy statement, including all documents incorporated by reference into this proxy statement and the annexes to this proxy statement, in their entirety. After carefully reading and considering such information, please submit your proxy as soon as possible so that your shares of Streamline common stock will be represented and voted at the Special Meeting. Please follow the instructions set forth on the proxy card or on the voting instruction card provided by the record holder if your shares are held in “street name” by your bank, brokerage firm or other nominee.

Q:	How do I vote if my shares are registered directly in my name?

A:

If you are a stockholder of record (that is, if your Streamline shares are registered in your name with our transfer agent, Computershare Inc.) there are several ways for you to vote your shares of Streamline common stock at the Special Meeting.

●

By Mail. Streamline stockholders of record may vote their shares by signing, dating and mailing the enclosed proxy card using the enclosed postage prepaid envelope. We strongly encourage you, however, to consider using the internet or telephone voting options described below because these voting methods are faster and less costly than voting by mailing your signed and dated proxy card. If you vote via the internet or telephone, you do not need to mail your proxy card.

●

By Internet. Streamline stockholders of record may vote on the internet at http://www.envisionreports.com/STRM-SPC. Please have your proxy card available when going online and follow the online instructions. Stockholders that vote by internet must bear all costs associated with electronic access, including internet access fees. Internet voting for stockholders of record is available up until 11:59 p.m. Eastern Time on [          ], 2025, the day preceding the Special Meeting. The internet voting procedures are designed to authenticate each stockholder by use of a control number to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded. The control number can be found on the enclosed proxy card.

●

By Telephone. Streamline stockholders of record also may vote by telephone by calling 1-800-652-8683 (toll-free) and using any touch-tone telephone to transmit their votes up until 11:59 p.m. Eastern Time on [        ], 2025, the day preceding the Special Meeting. Please have your proxy card in hand when you call and then follow the instructions. The control number necessary to vote your shares by telephone can be found on the enclosed proxy card.

●	During the Special Meeting. If you attend the virtual Special Meeting and wish to vote at the Special Meeting, you may vote through https://meetnow.global/MJHXM7U.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the Merger Proposal, the Adjournment Proposal, and the Compensation Proposal.

A control number, located on your proxy card, is designed to verify your identity and allow you to grant a proxy to vote your shares of Streamline common stock, and to confirm that your voting instructions have been properly recorded when granting a proxy electronically over the internet or by telephone. Please be aware that, although there is no charge for granting a proxy to vote your Streamline stock, if you grant a proxy electronically over the internet or by telephone, you may incur costs such as telephone and internet access charges for which you will be responsible. Even if you plan to attend the Special Meeting, you are strongly encouraged to grant a proxy to vote your shares of Streamline common stock.

If you hold your Streamline common stock in multiple accounts, you should vote your shares as described in each set of proxy materials you receive.

Q:	How do I vote if my shares are held in the name of my broker (street name)?

A:

If your shares are held in “street name” by your bank, brokerage firm or other nominee, you must direct your bank, brokerage firm or other nominee on how to vote, and you will receive instructions from your bank, brokerage firm or other nominee describing how to vote your shares of Streamline common stock. The availability of internet or telephonic voting will depend on the nominee’s voting process. Please check with your bank, brokerage firm or other nominee and follow the voting procedures your bank, brokerage firm or other nominee provides.

In accordance with the rules of Nasdaq, your bank, brokerage firm or other nominee can vote your shares of Streamline common stock on “routine” matters when they have not received voting instructions from you. However, such banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to “non-routine” matters. If you are a beneficial owner and you do not provide these instructions, a “non-vote” occurs with respect to those matters. All proposals described in this proxy to be voted on at the Special Meeting are considered “non-routine” matters. Accordingly, if you are a beneficial holder and you do not provide your bank, brokerage firm or other nominee instructions on how to vote your shares of Streamline common stock at the Special Meeting, your bank, brokerage firm or other nominee generally will not be permitted to vote your shares on any of the proposals at the Special Meeting. If you are a beneficial holder, Streamline strongly encourages you to provide voting instructions to your bank, brokerage firm or other nominee so that your vote will be counted on all matters.

Q:	Can I change my vote after I submit my proxy?

A:	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy by:

●

delivering a written notice of revocation of your proxy to Streamline’s Corporate Secretary at Streamline Health Solutions, Inc., 2400 Old Milton Pkwy, Box 1353, Alpharetta, GA 30009, Attention: Corporate Secretary, prior to the Special Meeting;

●

signing a new proxy card with a date later than the date of the previously submitted proxy card relating to the same shares of Streamline common stock and returning it to us by mail prior to the Special Meeting;

●	submitting a new proxy by telephone prior to 11:59 p.m. Eastern Time on [ ], 2025, the date preceding the Special Meeting;

●	submitting a new proxy by internet prior to 11:59 p.m. Eastern Time on [ ], 2025, the date preceding the Special Meeting; and

●	attending and voting at the Special Meeting.

Attendance at the Special Meeting, in and of itself, will not constitute a revocation of a proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to Streamline or by sending a written notice of revocation to Streamline, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by Streamline before the Special Meeting.

Please note that if you hold your Streamline common stock in “street name,” and you have instructed a bank, brokerage firm or other nominee to vote your Streamline common stock, the above-described options for revoking your voting instructions do not apply, and instead you should contact your bank, brokerage firm or other nominee for instructions regarding how to change or revoke your vote.

Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow Streamline stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting, as adjourned or postponed.

Q:	What happens if I sell my shares of Streamline common stock before the Special Meeting?

A:

If you transfer your shares before the Special Meeting, you will retain the right to vote such shares at the Special Meeting, but you will have transferred the right to receive the Merger Consideration to the person to whom you transfer your shares. In order to receive the Merger Consideration, you must hold your shares of Streamline common stock through completion of the Merger.

Q:	What happens if I sell my shares of Streamline common stock after the Special Meeting but before the Effective Time?

A:

If you transfer your shares after the Special Meeting but before the Effective Time, you will have transferred the right to receive the Merger Consideration to the person to whom you transfer your shares. In order to receive the Merger Consideration, you must hold your shares of Streamline common stock through completion of the Merger.

Q:	Should I send in my stock certificates now?

A:

No. If you hold your Streamline common stock in certificated form, you will receive a letter of transmittal shortly after the Merger is consummated instructing you how to surrender your stock certificates to a paying agent, to be designated by Parent, in order to receive the Merger Consideration to which you are entitled. Please do not send in your stock certificates right now or with your proxy card.

Q:	How many shares must be present to constitute a quorum for the meeting?

A:

Holders of a majority of the shares of Streamline common stock issued and outstanding on the Record Date and entitled to vote at the Special Meeting must be a present or represented by proxy at the Special Meeting to constitute a quorum for the transaction of business at the Special Meeting. If you fail to submit a proxy or to vote virtually at the Special Meeting, or fail to instruct your bank, brokerage firm or other nominee how to vote, your shares of Streamline common stock will not be counted towards a quorum. “Broker non-votes” will not be treated as present for purposes of determining whether a quorum is present. Abstentions will be counted for purposes of determining whether a quorum is present for the transaction of business at the Special Meeting.

Pursuant to the Voting Agreements and subject to the terms and conditions thereof, the supporting stockholders have agreed, among other things, to be represented virtually in person or by proxy at the Special Meeting in order for all shares of Streamline common stock held by the supporting stockholders to be counted as present for purposes of establishing a quorum.

Q:	What if I abstain from voting or fail to vote or submit a proxy?

A:

The required vote to approve the Merger Proposal is based on the total number of shares of Streamline common stock issued and outstanding as of the close of business on the Record Date, not just shares of Streamline common stock that are voted at the Special Meeting. Failure to vote virtually or by proxy at the Special Meeting, broker non-votes (if any) and abstentions will have the same effect as a vote “AGAINST” the Merger Proposal. The requisite number of shares to approve the Compensation Proposal and the Adjournment Proposal is based on the total number of shares of Streamline common stock present or represented by proxy at the Special Meeting and entitled to vote on the proposals, assuming a quorum is present. Failure to vote virtually or by proxy at the Special Meeting and broker non-votes (if any) will have no effect on the outcome of the Compensation Proposal or the Adjournment Proposal (assuming, in the case of the Compensation Proposal, a quorum is present). Abstentions with respect to the Compensation Proposal and the Adjournment Proposal will have the same effect as a vote “AGAINST” each proposal.

Q:	Will my shares be voted if I do not sign and return my proxy card or vote over the internet, by mail, by telephone or by attendance at the Special Meeting?

A:

If you are a stockholder of record and you do not sign and return your proxy card by mail or vote over the internet, by telephone or by attendance at the Special Meeting, your shares will not be voted at the Special Meeting and will not be counted for purposes of determining whether a quorum exists. If you are a beneficial owner of shares held in “street name” by your bank, brokerage firm or other nominee, you should have received a voting instruction card with these proxy materials from that organization rather than from Streamline. Follow the instructions from your bank, brokerage firm or other nominee to see which of the above choices are available to you to ensure that your vote is counted. To vote at the Special Meeting, you must obtain a “legal proxy” from your bank, brokerage firm or other nominee.

If you fail to submit a proxy or to vote virtually at the Special Meeting or fail to instruct your bank, brokerage firm or other nominee how to vote with respect to the Merger Proposal, it will have the same effect as a vote “AGAINST” the Merger Proposal. If you fail to submit a proxy or to vote virtually at the Special Meeting or fail to instruct your bank, brokerage firm or other nominee how to with respect to the Compensation Proposal or the Adjournment Proposal, it will have no effect on the outcome of such proposal (assuming, in the case of the Compensation Proposal, a quorum is present).

Q:	What is a broker non-vote?

A:

A so-called “broker non-vote” results when banks, brokerage firms and other nominees return a valid proxy but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of those shares. Broker non-votes count toward a quorum only if at least one proposal is presented with respect to “routine” matters to which the bank, brokerage firm or other nominee has discretionary authority. All proposals described in this proxy statement to be voted on at the Special Meeting are considered “non-routine” matters, and, therefore, broker non-votes, if any, will not be counted as present and entitled to vote for purposes of determining a quorum at the Special Meeting. The effect of not instructing your broker how you wish your shares to be voted will be the same as a vote “AGAINST” the Merger Proposal but will not have an effect on the outcome of the Compensation Proposal or the Adjournment Proposal (assuming, in the case of the Compensation Proposal, a quorum is present).

Q:	Will my shares held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?

A:

No. Because any shares of Streamline commons stock you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, any shares so held will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an individual retirement account must be voted under the rules governing the account.

Q:	What does it mean if I receive more than one set of proxy materials?

A:

You may receive more than one set of voting materials for the Special Meeting, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your Streamline common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please submit each separate proxy card or voting instruction card that you receive by following the instructions set forth in each separate proxy card or voting instruction card.

Q:	Who will count the votes?

A:	The votes will be counted by the inspector of election appointed for the Special Meeting.

Q:	Can I participate if I am unable to attend the Special Meeting?

A:

If you are a Streamline stockholder of record and are unable to attend the Special Meeting, you may participate by completing, signing, dating and returning your proxy card or by voting over the internet, by telephone or by mail. If your shares are held in “street name” by your bank, brokerage firm or other nominee, you must direct your bank, brokerage firm or other nominee on how to vote, and you will receive instructions from your bank, brokerage firm or other nominee describing how to vote your shares of Streamline common stock. Please check with your bank, brokerage firm or other nominee and follow the voting procedures your bank, brokerage firm or other nominee provides.

Q:	Where can I find the voting results of the Special Meeting?

A:

Streamline intends to announce preliminary voting results at the Special Meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the Special Meeting. All reports that Streamline files with the SEC are publicly available when filed.

Q:	What happens if the Merger is not completed?

A:

If the Merger Agreement is not adopted by Streamline stockholders or if the Merger is not completed for any other reason, Streamline stockholders will not receive any Merger Consideration for their shares of Streamline common stock in connection with the Merger. Instead, Streamline will remain an independent public company, Streamline common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and Streamline will continue to file periodic reports with the SEC. Under certain specific circumstances, Streamline is required to pay Parent the Termination Fee. For more information on the Termination Fee and the circumstances in which it is payable, see the section titled “The Merger Agreement—Termination Fee and Expenses” beginning on page 75 of this proxy statement.

Q:	How can I obtain additional information about Streamline?

A:

Streamline will provide copies of this proxy statement and its most recent Annual Report to Stockholders, including its Annual Report on Form 10-K, without charge to any stockholder who makes a written request to Streamline’s Corporate Secretary at Streamline Health Solutions, Inc., 2400 Old Milton Pkwy, Box 1353, Alpharetta, GA 30009, Attention: Corporate Secretary. Streamline’s Annual Report on Form 10-K and other SEC filings may also be accessed at www.sec.gov or on the “Investor Relations” section of Streamline’s website at https://streamlinehealth.net/investor-relations. Streamline’s website address is provided as an inactive textual reference only. The information provided on or accessible through our website is not part of this proxy statement and is not incorporated by reference in this proxy statement by this or any other reference to our website provided in this proxy statement.

Q:	How many copies of this proxy statement and related voting materials should I receive if I share an address with another stockholder?

A:

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single annual report or proxy statement, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.

Streamline and some brokers may be householding our proxy materials by delivering proxy materials to multiple stockholders who request a copy and share an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker if your shares are held in a brokerage account or Streamline if you are a stockholder of record. You can notify us by sending a written request to Streamline’s Corporate Secretary at Streamline Health Solutions, Inc., 2400 Old Milton Pkwy, Box 1353, Alpharetta, GA 30009, Attention: Corporate Secretary, or calling (888) 997-8732. Stockholders who share a single address, but receive multiple copies of this proxy statement, may request that in the future they receive a single copy by notifying Streamline at the telephone or address set forth in the prior sentence. In addition, Streamline will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of this proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered pursuant to a prior request.

Q:	Who can help answer my questions?

A:

If you have any questions about the Special Meeting, the Merger Agreement, the Merger, the proposals to be voted on at the Special Meeting or this proxy statement, would like additional copies of this proxy statement, need to obtain proxy cards or other information related to this proxy solicitation or need help submitting a proxy or voting your shares of Streamline common stock, you should contact:

Streamline Health Solutions, Inc.

2400 Old Milton Pkwy, P.O. Box 1353

Alpharetta, GA 30009

Attention: Corporate Secretary

(888) 997-8732

or

Alliance Advisors, LLC

150 Clove Rd #400

Little Falls Township, NJ 07424
1-844-202-7145

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and other documents incorporated by reference into this proxy statement contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include, without limitation, projections, predictions, expectations, or beliefs about future events or results and all other statements that are not statements of historical fact. Such statements may include statements regarding the Closing and the expected timing thereof, the expected value provided to stockholders as a result of the Merger, the management of the Company upon closing of the Merger, the Company’s operating and strategic plans upon closing of the Merger, and expectations or projections regarding the Company’s future financial performance or business outlook. Such forward-looking statements are based on various assumptions as of the time they are made, all of which are subject to change, and are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are often accompanied by words that convey projected future events or outcomes such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” “aim,” “could,” “would,” “seek,” “might,” “considered,” “continue,” “target” or words of similar meaning or the negatives of these words or other statements concerning opinions or judgments of the Company or its management about future events or outcomes or that otherwise convey uncertainty about future events or outcomes.

By their nature, forward-looking statements address matters that involve risks and uncertainties because they relate to events and depend upon future circumstances that may or may not occur, such as the Closing and the anticipated benefits thereof. There can be no assurance that actual results, performance, or achievements of the Company will not differ materially from any projected future results, performance or achievements expressed or implied by such forward-looking statements or any related oral statements. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, some of which are beyond the control of the Company, including, but not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (ii) the inability to close the Merger due to the failure to obtain stockholder approval for the Merger or the failure to satisfy other conditions to closing of the Merger; (iii) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the Merger; (iv) unexpected costs, charges or expenses resulting from the Merger; (v) the Company’s ability to retain and hire key personnel; (vi) certain restrictions during the pendency of the Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (vii) the ability of MDaudit to obtain necessary financing arrangements, if any; (viii) potential litigation relating to the Merger that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto; (ix) the effect of the announcement of the Merger on the Company’s relationships with its customers, operating results and business generally; (x) continued availability of capital and financing and rating agency actions; (xi) legislative, regulatory and economic developments affecting the Company’s business; (xii) general economic and market developments and conditions; (xiii) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, pandemics, outbreaks of war or hostilities, as well as the Company’s response to any of the aforementioned factors; (xiv) significant transaction costs associated with the Merger; (xv) the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; and (xvi) the risk that the Merger will not be consummated in a timely manner, if at all. Additional risk factors that could cause actual results to differ materially from expectations include, but are not limited to, the risks identified by the Company in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Form 10-K for the fiscal year ended January 31, 2025, as amended, and comparable sections of the Company’s Quarterly Reports on Form 10-Q and other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov.

While the list of factors presented here and in such filings with the SEC is considered representative, no such list should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. All of the forward-looking statements made in this proxy statement are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or its business or operations. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material impact on the Company’s financial condition, results of operations, credit rating or liquidity.

Readers are cautioned not to rely on the forward-looking statements contained in this proxy statement and other documents incorporated by reference into this proxy statement. Forward-looking statements speak only as of the date they are made, and the Company does not undertake any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

INFORMATION ABOUT THE COMPANIES

Streamline Health Solutions, Inc.

2400 Old Milton Pkwy

P.O. Box 1353

Alpharetta, Georgia 30009

(888) 997-8732

Streamline is a Delaware corporation that enables healthcare organizations to proactively address revenue leakage and improve financial performance. Streamline delivers integrated solutions, technology-enabled services and analytics that drive compliant revenue leading to improved financial performance across the enterprise. Streamline common stock is listed on Nasdaq under the symbol “STRM.”

Additional information about Streamline is included in the documents incorporated by reference into this proxy statement. See the section titled “Where You Can Find More Information” beginning on page 92 of this proxy statement.

Mist Holding Co.

c/o MDaudit

800 Lexington St., Waltham Plaza #1038

Waltham, Massachusetts 02452

(617) 559-0404

Parent is a Delaware corporation. Parent is a holding company that conducts substantially all activities through its wholly owned subsidiary, Hayes Management Consulting LLC, a Massachusetts limited liability company doing business as “MDaudit.” MDaudit is a leading healthcare technology provider that partners with the nation’s premier healthcare systems to reduce compliance risk, improve efficiency, retain revenue, and enhance communication between cross-functional teams. Bringing solutions to an industry in transformation, MDaudit enables organizations to minimize billing risks and maximize revenue with an AI-powered, integrated, cloud-based platform that leverages the power of collaboration between people and sophisticated technology to keep humans at the forefront of decision-making while driving sustainable change.

MD BE Merger Sub, Inc.

c/o MDaudit

800 Lexington St., Waltham Plaza #1038

Waltham, Massachusetts 02452

(617) 559-0404

Merger Sub is a Delaware corporation and a wholly owned subsidiary of Parent. Merger Sub was incorporated by Parent solely in contemplation of the transactions contemplated by the Merger Agreement. Merger Sub has not conducted any business and has no assets, liabilities or obligations of any nature other than as set forth in the Merger Agreement. Upon completion of the Merger, Merger Sub will cease to exist and Streamline will continue as the surviving corporation.

THE SPECIAL MEETING

General

This proxy statement is first being mailed on or about [            ], 2025 and constitutes notice of the Special Meeting in conformity with the requirements of the DGCL and the Bylaws.

This proxy statement is being provided to Streamline stockholders as part of a solicitation of proxies by the Streamline Board for use at the Special Meeting and at any adjournments or postponements of such Special Meeting. This proxy statement provides Streamline stockholders with important information about the Special Meeting and the proposals to be voted on at the Special Meeting. Streamline stockholders should carefully read this proxy statement, including any documents incorporated by reference into this proxy statement and the annexes to this proxy statement, in its entirety.

Date, Time and Place of the Special Meeting

The Special Meeting will be held virtually on [   ], 2025, at [          ] Eastern Time. Streamline stockholders as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Special Meeting by visiting https://meetnow.global/MJHXM7U. You will not be able to attend the Special Meeting physically in person.

Shares of Streamline common stock held directly in your name as a stockholder of record may be voted at the Special Meeting via https://meetnow.global/MJHXM7U, using the 15-digit control number located on your proxy card. If you did not receive a 15-digit control number and wish to vote virtually at the Special Meeting, you should follow the instructions from your bank, brokerage firm or other nominee, including any requirement to obtain a legal proxy.

Pre-Registering for the Special Meeting

In order to attend the Special Meeting, you must register in advance at https://meetnow.global/MJHXM7U and provide the control number located on your proxy card.

Purposes of the Special Meeting

At the Special Meeting, Streamline stockholders will be asked to vote upon the Merger Proposal, the Compensation Proposal and the Adjournment Proposal. If holders of shares of Streamline common stock fail to adopt the Merger Agreement by approving the Merger Proposal, the Merger will not occur. A copy of the Merger Agreement is attached to this proxy statement as Annex A and incorporated herein by reference, and the material provisions of the Merger Agreement are described under “The Merger Agreement” beginning on page 55 of this proxy statement.

In accordance with the Bylaws, Streamline will transact no other business at the Special Meeting.

Recommendation of the Streamline Board

At a special meeting held on May 28, 2025, the Streamline Board unanimously (i) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, (ii) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are fair to, and in the best interests of, Streamline and the holders of shares of Streamline common stock, (iii) recommended that holders of shares of Streamline common stock adopt the Merger Agreement at the Special Meeting, and (iv) directed that the Merger Agreement be submitted to the holders of shares of Streamline common stock for adoption at the Special Meeting.

Accordingly, the Streamline Board unanimously recommends that Streamline stockholders vote “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.

Outstanding Shares as of the Record Date

As of the Record Date, there were [                    ] shares of Streamline common stock issued and outstanding, held by [    ] holders of record. Each share of Streamline common stock is entitled to one vote on each matter to be considered at the Special Meeting.

Stockholders may request an appointment to inspect a complete list of stockholders entitled to vote at the Special Meeting for any purpose germane to the Special Meeting at Streamline’s principal executive offices located at 2400 Old Milton Pkwy, Box 1353, Alpharetta, GA 30009, during ordinary business hours within 10 days prior to the Special Meeting.

Record Date; Stockholders Entitled to Vote

The Record Date for the determination of stockholders entitled to notice of and to vote at the Special Meeting is [              ], 2025. Only holders of Streamline common stock as of the close of business on the Record Date are entitled to receive notice of, and vote at, the Special Meeting or any adjournment or postponement thereof. Streamline’s official stock ownership records will conclusively determine whether a stockholder is a “holder of record” as of the record date.

Quorum and Broker Non-Votes

Holders of a majority of the shares of Streamline common stock issued and outstanding on the Record Date and entitled to vote at the Special Meeting must be a present or represented by proxy at the Special Meeting to constitute a quorum for the transaction of business at the Special Meeting. If you fail to submit a proxy or to vote virtually at the Special Meeting, or fail to instruct your bank, brokerage firm or other nominee how to vote, your shares of Streamline common stock will not be counted towards a quorum. Marks to “ABSTAIN” on any proposal are considered present for purposes of establishing a quorum. In the event that a quorum is not present at the Special Meeting, it is expected that the Special Meeting will be adjourned or postponed. If the Special Meeting is postponed or adjourned, it will not affect the ability of holders of record of Streamline common stock as of the Record Date to exercise their voting rights or to revoke any previously granted proxy using the methods described below; provided, however, if a new record date is set for an adjourned meeting, a new quorum will be required to be established. There must be a quorum for business to be conducted at the Special Meeting.

As noted above, pursuant to the Voting Agreements and subject to the terms and conditions thereof, the supporting stockholders have agreed, among other things, to be represented virtually or by proxy at the Special Meeting in order for all shares of Streamline common stock held by the supporting stockholders to be counted as present for purposes of establishing a quorum.

Banks, brokerage firms and other nominees who hold shares in “street name” for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion on “routine” matters. When a broker does not receive instructions from a beneficial owner on how to vote shares with respect to a “non-routine” matter, a “broker non-vote” occurs. “Broker non-votes” will not be treated as present for purposes of determining whether a quorum is present. All proposals described in this proxy statement to be voted on at the Special Meeting are considered “non-routine” matters.

Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against or abstained, if you (1) attend the Special Meeting or (2) have voted via the internet, by telephone or by properly submitting a proxy card or voting instruction card by mail.

Required Vote

The votes required for each proposal are as follows:

Proposal 1—The Merger Proposal: The affirmative vote of at least two-thirds (66 2/3%) of the issued and outstanding shares of Streamline common stock entitled to vote thereon is required to approve the Merger Proposal. If you mark “ABSTAIN” on your proxy, it will have the same effect as a vote “AGAINST” the Merger Proposal. If you fail to submit a proxy or to vote virtually at the Special Meeting or fail to instruct your bank, brokerage firm or other nominee how to vote with respect to the Merger Proposal, it will have the same effect as a vote “AGAINST” the Merger Proposal.

Proposal 2—The Compensation Proposal: The affirmative vote of a majority of the shares of Streamline common stock present or represented by proxy at the Special Meeting and entitled to vote thereon is required to approve (on a non-binding, advisory basis) the Compensation Proposal. If you mark “ABSTAIN” on your proxy, it will have the same effect as a vote “AGAINST” the Compensation Proposal. If you fail to submit a proxy or to vote virtually at the Special Meeting or fail to instruct your bank, brokerage firm or other nominee how to vote with respect to the Compensation Proposal, it will have no effect on the Compensation Proposal (so long as a quorum is present).

Proposal 3—The Adjournment Proposal: The affirmative vote of a majority of the shares of Streamline common stock present or represented by proxy at the Special Meeting and entitled to vote thereon is required to approve the Adjournment Proposal, whether or not a quorum is present. If you mark “ABSTAIN” on your proxy, it will have the same effect as a vote “AGAINST” the Adjournment Proposal. If you fail to submit a proxy or to vote virtually at the Special Meeting or fail to instruct your bank, brokerage firm or other nominee how to with respect to the Adjournment Proposal, it will have no effect on the Adjournment Proposal.

Pursuant to the Voting Agreements and subject to the terms and conditions thereof, the supporting stockholders have agreed, among other things, to vote all shares of Streamline common stock owned by them in favor of the Merger Proposal, the Adjournment Proposal and any other matters necessary for the consummation of the Merger. For more information regarding the Voting Agreements, please see the section of this proxy statement entitled “The Voting Agreements.” For more information regarding the security ownership of the supporting stockholders, please see the section of this proxy statement entitled “Security Ownership of Certain Beneficial Owners and Management.”

Treatment of Abstentions and Failure to Vote

Abstentions occur when a stockholder marks “ABSTAIN” on their proxy or voting instruction form or attends a meeting but abstains from voting. At the Special Meeting, abstentions will be included in the calculation of the number of shares of Streamline common stock represented at the Special Meeting for purposes of determining whether a quorum has been achieved. Abstentions will have the same effect as a vote “AGAINST” the Merger Proposal, the Compensation Proposal and the Adjournment Proposal.

If you fail to submit a proxy or to vote virtually at the Special Meeting, or fail to instruct your bank, brokerage firm or other nominee how to vote, your shares will not be voted at the Special Meeting and will not be counted for purposes of determining whether a quorum exists. The failure to submit a proxy or to vote virtually at the Special Meeting, or the failure to instruct your bank, brokerage firm or other nominee how to vote, will have the same effect as a vote “AGAINST” the Merger Proposal but will have no effect on the outcome of the Compensation Proposal or Adjournment Proposal (assuming, in the case of the Compensation Proposal, a quorum is present).

Shares and Voting of Streamline’s Directors and Executive Officers

As of the Record Date, Streamline directors, executive officers and their affiliates, as a group, owned and were entitled to vote [         ] shares of Streamline common stock, or approximately [         ]% of the outstanding shares of Streamline common stock. Streamline currently expects that these directors and executive officers will vote their shares in favor of the Merger Proposal and each of the other proposals described in this proxy statement, although, except as set forth below with respect to the Voting Agreements, none of the directors and executive officers are obligated to do so.

As noted above, pursuant to the Voting Agreements and subject to the terms and conditions thereof, the supporting stockholders have agreed, among other things, to vote all shares of Streamline common stock owned by the supporting stockholders in favor of the Merger Proposal, the Adjournment Proposal and any other matters necessary for the consummation of the Merger. For more information regarding the Voting Agreements, please see the section of this proxy statement entitled “The Voting Agreements.” For more information regarding the security ownership of the supporting stockholders, please see the section of this proxy statement entitled “Security Ownership of Certain Beneficial Owners and Management.”

How to Vote or Have Your Shares Voted

Streamline stockholders of record may vote their shares of Streamline common stock virtually at the Special Meeting or submit a proxy to have their shares of Streamline common stock voted at the Special Meeting in one of the following ways:

●

By Mail. Streamline stockholders of record may vote their shares by signing, dating and mailing the enclosed proxy card using the enclosed postage prepaid envelope. We strongly encourage you, however, to consider using the internet or telephone voting options described below because these voting methods are faster and less costly than voting by mailing your signed and dated proxy card. If you vote via the internet or telephone, you do not need to mail your proxy card.

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By Internet. Streamline stockholders of record may vote on the internet at http://www.envisionreports.com/STRM-SPC. Please have your proxy card available when going online and follow the online instructions. Stockholders that vote by internet must bear all costs associated with electronic access, including internet access fees. Internet voting for stockholders of record is available up until 11:59 p.m. Eastern Time on [          ], 2025, the day preceding the Special Meeting. The internet voting procedures are designed to authenticate each stockholder by use of a control number located on each stockholder’s proxy card to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded. The control number can be found on the enclosed proxy card.

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By Telephone. Streamline stockholders of record also may vote by telephone by calling [          ] (toll-free) and using any touch-tone telephone to transmit their votes up until 11:59 p.m. Eastern Time on [        ], 2025, the day preceding the Special Meeting. Please have your proxy card in hand when you call and then follow the instructions. The control number necessary to vote your shares by telephone can be found on the enclosed proxy card.

●	During the Special Meeting. If you attend the virtual Special Meeting and wish to vote at the Special Meeting, you may vote through https://meetnow.global/MJHXM7U.

Whether or not you plan to participate in the Special Meeting, Streamline urges you to submit your proxy by completing and returning the proxy card as promptly as possible, or by submitting your proxy by telephone or via the internet, prior to the Special Meeting to ensure that your shares of Streamline common stock will be represented and voted at the Special Meeting if you are unable to participate.

The Streamline Board has appointed certain persons as proxy holders to vote proxies in accordance with the instructions of Streamline stockholders. If you are a stockholder of record and you authorize these proxy holders to vote your shares of Streamline common stock with respect to any matter to be acted upon, your shares will be voted in accordance with your instructions in your proxy. If you are a stockholder of record and you authorize these proxy holders to vote your shares but do not specify how your shares should be voted on a proposal, these proxy holders will vote your shares on such proposals as the Streamline Board recommends. If any other matter properly comes before the Special Meeting, these proxy holders will vote on that matter in their discretion.

If, as of the Record Date, your shares of Streamline common stock are registered directly in your name with Streamline’s transfer agent, Computershare Inc., you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to vote virtually or to grant a proxy for your vote directly to Streamline or to a third party to vote at the Special Meeting.

If, as of the Record Date, your shares were held in an account at a bank, brokerage firm or other nominee, you are the beneficial owner of shares held in “street name,” and, for the purposes of this proxy statement, a beneficial owner, and your bank, brokerage firm or other nominee is considered the stockholder of record with respect to those shares. If you are a beneficial owner, you have a right to direct your bank, brokerage firm or other nominee on how to vote the shares held in your account. The availability of internet or telephonic voting will depend on the nominee’s voting process. Please check with your bank, brokerage firm or other nominee and follow the voting procedures your bank, brokerage firm or other nominee provides.

In accordance with the rules of Nasdaq, your bank, brokerage firm or other nominee may generally vote on “routine” matters when they have not received voting instructions from you. However, such banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to “non-routine” matters. If you are a beneficial owner and do not provide these instructions, a “non-vote” occurs with respect to those matters. All proposals described in this proxy statement to be voted on at the Special Meeting are considered “non-routine” matters. Accordingly, if you are a beneficial owner and do not provide your bank, brokerage firm or other nominee instructions on how to vote your shares of Streamline common stock, your bank, brokerage firm or other nominee generally will not be permitted to vote your shares on any of the proposals. The effect of not instructing your broker how you wish your shares to be voted will be the same as a vote “AGAINST” the Merger Proposal but will not have an effect on the Compensation Proposal or the Adjournment Proposal (assuming, in the case of the Compensation Proposal, a quorum is present). If you are a beneficial holder, Streamline strongly encourages you to provide voting instructions to your bank, brokerage firm or other nominee so that your vote will be counted on all matters.

If you are a beneficial owner, you are invited to participate in the Special Meeting; however, you may not vote your shares at the Special Meeting unless you obtain a “legal proxy” from your bank, brokerage firm or other nominee that holds your shares, giving you the right to vote the shares at the Special Meeting.

Revocation of Proxies

Streamline stockholders of record may revoke their proxies at any time prior to the voting at the Special Meeting in any of the following ways:

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delivering a written notice of revocation of your proxy to our Corporate Secretary at Streamline Health Solutions, Inc., 2400 Old Milton Pkwy, Box 1353, Alpharetta, GA 30009, Attention: Corporate Secretary, prior to the Special Meeting;

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signing a new proxy card with a date later than the date of the previously submitted proxy card relating to the same shares of Streamline common stock and returning it to us by mail prior to the Special Meeting;

●	submitting a new proxy by telephone prior to 11:59 p.m. Eastern Time on [ ], 2025, the date preceding the Special Meeting;

●	submitting a new proxy by internet prior to 11:59 p.m. Eastern Time on [ ], 2025, the date preceding the Special Meeting; or

●	attending and voting virtually at the Special Meeting.

Attendance at the Special Meeting, in and of itself, will not constitute a revocation of a proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to Streamline or by sending a written notice of revocation to Streamline, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by Streamline before the Special Meeting.

Please note that if you hold your Streamline common stock in “street name,” and you have instructed a bank, brokerage firm or other nominee to vote your Streamline common stock, the above-described options for revoking your voting instructions do not apply, and instead you should contact your bank, brokerage firm or other nominee for instructions regarding how to change or revoke your vote.

Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow Streamline stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting, as adjourned or postponed.

Shares Held in Name of Broker

If your shares are held by your bank, brokerage firm or other nominee, often referred to as held in “street name,” you will receive a form from your bank, brokerage firm or other nominee seeking instruction as to how your shares should be voted. You should contact your bank, brokerage firm or other nominee with questions about how to provide or revoke your instructions.

Tabulation of Votes

An inspector of election appointed for the Special Meeting will count the votes.

Solicitation of Proxies

The Streamline Board is soliciting your proxy, and Streamline will bear the expense of electronically hosting, printing and mailing proxy materials and soliciting proxies that we are seeking. Solicitation initially will be made by mail. In addition to the solicitation of proxies by mail, solicitation may be made by certain of our directors, officers, employees and agents, including, but not limited to, our proxy solicitor, Alliance Advisors, in person, by telephone, or via electronic or facsimile transmission. Streamline has retained Alliance Advisors to assist in the solicitation of proxies on behalf of the Streamline Board for an estimated fee of $15,000 plus call center costs and reimbursement of reasonable expenses. Our directors, officers and other employees will receive no additional compensation for any such solicitations. We will request brokers and nominees who hold shares of our common stock in their names to furnish proxy materials to beneficial owners of such shares, and we will reimburse such brokers and nominees for the reasonable expenses incurred in forwarding the materials to such beneficial owners. Your cooperation in voting promptly will help to avoid additional expense. IF YOU NEED ASSISTANCE WITH THE VOTING OF YOUR SHARES, YOU MAY CONTACT ALLIANCE ADVISORS TOLL-FREE AT 1-844-202-7145.

Householding of Special Meeting Materials

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single annual report or proxy statement, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.

Streamline and some brokers may be householding our proxy materials by delivering proxy materials to multiple stockholders who request a copy and share an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker if your shares are held in a brokerage account or Streamline if you are a stockholder of record. You can notify us by sending a written request to Streamline’s Corporate Secretary at Streamline Health Solutions, Inc., 2400 Old Milton Pkwy, Box 1353, Alpharetta, GA 30009, Attention: Corporate Secretary, or calling (888) 997-8732. Stockholders who share a single address, but receive multiple copies of this proxy statement, may request that in the future they receive a single copy by notifying Streamline at the telephone or address set forth in the prior sentence. In addition, Streamline will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of this proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered pursuant to a prior request.

Adjournments

The Special Meeting may be adjourned by the affirmative vote of a majority of the shares of Streamline common stock present or represented by proxy at the Special Meeting and entitled to vote thereat, whether or not a quorum is present.

Failure of a quorum to be represented at the Special Meeting may result in an adjournment of the Special Meeting and may subject Streamline to additional expense. Even if a quorum is present, the Special Meeting may also be adjourned one or more times in order to provide more time to solicit additional proxies in favor of approval of the Merger Proposal if sufficient votes are cast in favor of the Adjournment Proposal. In addition, the Special Meeting may be postponed by the Streamline Board in its discretion.

Notice need not be given of any adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the adjourned meeting. If, after any adjournment, a new record date for the determination of stockholders entitled to vote is fixed for any adjourned meeting, the Streamline Board shall fix a new record date for notice of such adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Questions and Additional Information

You may contact Streamline’s proxy solicitor, Alliance Advisors, toll-free at 1-844-202-7145 or by email at STRM@AllianceAdvisors.com, with any questions about the Special Meeting, the Merger Agreement, the Merger, the proposals to be voted on at the Special Meeting or this proxy statement, if you would like additional copies of this proxy statement, if you need to obtain proxy cards or other information related to the proxy solicitation or if you need help submitting a proxy or voting your shares of Streamline common stock.

THE MERGER

This section describes the material aspects of the Merger. This section may not contain all of the information that is important to you. You should carefully read this entire proxy statement and the documents incorporated by reference into this proxy statement, including the full text of the Merger Agreement, a copy of which is attached to this proxy statement as Annex A, for a more complete understanding of the Merger. In addition, important information about Streamline is included in or incorporated by reference into this proxy statement. See the section titled “Where You Can Find More Information.”

Effects of the Merger

If the Merger Agreement is adopted by the Streamline stockholders and the other conditions to the Closing are either satisfied or waived, Merger Sub will be merged with and into Streamline, with Streamline continuing as the surviving corporation and a wholly owned subsidiary of Parent.

As a result of the Merger, each share of Streamline common stock issued and outstanding as of immediately prior to the Effective Time (other than any dissenting shares or other excluded shares) will automatically be cancelled and converted into the right to receive the Merger Consideration of $5.34 per share in cash, without interest.

Shares of Streamline common stock are listed and trade on Nasdaq under the symbol “STRM.” As a result of the Merger, Streamline will cease to be a publicly traded company and will become a wholly owned subsidiary of Parent. Prior to the Effective Time, we will cooperate with Parent to delist the shares of Streamline common stock from Nasdaq and deregister the shares of Streamline common stock under the Exchange Act, provided that such delisting and deregistration will not be effective until after the Effective Time. Upon such delisting and deregistration, we will no longer be a publicly traded company and will no longer be required to file periodic reports with the SEC, in each case in accordance with applicable law, rules and regulations. If the Merger is consummated, you will not own any shares of the capital stock of the surviving corporation or Parent.

Expected Timing of the Merger

In order to complete the Merger, Streamline must obtain stockholder approval of the Merger Proposal described in this proxy statement and the other closing conditions under the Merger Agreement must be satisfied or waived. The parties to the Merger Agreement currently expect to complete the Merger in the third quarter of 2025, although none of the parties can assure completion by any particular date, if at all. It is possible, including as a result of factors outside the control of the parties to the Merger Agreement, that the Merger will be consummated at a later time or not at all.

Effect on Streamline if the Merger is Not Completed

If the Merger Agreement is not adopted by the affirmative vote of at least two-thirds (66 2/3%) of the issued and outstanding shares of Streamline common stock entitled to vote thereon or if the Merger is not completed for any other reason, Streamline stockholders will not receive any Merger Consideration or other payment for their shares (or interests in shares) of Streamline common stock in connection with the Merger. Instead, Streamline will remain an independent public company, Streamline common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and we will continue to file periodic reports with the SEC.

Furthermore, if the Merger is not completed, and depending on the circumstances that would have caused the Merger not to be completed, it is likely that the price of Streamline common stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of Streamline common stock would return to the price at which it trades as of the date of this proxy statement.

Accordingly, if the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Streamline common stock. If the Merger Agreement is not adopted by Streamline stockholders or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to Streamline will be offered or that Streamline’s business, prospects, financial condition, earnings or results of operation will not be adversely impacted. Further, due to Streamline’s inability to consistently generate sufficient revenues, EBITDA and liquidity to maintain compliance with the financial covenants under the Loan Agreement, continuing as a stand-alone independent company may require that Streamline raise additional financing, which may not be available, or may be dilutive to Streamline stockholders.

Pursuant to the Merger Agreement, under certain circumstances Streamline is permitted to terminate the Merger Agreement in order to enter into a definitive agreement with respect to a superior proposal. For further detail regarding Streamline’s right to terminate the Merger Agreement, please see the section of this proxy statement titled “The Merger Agreement—Termination of the Merger Agreement” beginning on page 74 of this proxy statement.

In addition, the Merger Agreement provides that, upon termination of the Merger Agreement under certain circumstances, Streamline will be required to pay Parent the Termination Fee, as described under the section titled “The Merger Agreement—Termination Fee and Expenses” beginning on page 75 of this proxy statement.

Merger Consideration

At the Effective Time, by virtue of the Merger and without any action of the holder, each share of Streamline common stock issued and outstanding immediately prior to the Effective Time (other than any dissenting shares or other excluded shares) will automatically be cancelled and converted into the right to receive $5.34 per share of Streamline common stock in cash, without interest.

Any shares of Streamline common stock held by holders who have not voted in favor of the adoption of the Merger Agreement (or consented thereto in writing) and who are entitled to demand, and who have perfected a demand, for appraisal rights of such shares in accordance with Section 262 of the DGCL are considered “dissenting shares” and will not be converted into the right to receive the Merger Consideration, but instead will be entitled to only such rights as are granted by Section 262 of the DGCL. Any shares of Streamline common stock held by the Company as treasury stock and not held on behalf of third parties, and any shares of Streamline common stock owned by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent or Merger Sub (which, together with any dissenting shares, are considered “excluded shares”) will be cancelled for no consideration.

For additional information on the Merger Consideration and the treatment of Streamline common stock in connection with the Merger, see the section titled “The Merger Agreement—Effect of the Merger on Streamline Common Stock” beginning on page 56 of this proxy statement.

Background of the Merger

The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. This chronology does not purport to catalogue every conversation of or among the Streamline Board or the representatives of Streamline, MDaudit or other parties. For purposes of this section, all references to the number and prices of Streamline common stock as of any time prior to October 4, 2024 are retrospectively adjusted and presented after giving effect to the 1:15 reverse stock split effectuated by the Company on October 4, 2024 (as discussed below), as though such reverse stock split had been effected prior to such time (except for references to the closing bid price of Streamline common stock being below the minimum bid price of $1.00 per share as required for continued listing on The Nasdaq Capital Market).

The Streamline Board and senior management regularly review and assess Streamline’s operations, performance, opportunities, prospects and strategic direction. In connection with this review and assessment, and with the assistance of legal and financial advisors, the Streamline Board and management have considered potential strategic alternatives for Streamline, including potential business combinations or other transactions, to strengthen Streamline’s business and maximize stockholder value.

Since the third fiscal quarter of 2022, Streamline has been unable to consistently generate sufficient revenues, EBITDA and liquidity to maintain compliance with the financial covenants under its credit facility with Western Alliance Bank pursuant to the Second Amended and Restated Loan and Security Agreement (as amended and modified, the “Loan Agreement”). The Company’s inability to maintain compliance with these financial covenants required Streamline to negotiate and enter into a series of waivers, amendments and modifications to the Loan Agreement, including on August 26, 2022, November 29, 2022, February 7, 2024, April 5, 2024, November 13, 2024 and March 27, 2025. In the second half of 2023, the Streamline Board, in consultation with senior management, evaluated Streamline’s prospects in light of its obligations under the Loan Agreement and market and economic conditions and determined that Streamline should explore strategic alternatives to maximize stockholder value. During the second half of 2023 and continuing through 2024, the Streamline Board and senior management considered and pursued a number of strategic alternatives, including (a) internal strategic restructurings, (b) a combination of debt and equity financing transactions, (c) strategic commercial partnerships, and (d) a possible sale of Streamline, as further discussed below.

In the third fiscal quarter of 2023, as part of this exploration of alternatives, the Company planned certain potential strategic restructuring initiatives designed to reduce operating expenses and preserve cash, while maintaining the Company’s ability to expand its SaaS business. During the same quarter, the Company received a notice from a significant SaaS client of its intent not to renew its contract following the expiration of the then-current term on December 31, 2023. As a result of this termination notice, the Company’s management and the Streamline Board assessed various options and determined that the Company accelerate the implementation of the Company’s planned restructuring initiatives. The strategic restructuring included a reduction in force, resulting in the termination of 26 employees, or approximately 24% of the Company’s workforce. The Company also implemented certain management changes and transitions in connection with the strategic restructuring, including transitions in the CEO and CFO roles. Both the client termination and the execution of the strategic restructuring were publicly announced on October 16, 2023. Following these announcements, the Company’s share price declined significantly.

On October 24, 2023, Streamline received a letter from the Listing Qualifications Department of Nasdaq indicating that the closing bid price of Streamline common stock had been below the minimum bid price of $1.00 per share for the previous 30 consecutive business days, which is required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), Nasdaq initially provided the Company with 180 calendar days, or until April 22, 2024, to regain compliance with the Minimum Bid Price Requirement.

Also in the second half of 2023 and continuing into early 2024, Streamline had discussions with various third parties regarding potential strategic commercial partnerships, including exploring a channel partnership with a large group purchasing organization whereby the Company would develop software for implementation by the members of the group purchasing organization; however, exploration of the channel partnership and other strategic commercial partnerships were ultimately unsuccessful. During this same period, the Company also had discussions with various lenders and other debt and equity capital sources regarding refinancing the Company’s senior credit facility or providing subordinate debt financing and/or equity financing in an effort to raise funds to address the Company’s liquidity needs and drive growth. As a result of those discussions, in February 2024, the Audit Committee of the Streamline Board and the Streamline Board, in consultation with senior management, approved and Streamline entered into a securities purchase agreement with certain accredited investors, including certain directors and officers of Streamline, pursuant to which Streamline agreed to issue to the investors unsecured subordinated promissory notes in the aggregate principal amount of $4.4 million and warrants to purchase up to an aggregate of 267,728 shares of Streamline common stock at exercise prices of $5.70 to $5.85 per share in a private placement (the “Debt Private Placement”). Also in February 2024, the Streamline Board, in consultation with senior management, approved and Streamline completed the sale of 17,543 shares of Streamline common stock to an accredited investor at a purchase price of $5.70 per share for an aggregate purchase price of $100,000 (the “Common Stock Private Placement” and, together with the Debt Private Placements, the “Private Placements”). Based on the Company’s financial outlook and market conditions, the Streamline Board and senior management determined the Private Placements were the most prudent course of action at that time.

Following the Private Placements, Streamline continued to operate its business in the ordinary course but was unable to achieve its anticipated levels of growth of revenues and EBITDA in subsequent quarters and continued to be unable to maintain compliance with the financial covenants under the Loan Agreement.

On April 23, 2024, the Company received a letter from the Listing Qualifications Department of Nasdaq informing the Company that, while the Company had not regained compliance with the Minimum Bid Price Requirement, the Company was eligible for an additional 180 calendar day period, or until October 21, 2024, to regain compliance. On September 26, 2024, following approval by the Streamline Board and Streamline stockholders, the Company announced a one-for-fifteen (1:15) reverse stock split of the issued and outstanding shares of Streamline common stock, effective as of October 4, 2024, primarily to regain compliance with the Minimum Bid Price Requirement.

On September 27, 2024, the Streamline Board held a special meeting with members of Streamline’s senior management in attendance to discuss the ongoing business and operational challenges that the Company continued to face following the prior strategic review. Following discussion, the Streamline Board authorized management to contact and interview appropriate financial advisors to assist Streamline with analyzing potential strategic transactions. Between October 2024 and November 2024, members of senior management and the Streamline Board contacted and interviewed three financial advisors that the Company believed had the requisite experience, particularly in the healthcare industry, to advise Streamline on its capital needs and a potential strategic transaction. Leading up to the selection of Cain Brothers as the Company’s financial advisor, the Streamline Board met on each of October 1, 2024, October 3, 2024, and October 11, 2024, in each case, to monitor, deliberate and advise the Streamline management team on how to proceed in connection with the evaluation of a potential strategic sale transaction and consider alternatives such as raising additional capital.

On November 11, 2024, the Streamline Board held a special meeting with members of Streamline’s senior management and representatives of Cain Brothers and the Company’s outside legal counsel, Troutman Pepper Locke LLP (“Troutman”), in attendance. Representatives from Cain Brothers provided an overview of the strategic review framework and potential alternative courses of action and related timing considerations. Following the meeting, at the direction of the Streamline Board, Streamline signed an engagement letter, effective November 13, 2024, with Cain Brothers to act as financial advisor to the Streamline Board in connection with one or more possible strategic transactions, including a potential sale of the Company. In selecting Cain Brothers, the Streamline Board considered, among other things, Cain Brothers’ qualifications, expertise, reputation and knowledge of the business and affairs of Streamline and the industry in which Streamline operates.

During the fourth fiscal quarter of 2024, the Streamline Board continued to evaluate and discuss potential strategic alternatives for the Company and weighed the diversion of management’s time and effort and expected transaction expenses and costs against the need and desire to enhance stockholder value given the Company’s then-current stock price, the financial condition of Streamline and future prospects of Streamline’s business. The Streamline Board directed management, with the assistance of Cain Brothers, to focus its efforts on pursuing a potential sale transaction (the “Sale Process”). Streamline’s senior management team, with the assistance of Cain Brothers, began to prepare a confidential information presentation (the “CIP”) during the fourth fiscal quarter of 2024 and identified potential strategic and financial buyers for Streamline. During this time, with the assistance of Cain Brothers and Troutman, Streamline began preparing for a potential sale transaction and assembling a virtual data room containing due diligence information to be provided to potential counterparties in connection with the Sale Process. The Streamline Board committed to holding board meetings throughout the Sale Process at which it was expected that the Streamline Board would be updated by members of senior management and representatives of Cain Brothers and Troutman on matters related to the Sale Process and the Company’s financial condition.

Commencing on January 8, 2025, at the direction of the Streamline Board, Cain Brothers began contacting potential buyers in connection with the Sale Process. Between January 8, 2025 and April 2, 2025, Cain Brothers contacted a total of 48 potential buyers, consisting of 46 potential strategic parties and two financial sponsors, which were selected based on strategic fit, known interest in the acquisition of companies similar to Streamline, and financial wherewithal to complete a potential acquisition of Streamline. Of the 48 potential buyers that were contacted, 28 potential buyers executed a confidentiality agreement and received the CIP between February 2, 2025 and April 9, 2025, including MDaudit, who was first contacted by Cain Brothers on April 2, 2025 and executed a confidentiality agreement on April 9, 2025 (as further described below). All confidentiality agreements entered into with potential buyers contained a standstill provision that terminated upon the Company entering into, or publicly announcing that the Company plans to enter into, a definitive agreement for a sale transaction.

Commencing on February 6, 2025, Cain Brothers began distributing initial process letters in connection with the Sale Process to potential buyers who had previously signed a confidentiality agreement and received the CIP, which directed the potential buyers to submit initial non-binding indications of interest by February 18, 2025. Even after the February 18, 2025 deadline, Cain Brothers continued to contact potential buyers and distribute process letters requesting initial non-binding indications of interest to certain parties who executed confidentiality agreements. Of the 28 potential buyers who executed confidentiality agreements, 24 potential buyers received process letters between February 6, 2025 and April 10, 2025, and four potential buyers indicated they would not continue in the Sale Process before receiving a process letter.

Between February 18, 2025 and March 11, 2025, seven potential buyers submitted non-binding initial indications of interest to purchase all of the outstanding shares of Streamline common stock, with preliminary price ranges between $3.65 and $8.78 per share of Streamline common stock, including a potential strategic counterparty (“Party A”), who indicated a preliminary price range of $4.50 to $5.25 per share. The highest bidder to submit an initial non-binding indication of interest (“Party B”) proposed a preliminary price range of $6.48 to $8.78 per share. After March 11, 2025, only MDaudit later submitted a non-binding indication of interest (as further described below).

Between February 2025 and April 2025, the Streamline Board regularly held special meetings during which members of senior management and representatives of Cain Brothers provided updates on the Sale Process, including the number of potential buyers contacted in accordance with the directives of the Streamline Board and any developments following the meetings with potential buyers. During this time, with instruction from, and in consultation with, the senior management team, at the direction of the Streamline Board, Troutman began drafting the Merger Agreement and Disclosure Schedules contemplating the sale of Streamline, which was later made available to potential buyers. Management also continued to update the Streamline Board on Streamline’s cash forecasts and deficit projections, discussions with Streamline’s existing lender to modify certain covenants under the Loan Agreement, and other client and operational updates.

On March 5, 2025, the Streamline Board met, with members of senior management and representatives of Troutman in attendance. During the meeting, the Streamline Board completed its customary annual approval process with respect to Streamline’s budget for 2025 (the “FY2025 Budget”), which budget projected a 3% increase in total revenue for fiscal year 2025 as compared to fiscal year 2024, and a $0.5M improvement in “Adjusted EBITDA” (as defined under the Loan Agreement) in fiscal year 2025 as compared to fiscal year 2024. Management then discussed, among other things, the current cash forecast and expected deficit timeline and provided an update on the discussions with Streamline’s lender to access additional funds from its revolving line of credit under the Loan Agreement. Management indicated to the Streamline Board that it was unlikely the Company would maintain compliance with its financial covenants under the Loan Agreement, and the financial condition of the Company raised substantial doubt regarding the Company’s ability to continue as a going concern. Following a discussion, the Streamline Board instructed members of senior management to continue with the Sale Process and approved the FY2025 Budget presented by senior management, which FY2025 Budget later formed the basis of the May 2025 Forecasts provided to Cain Brothers and the Streamline Board (as further described in the section titled "--Certain Unaudited Prospective Financial Information" beginning on page 44 of this proxy statement). The Streamline Board also authorized management to share this information with Cain Brothers.

In the first half of March 2025, Streamline selected five of the seven potential buyers that had previously submitted an indication of interest to continue participating in the Sale Process, due primarily to their proposed price per share and other transaction terms proposed as of such time, including Party A and Party B. The other two potential buyers that had previously submitted an indication of interest were not selected to advance due to proposed valuation ranges materially below the other bidders and other unfavorable transaction terms. Between March 12, 2025 and March 19, 2025, these five potential buyers were given access to Streamline's virtual data room including a bid draft of the Merger Agreement and draft Disclosure Schedules that were first posted to the virtual data room on or around March 14, 2025. During the week of March 17, 2025, “second round” process letters were sent to these five potential buyers, in which the bidders were directed to submit letters of intent and comments to the Merger Agreement on or before April 8, 2025.

In the second half of March 2025 and continuing into April 2025, Streamline’s senior management and representatives of Cain Brothers conducted management presentations with each of these five potential buyers, responded to diligence requests and held various due diligence calls as requested. All of such potential buyers other than Party A declined to participate further in the Sale Process following their respective management presentations and prior to submitting a letter of intent or a mark-up of the bid draft of the Merger Agreement, including Party B.

On April 2, 2025, a potential buyer that had previously been contacted by Cain Brothers in connection with the Sale Process but declined to participate in the Sale Process informed Cain Brothers that MDaudit could have interest in the Sale Process and connected Cain Brothers with MDaudit’s CEO, Ritesh Ramesh. On the same day, Cain Brothers contacted Mr. Ramesh and sent MDaudit a copy of the confidentiality agreement.

Also on April 2, 2025, the Streamline Board met, with members of Streamline’s senior management and representatives from Troutman in attendance. Senior management updated the Streamline Board on the Sale Process and discussed the management meetings that had been held to date with potential buyers. Management further updated the Streamline Board on certain operational updates, including recent employee turnover, discussions with Streamline’s lender, and updated cash forecasts.

Also on April 2, 2025, following the meeting of the Streamline Board, Streamline received a markup of the bid draft of the Merger Agreement from counsel to Party A. Over the next several days, senior management and representatives of Troutman discussed and evaluated the key issues in Party A’s draft of the Merger Agreement, which issues included, among other things, (1) a general expansion of Streamline’s representations and warranties, (2) broadening the scope of the interim operating covenants applicable to Streamline between signing and closing, and (3) removal of certain post-closing covenants with respect to Party A’s payment of severance to Streamline employees and the provision of certain employee benefits to continuing employees.

On April 9, 2025, MDaudit executed a confidentiality agreement with Streamline. On the same day, Cain Brothers provided MDaudit with a copy of the CIP.

Also on April 9, 2025, the Streamline Board met, with members of Streamline’s senior management and representatives of Cain Brothers and Troutman in attendance. Representatives of Cain Brothers updated the Streamline Board with respect to the efforts in the Sale Process. Among other things, Cain Brothers informed the Streamline Board that four of the five parties that had previously been invited to submit a letter of intent had declined to participate further in the Sale Process. Cain Brothers also informed the Streamline Board that Party A expected to submit a letter of intent in the coming days and that MDaudit had signed a confidentiality agreement and was reviewing the CIP. Management also discussed recent employee turnover, updated near-term cash flow projections and other operational and client updates.

On April 10, 2025, Cain Brothers sent a process letter to MDaudit in which MDaudit was directed to submit an indication of interest on or before April 14, 2025.

On April 11, 2025, Party A submitted a letter of intent to acquire all of the outstanding shares of Streamline for $5.35 per share in cash, which represented a 135% premium to the closing price of Streamline’s common stock on that day.

On April 14, 2025, the Streamline Board met, with members of Streamline’s senior management and representatives of Cain Brothers and Troutman in attendance. Representatives of Cain Brothers updated the Streamline Board on the letter of intent received from Party A and expressed that an indication of interest from MDaudit was expected to be received. A representative from Troutman discussed the fiduciary duties and standards of care applicable to the Streamline Board when evaluating a potential transaction. The Streamline Board, together with senior management and representatives of Cain Brothers and Troutman, discussed the material terms of Party A’s letter of intent, the other indications of interest that had previously been received from potential buyers who had since declined to participate further in the Sale Process and proposed next steps in the Sale Process.

Also on April 14, 2025, following the meeting of the Streamline Board, MDaudit submitted an initial indication of interest to acquire Streamline for $6.50 per share in cash. On the same day, certain representatives of MDaudit were given access to the Company’s virtual data room, including the bid draft of the Merger Agreement and Disclosure Schedules.

On April 18, 2025, MDaudit’s outside counsel, Goodwin Procter LLP (“Goodwin”), delivered an initial markup of the Merger Agreement to Troutman, which included, among other things, (1) a request for the parties to discuss obtaining the Voting Agreements from certain Streamline directors and officers, (2) a general expansion of Streamline’s representations and warranties, (3) broadening the scope of the interim operating covenants applicable to Streamline between signing and closing, (4) removal of certain post-closing covenants with respect to the provision of long-term incentive compensation to continuing employees, and (5) a termination fee equal to 4.0% of the equity value of the Company in the proposed transaction.

During the week of April 21, 2025, members of Streamline’s management team and representatives of Cain Brothers responded to diligence requests and participated in certain diligence calls and meetings with representatives of MDaudit and its advisors, including a product demonstration call on April 21, 2025, an in person management meeting on April 22, 2025, a technology diligence call on April 23, 2025 and a financial diligence call on April 24, 2025. Over the following two weeks, members of Streamline’s management team and representatives of Cain Brothers continued to participate in additional diligence calls with representatives of MDaudit and its advisors and continued to respond to due diligence questions from MDaudit and its advisors.

On April 23, 2025, Streamline received a markup of the Merger Agreement from Party A’s newly retained legal counsel, which, in addition to the issues noted above, included an aggregate cap on Party A’s liability for damages under the Merger Agreement. Over the next several days, representatives of Troutman discussed the comments received from Party A and MDaudit with senior management, evaluating critical legal and business issues raised by each bidder’s markup of the Merger Agreement.

During this time, Troutman, on behalf of Streamline, negotiated clean team agreements with each of Party A and MDaudit to facilitate additional due diligence review in compliance with applicable competition laws. Following execution of clean team agreements, Streamline provided clean room data room access to selected personnel of each of Party A and MDaudit and their respective advisors. The clean room contents included, among other things, client and vendor contracts, calculation of capitalized software expenses, tax information, client renewal schedules and an employee census.

On April 25, 2025, representatives of MDaudit held a call with representatives of Cain Brothers during which MDaudit communicated that, in light of the additional operational, technological and financial diligence conducted to date, MDaudit could no longer support the price of $6.50 per share that had been included in its earlier indication of interest. Instead, MDaudit communicated that it could acquire all of the outstanding Streamline common stock for $4.00 per share in cash.

On April 27, 2025, Cain Brothers, on behalf of Streamline, sent MDaudit a revised draft of the Merger Agreement, which provided for, among other things, (1) limitations on the representations and warranties, (2) qualifications around the interim operating covenants applicable to Streamline between signing and closing, (3) the maintenance of certain long-term incentive compensation for continuing employees, and (4) a termination fee equal to 3.0% of the equity value of the Company in the proposed transaction.

On April 28, 2025, the Streamline Board met, with members of Streamline’s senior management and representatives of Cain Brothers and Troutman in attendance. Representatives of Cain Brothers updated the Streamline Board on the Sale Process, the new oral proposal received from MDaudit and the due diligence performed by each of Party A and MDaudit to date. Management and representatives of Troutman discussed Party A’s and MDaudit’s markups of the Merger Agreement. In particular, representatives of Troutman outlined key provisions of the markups of the Merger Agreement, including the issues described above. After comprehensive analysis of all critical aspects of the transaction proposed by each of Party A and MDaudit, the Streamline Board directed senior management and Cain Brothers to continue discussions with both parties with the intent of enhancing stockholder value and consummating a strategic sale transaction.

On April 29, 2025, Cain Brothers distributed final process letters to each of MDaudit and Party A which directed the parties to submit final bids for the acquisition of all outstanding shares of Streamline common stock by May 2, 2025.

Also on April 29, 2025, at the request of Goodwin, representatives of Troutman held a call with representatives of Goodwin to discuss certain outstanding legal due diligence requests regarding certain of the Company’s existing contracts and benefits arrangements and related provisions in the Merger Agreement.

On May 2, 2025, the Streamline Board met, with members of Streamline’s senior management and representatives of Cain Brothers and Troutman in attendance. Representatives of Cain Brothers provided an update on the Sale Process with respect to the two remaining bidders. Representatives from Troutman gave an update on the discussions with Goodwin and noted the few due diligence items that Goodwin had inquired about on the April 29, 2025 call.

Also on May 2, 2025, following the meeting of the Streamline Board, MDaudit submitted a letter of intent to acquire all of the outstanding shares of Streamline for $4.00 per share in cash, which represented a 31% premium to the closing price of Streamline’s common stock on that day.

On May 4, 2025, a representative of Cain Brothers contacted MDaudit to confirm certain assumptions underlying its proposed $4.00 per share price. On the same day, Cain Brothers sent MDaudit a schedule with updated data concerning the Company’s outstanding indebtedness and number of fully-diluted shares, and asked MDaudit to confirm the price per share MDaudit would offer based on the latest data.

On May 5, 2025, based on the data received from Cain Brothers on the previous day, MDaudit submitted a revised offer to acquire all of the outstanding shares of Streamline for $4.31 per share in cash, which represented a 51% premium to the closing price of Streamline’s common stock on that day. On that same day, Party A reached out to Cain Brothers requesting clean room data room access for additional personnel.

On May 6, 2025, Party A informed Cain Brothers that Party A would be unable to meet Streamline’s Sale Process timeline based on other competing priorities and resource constraints and would no longer be participating in the Sale Process.

On May 7, 2025, a representative of Cain Brothers contacted MDaudit to further discuss the offered price and indicated that Cain Brothers anticipated MDaudit would need to increase its price to receive the support of the Streamline Board. Later the same day, a representative of MDaudit called Cain Brothers to inform Cain Brothers that MDaudit would be submitting a revised offer to acquire all of the outstanding shares of Streamline for $5.34 per share in cash. MDaudit also indicated it would only pursue the process further if granted a period of exclusivity through May 22, 2025.

Also on May 7, 2025, the Streamline Board met, with members of Streamline’s senior management and representatives of Cain Brothers and Troutman in attendance. Representatives of Cain Brothers informed the Streamline Board that Party A would be unable to meet Streamline’s Sale Process timeline and would no longer be participating in the Sale Process. Cain Brothers also outlined the terms of MDaudit’s updated oral proposal of $5.34 per share and discussed the scope of confirmatory due diligence that MDaudit had completed to date with the assistance of its third-party advisors and consultants. Cain Brothers informed the Streamline Board that MDaudit was expected to submit a written offer later that same day reflecting the updated proposal. In addition, Troutman discussed and outlined the key provisions in Troutman’s latest markup of the Merger Agreement, copies of which had been provided to the Streamline Board in advance of the meeting. After comprehensive analysis of all critical aspects of the transaction proposed by MDaudit, the Streamline Board authorized management, subject to receipt and confirmation of MDaudit’s updated proposal, to enter into an exclusivity period as required by MDaudit. Following the meeting of the Streamline Board, MDaudit submitted a final offer to acquire all of the outstanding shares of Streamline for $5.34 per share in cash, which represented a 31% premium to the closing price of Streamline’s common stock on that day.

On May 8, 2025, as authorized by the Streamline Board, Streamline and MDaudit entered into an exclusivity agreement which provided for exclusivity until 11:59 p.m. (New York time) on May 22, 2025. During such exclusivity period, representatives of the parties and their advisors held several diligence sessions and calls across a wide array of subject areas, including client services, human resources, sales and marketing, legal and finance. Streamline continued to respond to written due diligence requests from MDaudit and its advisors during the exclusivity period.

On May 15, 2025, Goodwin, on behalf of MDaudit, delivered an initial draft of the form of Voting Agreement to be entered into by certain directors and executive officers of Streamline. Following discussions with Streamline’s senior management, Troutman delivered comments on the form of Voting Agreement to Goodwin on May 20, 2025, which, among other things, provided each supporting stockholder with additional flexibility to terminate its respective Voting Agreement in the event the Merger Agreement is modified in a manner that is materially adverse to Streamline stockholders as whole.

Between May 17, 2025 and May 28, 2025, Troutman and Goodwin, on behalf of Streamline and MDaudit, respectively, exchanged multiple revised drafts of the Merger Agreement, the draft Disclosure Schedules and other ancillary agreements pertaining to the transaction. During such time, Streamline’s senior management team continued to have numerous internal discussions with Troutman with respect to the open points in the Merger Agreement, including the scope of the representations and warranties, the scope of the interim operating covenants, MDaudit’s obligations to provide certain benefits to continuing employees following the closing of the potential transaction and the size of the termination fee. The Streamline senior management team directed Troutman to make revisions to the Merger Agreement, in each case, with the intent of enhancing stockholder value and achieve deal certainty, consistent with the Streamline Board’s directive. In tandem, Troutman, on behalf of Streamline, actively engaged with Goodwin, on behalf of MDaudit, to negotiate legal terms and exchanged successive drafts of the Merger Agreement during that time.

During this same period, representatives of MDaudit, Streamline and their respective legal counsel held certain diligence discussions with respect to the business relationship and contractual arrangements between Streamline and 180 Consulting, LLC, a third-party consultant providing, among other things, certain consulting services in support of Streamline’s eValuator products in exchange for both cash and stock compensation (“180 Consulting”). In connection with its diligence, MDaudit expressed a desire to discuss the possibility of amending the Master Services and Non-Disclosure Agreement between Streamline and 180 Consulting (as amended, the “180 Consulting MSA”) and the related statements of work in connection with the signing of the Merger Agreement to eliminate the stock compensation in connection with the potential transaction, among other things. On May 19, 2024, Streamline entered into an NDA with 180 Consulting to facilitate additional discussions regarding the relationship and potential amendments to the 180 Consulting MSA. Between May 20, 2025 and May 28, 2025, representatives of Streamline, MDaudit and 180 Consulting and their respective legal counsel held several calls to discuss the existing contractual arrangements between Streamline and 180 Consulting and to negotiate an Amended and Restated Master Services and Non-Disclosure Agreement between Streamline and 180 Consulting (including the related amended and restated statements of work, the “A&R 180 Consulting MSA”), which would, among other things, (i) provide for certain compensation to 180 Consulting to be paid in cash in lieu of shares of Streamline common stock, (ii) modify the term of 180 Consulting’s services thereunder, and (iii) provide certain other rights for each of Streamline and 180 Consulting.

On May 22, 2025, as the parties continued to negotiate in good faith, Streamline and MDaudit agreed to an amendment to the previously executed exclusivity agreement to extend the exclusivity period through 11:59 p.m. (New York time) on May 28, 2025.

On May 27, 2025, the Streamline Board met, with members of Streamline’s senior management and representatives of Cain Brothers and Troutman in attendance. A representative of Cain Brothers provided an overview of the Sale Process and the negotiations with MDaudit to date. A representative of Cain Brothers reviewed its financial analysis of the proposed purchase price and stated that it was prepared to deliver its opinion, subject to confirmation of the final purchase price from MDaudit, that, based upon and subject to the various limiting conditions, qualifications, assumptions and other matters set forth in its written opinion with respect to the review undertaken by Cain Brothers, the Merger Consideration to be received by the holders of shares of Streamline common stock (other than Parent or any affiliate of Parent) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. A representative of Troutman then reviewed with the members of the Streamline Board their fiduciary duties in the context of a potential sale and reviewed the steps and the process that the Streamline Board had undertaken to satisfy its fiduciary duties. Another representative from Troutman reviewed the material terms of the Merger Agreement, the form of Voting Agreement, and the A&R 180 Consulting MSA, in each case, which had been distributed to the Streamline Board in advance of the meeting. Following discussion of Cain Brothers’ opinion, the Merger Agreement and related transaction documents, the meeting was adjourned until the following morning at which time MDaudit was expected to confirm its final purchase price for the transaction.

On May 28, 2025, the Streamline Board met, with members of Streamline’s senior management and representatives of Cain Brothers and Troutman in attendance. A representative of Cain Brothers provided an update on discussions with MDaudit regarding the valuation of Streamline and confirmed MDaudit’s final proposal to acquire all of the outstanding shares of Streamline for $5.34 per share in cash, which represented a premium of 142.7% to Streamline’s closing stock price on the prior day, May 27, 2025 and a premium of 74.5% to Streamline’s 180-day volume-weighted average stock price as of May 27, 2025. A representative from Cain Brothers rendered an oral opinion to the Streamline Board, which was subsequently confirmed in a written opinion as of the same date, as to the fairness, from a financial point of view, to the holders of Streamline common stock (other than Parent or any affiliate of Parent) of the Merger Consideration to be received by such holders pursuant to the Merger Agreement, based upon and subject to the various limiting conditions, qualifications, assumptions and other matters set forth in its written opinion with respect to the review undertaken by Cain Brothers (as further described in the section titled "—Opinion of the Streamline Board's Financial Advisor" beginning on page 39 of this proxy statement). A representative of Troutman then reviewed with the members of the Streamline Board their fiduciary duties in the context of a potential sale and reviewed the steps and the process that the Streamline Board had undertaken to satisfy its fiduciary duties. Referring to the substantially final form of the Merger Agreement, which had been provided to the Streamline Board in advance of the meeting, a representative of Troutman then reviewed with the Streamline Board the changes to the Merger Agreement since its prior review of the Merger Agreement and summarized the material terms thereof, including the structure, timing, merger consideration, and financing cooperation requirements of the Company. Following these discussions and carefully considering the various factors described in the section titled “—Recommendation of the Streamline Board and Reasons for the Merger” beginning on page 34 of this proxy statement, the Streamline Board unanimously (i) determined that the Merger and the other transactions contemplated by the Merger Agreement, taken together, are on terms that are fair to, advisable and in the best interests of Streamline and its stockholders, (ii) approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated thereby, (iii) directed that the adoption of the Merger Agreement be submitted to the Streamline stockholders at the Special Meeting for approval, and (iv) resolved to recommend that the Streamline stockholders approve and adopt the Merger Agreement. The Streamline Board also approved the Company’s entry into the A&R 180 Consulting Agreement. Throughout the evening of May 28, 2025 and early in the morning of May 29, 2025, Troutman and Goodwin, acting on behalf of Streamline and MDaudit, respectively, worked to finalize the Merger Agreement, Disclosure Schedules and other ancillary agreements pertaining to the transaction.

On May 29, 2025, before the opening of trading on Nasdaq, Streamline, Parent and Merger Sub executed the Merger Agreement and issued a press release announcing their entry into the Merger Agreement on May 29, 2025. Contemporaneously with the execution of the Merger Agreement, certain directors and officers of Streamline entered into the Voting Agreements with Parent and Streamline entered into the A&R 180 Consulting Agreement with 180 Consulting.

Recommendation of the Streamline Board and Reasons for the Merger

At its May 28, 2025 meeting held to evaluate the Merger, the Streamline Board unanimously (i) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, (ii) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are fair to, and in the best interests of, Streamline and the holders of shares of Streamline common stock, (iii) recommended that holders of shares of Streamline common stock adopt the Merger Agreement at the Special Meeting, and (iv) directed that the Merger Agreement be submitted to the holders of shares of Streamline common stock for adoption at the Special Meeting. Accordingly, the Streamline Board recommends that Streamline stockholders vote “FOR” the Merger Proposal.

In evaluating the Merger Agreement and arriving at its determination, the Streamline Board held a number of meetings, consulted with Streamline’s management and its financial advisor and outside legal counsel, and considered a number of substantive factors, both positive and negative, and potential benefits and detriments of the Merger to Streamline and Streamline stockholders. The Streamline Board believed that, taken as a whole, the following factors (which are not necessarily presented in order of importance) generally supported its decision to approve the Merger:

Full and Fair Value. The Streamline Board’s belief that the Merger Consideration represents full and fair value for the shares of Streamline common stock, taking into account the Streamline Board’s familiarity with the Company’s current, historical and prospective financial condition and results of operations, competitive position, business and prospects, and the relative certainty of the Merger Consideration as compared to forecasted financial results and the risks associated with the Company’s stand-alone plan.

Premium to Trading Price of Streamline Common Stock. The fact that the Merger Consideration represents a significant premium over the market price at which shares of Streamline common stock traded, including that the Merger Consideration represents a 143% premium to Streamline’s closing price of $2.20 per share on May 27, 2025 (which was the last trading day prior to the approval of the Merger Agreement by the Streamline Board).

Cash Consideration. The all-cash nature of the consideration to be paid in connection with the Merger, which provides Streamline stockholders with certainty of value and immediate liquidity at the completion of the Merger, in cash, for their investment in Streamline, while avoiding the prospective financial condition and results of operations of Streamline and the execution risks of the Company’s stand-alone plan associated with retaining their shares of Streamline common stock.

Business, Financial Condition and Prospects. The Streamline Board’s understanding of Streamline’s current, historical and prospective financial condition and results of operations, competitive position, business and prospects, including certain long-term financial projections for Streamline prepared by members of its senior management and which the Streamline Board reviewed (discussed in the sections of this proxy statement titled “—Background of the Merger” beginning on page 27 and “—Streamline Management Unaudited Prospective Financial Information” beginning on page 44).

Risk of Continuing as a Stand-Alone Company. The risks of continuing to execute Streamline’s stand-alone plan as an independent company, including (i) risks relating to the current and prospective business environment in which Streamline operates and macro-economic, industry and market conditions negatively impacting valuations and the outlook for healthcare-technology companies such as Streamline, (ii) the fact that Streamline will be required to repay approximately $2.9 million of indebtedness in 2025 and approximately $15.2 million of indebtedness in 2026, which will likely require that Streamline raise additional financing, which may not be available, or may be dilutive to Streamline stockholders, (iii) the substantial doubt regarding the Company’s ability to continue as a going concern due to conditions related to its outstanding debt and other factors that are outside the control of the Company, as disclosed in Streamline’s Annual Report on Form 10-K for the fiscal year ended January 31, 2025, as amended, (iv) Streamline’s inability, since the third fiscal quarter of 2022, to consistently generate sufficient revenues, EBITDA and liquidity to maintain compliance with the financial covenants under the Loan Agreement, (v) the fact that Streamline’s recent private placement notes payables have cross-default conditions with the senior loans under the Loan Agreement, (vi) ongoing challenges related to the Company’s ability to recruit and retain talent, especially within sales leadership, (vii) increasing competition from both existing competitors and potential entry by large, well-capitalized healthcare technology companies, and (viii) the other risk factors to Streamline’s business and prospects as set forth in Streamline’s Annual Report on Form 10-K for the fiscal year ended January 31, 2025, as amended.

Arm’s-Length Negotiation Process with MDaudit. The fact that the terms of the Merger Agreement were the result of arm’s-length negotiations conducted by Streamline’s senior management with the knowledge and at the direction of the Streamline Board and with the assistance of its financial advisor and outside legal counsel, and the enhancements that Streamline and such advisors were able to obtain as a result of arm’s-length negotiations with MDaudit, including multiple increases in the valuation offered by MDaudit from the time MDaudit submitted its initial letter of intent on May 2, 2025 to the end of the negotiations, a number of changes in the terms and conditions of the Merger Agreement from the version initially proposed by MDaudit that were favorable to Streamline, and the inclusion of certain protections in the Merger Agreement that the Streamline Board believes increase the likelihood of completing the Merger.

Best Available Transaction. The Streamline Board’s belief that the Merger Consideration represented the best and highest price that could reasonably be obtained from MDaudit or any other potential counterparty at the time, that further negotiations or requests for a further price increase would create a risk of causing MDaudit to abandon the transaction altogether, in which event Company stockholders would lose the opportunity to obtain the Merger Consideration, and that there was no assurance that a more favorable opportunity to sell Streamline would arise later or through any alternative transaction.

Strategic Alternatives. The risks and potential benefits associated with other strategic alternatives and the potential for stockholder value creation associated with those alternatives, including, among other things, a sale to another potential counterparty or the continuation of Streamline’s business plan as an independent public company, and the Streamline Board’s conclusion, based upon the directors’ extensive knowledge of the Company’s current, historical and prospective financial condition and results of operations, competitive position, business and prospects and after a thorough review of strategic alternatives and discussions with Streamline’s senior management, the Streamline Board’s financial advisor and Streamline’s outside legal counsel, that the Merger Consideration is more favorable to Streamline stockholders than the potential value that might result from other available strategic options in light of the risks in obtaining such potential value.

Interactions with Other Potentially Interested Counterparties. The process conducted by Streamline to identify potential acquirors, taking into account (i) the expected interest of such parties in Streamline’s eValuator and RevID solutions, (ii) their financial capability to consummate a transaction of this size, (iii) the proposed transaction structure, and (iv) their ability to move quickly and efficiently in a process, including the market outreach conducted by Cain Brothers, as authorized by the Streamline Board, and the outcome of those discussions, as more fully described in the section above titled “—Background of the Merger” beginning on page 27.

Financial Analyses and Opinion of Cain Brothers. The financial analyses reviewed and discussed with the Streamline Board by representatives of Cain Brothers as well as the oral opinion of Cain Brothers rendered to the Streamline Board on May 28, 2025, which was subsequently confirmed in a written opinion as of the same date, as to the fairness, from a financial point of view, to the holders of Streamline common stock (other than Parent or any affiliate of Parent) of the Merger Consideration to be received by such holders pursuant to the Merger Agreement, subject to the limiting conditions, qualifications, assumptions and other matters set forth by Cain Brothers in its written opinion, as more fully described below under “—Opinion of the Streamline Board’s Financial Advisor” beginning on page 39.

Conditions to the Closing of the Merger; Likelihood of Closing. The likelihood that the Merger would be completed, in light of, among other things, the likelihood of satisfaction of the conditions in the Merger Agreement to the obligations of Parent and Merger Sub to effect the Merger, which are limited in number and scope, including the exceptions to the events that would constitute a “Material Adverse Effect” for purposes of the Merger Agreement (as described in the section of this proxy statement titled “The Merger Agreement—Representations and Warranties” beginning on page 59), that the closing of the Merger is not conditioned upon receipt of consents from customers or other third parties and the absence of a financing condition.

Terms of the Merger Agreement. The Streamline Board’s belief, following consultation with Streamline’s outside legal counsel, that the terms of the Merger Agreement, including the respective representations, warranties, covenants and termination rights of the parties, are reasonable and customary, and include the most favorable terms reasonably attainable from MDaudit as of May 28, 2025, the date of the Streamline Board’s approval of the Merger Agreement.

Ability to Respond to Certain Alternative Proposals. The fact that the provisions of the Merger Agreement allow Streamline, prior to the approval of the Merger Proposal by the Streamline stockholders, to engage or participate in discussions or negotiations with a third party that makes a bona fide written acquisition proposal that did not result from a breach of Streamline’s non-solicitation and related obligations, if Streamline complies with certain notice requirements and other specified conditions and the Streamline Board determines in good faith based on information then available and after consultation with its financial advisor and outside legal counsel, that such acquisition proposal constitutes, or is reasonably likely to result in, a superior proposal and failure to take such action would be reasonably likely to be inconsistent with its fiduciary obligations to the Streamline stockholders under applicable law.

Ability to Change its Recommendation for a Superior Proposal. The fact that the provisions of the Merger Agreement allow the Streamline Board to change its recommendation in favor of the adoption of the Merger Agreement in response to a superior proposal and terminate the Merger Agreement in order to accept a superior proposal if the Streamline Board determines in good faith, after consultation with its financial advisor and outside legal counsel, that an acquisition proposal constitutes a superior proposal and a failure to take such action would be reasonably likely to be inconsistent with its fiduciary obligations to Streamline stockholders under applicable law (including taking into account any changes to the terms of the Merger Agreement that are proposed by Parent), subject to Streamline’s compliance with certain procedural requirements and, in connection with the termination of the Merger Agreement, payment to Parent of the Termination Fee.

Ability to Change its Recommendation in Connection with an Intervening Event. The fact that the provisions of the Merger Agreement allow the Streamline Board to change its recommendation in favor of the adoption of the Merger Agreement in response to an intervening event, if the Streamline Board determines in good faith, after consultation with its financial advisor and outside legal counsel, that failure to take such action would be reasonably likely to be inconsistent with its fiduciary obligations to Streamline stockholders under applicable law (including taking into account any changes to the terms of the Merger Agreement that are proposed by Parent), subject to Streamline’s compliance with certain procedural requirements.

Termination Fee. The belief of the Streamline Board that the payment of the Termination Fee of $950,000 was not likely to unduly discourage additional competing third-party proposals or reduce the price of such proposals, that the Termination Fee was customary for transactions of this size and type, and that the size of the Termination Fee was reasonable in the context of comparable transactions.

No Financing Condition; Specific Performance. The fact that the Merger Agreement is not subject to a financing condition and that Streamline is entitled to specifically enforce the terms of the Merger Agreement as provided in the Merger Agreement.

Timing Considerations. The risk that if Streamline did not accept the offer by MDaudit (as provided for in the Merger Agreement), Streamline may not have another opportunity to do so or to accept a comparable opportunity, and the fact that the Streamline Board retained the ability (as provided in the Merger Agreement) to consider unsolicited proposals until the adoption of the Merger Agreement by the Streamline stockholders and to enter into an agreement with respect to an acquisition proposal that constitutes a superior proposal under certain circumstances (concurrently with terminating the Merger Agreement and paying the Termination Fee).

Appraisal Rights. The availability of statutory appraisal rights to the holders of Streamline common stock who do not vote in favor of the Merger Proposal and who otherwise comply with all required procedures under Section 262 of the DGCL, and the fact that there was no condition in the Merger Agreement relating to the maximum number of shares of Streamline common stock that could exercise appraisal rights. For more information regarding appraisal rights, see the sections of this proxy statement titled “The Merger Agreement—Effect of the Merger on Streamline Common Stock—Shares of Dissenting Stockholders” beginning on page 56 and “Appraisal Rights of Streamline Stockholders” beginning on page 78.

Voting Agreements. The fact that the supporting stockholders, who represented an aggregate of approximately 22% of the outstanding shares of Streamline common stock as of the date of the Merger Agreement, had agreed to enter into Voting Agreements with Parent, pursuant to which the supporting stockholders agreed, among other things, to vote all shares of Streamline common stock owned by them in favor of the Merger Proposal, the Adjournment Proposal and any other matters necessary for the consummation of the Merger, and the fact that each Voting Agreement will terminate upon the earliest of (i) the Effective Time, (ii) the valid termination of the Merger Agreement in accordance with its terms, (iii) the mutual written agreement of Parent and the applicable stockholder to terminate the Voting Agreement, and (iv) the date on which, subject to the terms of the Voting Agreements, the applicable stockholder delivers written notice to Parent of such stockholder’s election, in its sole discretion, to terminate the Voting Agreement following any amendment or modification to the Merger Agreement that reduces the amount of the Merger Consideration, changes the form of any of the Merger Consideration or otherwise modifies the terms of the Merger Agreement in a manner that is materially adverse to the Company’s stockholders as a whole.

Stockholder Approval. The fact that the consummation of the Merger is subject to the approval of Streamline’s stockholders, who will have the opportunity to adopt or reject the Merger Agreement, and additionally the fact that the Merger is supported by the supporting stockholders, as evidenced by their execution of the Voting Agreements.

In the course of its deliberations, the Streamline Board also considered certain countervailing factors related to entering into the Merger Agreement, including, but not limited to, the following (which are not necessarily presented in order of importance):

No Stockholder Participation in Future Growth or Earnings. The fact that Streamline stockholders will not participate in any future earnings or growth of Streamline and would lose the opportunity to realize the potential long-term value of the successful execution of Streamline’s current strategy as an independent public company, in the event the Company was able to address its ability to continue as a going concern.

Risk of Non-Completion. The possibility that the Merger might not be consummated or may be unduly delayed despite the parties’ efforts, including as a result of the failure of Streamline stockholders to approve the Merger Proposal, and the effect the resulting public announcement of the termination of the Merger Agreement may have on (i) the trading price of Streamline common stock and (ii) Streamline’s business and operating results, particularly in light of the costs incurred in connection with the Merger.

Possible Deterrence of Competing Offers. The risk that certain provisions of the Merger Agreement, including, among other things, that Streamline is prohibited from initiating or soliciting any inquiries or proposals that constitute, or would reasonably be expected to lead to, an acquisition proposal from a third party and the requirement that Streamline must pay the Termination Fee to Parent if the Merger Agreement is terminated under certain circumstances, may discourage other parties potentially interested in an acquisition of, or combination with, Streamline from pursuing that opportunity.

Tax Treatment. The fact that the Merger Consideration will generally be taxable to Streamline stockholders.

Possible Disruption of Streamline’s Business and Costs and Expenses. The possible disruption to Streamline’s business that may result from the Merger, the resulting distraction of Streamline’s management and potential attrition of Streamline’s employees and the costs and expenses associated with completing the Merger.

Restrictions on Operation of Streamline’s Business. The requirement that Streamline use commercially reasonable efforts to conduct its business in the ordinary course of business consistent with past practice, which may delay or prevent Streamline from undertaking business opportunities that may arise prior to the completion of the Merger, and the other restrictions on Streamline’s activities and operations prior to completion of the Merger.

Impact of Announcement. The uncertainty about the effect of the Merger, regardless of whether the Merger is completed, on Streamline’s employees, customers, vendors and other third parties, which may impair Streamline’s ability to attract, retain and motivate key personnel, and could cause customers, vendors and others to seek to change existing business relationships with Streamline. Additionally, the potential for litigation arising in connection with the Merger.

Other Risk Factors. The other risks associated with the Merger described in the section titled “Cautionary Statement Regarding Forward-Looking Information” on page 18 of this proxy statement.

In addition, the Streamline Board was aware of and considered the interests that Streamline’s directors and executive officers may have with respect to the Merger that differ from, or are in addition to, the interests of Streamline stockholders generally, as described below under “—Interests of Streamline’s Directors and Executive Officers in the Merger” beginning on page 48 of this proxy statement.

The Streamline Board considered all of the above factors as a whole, as well as others, and, on balance, concluded that the potentially negative factors associated with the Merger were significantly outweighed by the potential benefits that the Streamline Board expected the Streamline stockholders would achieve as a result of the Merger. The Streamline Board believed that the Merger would maximize the immediate value of Streamline stockholders’ shares and minimize the risks and uncertainty affecting the future prospects of Streamline, including the potential execution risks associated with its stand-alone financial plan. Accordingly, the Streamline Board unanimously (i) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, (ii) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are fair to, and in the best interests of, Streamline and the holders of shares of Streamline common stock, (iii) recommended that holders of shares of Streamline common stock adopt the Merger Agreement at the Special Meeting, and (iv) directed that the Merger Agreement be submitted to the holders of shares of Streamline common stock for adoption at the Special Meeting.

The foregoing discussion of the information and factors considered by the Streamline Board is not exhaustive, but Streamline believes it includes all the material factors considered by the Streamline Board. In view of the wide variety of factors considered in connection with its evaluation of the Merger and the complexity of these matters, the Streamline Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative or specific weight or values to any of these factors. Rather, the Streamline Board viewed its position and recommendation as being based on an overall analysis and on the totality of the information presented to and factors considered by the Streamline Board, including discussions with Streamline’s senior management and outside legal counsel and financial advisor. In addition, in considering the factors described above, individual directors may have applied his or her own personal business judgment to the process and given different weights to different factors.

This explanation of Streamline’s reasons for the Merger and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors described under “Cautionary Statement Regarding Forward-Looking Statements” on page 18 of this proxy statement.

Opinion of the Streamline Board’s Financial Advisor

Streamline retained Cain Brothers to act as financial advisor to the Streamline Board in connection with one or more transactions such as the Merger and requested that Cain Brothers evaluate the fairness to the holders of Streamline common stock (other than Parent or any affiliate of Parent), from a financial point of view, of the Merger Consideration to be received by such holders pursuant to the Merger Agreement. In selecting Cain Brothers, the Streamline Board considered, among other things, Cain Brothers’ qualifications, expertise, reputation and knowledge of the business and affairs of Streamline and the industry in which Streamline operates.

On May 28, 2025, Cain Brothers rendered an oral opinion to the Streamline Board, which was subsequently confirmed in a written opinion as of the same date, as to the fairness, from a financial point of view, to the holders of Streamline common stock (other than Parent or any affiliate of Parent) of the Merger Consideration to be received by such holders pursuant to the Merger Agreement, based upon and subject to the various limiting conditions, qualifications, assumptions and other matters set forth therein with respect to the review undertaken by Cain Brothers.

The full text of Cain Brothers’ written opinion, dated May 28, 2025, is attached to this proxy statement as Annex C and incorporated by reference herein. You should read Cain Brothers’ opinion carefully and in its entirety for a discussion of, among other things, the scope of the review undertaken and the assumptions made, procedures followed, matters considered and qualifications and limitations with respect to the review undertaken by Cain Brothers in connection with its opinion. This summary is qualified in its entirety by reference to the full text of the opinion. Cain Brothers’ opinion was prepared for the use of the Streamline Board and addressed only the fairness from a financial point of view, as of the date of the opinion, of the Merger Consideration to be received by the holders of Streamline common stock (other than Parent or any affiliate of Parent) pursuant to the Merger Agreement. It does not constitute advice or a recommendation as to how any holders of Streamline common stock should vote with respect to the Merger or any other matter and does not in any manner address the price at which shares of Streamline common stock will trade at any time, if ever.

In connection with performing its review and analysis for purposes of rendering its opinion, Cain Brothers, among other things:

●	performed a valuation of Streamline using industry standard valuation methodologies, as described in further detail to the Streamline Board;

●	reviewed the form and content of the draft Merger Agreement, dated May 28, 2025;

●	reviewed historical and projected financial and operational information of Streamline, as provided to Cain Brothers by Streamline’s management;

●

reviewed the historical market prices and trading activity for Streamline common stock and compared the financial performance of Streamline and the prices and trading activity of Streamline common stock with that of certain other selected publicly traded companies and their securities;

●

reviewed the financial terms, to the extent publicly available, of selected acquisition transactions and performed such other analyses, reviewed such other information and considered such other factors as Cain Brothers deemed appropriate;

●	held meetings with certain members of Streamline’s management to discuss the business and operations of Streamline; and

●	performed certain other work Cain Brothers deemed appropriate and necessary to develop its valuation conclusions.

In preparing its opinion, Cain Brothers assumed and relied upon, with Streamline’s consent, the accuracy and completeness of all information provided to Cain Brothers by Streamline, that Streamline discussed with Cain Brothers, or that was publicly available and reviewed by Cain Brothers, and Cain Brothers relied upon the assurances of Streamline’s management that Streamline’s management was not aware of any facts that would make the information provided by Streamline inaccurate or misleading. Cain Brothers did not assume any responsibility for verifying and did not independently verify such information or undertake an appraisal of the assets or liabilities (contingent or otherwise) of Streamline, nor was Cain Brothers furnished with any such valuation or appraisal, and Cain Brothers did not provide any opinion as to the solvency of Streamline under any state or federal laws relating to bankruptcy, insolvency or similar matters. With respect to the projected financial and operational information of Streamline provided to Cain Brothers by Streamline’s management, Cain Brothers was advised by Streamline’s management, and Cain Brothers assumed based on discussions with Streamline’s management and the Streamline Board, that such projected financial and operational information had been reasonably prepared on bases reflecting the best currently available estimates and judgments of Streamline’s management of the future financial performance of Streamline and other matters covered thereby. Cain Brothers expressed no view as to such information or the assumptions on which it was based.

Cain Brothers did not review the books and records of Streamline other than those materials referenced above, nor did Cain Brothers conduct a physical inspection of the properties or facilities of Streamline, nor did Cain Brothers assume any responsibility for any such review or inspection. Cain Brothers expressed no opinion as to the liquidation value of any entity or as to the tax or other consequences of the Merger. Cain Brothers is not a legal, tax or accounting advisor and relied upon Streamline and its legal, tax and accounting advisors to make their own assessment of all legal, tax and accounting matters relating to Streamline and the Merger.

For purposes of its analysis and opinion, Cain Brothers assumed, with Streamline’s consent, that the executed version of the Merger Agreement would not differ in any material respect from the last draft Cain Brothers reviewed, and that the Merger would be consummated on the terms set forth therein, without waiver or modification of any material terms. Cain Brothers assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the draft Merger Agreement received by Cain Brothers were true and correct (except as set forth in any disclosure schedules or schedules of exceptions thereto), and that each party would perform all of the covenants and agreements required to be performed by it under the Merger Agreement without waiver or modification thereof that would be meaningful to Cain Brothers’ analysis. Cain Brothers further assumed, in all respects material to its analysis, that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger would be obtained without any adverse effect on the expected benefits of the Merger in any way meaningful to Cain Brothers’ analysis.

Cain Brothers’ opinion is necessarily based on economic, market and other conditions and circumstances as they existed and could be evaluated on, and the information made available to Cain Brothers as of, the date of the opinion. Events occurring after the date of the opinion may affect the opinion and the assumptions used in preparing it, and Cain Brothers did not assume any obligation to update, revise, reaffirm or withdraw the opinion or to otherwise comment upon events occurring after the date of the opinion.

Cain Brothers’ opinion does not constitute a recommendation to any director of Streamline or any holders of Streamline common stock as to how they should vote on, or otherwise act with respect to, the Merger and does not in any manner address the price at which Streamline common stock will trade at any time. Cain Brothers’ opinion does not address (i) the terms of the Merger except the fairness to the holders of Streamline common stock (other than Parent or any affiliate of Parent), from a financial point of view, of the Merger Consideration to be received by such holders in the Merger as expressly set forth in Cain Brothers’ opinion, (ii) the relative merits of the Merger and any other transactions or business strategies discussed by Streamline as alternatives to the Merger, or (iii) the decision of Streamline, the Streamline Board or the holders of Streamline common stock to engage in the Merger, the timing thereof or the process by which it was reached. Furthermore, Cain Brothers expressed no opinion with respect to the amount or nature of any compensation received by or agreements entered into with any officers, directors or employees of any party to the Merger, or any class of such persons, or with respect to the fairness of any such compensation relative to the Merger Consideration or otherwise, nor did Cain Brothers take any such compensation or agreements into account in rendering its opinion. Cain Brothers’ opinion was only one of many factors considered by the Streamline Board in evaluating the proposed Merger. Cain Brothers did not attribute any particular weight to any analysis or factor it considered, but instead made qualitative judgments as to the significance and relevance of each analysis and factor. Each method of analysis has inherent strengths and weaknesses, and the nature of the available information may further affect the analytic value of particular methods. Accordingly, Cain Brothers believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying Cain Brothers’ opinion.

The summary of the financial analyses described below under the heading “—Summary of Financial Analyses of Streamline Board’s Financial Advisor” is a summary of the material financial analyses performed by Cain Brothers in arriving at its opinion and reviewed with the Streamline Board on May 28, 2025. The summary text describing each financial analysis does not constitute a complete description of Cain Brothers’ financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analyses performed by Cain Brothers. The summary text set forth below does not represent and should not be viewed by anyone as constituting conclusions reached by Cain Brothers with respect to any of the analyses performed by it in connection with its opinion. Rather, Cain Brothers made its determination as to the fairness to the holders of Streamline common stock (other than Parent or any affiliate of Parent), from a financial point of view, of the Merger Consideration to be received by such holders pursuant to the Merger Agreement on the basis of its experience and professional judgment after considering the results of all of the analyses performed.

Except as otherwise noted, the information utilized by Cain Brothers in its analyses, to the extent that it is based on market data, is based on market data as it existed on or before May 28, 2025, and is not necessarily indicative of current market conditions. The analyses described below do not purport to be indicative of actual future results or to reflect the prices at which any securities may trade in the public markets, which may vary depending upon various factors, including changes in interest rates, dividend rates, market conditions, economic conditions and other factors that influence the price of securities.

Summary of Financial Analyses of Streamline Board’s Financial Advisor

In order to reach a view regarding a valuation range for Streamline, Cain Brothers analyzed the historical and projected financial results of Streamline provided by Streamline’s management, as well as third-party market statistics, and applied the following valuation techniques: (a) a comparable public companies analysis, (b) a precedent M&A transactions analysis, and (c) a discounted cash flow analysis. For reference, Cain Brothers also performed a premiums paid analysis.

No individual methodology can be viewed on its own. Additionally, no company or transaction used in any analysis as a comparison is identical to Streamline or directly comparable to the Merger, and they all differ in material ways. Accordingly, an analysis of the results described below involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the selected companies or precedent transactions to which they are being compared. In evaluating the comparable public companies and selected precedent transactions, Cain Brothers made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters which are beyond Streamline’s control, such as the impact of competition on Streamline and the industry generally, industry growth and the absence of any adverse material change in Streamline’s financial conditions and prospects or Streamline’s industry or the financial markets in general. As a consequence, mathematical derivations (such as the high, low, mean and median) of financial data are not by themselves meaningful and the ranges applied in Cain Brothers’ analysis were considered in conjunction with its experience and the exercise of judgment. Cain Brothers used these analyses to determine the impact of various operating metrics on the implied value per share of Streamline common stock. Each of these analyses yielded a range of implied values, and the implied value ranges developed from these analyses were viewed by Cain Brothers collectively and not individually.

Comparable Public Companies Analysis

Cain Brothers analyzed certain publicly available financial information and valuation multiples for selected publicly traded companies set forth in the table below under the heading “Selected Public Companies” engaged in provider-focused technology and tech-enabled services in the healthcare industry that Cain Brothers believed, based on its professional judgment and experience, to be comparable to Streamline for purposes of this analysis.

For each of these comparable public companies, Cain Brothers calculated the fully diluted enterprise value divided by (i) the revenue for the last-twelve months (which are referred to as the “LTM revenue multiples”) (based on the twelve-month period ending on March 31, 2025, which was the last day of the most-recently completed fiscal quarter of each such company for which data was available at the time of the analysis) and (ii) the estimated revenue for calendar year 2025 (which are referred to as the “CY 2025E revenue multiples”), in each case, based on publicly available Wall Street research analysts’ estimates and public filings, as shown below:

Selected Public Companies	LTM Revenue Multiple	CY 2025E Revenue Multiple
CareCloud, Inc.	1.3x	1.3x
Health Catalyst, Inc.	1.1x	1.1x
HealthStream Inc	2.6x	2.5x
Premier, Inc.	1.9x	2.5x
Spok Holdings, Inc	2.4x	2.3x
TruBridge, Inc.	1.6x	1.6x

Based on an analysis of the LTM revenue multiples for the selected companies and the application of its professional judgment, Cain Brothers selected a representative multiple range of 1.50x to 2.00x. Cain Brothers then applied this range to Streamline’s last-twelve months’ revenue of approximately $17.9 million (calculated as the 12-month period ended January 31, 2025), as provided by Streamline’s management. Based on the approximately 4.4 million fully diluted shares of Streamline common stock outstanding as of May 27, 2025, as provided by Streamline’s management, this analysis implied a range of values for Streamline common stock of approximately $2.90 to $4.96 per share. Cain Brothers compared this range to the Merger Consideration of $5.34 per share, the closing price of Streamline common stock on May 27, 2025, the last trading day prior to the delivery of Cain Brothers’ opinion, of $2.20 per share and the 180-day volume-weighted average stock price of Streamline common stock as of May 27, 2025, of $3.06 per share.

Based on an analysis of the CY 2025E revenue multiples for the selected companies and the application of its professional judgment, Cain Brothers selected a representative multiple range of 1.50x to 2.00x. Cain Brothers then applied this range to Streamline’s estimated revenue of approximately $18.4 million for calendar year 2025, based on the May 2025 Forecast provided by Streamline’s management. Based on the approximately 4.4 million fully diluted shares of Streamline common stock outstanding as of May 27, 2025, as provided by Streamline’s management, this analysis implied a range of values for Streamline common stock of approximately $3.03 to $5.12 per share. Cain Brothers compared this range to the Merger Consideration of $5.34 per share, the closing price of Streamline common stock on May 27, 2025, of $2.20 per share and the 180-day volume-weighted average stock price of Streamline common stock as of May 27, 2025, of $3.06 per share.

Precedent M&A Transactions Analysis

Cain Brothers also performed an analysis of selected comparable M&A transactions involving companies engaged in provider-focused technology and tech-enabled services in the healthcare industry that Cain Brothers believed, based on its professional judgment and experience, shared certain characteristics with the Merger relevant for its analysis. Based on publicly available information and industry research reports, including certain financial data and the purchase prices paid in the transactions, Cain Brothers analyzed the 11 completed public company transactions set forth in the table below.

For each of the selected transactions listed below, Cain Brothers calculated the LTM revenue multiples, as shown below (based on the twelve-month period ending on the last day of the most recently completed fiscal quarter of the target company prior to the announcement of the transaction):

Announcement Date	Target	Acquiring Company	LTM Revenue Multiple
05/06/2025	i3 Verticals Healthcare RCM Business	Infinx Inc	2.5x
06/21/2024	Sharecare, Inc.	Altaris, LLC	1.2x
08/07/2024	Xtend Inc	CorroHealth Inc	3.0x
12/06/2023	Acclara	R1 RCM Inc.	2.3x
09/06/2023	NextGen Healthcare, Inc.	Thoma Bravo	2.6x
06/21/2022	Convey Health Solutions Holdings, Inc.	TPG Inc.	3.1x
03/02/2022	Allscripts Hospitals & Physician Segment	N. Harris Computer Corp	0.8x
03/01/2022	Healthcare Resource Group Inc	TruBridge, Inc.	1.3x
08/16/2021	Avelead Consulting LLC	Streamline Health Solutions Inc.	3.4x
11/23/2020	eMDs, Inc.	CompuGroup Medical SE & Co. KGaA	2.5x
02/26/2018	Intermedix Holdings Inc.	R1 RCM Inc.	2.4x

Based on its analysis of the LTM revenue multiples for the selected transactions and its professional judgment, Cain Brothers selected a representative multiple range of 2.00x to 2.50x. Cain Brothers then applied this range to Streamline’s last-twelve months’ revenue of approximately $17.9 million (calculated as the 12-month period ended January 31, 2025). Based on the approximately 4.4 million fully diluted shares of Streamline common stock outstanding as of May 27, 2025, as provided by Streamline’s management, this analysis implied a range of values for Streamline common stock of approximately $4.96 to $7.01 per share. Cain Brothers compared this range to the Merger Consideration of $5.34 per share, the closing price of Streamline common stock on May 27, 2025, of $2.20 per share and the 180-day volume-weighted average stock price of Streamline common stock as of May 27, 2025, of $3.06 per share.

Discounted Cash Flow Analysis

Cain Brothers performed an illustrative discounted cash flow analysis, which is designed to imply a range of potential per-share present values for Streamline common stock as of May 31, 2025, by:

●	adding:

(a)

the implied net present value of the estimated future unlevered free cash flows of Streamline, based on the May 2025 Forecast provided by Streamline’s management for the fiscal years 2025 through 2034 (which implied present value was calculated using a range of discount rates from 16.9% to 18.9%, based on an estimated weighted average cost of capital for Streamline);

(b)

the implied net present value of a corresponding terminal value of Streamline, which terminal value was calculated using a range of perpetuity growth rates from 2.0% to 3.0%, which was chosen based on Cain Brothers’ professional judgment and experience and in line with the average 30-year growth of real, inflation-adjusted gross domestic product, and discounted to present value using the same range of discount rates used in item (a) above; and

●	subtracting:

(a)	the net debt of approximately $14.2 million as of May 27, 2025, as provided by Streamline’s management; and

●	dividing:

(a)	the resulting amount by the approximately 4.4 million fully diluted shares of Streamline common stock outstanding as of May 27, 2025, as provided by Streamline’s management.

Based on the calculations set forth above, this analysis implied a range of values for the Streamline common stock of approximately $2.20 to $3.66 per share. Cain Brothers compared this range to the Merger Consideration of $5.34 per share, the closing price of Streamline common stock on May 27, 2025, of $2.20 per share and the 180-day volume-weighted average stock price of Streamline common stock as of May 27, 2025, of $3.06 per share.

While discounted cash flow analysis is a widely accepted and practiced valuation methodology, it relies on a number of assumptions, including growth rates, terminal values and discount rates. The valuations derived from the discounted cash flow analysis are not necessarily indicative of Streamline’s present or future value or results. Discounted cash flow analysis in isolation from other analyses is not an effective method of evaluating transactions.

Premiums Paid Analysis

For reference purposes only, Cain Brothers reviewed the premiums paid in connection with 155 all-cash transactions dating back to May 27, 2015, involving companies publicly traded on a U.S. exchange across all industries, except biotechnology companies and financial institution companies, with an implied enterprise value between $25 million and $250 million.

For each of the target companies involved in the reviewed transactions, Cain Brothers calculated the premium paid by the acquiror over the target company’s closing stock price on the last trading day prior to the transaction announcement. Cain Brothers’ calculations implied an offer premium range of 22.2% to 63.7%. Cain Brothers then applied these premiums to the closing price of Streamline common stock on May 27, 2025, the last trading day prior to delivery of the Cain Brothers opinion, of $2.20 per share, resulting in an implied range of values for Streamline common stock of approximately $2.69 to $3.60 per share. Cain Brothers compared this range to the Merger Consideration of $5.34 per share, the closing price of Streamline common stock on May 27, 2025, of $2.20 per share and the 180-day volume-weighted average stock price of Streamline common stock as of May 27, 2025, of $3.06 per share. The Merger Consideration of $5.34 represented a premium of 142.7% to the closing price of Streamline common stock on May 27, 2025.

Cain Brothers also calculated the premium paid by the acquiror in such transactions over the target company’s 180-day volume-weighted average stock price as of the last trading day prior to the transaction announcement. Cain Brothers’ calculations implied an offer premium range of 13.6% to 60.9%. Cain Brothers then applied these premiums to the closing price of Streamline common stock on May 27, 2025, the last trading day prior to delivery of the Cain Brothers opinion, of $2.20 per share, resulting in an implied range of values for Streamline common stock of approximately $3.48 to $4.93 per share. Cain Brothers compared this range to the Merger Consideration of $5.34 per share, the closing price of Streamline common stock on May 27, 2025 of $2.20 per share and the 180-day volume-weighted average stock price of Streamline common stock as of May 27, 2025, of $3.06 per share. The Merger Consideration of $5.34 represented a premium of 74.5% to Streamline’s 180-day volume-weighted average stock price as of May 27, 2025.

Miscellaneous

In connection with Cain Brothers’ services as the financial advisor to the Streamline Board, pursuant to an engagement letter, dated November 5, 2024, as amended, Cain Brothers will receive an aggregate fee of approximately $1,750,000, $750,000 of which was earned upon Cain Brothers’ delivery of its oral opinion and payable upon the earlier of the Closing and the termination of the Merger Agreement, and $1,000,000 of which is payable upon, and subject to, the closing of the Merger. In addition, Streamline has agreed to reimburse Cain Brothers for certain expenses and to indemnify Cain Brothers under certain circumstances for certain liabilities that may arise out of Cain Brothers’ engagement.

During the two-year period prior to the date hereof, no material relationship existed between Cain Brothers or any of its affiliates and Streamline or MDaudit pursuant to which compensation was received by Cain Brothers or its affiliates. Cain Brothers does not have a direct financial interest in Streamline. Cain Brothers or one or more of its affiliates engage in a range of investment banking advisory, corporate and municipal finance, real estate advisory and merchant banking services and have in the past and may in the future represent, or hold a principal position in, a party with an interest in the matters of the Merger. KeyBanc Capital Markets and/or one of its affiliates could participate in the financing of the Merger and earn fees and interest in connection with such participation.

Certain Unaudited Prospective Financial Information

Streamline does not, as a matter of course, publicly disclose forecasts or internal projections as to future financial performance, revenues, financial condition or results of its operations, earnings or other results due to, among other things, the inherent difficulty of predicting financial performance for future periods and the uncertainty and unpredictability of the underlying assumptions and estimates. However, in connection with the Streamline Board’s review of strategic alternatives and evaluation of the Merger, and at the request of the Streamline Board, Streamline’s management prepared certain unaudited financial projections, which are summarized in this proxy statement below. These financial projections included:

●

certain unaudited financial projections for fiscal years 2025 through 2034 prepared by Streamline’s management in May 2025 at the request of the Streamline Board (the “May 2025 Forecast”), which were presented to and considered by the Streamline Board in connection with its consideration of the Merger and were also provided to Cain Brothers, at the direction of the Streamline Board, for purposes of performing its financial analyses and rendering its opinion to the Streamline Board, as more fully described above under the section titled “—Opinion of the Streamline Board’s Financial Advisor” beginning on page 39 of this proxy statement; and

●

certain unaudited financial projections for fiscal years 2024 through 2029 prepared by Streamline management in February 2025 at the request of the Streamline Board (the “February 2025 Forecast” and, together with the May 2025 Forecast, the “Financial Projections”), which were included in the CIP made available to MDaudit and other potential buyers that executed a confidentiality agreement with Streamline in connection with the Sale Process. The February 2025 Forecast were not used or relied on by Cain Brothers in connection with the rendering of its opinion to the Streamline Board.

The Financial Projections were not prepared with a view toward public disclosure, and the summary of the Financial Projections included in this proxy statement is included solely to provide Streamline stockholders access to certain prospective financial information that was made available to the Streamline Board and Cain Brothers for the purposes described above. The summary of the Financial Projections is not included in this proxy statement to influence a Streamline stockholder’s decision whether to vote to adopt the Merger Agreement or to influence any other investment or voting decision, including whether or not Streamline stockholders should seek appraisal rights with respect to their shares of Streamline common stock. These projections are not, and should not be viewed as, public guidance or even targets.

The Financial Projections, while necessarily presented with numerical specificity, were prepared by Streamline’s management at the request of the Streamline Board based on certain variables and assumptions, including about future performance, that are inherently uncertain and difficult to predict and many of which are beyond Streamline’s control. The Financial Projections reflect numerous estimates, assumptions and judgments based on information available at the time the Financial Projections were developed with respect to industry performance and competition, general business, economic, regulatory, market and financial conditions, other future events and matters specific to Streamline’s business. As a result, there can be no assurances that the Financial Projections accurately reflect future trends or accurately estimate Streamline’s future financial and operating performance. Important factors that may affect actual results and cause the Financial Projections not to be achieved include, but are not limited to, risks and uncertainties relating to Streamline’s business (including the ability to achieve strategic goals, objectives and targets over the applicable periods), industry performance, general business and economic conditions, and other risk factors described in Streamline’s Annual Report on Form 10-K for the fiscal year ended January 31, 2025, as amended, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, as well as the matters described under the section titled “Cautionary Statement Regarding Forward-Looking Statements.”

The Financial Projections also reflect assumptions as to certain business decisions that are subject to change. In addition, the Financial Projections do not take into account any circumstances or events occurring after the date they were prepared, including the announcement of the Merger and any Merger-related expenses. The Financial Projections also do not take into account the effect of any failure of the Merger to close and should not be viewed as accurate or continuing in that context. The Financial Projections cover multiple years and, by their nature, become subject to greater uncertainty with each successive year. Accordingly, there can be no assurance that the Financial Projections will be realized, and actual results may vary materially from those shown.

The Financial Projections were, in the view of Streamline’s management, prepared on a reasonable basis and in good faith, and reflect the best available estimates and judgments at the time of preparation. However, none of Streamline, Cain Brothers or any of their respective affiliates, advisors, officers, directors or other representatives can give any assurance that actual results will not differ from these Financial Projections, and none of them undertakes any obligation to update or otherwise revise or reconcile the Financial Projections to reflect circumstances existing after the date such Financial Projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Financial Projections are shown to be in error or no longer appropriate. Streamline does not intend to make publicly available any update or other revisions to the Financial Projections, except as required by law. None of Streamline, Cain Brothers or any of their respective affiliates, advisors, officers, directors or other representatives has made or makes any representation to any stockholder or other investor regarding the ultimate performance of Streamline compared to the information contained in the Financial Projections or that the projected results will be achieved.

The Financial Projections were not prepared with the assistance of, or reviewed, compiled, examined or audited by, the Company’s independent registered public accounting firm or any other independent accountants. Further, neither the Company’s independent registered public accounting firm nor any other independent accountants have expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the Financial Projections. The report of Streamline’s independent registered public accounting firm included in Streamline’s Annual Report on Form 10-K for the fiscal year ended January 31, 2025, as amended, which is incorporated by reference into this proxy statement, relates to Streamline’s historical financial information and does not extend to the Financial Projections and should not be read to do so.

In addition, the Financial Projections were not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information or generally accepted accounting principles in the United States (“GAAP”). The Financial Projections incorporate non-GAAP financial measures, including Adjusted EBITDA and, with respect to the May 2025 Forecast, EBIT and Unlevered Free Cash Flow (each as defined below). In addition to Streamline’s results and measures of performance determined in accordance with the GAAP, Streamline’s management included forecasts of non-GAAP financial measures in the Financial Projections because Streamline’s management believes that non-GAAP financial measures can be useful in evaluating and comparing Streamline’s financial and operational performance over multiple periods, identifying trends affecting Streamline’s business, formulating business plans and making strategic decisions. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP, and non-GAAP financial measures as used by Streamline may differ from others in its industry and are not necessarily comparable with information presented under similar captions used by other companies. The financial measures included in forecasts provided to a financial advisor or a counterparty and included in disclosures in connection with a business combination transaction, such as the Financial Projections, are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to the most directly comparable GAAP financial measure. Reconciliations of non-GAAP financial measures were also not provided to or relied upon by the Streamline Board or by Cain Brothers for purposes of performing its financial analyses in connection with rendering its opinion to the Streamline Board (as described in the section titled “—Opinion of the Streamline Board’s Financial Advisor”). Accordingly, a reconciliation of the financial measures included in the Financial Projections to the most directly comparable GAAP financial measures is not provided.

In light of the foregoing factors and the uncertainties inherent in the Financial Projections, Streamline stockholders are cautioned not to place undue, if any, reliance on the Financial Projections included in this proxy statement. The Financial Projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Streamline included in this proxy statement and in Streamline’s other public filings with the SEC. For additional information on Streamline’s actual results and historical financial information, see the section of this proxy statement titled “Where You Can Find More Information.”

May 2025 Forecast

The table below presents a summary of the May 2025 Forecast prepared by Streamline’s management in May 2025. The May 2025 Forecast was presented to and considered by the Streamline Board in connection with its consideration of the Merger and in reaching its unanimous determination on May 28, 2025, to approve and declare advisable the Merger Agreement, the Merger and the other transactions contemplated thereby and to recommend that Streamline stockholders adopt the Merger Agreement. The May 2025 Forecast was also provided to Cain Brothers, at the direction of the Streamline Board, and the Streamline Board directed Cain Brothers to use and rely on the May 2025 Forecast for purposes of performing its financial analyses and rendering its opinion to the Streamline Board, as more fully described above under the section titled “—Opinion of the Streamline Board’s Financial Advisor” beginning on page 39 of this proxy statement.

The May 2025 Forecast was prepared assuming Streamline’s continued operation as a standalone, publicly-traded company. Accordingly, the May 2025 Forecast does not take into account the Merger, including the impact of negotiating or executing the Merger Agreement, the expenses that may be incurred in connection with consummating the Merger, the effect of any business or strategic decision or action that has been or will be taken as a result of the execution of the Merger Agreement or any potential cost savings or revenue opportunities arising out of the Merger. The May 2025 Forecast also reflects numerous other assumptions that Streamline’s management made in good faith with respect to general business, economic, regulatory, market and financial conditions and Streamline’s operating performance, including with respect to the continued research, development and investment in software development relating to Streamline’s current SaaS solutions, revenue growth, costs of professional service and software licenses, research and development expenses, sales and marketing expenses, general and administrative expenses, and other relevant factors related to Streamline’s long-term operating plan. Among other things, the May 2025 Forecast reflects the following key assumptions and expectations: (i) macroeconomic conditions remain stable; (ii) no new regulatory or business changes occur relating to the Company’s business; (iii) competitor pricing remains rational; (iv) the interest rate environment remains stable; (v) limited access to additional debt and/or equity financing, consistent with Streamline’s recent experience; and (vi) improvement in sales due in large part to continued growth and investments in research & development and sales & market initiatives.

The foregoing is a summary of certain key assumptions and does not purport to be a comprehensive or exhaustive overview of all metrics and assumptions included or reflected in the May 2025 Forecast.

($’s in thousands)

Period	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E
Total Revenue	$18,384	$20,039	$22,619	$25,914	$29,247	$31,873	$33,342	$34,263	$35,269	$36,305
Gross Profit	$7,284	$8,443	$10,429	$12,849	$16,679	$18,703	$20,524	$21,636	$22,407	$23,199
Adjusted EBITDA(1)	($513)	$539	$2,204	$4,293	$6,626	$7,665	$7,987	$8,118	$8,674	$9,250
EBIT(2)	($7,594)	($6,521)	($4,927)	($3,105)	$721	$1,784	$3,247	$4,139	$4,801	$5,483
Unlevered Free Cash Flow(3)	($1,393)	($1,130)	$163	$2,320	$4,416	$6,107	$7,228	$7,844	$8,357	$8,909

(1)

“Adjusted EBITDA,” as used in the May 2025 Forecast and set forth in this table, is a non-GAAP financial measure defined as net earnings (loss) plus interest expense, tax expense, depreciation and amortization expense of tangible and intangible assets, share-based compensation expense, significant non-recurring operating expenses, restructuring expenses, impairment of goodwill and long-lived assets and transactional related expenses including: gains and losses on debt and equity conversions, associate severances and related alignment expenses, associate inducement grants, and professional and advisory fees.

(2)	“EBIT” is a non-GAAP financial measure defined as net earnings (loss) plus interest expense and tax expense.
(3)

“Unlevered Free Cash Flow” is a non-GAAP financial measure defined as net income calculated on a pre-capitalization basis (equal to EBIT less cash taxes), plus or minus changes in working capital, less capital expenditures and capitalized software, and plus non-cash items like depreciation, amortization, and stock-based compensation.

February 2025 Forecast

The table below presents a summary of the February 2025 Forecast prepared by management in February 2025, which were included in the CIP made available to MDaudit and other potential buyers that executed a confidentiality agreement with Streamline in connection with the Sale Process. As noted above, the February 2025 Forecast were not used or relied on by Cain Brothers in connection with the rendering of its opinion to the Streamline Board. Although prepared in February 2025, the February 2025 Forecast included projections for the fiscal year ended January 31, 2025, as the actual financial results for the fiscal year ended January 31, 2025, were not available at the time the CIP was prepared for the potential bidders.

The February 2025 Forecast were prepared assuming a strategic transaction were consummated, and Streamline continued to operate as part of a larger corporation. As such, the February 2025 Forecast reflect numerous assumptions that Streamline’s management made in good faith with respect to Streamline’s operations as part of a larger corporation, including with respect to the elimination of public company expenses expected to result from a potential strategic transaction, which were not included in the May 2025 Forecast. The February 2025 Forecast also reflect numerous assumptions that Streamline’s management made in good faith with respect to general business, economic, regulatory, market and financial conditions and other aspects of Streamline’s operating performance. Among other things, the February 2025 Forecast reflect the following key assumptions and expectations: (i) macroeconomic conditions remain stable; (ii) no new regulatory or business changes occur relating to the combined business; (iii) competitor pricing remains rational; (iv) the interest rate environment remains stable; and (v)  material cost savings as a result of the elimination of certain public company expenses.

The foregoing is a summary of certain key assumptions and does not purport to be a comprehensive or exhaustive overview of all metrics and assumptions included or reflected in the February 2025 Forecast.

($’s in thousands)

Period	2024E	2025E	2026E	2027E	2028E
Total Revenue	$17,847	$18,672	$22,202	$27,047	$33,375
Gross Profit	$11,130	$11,064	$13,573	$17,164	$21,833
Adjusted EBITDA(1)	$942	$1,059	$2,545	$5,945	$10,393

(1)

“Adjusted EBITDA,” as used in the February 2025 Forecast and set forth in this table, is a non-GAAP financial measure defined as net earnings (loss) plus interest expense, tax expense, depreciation and amortization expense of tangible and intangible assets, share-based compensation expense, significant non-recurring operating expenses, restructuring expenses, impairment of goodwill and long-lived assets and transactional related expenses, including gains and losses on debt and equity conversions, associate severances and related alignment expenses, associate inducement grants, and professional and advisory fees plus employee compensation and vendor expenses associated with being a publicly-traded company. “Adjusted EBITDA” as used in the February 2025 Forecast is not calculated in the same manner as “Adjusted EBITDA” as used in the May 2025 Forecast, as “Adjusted EBITDA” as used in the February 2025 Forecast is calculated net of employee compensation and vendor expenses associated with being a publicly-traded company.

Note: EBIT and unlevered free cash flow are not included in this summary of the February 2025 Forecast because EBIT and unlevered free cash flow were not provided to potential buyers or calculated by Streamline management for the February 2025 Forecast.

Interests of Streamline’s Directors and Executive Officers in the Merger

In considering the recommendation of the Streamline Board that you vote to approve the Merger Proposal, you should be aware that certain directors and executive officers of Streamline may have interests in the Merger that are different from, or in addition to, the interests of Streamline stockholders generally. The Streamline Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, in approving the Merger Agreement and the transactions contemplated by the Merger Agreement, and in recommending the approval of the Merger Proposal by the Streamline stockholders. Streamline’s stockholders should take these interests into account in deciding whether to vote “FOR” the Merger Proposal. These interests are described below, and certain of them are quantified within the narrative disclosure. The merger will constitute a “change in control” for purposes of the compensation arrangements described below. The amounts presented in the following discussion do not reflect the impact of applicable withholding or other taxes.

For purposes of this disclosure, Streamline’s current executive officers are as follows:

Name	Position
Wyche T. Green, III	Executive Chairman
Benjamin L. Stilwill	President and Chief Executive Officer
Bryant J. Reeves, III	Chief Financial Officer
Wendy L. Lovvorn	Chief People Officer

For purposes of this disclosure, Streamline’s current non-employee directors are as follows:

Name
Matthew W. Etheridge
Justin J. Ferayorni
Kenan H. Lucas
Jonathan R. Phillips
Judith E. Starkey

Treatment of Streamline Equity Awards

Each of our executive officers is party to an employment agreement with Streamline that provides that in the event of a “change in control” (as defined in the applicable employment agreement), all stock options, restricted stock, and all other equity awards granted to the executive officer prior to the change in control will immediately vest in full as of the date of the change in control. The Merger will qualify as a change in control under each of the employment agreements.

At the Effective Time, each Company Restricted Share that has vested as a result of such acceleration will automatically be cancelled and converted into the right to receive the Merger Consideration. At the Effective Time, each Company Restricted Share that is outstanding and unvested as of the Effective Time will automatically be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the number of shares of Streamline common stock corresponding to such Company Restricted Shares immediately prior to the Effective Time multiplied by (ii) the Merger Consideration.

The following table sets forth, for each of Streamline’s executive officers and the non-employee members of the Streamline Board, (a) the aggregate number of Company Restricted Shares held by such individual as of June 23, 2025, and (b) the estimated value that the executive officers and non-employee members of the Streamline Board will receive in respect of such Company Restricted Shares in connection with the Merger.

	Company Restricted Shares
Name	Number of Shares (#)	Value ($)
Executive Officers
Wyche T. “Tee” Green, III	35,666	$190,456
Benjamin L. Stilwill	13,712	$73,222
Bryant J. Reeves, III	9,612	$51,328
Wendy L. Lovvorn	11,686	$62,403

Non-Employee Directors
Matthew Etheridge	⸺	$⸺
Justin J. Ferayorni	16,666	$88,996
Kenan H. Lucas	16,666	$88,996
Jonathan R. Phillips	16,666	$88,996
Judith E. Starkey	16,666	$88,996

At the Effective Time, each Company Option that is outstanding and unexercised as of the Effective Time (whether vested or unvested) and has a per share exercise price that is less than the Merger Consideration will automatically be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the number of shares of Streamline common stock subject to such Company Option immediately prior to the Effective Time, multiplied by (ii) the excess of the Merger Consideration over the applicable exercise price per share of Streamline common stock subject to such Company Option, less applicable withholding taxes. Each Company Option that is outstanding and unexercised as of the Effective Time (whether vested or unvested) and has a per share exercise price that is equal to or greater than the Merger Consideration, such Company Option will automatically be cancelled at the Effective Time for no consideration.

As of the date of this proxy statement each outstanding Company Option was “out of the money” because it has a per share exercise price that is equal to or greater than the Merger Consideration and will be cancelled at the Effective Time for no consideration.

The following table sets forth, for each of Streamline’s executive officers and the non-employee members of the Streamline Board, (a) the aggregate number of shares of Streamline common stock subject to vested Company Options held by such individual as of June 23, 2025, (b) the aggregate number of shares of Streamline common stock subject to unvested Company Options as of June 23, 2025, and (c) the estimated value that the executive officers and non-employee members of the Streamline Board will receive in respect of such Company Options in connection with the Merger.

	Vested Company Options		Unvested Company Options
Name	Number of Shares (#)	Value ($)	Number of Shares (#)	Value ($)
Executive Officers
Wyche T. “Tee” Green, III	⸺	$⸺	⸺	$⸺
Benjamin L. Stilwill	666	$⸺	⸺	$⸺
Bryant J. Reeves, III	⸺	$⸺	⸺	$⸺
Wendy L. Lovvorn	⸺	$⸺	⸺	$⸺

Non-Employee Directors
Matthew Etheridge	⸺	$⸺	⸺	$⸺
Justin J. Ferayorni	⸺	$⸺	⸺	$⸺
Kenan H. Lucas	⸺	$⸺	⸺	$⸺
Jonathan R. Phillips	⸺	$⸺	⸺	$⸺
Judith E. Starkey	⸺	$⸺	⸺	$⸺

Treatment of Streamline Warrants Held by Directors and Executive Officers

At the Effective Time, each Company Warrant that is outstanding and unexercised as of the Effective Time and has a per share exercise price that is less than the Merger Consideration will be cancelled and converted into the right to receive a cash payment equal to (i) the number of shares of Streamline common stock subject to the Company Warrant immediately prior to the Effective Time, multiplied by (ii) the excess of the Merger Consideration over the exercise price per share of Streamline common stock subject to such Company Warrant, less applicable withholding taxes. Each Company Warrant that is outstanding and unexercised as of the Effective Time and has a per share exercise price that is equal to or greater than the Merger Consideration will be cancelled for no consideration.

As of the date of this proxy statement, each outstanding Company Warrant was “out of the money” because it has a per share exercise price that is equal to or greater than the Merger Consideration and will be cancelled at the Effective Time for no consideration.

The following table sets forth, for each of Streamline’s executive officers and the non-employee members of the Streamline Board, (a) the aggregate number of shares of Streamline common stock subject to Company Warrants held by such individual as of June 23, 2025, and (b) the estimated value that the executive officers and non-employee members of the Streamline Board will receive in respect of such Company Warrants in connection with the Merger.

	Company Warrants
Name	Number of Shares (#)	Exercise Price ($)	Value ($)
Executive Officers
Wyche T. “Tee” Green, III	59,829	$5.85	$⸺
Benjamin L. Stilwill	⸺	$⸺	$⸺
Bryant J. Reeves, III	⸺	$⸺	$⸺
Wendy L. Lovvorn	⸺	$⸺	$⸺

Non-Employee Directors
Matthew Etheridge	61,403	$5.70	$⸺
Justin J. Ferayorni	29,914	$5.85	$⸺
Kenan H. Lucas	⸺	$⸺	$⸺
Jonathan R. Phillips	2,991	$5.85	$⸺
Judith E. Starkey	⸺	$⸺	$⸺

Severance Entitlements

Each of our executive officers is party to an employment agreement with Streamline that provides for certain payments and benefits following a termination of employment in connection with a “change in control” (as defined in the applicable employment agreement). The Merger will qualify as a change in control under each of the employment agreements.

Each of the employment agreements provides that, in the event that the applicable executive officer’s employment is terminated by Streamline for reasons other than for “good cause”, “continued disability” (each as defined in the applicable employment agreement), or death, or if the executive officer resigns his or her employment for “good reason” (except for Mr. Stilwill and Mr. Reeves) within 90 days prior to a change in control or within the 12 months following a change in control (together, the “Change in Control Period” and such termination, a “CIC Qualifying Termination”), the executive officer will be entitled to:

●

An amount equal to 6 months (or 12 months in the case of Mr. Green and Ms. Lovvorn) of the executive officer’s base salary at termination (which is deemed to be $480,000 in the case of Mr. Green and is $170,000 in the case of Ms. Lovvorn), payable in accordance with Streamline’s regular pay periods;

●	Certain “COBRA-Related Benefits” depending on the terms of their respective employment agreement:
o

For Mr. Stilwill and Mr. Reeves, a lump sum cash payment equal to 6 times the monthly rate of the Company’s subsidy for coverage in its medical, dental and vision plans for active employees (including any applicable spouse and dependent coverage) in effect on the date of termination;

o

For Mr. Green and Ms. Lovvorn, up to twelve (12) months or six (6) months, respectively, of partially subsidized COBRA premiums for continued coverage under the Company’s group medical and dental insurance plans (if enrolled) for the executive officer and the executive officer’s eligible dependents;

●

Solely with respect to Mr. Reeves, payment of an annual bonus for the year during which Mr. Reeves is terminated (subject to attainment of performance goals such year) equal to up to 25% of Mr. Reeve’s base salary (which is $225,000), pro-rated for the number of months from the beginning of the year through the date of termination and paid at the same time as annual bonuses are normally paid, and any unpaid annual bonus for the prior year; and

●	Accelerated vesting of all stock options, restricted stock and other equity awards held by the executive officer.

If the proposed Merger resulted in “good reason” for Mr. Stilwill or Mr. Reeves and the executive officer terminated employment within 90 days of the initial existence of such good reason, the executive officer would be eligible to receive severance benefits equivalent to those provided upon a CIC Qualifying Termination, except for accelerated vesting of equity.

For each of our executive officers, their employment agreements provide that the amount of their change of control payments and benefits will be reduced to the extent necessary to avoid excise taxes under Section 4999 of the Code.

Under certain employment agreements, such benefits are subject to compliance with restrictive covenants, including confidentiality, non-compete, and non-solicitation of customers and employees. For Mr. Stilwill and Mr. Reeves, such benefits are also subject to the executive officer’s timely execution and effectiveness of a general release of claims in favor of Streamline. Except for trade secrets and information protected by law, the confidentiality covenant under each executive officer’s employment agreement will continue to apply following the termination of such executive officer’s employment until the expiration of a two-year period immediately following termination of employment. The confidentiality covenant under each executive officer’s employment agreement with respect to trade secrets and information protected by law will continue to apply indefinitely following the termination of such executive officer’s employment for any reason. The non-competition and non-solicitation covenants under each executive officer’s employment agreement will continue to apply for the one (1) year-period (or two (2) year-period for Mr. Green and Ms. Lovvorn) immediately following a termination of such executive’s employment.  The estimated aggregate value of the severance payments and benefits for each of Streamline’s named executive officers, including Mr. Green, Mr. Stilwill, and Mr. Reeves, is set forth in the section titled “—Quantification of Potential Payments and Benefits to Streamline’s Named Executive Officers in Connection with the Merger” below. Based on the same assumptions set forth in such section, the estimated aggregate value of severance payments and benefits provided to Ms. Lovvorn under her employment agreement upon a CIC Qualifying Termination is approximately $176,883.

Transaction Bonuses

In connection with the Merger, Streamline awarded certain cash bonuses to Mr. Stilwill and Mr. Reeves to incentivize and retain such employees through the Closing, which are payable on Streamline's first regular payroll date following the closing of the Merger. Such awards are contingent upon Closing and subject to the applicable executive officer’s continued service through the Closing. See the section titled “—Quantification of Potential Payments and Benefits to Streamline’s Named Executive Officers in Connection with the Merger” below for the amounts and additional details of the transaction bonuses awarded to Mr. Stilwill and Mr. Reeves.

Directors’ and Officers’ Indemnification and Insurance

Under the Merger Agreement, each present and former director and officer of Streamline has certain rights to indemnification, advancement of expenses and directors’ and officers’ liability insurance coverage. For further detail on these entitlements, see the section titled “The Merger Agreement—Directors’ and Officers’ Indemnification and Insurance” beginning on page 71 of this proxy statement.

Quantification of Potential Payments and Benefits to Streamline’s Named Executive Officers in Connection with the Merger

The table below sets forth the information required by Item 402(t) of Regulation S-K regarding compensation that is based on, or otherwise relates to, the Merger for each of Streamline’s named executive officers. Such amounts have been calculated assuming that:

●	The effective date of the Merger (and an involuntary termination of employment of the named executive officer, as applicable) occurred on June 23, 2025;
●	The value per share of Streamline common stock upon consummation of the Merger is $5.34;
●

Each named executive officer experiences a CIC Qualifying Termination during the Change in Control Period, without taking into account any possible reduction that might be required to avoid the excise tax in connection with Section 280G and Section 4999 of the Code; and

●	Each named executive officer has complied with all requirements necessary to receive all payments and benefits.

Streamline’s named executive officers for purposes of the table below are Wyche T. Green, III, Benjamin L. Stilwill and Bryant J. Reeves, III. The calculations in the table below do not attempt to forecast any adjustments in compensation that may occur following the date of this proxy statement, including additional equity awards, grants or forfeitures that may occur prior to the effective time or any equity awards that, by their terms, vest irrespective of the Merger prior to the effective time. As a result of the foregoing assumptions and the assumptions described in the footnotes to the table below, which may or may not actually occur or be accurate on the relevant date, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.

Golden Parachute Compensation

Name	Cash ($)(1)(2)	Equity ($)(3)	Perquisites/ Benefits ($)	Other(4)	Total ($)
Wyche T. Green, III	$480,000	$172,982	─	─	$652,982
Benjamin L. Stilwill	$190,130	$73,359	─	$75,000	$338,489
Bryant J. Reeves, III	$141,940	$50,820	─	$45,000	$237,760

(1)

Amounts shown reflect the (i) cash severance payments each named executive officer, (ii) pro-rata bonus for Mr. Reeves assuming performance at target, and (iii) portion of the cash severance formula determined by reference to a hypothetical COBRA-Related Benefit for Mr. Stilwill and Mr. Reeves. The named executive officers are eligible to receive these amounts, as applicable, in connection with a CIC Qualifying Termination pursuant to such named executive officer’s employment agreement, subject to certain conditions, as described above in “Severance Entitlements.” These severance payments are “double trigger,” which means that a named executive officer must experience a CIC Qualifying Termination within the Change in Control Period to receive the payments.

Name	Base Salary Severance ($)	Pro-Rata Bonus ($)	COBRA-Related Benefit	Total ($)
Wyche T. Green, III	$480,000	─	─	$480,000
Benjamin L. Stilwill	$187,500	─	$2,630	$190,130
Bryant J. Reeves, III	$112,500	$28,125	$1,315	$141,940

(2)	As of the Record Date, Mr. Green is not enrolled in Company group medical and dental insurance plans and, therefore, would not be eligible to elect COBRA or receive the COBRA-Related Benefit, as described above in “Severance Entitlements.” The COBRA-Related Benefit is a “double-trigger” benefit, which means that Mr. Green must experience a CIC Qualifying Termination within the Change in Control Period to receive the benefit.

(3)	Amounts shown reflect the aggregate value of accelerated vesting of outstanding unvested Streamline equity awards in connection with the Merger, as described above in “Treatment of Streamline Equity Awards.” Accelerated vesting of the unvested Streamline equity awards is considered a “single trigger” benefit because it is triggered by the occurrence of the Merger, regardless of any termination of employment.

(4)

Amounts shown reflect the amount of the transaction bonus for Mr. Stilwill and Mr. Reeves awarded in connection the Merger, as described above in “Transaction Bonuses.” Payment of the transaction bonuses (if granted) is a “single trigger” benefit because payment would be triggered by the closing of the Merger, regardless of any termination of employment.

Financing of the Merger

The consummation of the Merger is not conditioned upon receipt or availability of any funds or financing by Parent. Parent has represented in the Merger Agreement that it has sufficient unrestricted cash on hand or other sources of immediately available funds to enable it to consummate the transactions contemplated by the Merger Agreement and pay the Merger Consideration under the Merger Agreement in accordance with the terms and conditions of the Merger Agreement and to make all other necessary payments of fees and expenses in connection with the transactions contemplated by the Merger Agreement.

Regulatory Matters

We are unaware of any material federal, state or foreign regulatory requirements or approvals that are required for the completion of the Merger, other than the filing of the certificate of merger with respect to the Merger with the Secretary of State of the State of Delaware.

Delisting and Deregistration of Streamline Common Stock

When the Merger is completed, the Streamline common stock will be delisted from Nasdaq and will be deregistered under the Exchange Act. As a result, following the Merger and such deregistration, we will no longer file periodic reports with the SEC.

Appraisal Rights of Streamline Stockholders

Streamline stockholders who do not vote in favor of approval of the Merger Proposal, who continuously hold their shares of Streamline common stock through the effective date of the Merger and who otherwise comply precisely with the applicable provisions of Section 262 of the DGCL will be entitled to seek appraisal of the fair value of their shares of Streamline common stock, as determined by the Delaware Court of Chancery, if the Merger is completed, in lieu of receiving the Merger Consideration in respect of such shares. The “fair value” of your shares of Streamline common stock as determined by the Delaware Court of Chancery could be greater than, the same as, or less than the value of the Merger Consideration that you would otherwise be entitled to receive under the terms of the Merger Agreement. Streamline stockholders who wish to exercise the right to seek an appraisal of their shares must so advise Streamline by submitting a written demand for appraisal in the form described in this proxy statement prior to the vote to approve the Merger Proposal and must otherwise follow the procedures prescribed by Section 262 of the DGCL. For further detail regarding appraisal rights, see the section titled “The Merger Agreement—Effect of the Merger on Streamline Common Stock—Shares of Dissenting Stockholders” beginning on page 56 of this proxy statement and the section entitled “Appraisal Rights of Streamline Stockholders” beginning on page 78 of this proxy statement.

The text of Section 262 of the DGCL is attached as Annex D to this proxy statement. The foregoing summary is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Section 262 and any amendments thereto after the date of this proxy statement. You are encouraged to read these provisions carefully and in their entirety. Due to the complexity of the procedures for exercising appraisal rights, Streamline stockholders who are considering exercising such rights are encouraged to seek the advice of legal counsel and their financial advisors. Failure to strictly comply with these provisions may result in the loss of appraisal rights.

THE MERGER AGREEMENT

The following describes the material provisions of the Merger Agreement, which is attached as Annex A to this proxy statement and is incorporated by reference herein. The summary of the material provisions of the Merger Agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the Merger Agreement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. Streamline encourages you to read carefully the Merger Agreement in its entirety before making any decisions regarding the Merger as the Merger Agreement is the legal document governing the Merger.

Explanatory Note Regarding the Merger Agreement

The Merger Agreement attached as Annex A to this proxy statement and this summary of its terms have been included to provide you with information regarding the terms of the Merger Agreement and are not intended to provide any factual information about Streamline or supplement, update or modify any factual disclosures about Streamline in its public reports filed with the SEC. The representations, warranties and covenants made in the Merger Agreement by Streamline, Parent, and Merger Sub are qualified and subject to important limitations agreed to by the parties to the Merger Agreement in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were made solely for the benefit of the parties to the Merger Agreement and were negotiated with the principal purpose of allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality that may be different from that generally relevant to stockholders or applicable to reports and documents filed with the SEC, have been qualified by the disclosures contained in certain documents filed with the SEC by Streamline from and after February 1, 2022 and publicly available prior to May 29, 2025, and in some cases are qualified by confidential disclosures that were made by each party to the other, which disclosures are not publicly disclosed. Further, the representations and warranties in the Merger Agreement were made only as of May 29, 2025 (or such other date as is specified in the Merger Agreement), and information concerning the subject matter of the representations and warranties may have changed since such date. The representations and warranties in the Merger Agreement will not survive the completion of the Merger.

For the foregoing reasons, Streamline stockholders should not rely on the representations, warranties and covenants in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of Streamline, Parent, Merger Sub or any of their respective subsidiaries or affiliates. The representations, warranties and covenants or any descriptions of those provisions should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. Streamline is responsible for considering whether additional disclosure of material information is required to make the statements in this proxy statement not misleading and will provide additional disclosure in its public reports of any material information necessary to provide Streamline stockholders with a materially complete understanding of the disclosures relating to the Merger Agreement.

Additional information about Streamline may be found elsewhere in this proxy statement and Streamline’s other public filings. See “Where You Can Find More Information” beginning on page 92 of this proxy statement.

Structure of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time and in accordance with the DGCL, Merger Sub will be merged with and into the Company and the separate corporate existence of Merger Sub will cease. The Company will continue as the surviving corporation of the Merger (the “surviving corporation”). From and after the Effective Time, the Merger will have the effects as set forth in the Merger Agreement, the certificate of merger to be executed and filed with the Secretary of State of Delaware in accordance with the DGCL, and the applicable provisions of the DGCL. At the Effective Time all (a) of the property, rights, privileges, and powers of the Company and Merger Sub will vest in the surviving corporation; and (b) debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the surviving corporation.

At the Effective Time, the certificate of incorporation of the Company as in effect immediately prior to the Effective Time will be amended and restated in its entirety to read as set forth in Exhibit A to the Merger Agreement and, as so amended and restated, will be the certificate of incorporation of the surviving corporation until thereafter amended as provided therein or as provided by applicable law.

At the Effective Time, the bylaws of the Company will be amended and restated in their entirety to read as the bylaws of Merger Sub read immediately prior to the Effective Time, except that references to Merger Sub’s name will be replaced with references to “Streamline Health Solutions, Inc.”, until thereafter amended as provided therein, by the certification of incorporation of the surviving corporation or as provided by applicable law.

At the Effective Time, the initial directors of the surviving corporation will be the directors of Merger Sub as of immediately prior to the Effective Time, with each to hold office until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the DGCL, the certificate of incorporation of the surviving corporation, and the bylaws of the surviving corporation.

At the Effective Time, the initial officers of the surviving corporation will be the officers of the Company as of immediately prior to the Effective Time, with each to hold office until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the DGCL, the certificate of incorporation of the surviving corporation, and the bylaws of the surviving corporation. The Company will, at the request of Parent, use its reasonable best efforts to cause any officers or directors of the Company or any of its subsidiaries designated by Parent to resign only in such capacity (and not in his or her capacity as an employee of the Company or any of its Subsidiaries) at least two business days prior to the Closing Date, in each case, effective as of the Effective Time.

Timing of Closing; Effective Time

Unless otherwise mutually agreed in writing between Streamline and Parent, the Closing will take place (a) at 9:00 a.m. (Eastern Time) on the third business day following the day on which the last to be satisfied or waived (to the extent waivable under applicable law and the Merger Agreement) of the conditions to Closing set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent waivable under applicable law and the Merger Agreement) of those conditions) has been satisfied or waived in accordance with the Merger Agreement.

Upon the terms and subject to the conditions set forth in the Merger Agreement, on the Closing Date, Streamline and Parent will cause the Merger to be consummated by filing all necessary documentation, including a certificate of merger in customary form and substance, with the Secretary of State of the State of Delaware in accordance with the DGCL. The Merger will become effective at the time such certificate of merger has been filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by Streamline, Parent and Merger Sub in writing and specified in such certificate of merger.

Effect of the Merger on Streamline Common Stock

Conversion of Streamline Common Stock

At the Effective Time, each share of Streamline common stock issued and outstanding immediately prior to the Effective Time (other than (i) excluded shares and (ii) any shares of Streamline common stock held by holders who have not voted in favor of the adoption of the Merger Agreement (or consented thereto in writing) and who are entitled to demand, and who have perfected a demand, for appraisal rights of such shares in accordance with Section 262 of the DGCL), will be automatically converted into the right to receive $5.34 per share of Streamline common stock in cash, without interest.

At the Effective Time, all of the shares of Streamline common stock converted into the right to receive the Merger Consideration will cease to be outstanding, will be automatically cancelled and will cease to exist, and the holders of certificates or book-entry evidence of shares that immediately prior to the Effective Time represented such shares of Streamline common stock will cease to have any rights with respect to such shares of Streamline common stock other than the right to receive, upon surrender of such certificates or book-entry evidence of shares, the Merger Consideration without interest.

Cancellation of Certain Streamline Common Stock

At the Effective Time, any shares of Streamline common stock that are held by Streamline as treasury stock and not held on behalf of third parties, any shares of Streamline common stock owned by Parent or Merger Sub and any shares of Streamline common stock owned by any direct or indirect wholly owned subsidiary of Parent or Merger Sub, in each case, that are issued and outstanding immediately prior to the Effective Time, will, as a result of the Merger and without any action on the part of the holder of such shares of Streamline common stock, cease to be outstanding and automatically cancelled without payment of any consideration therefor or any conversion thereof and cease to exist.

Shares of Merger Sub

At the Effective Time, each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time will, as a result of the Merger and without any action on the part of the holder of such shares, be automatically converted into one fully paid and nonassessable share of the same class or series of capital stock of the surviving corporation.

Shares of Dissenting Stockholders

Shares of Streamline common stock that are issued and outstanding as of immediately prior to the Effective Time and held by holders who have not voted in favor of the adoption of the Merger Agreement (or consent thereto in writing) and who are entitled to demand, and who have perfected a demand, for appraisal rights of such shares in accordance with Section 262 of the DGCL, will not be converted into the right to receive the Merger Consideration, but instead will be entitled to only such rights as are granted by Section 262 of the DGCL.

If any dissenting stockholder fails to comply with the provisions of Section 262 of the DGCL or effectively withdraws or waives or otherwise loses such right to appraisal of such shares of Streamline common stock pursuant to Section 262 of the DGCL or a court of competent jurisdiction determines that such dissenting stockholder is not entitled to the relief provided by Section 262 of the DGCL, such shares of Streamline common stock will be deemed to have been converted into, and have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest.

Streamline will (i) give Parent written notice of any demands for appraisal of shares of Streamline common stock, withdrawals or attempted withdrawals of such demands and any other instruments served or delivered pursuant to the DGCL and received by Streamline with respect to such shares promptly after receipt by Streamline, and (ii) give Parent the opportunity, at Parent’s sole expense, to participate in and direct all negotiations and proceedings with respect to such demands for appraisal pursuant to the DGCL in respect of such shares. Streamline will not, except with the prior written consent of Parent, (A) make any payment with respect to any such demands for appraisal, (B) offer to settle or settle any such demands or (C) waive any failure to timely deliver a written demand for appraisal or timely take any other action to perfect appraisal rights in accordance with the DGCL.

For more information regarding appraisal rights, see the section titled “—Appraisal Rights of Streamline Stockholders.” In addition, a copy of Section 262 of the DGCL is attached as Annex D to this proxy statement.

Treatment of Streamline Equity Awards

At the Effective Time, each Company Option that is outstanding and unexercised as of the Effective Time (whether vested or unvested) and has a per share exercise price that is less than the Merger Consideration, will, automatically and without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the number of shares of Streamline common stock subject to such Company Option immediately prior to the Effective Time multiplied by (ii) the excess of (A) the Merger Consideration over (B) the exercise price per share of Streamline common stock of such Company Option. Notwithstanding the foregoing, each Company Option that is outstanding and unexercised as of the Effective Time (whether vested or unvested) and has a per share exercise price equal to or greater than the Merger Consideration will, automatically and without any action on the part of Parent, Merger Sub, the Company, or the holder thereof, be cancelled at the Effective Time for no consideration.

At the Effective Time, each Company Restricted Share that is outstanding and unvested as of the Effective Time will, automatically and without any action on the part of Parent, Merger Sub, the Company, or the holder thereof, be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the number of shares of Streamline common stock corresponding to such Company Restricted Share immediately prior to the Effective Time, multiplied by (ii) the Merger Consideration.

Treatment of Streamline Warrants

At the Effective Time, each Company Warrant that is outstanding and unexercised as of the Effective Time and has a per share exercise price that is less than the Merger Consideration, will, automatically and without any action on the part of Parent, Merger Sub, Streamline, or the holder thereof, be cancelled and converted into the right to receive (i) a cash payment equal to (A) the number of shares of Streamline common stock subject to the Company Warrant immediately prior to the Effective Time multiplied by (B) the excess, if any, of (x) the Merger Consideration over (y) the exercise price per share of Streamline common stock of such Company Warrant. Each Company Warrant that is outstanding and unexercised as of the Effective Time and has a per share exercise price equal to or greater than the Merger Consideration will, automatically and without any action on the part of Parent, Merger Sub, Streamline, or the holder thereof, be cancelled for no consideration at the Effective Time. Following May 29, 2025, the Company will deliver in a timely manner all notices to the holders of any Company Warrants required under the terms of such Company Warrants in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement.

Surrender and Payment Procedures

Prior to the Effective Time, Parent will appoint Streamline’s transfer agent or another bank or trust company reasonably acceptable to Streamline to serve as the paying agent (the “Paying Agent”) and will enter into an agreement reasonably acceptable to Streamline relating to the Paying Agent’s responsibilities with respect to the Merger Agreement.

At or prior to the Effective Time, Parent will deposit, or cause to be deposited, with the Paying Agent an amount in cash sufficient to pay the aggregate Merger Consideration (other than in respect of excluded shares) (such cash, the “Payment Fund”).

As promptly as reasonably practicable following the Effective Time and in any event not later than the third business day thereafter, the surviving corporation will cause the Paying Agent to mail to each holder of record of a certificate that immediately prior to the Effective Time represented outstanding shares of Streamline common stock (other than in respect of excluded shares) (“share certificate”) (i) a letter of transmittal, which will specify that delivery will be effected, and risk of loss and title to the share certificate(s) will pass, only upon proper delivery of the share certificate(s) (or affidavit(s) of loss in lieu thereof) to the Paying Agent and which will be in the form and have such other provisions as Parent may reasonably specify, and (ii) instructions for use in effecting the surrender of the share certificate(s) in exchange for the Merger Consideration into which the number of shares of Streamline common stock previously represented by such share certificate(s) will have been converted pursuant to the Merger Agreement (which instructions will be in the form and have such other provisions as Parent may reasonably specify).

As promptly as reasonably practicable following the Effective Time and in any event not later than the third business day thereafter, the surviving corporation will cause the Paying Agent to mail to each holder of record of book-entry evidence of shares (“Book-Entry Evidence”) of Streamline common stock not held through The Depository Trust Company (“DTC”) (and to deliver to DTC, in the case of holders of Book-Entry Evidence held through DTC) that immediately prior to the Effective Time represented outstanding shares of Streamline common stock (other than in respect of the excluded shares) (i) a letter of transmittal, which will be in the form and have such other provisions as Parent may reasonably specify, and (ii) instructions for returning such letter of transmittal in exchange for the right to receive the Merger Consideration into which the number of shares of Streamline common stock previously represented by such Book-Entry Evidence will have been converted pursuant to the Merger Agreement (which instructions will be in the form and have such other provisions as Parent may reasonably specify). Notwithstanding anything to the contrary contained in the Merger Agreement, no holder of Book-Entry Evidence will be required to deliver a share certificate or, in the case of holders of Book-Entry Evidence held through DTC, an executed letter of transmittal to the Paying Agent to receive the Merger Consideration.

Upon surrender of a share certificate (or affidavit of loss in lieu thereof) or Book-Entry Evidence for cancellation to the Paying Agent, together with, in the case of share certificates and Book-Entry Evidence not held through DTC, a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, or, in the case of Book-Entry Evidence held through DTC, receipt of an “agent’s message” by the Paying Agent, and, in each case, such other documents as may be required pursuant to such instructions, the holder of such share certificate or Book-Entry Evidence will be entitled to receive in exchange therefor, the Merger Consideration for each share of Streamline common stock formerly represented by such share certificate or Book-Entry Evidence upon the later to occur of (i) the Effective Time or (ii) the Paying Agent’s receipt of such share certificate (or affidavit of loss in lieu thereof), Book-Entry Evidence or “agent’s message,” and, in each case, the share certificate (or affidavit of loss in lieu thereof) or Book-Entry Evidence so surrendered will be cancelled.

Lost, Stolen or Destroyed Share Certificates

In the event that a Streamline share certificate is lost, stolen or destroyed, the person claiming such share certificate has been lost, stolen or destroyed may obtain the Merger Consideration by (i) making of an affidavit, in form and substance reasonably acceptable to Parent and the Paying Agent, regarding the loss, theft or destruction of the share certificate and (ii) if reasonably required by the surviving corporation, posting a bond, in such reasonable and customary amount as the surviving corporation may direct, as indemnity against any claim that may be made against the surviving corporation with respect to such share certificate.

Rights of Streamline Stockholders Following the Effective Time; Transfers Following the Effective Time

From and after the Effective Time, the stock transfer books of the Company will be closed and there will be no transfers on the stock transfer books of the Company of the shares of Streamline common stock that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of share certificates or Book-Entry Evidence will cease to have any rights with respect to such shares of Streamline common stock formerly represented thereby except a provided in the Merger Agreement or by applicable law. On or after the Effective Time, any share certificates or Book-Entry Evidence presented to the Paying Agent, Parent or the surviving corporation for any reason will be canceled and exchanged for the Merger Consideration.

Any portion of the Payment Fund (including the proceeds of any investments of the Payment Fund) that remains undistributed to the holders of share certificates or Book-Entry Evidence on the one-year anniversary of the Effective Time will be delivered by the Paying Agent to Parent or an affiliate thereof designated by Parent. Any holder of shares of Streamline common stock (other than excluded shares) who has not theretofore complied with the above provisions will thereafter look only to Parent (subject to abandoned property, escheat or similar laws) as general creditors thereof for payment of the Merger Consideration (after giving effect to any required tax withholdings) upon delivery of the shares of Streamline common stock, without any interest. Notwithstanding the foregoing, none of the Company, the surviving corporation, Parent, the Paying Agent or any other person will be liable to any former holder of shares of Streamline common stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. To the fullest extent permitted by law, immediately prior to the date any Merger Consideration would otherwise escheat to or become the property of any governmental authority, such Merger Consideration will become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.

Withholding Rights

Each of Parent, the Company, Merger Sub, the surviving corporation and the Paying Agent (and any affiliates and designees of the foregoing), as applicable, will be entitled to deduct or withhold, or cause to be deducted or withheld, from the amounts otherwise payable pursuant to the Merger Agreement such amounts as it reasonably determines it is required to deduct or withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, or any other applicable U.S. federal, state or local or non-U.S. law. To the extent that amounts are so deducted or withheld and remitted to the applicable governmental authority, such deducted or withheld amounts will be treated for all purposes of the Merger Agreement as having been paid to the person or entity in respect of which such deduction or withholding was made.

Representations and Warranties

The Merger Agreement contains representations and warranties that the Company, on the one hand, and Parent and Merger Sub, on the other hand, have made to one another, which are qualified in many cases by knowledge, materiality, or “Material Adverse Effect” (as further described below). The representations and warranties are also subject to certain exceptions and other qualifications set forth in the Merger Agreement and in confidential disclosures that were made by the parties in the disclosure schedules delivered concurrently with the Merger Agreement. With respect to the representations and warranties made by the Company, many of such representations and are further qualified by the disclosures set forth in the documents filed by the Company with the SEC from and including February 1, 2022 and publicly available prior to May 29, 2025 (including all exhibits and schedules thereto and documents incorporated by reference therein, but excluding any disclosures set forth in any risk factor or “forward-looking statements” section or any similar section, to the extent they are forward-looking in nature). Subject to such qualifications, the Company has made customary representations and warranties to Parent and Merger Sub in the Merger Agreement as to, among other things:

●	the Company’s and its subsidiaries’ corporate organization, existence, good standing, and power and authority to conduct its business;

●	the capitalization of the Company and its subsidiaries;

●	the Company’s power and authority to enter into the Merger Agreement, to perform its obligations under the Merger Agreement, and to consummate the transactions contemplated by the Merger Agreement;

●

governmental filings, actions and authorizations required in connection with the Merger Agreement or the Merger, and the absence of liens and conflicts with applicable law, or the governing documents or contracts of the Company and its subsidiaries as a result of the Merger Agreement or the Merger;

●	the Company’s financial statements, internal controls, and reports and other documents required to be filed with or furnished to the SEC;

●	the absence of undisclosed liabilities;

●	the absence of certain actions or events in the business of Streamline and its subsidiaries, including that since January 31, 2025, there has not been a Material Adverse Effect;

●

the absence of certain pending or threatened actions, investigations, litigation, and proceedings involving Streamline and its subsidiaries and the absence of outstanding orders against Streamline and its subsidiaries;

●	the employee benefit plans of the Company and its subsidiaries;

●

the Company’s and its subsidiaries’ compliance with applicable laws and holding all permits necessary to conduct the business of the Company and its subsidiaries, including certain matters with respect to international trade laws, anticorruption, healthcare laws, and Defense Production Act of 1950, as amended;

●	the Company’s and its subsidiaries’ material contracts;

●	the real estate owned or leased by the Company and its subsidiaries;

●	certain actions in respect of potentially applicable state anti-takeover statutes or regulations and any similar provisions in the

●	Company’s certificate of incorporation or bylaws;

●	the Company’s and its subsidiaries’ compliance with applicable environmental laws and certain other environmental matters;

●	certain tax matters pertaining to the Company and its subsidiaries;

●	certain employee relations and labor matters pertaining to the Company’s and its subsidiaries;

●	certain intellectual property matters pertaining to the Company and its subsidiaries;

●	certain privacy and data protection matters pertaining to the Company and its subsidiaries;

●	the major customers and major suppliers of the Company and its subsidiaries;

●	the Company’s and its subsidiaries’ insurance policies;

●	the opinion of the Company’s financial advisor;

●	the absence of any brokers’, finders’ or similar fees owed by the Company or its subsidiaries in connection with the Merger, other than those specified in the Merger Agreement; and

●	certain affiliate transactions.

Subject to the qualifications above, the Merger Agreement also contains customary representations and warranties of Parent and Merger Sub to the Company as to, among other things:

●	Parent and Merger Sub’s corporate organization, existence, good standing, and power and authority to conduct their business as currently conducted;

●

Parent and Merger Sub’s power and authority to enter into the Merger Agreement, to perform their obligations under the Merger Agreement, and to consummate the transactions contemplated by the Merger Agreement;

●

governmental filings, actions and authorizations required in connection with the Merger Agreement or the Merger, and the absence of liens and conflicts with applicable law, or the governing documents or contracts of the Parent, Merger Sub and their subsidiaries as a result of the Merger Agreement or the Merger;

●	the absence of certain actions, investigations, litigation, and proceedings pending or threatened against Parent and Merger Sub;

●

the availability to Parent of sufficient funds to consummate the transactions contemplated by the Merger Agreement and pay the Merger Consideration and to make all other necessary payments of fees and expenses in connection with the transactions contemplated by the Merger Agreement;

●

Parent’s ownership of all the outstanding capital stock of Merger Sub and the absence of any business activities, assets, liabilities, or obligations of Merger Sub prior to the consummation of the Merger;

●	the solvency of Parent and its subsidiaries following consummation of the Merger;

●	the absence of any brokers’, finders’ or similar fees owed by Parent or Merger Sub in connection with the Merger, other than those fees that are to be paid by Parent and Merger Sub;

●	the accuracy and completeness of the information supplied by Parent and Merger Sub to the Company for inclusion in this proxy statement and any amendment or supplement hereto; and

●	the absence of any beneficial ownership by Parent or Merger Sub, or any of their affiliates, of any shares of Streamline common stock or other securities of the Company.

The representations and warranties in the Merger Agreement do not survive the Closing or termination of the Merger Agreement.

As noted above, certain of the representations and warranties made by Streamline in the Merger Agreement are qualified by a “Material Adverse Effect” qualification. For purposes of the Merger Agreement, a “Material Adverse Effect” means any change, effect, event, occurrence, circumstance, fact or development that has had or would reasonably be expected to have, individually or in the aggregate, a materially adverse effect on (a) the assets, properties, business, results of operation or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole or (b) the ability of the Company or any of its subsidiaries to perform its obligations under the Merger Agreement or to consummate the transactions contemplated by the Merger Agreement, including the Merger; provided, however, that no change, effect, event, occurrence, circumstance, fact or development resulting from the following will constitute a Material Adverse Effect or be taken into account in determining whether a Material Adverse Effect has occurred, is occurring or would reasonably be expected to occur solely with respect to the foregoing clause (a):

●

changes in the economy or financial, debt, credit or securities markets generally in the United States or any other country or region in the world, or changes in conditions in the global economy generally;

●	changes generally affecting the industries in which the Company and its subsidiaries operate;

●	changes in United States generally accepted accounting principles (“U.S. GAAP”) or in any law, or the official interpretations thereof first occurring after May 29, 2025;

●

changes in any political or geopolitical, regulatory, legislative or social conditions, acts of war (whether or not declared), hostilities, military actions or acts of terrorism, or any escalation or worsening of the foregoing;

●

weather conditions or acts of God (including storms, earthquakes, tsunamis, tornados, hurricanes, pandemics, epidemics or other outbreaks of disease, quarantine restrictions, floods, droughts or other natural disasters and force majeure events) (or escalation or worsening of any such events or occurrences, including, as applicable, subsequent wave(s));

●	any capital market conditions, in each case in the United States or any other country or region in the world;

●

a decline, in and of itself, in the price or trading volume of the shares of Streamline common stock on Nasdaq or any other securities market or in the trading price of any other securities of the Company or any of its subsidiaries; provided that the underlying causes of any such decline may be taken into account in determining whether there has been or will be a Material Adverse Effect, unless (and to the extent) such underlying cause would otherwise be excluded by the preceding or subsequent bullets;

●

any failure, in and of itself, by the Company to meet any internal or published projections, forecasts, estimates or predictions of revenues, earnings, cash flow or cash position or other financial metrics (whether such projections, forecasts, estimates or predictions were made by the Company or independent third parties) for any period; provided that the underlying causes of any such failure may be taken into account in determining whether there has been or will be a Material Adverse Effect, unless (and to the extent) such underlying cause would otherwise be excluded by the preceding or subsequent bullets;

●

the identity of Parent or Merger Sub, or the announcement, pendency or consummation of the Merger Agreement or the transactions contemplated by the Merger Agreement, including the Merger, including, in each case, the impact thereof on relationships with lenders, employees, customers, suppliers, distributors, partners, vendors or other persons (provided that this exclusion will not apply to any representation or warranty contained in the Merger Agreement to the extent that such representation or warranty is intended to address the consequences of the negotiation, execution or delivery of the Merger Agreement, the performance of the requirements of the Merger Agreement or the announcement, pendency or consummation of the Merger Agreement or the transactions contemplated by the Merger Agreement or for the purpose of any condition to Closing with respect to the accuracy of the representations and warranties of the Company as such condition relates to such representations and warranties on or prior to the Closing);

●

any action or claim made or brought by any of the current or former stockholders of the Company (or on their behalf or on behalf of the Company) against the Company or any of its directors, officers or employees arising out of the Merger Agreement or the transactions contemplated by the Merger Agreement, including the Merger;

●

any action by the Company or its subsidiaries that is expressly required by the Merger Agreement, or any action or inaction by the Company or its subsidiaries taken or omitted to be taken at the express written request of Parent or Merger Sub or with the express written consent of Parent or Merger Sub; or

●	the availability or cost of equity, debt or other financing to Parent or Merger Sub.

However, in the case of the first through sixth bullets above, to the extent the Company and its subsidiaries, taken as a whole, are disproportionately adversely affected by such changes, effects, events, occurrences, circumstances, facts or developments compared to other participants in the industry in which the Company and its subsidiaries operate, then such disproportionality may be taken into account in determining whether a Material Adverse Effect has occurred, is occurring or would reasonably be expected to occur.

Conduct of Businesses of Streamline Prior to Completion of the Merger

The Merger Agreement provides that from May 29, 2025 until the earlier of the Effective Time or the termination of the Merger Agreement, except (i) as expressly contemplated, required or permitted by the Merger Agreement, (ii) as required by applicable law, (iii) as approved in writing by Parent (which approval will not to be unreasonably withheld, delayed or conditioned), or (iv) as set forth in the disclosure schedule delivered by the Company concurrently with the Merger Agreement, the Company will, and will cause its subsidiaries to, use its and their commercially reasonable efforts to (A) conduct their businesses in the ordinary course of business consistent with past practice, and (B) preserve intact in all material respects their respective assets, properties, business organizations and relationships and goodwill with partners, customers, clients, suppliers, distributors, licensors, licensees, employees, contractors and other persons with which it has material business dealings.

From May 29, 2025 until the earlier of the Effective Time or the termination of the Merger Agreement, except (i) as expressly contemplated, required or permitted by the Merger Agreement, (ii) as required by applicable law, or (iii) as approved in writing by Parent (such approval not to be unreasonably withheld, delayed or conditioned), or (iv) or as set forth in the disclosure schedule delivered by the Company concurrently with the Merger Agreement, the Company will not, and will cause its subsidiaries not to:

●	adopt any change in the certificate of incorporation or bylaws of the Company, or adopt any change in the comparable organizational documents of any of the Company’s subsidiaries;

●

merge or consolidate the Company or any of its subsidiaries with any other person, or restructure, reorganize, recapitalize or completely or partially liquidate or dissolve or otherwise enter into any agreement or arrangement imposing restrictions on the assets, operations or business of the Company or any of its subsidiaries, other than recapitalization, liquidation or dissolution of any wholly owned subsidiary of the Company that are immaterial to the Company and its subsidiaries, taken as a whole, and to the extent such actions are not expected to be adverse to Parent;

●

issue, sell, pledge, encumber, dispose of or grant, or authorize the issuance, sale, pledge, encumbrance, disposition or grant of, any shares of capital stock or other equity interests of the Company or any of its subsidiaries, or securities convertible or exchangeable into or exercisable for any shares of such capital stock or other equity interests, or any options, warrants, restricted shares, restricted share units, performance share units, stock appreciation rights, phantom stock or other rights of any kind to acquire any shares of such capital stock or other equity interests or such convertible or exchangeable securities or the value of which is otherwise derived from any shares of such capital stock or other equity interests or such convertible or exchangeable securities (collectively, “Company securities”), in each case, other than (i) any such transaction solely among the Company and its wholly-owned subsidiaries or solely among the Company’s wholly-owned subsidiaries, or (ii) any grant or issuance of shares of Streamline common stock in respect of any exercise of Company Options, in respect of any exercise of Company Warrants, or pursuant to the vesting or settlement of any Company Restricted Shares, in each case, solely to the extent such Company Options, Company Warrants or Company Restricted Shares, as applicable, are outstanding as of May 29, 2025 or granted after such date in accordance with the Merger Agreement and solely in accordance with the terms of the underlying agreement pursuant to which such Company Options, Company Warrants, or Company Restricted Shares, as applicable, were issued and, in the case of the Company Options and Company Restricted Shares, the applicable Streamline equity plan;

●

make any loans, advances or capital contributions to or investments in any person (other than to the Company or any of its wholly-owned subsidiaries), other than (i) any delayed collection of trade payables in the ordinary course of business consistent with past practice and (ii) any such transaction solely among the Company and its wholly-owned subsidiaries or solely among the Company’s wholly-owned subsidiaries;

●

declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise with respect to any Company securities, except for dividends or other distributions paid by any wholly-owned subsidiary of the Company to the Company or to any other wholly-owned subsidiary of the Company;

●

reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any Company securities except for (i) any such transaction solely among any of the Company’s wholly-owned subsidiaries, or (ii) acquisitions of shares of Streamline common stock in satisfaction of withholding obligations in respect of the settlement or exercise of the Company Options or Company Restricted Shares that are outstanding as of May 29, 2025 or granted after such date in accordance with the Merger Agreement;

●

create, incur, assume or guarantee any indebtedness or issue any debt securities or guarantees of the same or any other indebtedness, except for (i) borrowings in the ordinary course of business for working capital purposes under the Company’s existing credit facility, (ii) guarantees or credit support provided by the Company or any of its subsidiaries of the obligations of the Company or any of its subsidiaries in the ordinary course of business consistent with past practice to the extent such indebtedness is in existence on May 29, 2025 or incurred after such date in accordance with the preceding clause (i), and (iii) any indebtedness solely among the Company and its wholly-owned subsidiaries or solely among the Company’s wholly-owned subsidiaries;

●

enter into any contract that would have been a material contract had such contract been entered into prior to May 29, 2025, or amend, modify or waive in any material respect in a manner adverse to the Company or any of its subsidiaries or terminate any material contract (other than (i) amendments, modifications or waivers in the ordinary course of business consistent with past practice or (ii) expirations of any such contract in accordance with its terms);

●

make any material changes with respect to financial accounting policies or procedures, except as required by law or by U.S. GAAP or official interpretations with respect thereto or by any governmental authority (including the Financial Accounting Standards Board or any similar organization);

●

settle or compromise any action, except for any settlement or comprise that (i) does not require payments from the Company or its subsidiaries exceeding $50,000 individually (for any single claim or of related claims) or $100,000 in the aggregate (for all such settlements or compromises from and after May 29, 2025), after taking into account any insurance coverage amounts with respect thereto under the policies maintained by the Company or any of its subsidiaries, and (ii) does not (A) impose any non-de minimis restriction on the business or operations of the Company or any of its subsidiaries (or any restriction on Parent or any of its subsidiaries other than the Company and its subsidiaries after the Closing) or (B) include any non-de minimis non-monetary or injunctive relief, or the admission of any wrongdoing, by the Company or any of its subsidiaries or any of their respective employees, officers or directors;

●

assign, transfer, sell, lease, license, sublicense, encumber (other than permitted liens), abandon, permit to lapse, or otherwise surrender, relinquish or dispose of any material assets or property (including any material Company owned intellectual property), except transactions solely among the Company and its wholly-owned subsidiaries or solely among the Company’s wholly-owned subsidiaries (provided that the foregoing does not cover any loss of a customer or client in the ordinary course of business);

●

except for such actions (i) required by Streamline benefit plans in existence as of May 29, 2025, (ii) required by applicable laws, (iii) otherwise reasonably necessary to renew any Streamline benefit plans in the ordinary course of business consistent with past practice (in a manner that does not materially increase benefits or result in a material increase in administrative costs except in either case from changes in costs in the market), or (iv) otherwise expressly contemplated by the terms of the Merger Agreement: (A) increase the compensation or other benefits payable or provided to any employee or other service provider; (B) increase or accelerate or commit to increase or accelerate the funding, payment or vesting of any benefits provided under any Streamline benefit plan; (C) grant or promise to grant any cash or equity or equity-based incentive awards, bonus, change of control, severance or retention award to any employee or other service provider; (D) establish, adopt, enter into, terminate or materially amend any material Streamline benefit plan; or (E) terminate the employment of (other than for cause) or hire or promote any employee or other service provider that receives or would receive annual base compensation in excess of $150,000;

●

acquire any business, assets or capital stock or other equity interests of any person, entity or division thereof, whether in whole or in part (and whether by purchase of stock, purchase of assets, merger, consolidation or otherwise), other than the acquisition of assets from vendors or suppliers of the Company or any of its subsidiaries in the ordinary course of business;

●

other than where such action is required by law, (i) make (inconsistent with past practice), change or revoke any material tax election; (ii) change any annual tax accounting period or material method of tax accounting, (iii) file any material amended tax return, (iv) settle or compromise any material claim related to taxes for an amount materially in excess of amounts reserved, (v) enter into any material closing agreement with respect to taxes, (vi) surrender any right to claim a material tax refund for an amount materially in excess of amounts reserved, or (vii) file any material tax return (except consistent with past practice);

●

other than in accordance with the Company’s capital expenditure budget set forth in the disclosure schedule delivered by the Company concurrently with the Merger Agreement, incur or commit to any capital expenditure or expenditures, except capital expenditures of less than $50,000 individually or $100,000 in the aggregate;

●

implement or announce any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, material salary or wage reductions, or material work schedule changes, other than individual employment terminations in the ordinary course of business;

●

become a party to, establish, adopt, materially amend, commence participation in or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization;

●

apply for, seek or obtain any permit that (A) would prevent, materially delay or materially impede the transactions contemplated by the Merger Agreement, or (B) would require Parent to make any filing or notice with or disclosure to any governmental authority;

●

terminate, cancel or allow to lapse any material insurance coverage maintained by the Company or any of its subsidiaries without replacing such coverage with a comparable amount of insurance coverage, other than in the ordinary course of business;

●	enter into a new line of business or abandon or discontinue any existing line of business; or

●	agree, authorize or commit to do any of the foregoing.

Nothing contained in the Merger Agreement is intended to give Parent or Merger Sub or any of their affiliates, directly or indirectly, the right to control or direct the operations of the Company and its subsidiaries prior to the Effective Time. Prior to the Effective Time, the Company will exercise, consistent with the terms and conditions of the Merger Agreement, complete control and supervision over its and its subsidiaries’ respective operations.

Conduct of Business of Parent Prior to Completion of the Merger

The Merger Agreement also provides for certain restrictions on Parent’s activities. Parent must not take any action or fail to take any action that could reasonably be expected to hinder, delay or prevent the obtaining of clearance or any consent or the expiration of the required waiting periods under any antitrust law or other applicable law or otherwise hinder, delay or prevent the consummation of any of the transactions contemplated by the Merger Agreement. In addition, without the prior written consent of the Company, Parent may not permit or agree to permit any person to obtain any equity interests in Parent or Merger Sub if such action would, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of Parent or Merger Sub to consummate the Merger and any other transactions contemplated by the Merger Agreement.

Stockholder Meeting and Board Recommendation

The Merger Agreement requires that the Company take, in accordance with applicable law and its organizational documents, all action necessary to duly call, give notice of, convene and hold the Special Meeting as promptly as possible after confirmation that the SEC will not review, or that the SEC has completed its review of, this proxy statement, to consider and vote upon the adoption of the Merger Agreement and to cause such vote to be taken, and the Company may not postpone or adjourn such meeting, except to the extent advised by counsel to be necessary to comply with law or as provided below. In connection with the Special Meeting, the Company may not submit any other proposal (other than matters of procedure and matters required by law to be voted on by the Company’s stockholders in connection with the adoption of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement).

The Company may (and if requested by Parent on no more than two occasions, will) adjourn, recess, postpone or otherwise delay the Special Meeting for a reasonable period to solicit additional proxies, if the Company or Parent, as applicable, reasonably believes there will be insufficient shares of Streamline common stock represented (either in person or by proxy) to constitute a quorum necessary either to conduct the business of the Special Meeting or to approve the Merger Proposal (it being understood that the Company may not postpone or adjourn the Special Meeting more than two times to solicit additional proxies without Parent’s prior written consent). The Company may also adjourn, recess, postpone or otherwise delay the Special Meeting to the extent necessary to ensure that any supplement or amendment to this proxy statement that is required by applicable law is provided to the stockholders of the Company within a reasonable amount of time in advance of the Special Meeting. Unless agreed in writing by the Company and Parent, any single adjournment, recess or postponement will be for a period of no more than ten (10) business days and, if applicable, will be for the minimum duration determined by the Company in good faith to be necessary to give stockholders of the Company sufficient time to evaluate any applicable supplement or amendment. The Company must use its reasonable best efforts to obtain the Streamline stockholder approval of the Merger Proposal and will not change the Record Date without the prior written consent of Parent unless required by applicable law.

The Company has further agreed (i) to provide Parent periodic updates concerning proxy solicitation results on a timely basis (including, if requested, promptly providing daily voting reports to the extent received from the Company’s proxy solicitor) and (ii) to give written notice to Parent one business day prior to the Special Meeting and on the day of, but prior to, the Special Meeting of the status of the approval of the Merger Proposal. The Company will also permit Parent and its representatives to attend the Special Meeting.

No Solicitation of Other Offers by Streamline

Under the Merger Agreement, subject to certain exceptions described below, the Company has agreed that, from and after May 29, 2025 until the earlier of the Effective Time or the date the Merger Agreement is terminated, neither the Company nor any of its subsidiaries, nor any of the employees (including any officers) and directors of the Company or its subsidiaries will, and the Company must instruct and use its commercially reasonable efforts to cause the Company’s and its subsidiaries’ other representatives not to, directly or indirectly:

●

initiate, solicit, propose or knowingly encourage or knowingly facilitate any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, any acquisition proposal (as defined below);

●

engage in, continue or otherwise participate in any discussions or negotiations regarding or in connection with, or provide any nonpublic information or data to any person or group relating to or in connection with, any acquisition proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an acquisition proposal (other than to state that the terms of the Merger Agreement prohibit such discussions);

●

furnish to any person (other than Parent or any of its affiliates) any non-public information relating to the Company or any of its subsidiaries or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company and its subsidiaries, in any such case with the intent to induce, or that could reasonably be expected to result in, the making, submission or announcement of, an acquisition proposal;

●	approve, endorse or recommend any proposal that constitutes, or would reasonably be expected to lead to, an acquisition proposal; or

●	resolve or agree to do any of the foregoing.

The Company will, and will cause its subsidiaries and the Company’s and its subsidiaries’ respective representatives to, (i) immediately cease any and all existing activities, discussions or negotiations with any persons or group with respect to any of the matters referenced above, (ii) promptly terminate all access granted to any such persons or group and their representatives to any physical or electronic data room (or any other diligence access), and (iii) promptly (and in any event within two business days following May 29, 2025) request any third party that has executed a confidentiality or non-disclosure agreement in connection with any actual or potential acquisition proposal to return or destroy all confidential information in the possession of such third party or its representatives.

For purposes of the Merger Agreement and as used in this proxy statement, an “acquisition proposal” means any proposal or offer from any third party relating to, or that would reasonably be expected to lead to, any transaction or series of related transactions that, if consummated, would result in:

●

a direct or indirect purchase or acquisition by a third party of the assets of the Company or any of its subsidiaries constituting 20% or more of the consolidated net revenues, net income or total assets (including equity securities of the subsidiaries of the Company) of the Company and its subsidiaries, taken as a whole;

●

any direct or indirect purchase or acquisition by a third party of 20% or more of the Streamline common stock or other equity interests of the Company or beneficial ownership of 20% or more of the total voting power of the Company;

●

a direct or indirect merger, joint venture, partnership, consolidation, dissolution, liquidation, recapitalization, reorganization, business combination or other similar transaction involving the Company;

●

a tender offer, share exchange or exchange offer pursuant to which such third party (or its equityholders) would hold 20% or more of the Streamline common stock or other equity interests of the Company or securities representing 20% or more of the total voting power of the Company (or the surviving or resulting entity) after giving effect to such transaction; or

●

any combination of the foregoing types of transactions if the sum of the consolidated net revenues, net income or total assets and Streamline common stock (or voting power of securities of the Company other than the Streamline common stock) involved is more than 20%.

Prior to the approval of the Merger Proposal by the Streamline stockholders, in response to a bona fide written acquisition proposal received after May 29, 2025 that did not result from a breach of the terms of the Merger Agreement described in this section or in the section titled “—Change of Recommendation; Match Rights”, the Company may, or may authorize its representatives to, (i) provide information in response to a request therefor by a third party who has made such a bona fide written acquisition proposal if the Company receives from such third party so requesting such information an acceptable confidentiality agreement (as defined below) (except that such acceptable confidentiality agreement need not prohibit the making, or amendment, of an acquisition proposal) and the Company substantially concurrently discloses (and, if applicable, provides copies of) any such information to Parent to the extent not previously disclosed or provided; and (ii) engage or participate in any discussions or negotiations with any third party who has made such a bona fide written acquisition proposal, if and only to the extent that, in each such case, prior to taking such particular action, the Streamline Board determines in good faith based on the information then available and after consultation with its financial advisor and outside legal counsel that (A) such acquisition proposal either constitutes a superior proposal (as defined below) or is reasonably likely to result in a superior proposal and (B) failure to take such action would be reasonably likely to be inconsistent with its fiduciary obligations to Streamline’s stockholders under applicable law. The Company is required to notify Parent promptly (but in any event within 48 hours) of any such determination.

For purposes of the Merger Agreement and as used in this proxy statement, an “acceptable confidentiality agreement” means an agreement with the Company that is either in effect as May 29, 2025 or executed, delivered and effective after May 29, 2025, in either case (i) containing provisions that require any counterparty thereto (and any of its affiliates and representatives named therein) that receive non-public information of or with respect to the Company to keep such information confidential (subject to customary exceptions), (ii) other than with respect to any immaterial provisions, containing confidentiality provisions not less favorable to the Company in any material respect than the terms of the confidentiality agreement entered into between the Company and a subsidiary of Parent, and (iii) that does not (A) prohibit the Company from providing any information to Parent in accordance with or otherwise complying with the terms of the Merger Agreement described in this section and in the section titled “—Change of Recommendation; Match Rights” or (B) provide for the reimbursement by the Company or any of its subsidiaries of any of the counterparty’s costs or expenses.

For purposes of the Merger Agreement and as used in this proxy statement, a “superior proposal” means a bona fide written acquisition proposal (with references to 20% in the definition of acquisition proposal being deemed to be replaced with references to 50%) by a third party other than Parent, Merger Sub and their respective Affiliates that (i) was not the result of a breach of the terms of the Merger Agreement described in this section and in the section titled “—Change of Recommendation; Match Rights”, and (ii) the Streamline Board determines in good faith, after consultation with its financial advisors and outside legal counsel, would, if consummated, result in a transaction that is more favorable from a financial point of view to Streamline stockholders (in their capacities as such) than the transactions contemplated by the Merger Agreement, including the Merger, and after taking into account (A) any revisions to the Merger Agreement proposed by Parent in writing prior to the time of such determination, (B) the availability of financing (to the extent applicable), likelihood of consummation in accordance with the terms of such acquisition proposal and regulatory considerations, and (C) those factors and matters deemed relevant by the Streamline Board, including the identity of the third party making the proposal and legal, financial (including financing terms and the form, amount and timing of payment of consideration), regulatory, certainty of closing, timing and other aspects of such acquisition proposal.

The Company, directly or indirectly through one or more of its representatives, may, subject to certain notice requirements described below, prior to the approval of the Merger Proposal by the Streamline stockholders, seek clarification from (but not engage in negotiations with or provide non-public information to) any third party that has made an acquisition proposal that did not result from a breach of the terms of the Merger Agreement described in this section or in the section titled “—Change of Recommendation; Match Rights”, solely to clarify and understand any ambiguous terms and conditions of such proposal that are necessary to provide adequate information for the Streamline Board to make an informed determination.

During the period running from May 29, 2025 until the earlier of the Effective Time or the termination of the Merger Agreement, the Company is required to promptly (but, in any event, within 48 hours) give written notice to Parent of (i) any acquisition proposal received by the Company, its affiliates or subsidiaries or any of their respective representatives, (ii) any request for non-public information relating to the Company or its subsidiaries, other than requests for information not reasonably expected to be related to an acquisition proposal, and (iii) any inquiry or request for discussion or negotiation regarding an acquisition proposal, including in each case, a summary of the material terms and conditions of any such acquisition proposal and the identity of the third party making any such acquisition proposal, and thereafter must keep Parent informed, on a reasonably current basis, of the status and terms and conditions of any such acquisition proposals (including any amendments or supplements or proposed amendments or supplements thereto) and the status of any such discussions or negotiations. In addition, during such period, the Company must promptly (but, in any event within 48 hours) after the receipt thereof, provide to Parent copies of any acquisition proposal and any written documentation or correspondence setting forth or reflecting the terms (or revised terms) of such acquisition proposal (including any financing thereof) which is sent or received in respect of such acquisition proposal between the Company and the third party making such acquisition proposal (or by any of their respective representatives on its behalf). During such period, the Company is also not permitted to terminate, amend, or otherwise modify or waive any provision of any confidentiality, “standstill”, or similar agreement to which the Company or any of its subsidiaries is a party and must enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, except that the Company is permitted to terminate, amend or otherwise modify, waive, or fail to enforce any provision of any such agreement if the Streamline Board determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties to the Streamline stockholders under applicable law, so long as the Company promptly notifies Parent thereof after granting any such waiver and otherwise complies with the provisions above.

Any breach of any of the foregoing provisions by any director, officer or other representative of the Company or any of its subsidiaries will be deemed to be a breach of the foregoing provisions by the Company.

Change of Recommendation; Match Rights

Under the Merger Agreement, subject to certain exceptions discussed below, neither the Streamline Board nor any committee thereof is permitted to take any of the following actions (each of which is referred to in this proxy statement as an “adverse recommendation change”):

●

withhold, withdraw, qualify, change, amend or modify (in a manner adverse to Parent) (or publicly propose or resolve to withhold, withdraw, qualify, change, amend or modify (in a manner adverse to Parent)) the recommendation of the Streamline Board that the Streamline stockholders vote in favor of Merger Proposal;

●

authorize, adopt, approve, endorse, recommend or otherwise declare advisable (or publicly propose to authorize, adopt, approve, endorse, recommend or otherwise declare advisable), any acquisition proposal;

●	fail to include the recommendation of the Streamline Board that the Streamline stockholders vote in favor of Merger Proposal in this proxy statement; or

●

approve or recommend, or declare advisable or propose to enter into, or cause or permit the Company to enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, joint venture agreement, share exchange agreement or other similar agreement with respect to any acquisition proposal (other than an acceptable confidentiality agreement relating to any acquisition proposal) (an “alternative acquisition agreement”).

For purposes of the foregoing, it is considered an adverse recommendation change if (i) any acquisition proposal structured as a tender or exchange offer is commenced and the Streamline Board fails to publicly recommend against acceptance of such tender or exchange offer by Streamline stockholders within 10 business days of commencement thereof pursuant to Rule 14d-2 of the Exchange Act, or (B) any acquisition proposal is publicly announced and the Streamline Board fails to issue a public press release within 10 business days of such public announcement reaffirming the recommendation of the Streamline Board that the Streamline stockholders vote in favor of Merger Proposal or stating that the recommendation of the Streamline Board that the Streamline stockholders vote in favor of Merger Proposal has not been changed, but in any event with two business days prior to the Special Meeting.

Notwithstanding the limitations in the preceding paragraphs, prior to the approval of the Merger Proposal by the Streamline stockholders, the Streamline Board, in response to a bona fide written acquisition proposal that did not arise from a breach of the terms of the Merger Agreement described in this section or the section titled “—No Solicitation of Other Offers by Streamline”, may effect an adverse recommendation change or cause the Company to terminate the Merger Agreement to enter into an alternative acquisition agreement providing for a superior proposal as described in the section titled “—Termination of the Merger Agreement—Termination by Streamline”, if, prior to taking either such action,

●	the Streamline Board determines in good faith, after consultation with its financial advisor and outside legal counsel, that such acquisition proposal is a superior proposal;

●

the Company gives five business days’ prior written notice to Parent that the Company has received such proposal, specifying in reasonable detail the material terms and conditions of such proposal (including the identity of the third party or group making such proposal) and providing copies of the most recent versions of all proposed agreements relating to such proposal, and that the Company intends to take such action (and the reasons for such action);

●

during such five business day period, the Company participates (and causes the Company’s officers, employees, financial advisor, outside legal counsel and other representatives to participate) in good faith negotiations with Parent and its representatives should Parent propose to make adjustments or revisions to the terms and conditions of the Merger Agreement; and

●

at the end of such five business day period, prior to taking action to effect an adverse recommendation change or terminate the Merger Agreement, the Streamline Board determines (taking into account any adjustment to the terms and conditions of the Merger Agreement proposed by Parent in writing in response to such acquisition proposal, if any) in good faith, after consultation with its financial advisors and outside legal counsel, that the acquisition proposal remains a superior proposal and that the failure to effect an adverse recommendation change in response to such superior proposal would be reasonably likely to be inconsistent with its fiduciary obligations to Streamline’s stockholders under applicable law.

In the event of any change to the financial terms of, or any other material amendment or material modification to, any superior proposal, the Company will be required to deliver a new written notice to Parent and comply with the above requirements with respect to such new written notice, except that the advance written notice obligation will be reduced to two business days and the period referenced in the third and fourth bullets above in respect of such new written notice will be two business days.

Notwithstanding the above, prior to the approval of the Merger Proposal by the Streamline stockholders, the Streamline Board may also effect an adverse recommendation change in response to an intervening event (as defined below) if prior to taking such action:

●

the Streamline Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary obligations to the Company’s stockholders under applicable law;

●

the Company gives five business days’ prior written notice to Parent that the Company has determined that an intervening event has occurred or arisen (which notice will describe such intervening event in reasonable detail) and that the Company intends to effect an adverse recommendation change;

●

after giving such notice and prior to effecting such adverse recommendation change, the Company negotiates (and causes the Company’s officers, employees, financial advisors, outside legal counsel and other representatives to negotiate) in good faith with Parent and its representatives (to the extent Parent wishes to negotiate) to make such adjustments or revisions to the terms and conditions of the Merger Agreement in response thereto; and

●

at the end of the five business day period, prior to taking action to effect an adverse recommendation change, the Streamline Board takes into account any adjustments or revisions to the terms and conditions of the Merger Agreement proposed by Parent in writing in response to such notice, and determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to effect an adverse recommendation change in response to such intervening event would be reasonably likely to be inconsistent with its fiduciary obligations to Streamline’s stockholders under applicable law.

In the event of any material changes regarding any intervening event, the Company will be required to deliver a new written notice to Parent and to comply with the above requirements with respect to such new written notice, except that the above advance written notice obligation will be reduced to two business days.

For purposes of the Merger Agreement and as used in this proxy statement, an “intervening event” means any material change, effect, event, occurrence or development that was not known to the Streamline Board or reasonably foreseeable by the Streamline Board as of May 29, 2025 (or, if known or reasonably foreseeable, only the portion of such change, effect, event, occurrence or development of which the magnitude or material consequences were not known or reasonably foreseeable by the Streamline Board as of May 29, 2025); provided, however, that in no event will any of the following constitute or be deemed to contribute to an intervening event: (i) an acquisition proposal (or any proposal or inquiry that constitutes, or is reasonably expected to lead to, an acquisition proposal), (ii) any change, in and of itself, in the price or trading volume of the shares of Streamline common stock (it being understood that the underlying facts giving rise or contributing to such change may be taken into account in determining whether there has been an intervening event, to the extent otherwise permitted by this definition), or (iii) the fact, in and of itself, that the Company exceeds (or fails to meet) internal or published projections, forecasts, estimates or guidance or any matter relating thereto or of consequence thereof (it being understood that the underlying facts giving rise or contributing to such change may be taken into account in determining whether there has been an intervening event, to the extent otherwise permitted by this definition).

Efforts; Cooperation; Antitrust Matters

Subject to the terms of the Merger Agreement, each of the Company, Parent and Merger Sub has agreed to use reasonable best efforts to:

●

take, or cause to be taken, all actions, and to promptly do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable laws to cause the conditions to Closing set forth in the Merger Agreement to be satisfied in accordance with the Merger Agreement and consummate and make effective the Merger and any other transactions contemplated by the Merger Agreement when required as promptly as reasonably practicable and in any event prior to the Outside Date;

●

obtain from any governmental authority any consents, licenses, permits, waivers, approvals, authorizations, clearances or orders advisable or required to be obtained by Parent, the Company or any of their respective controlled affiliates, including under the antitrust laws (including by making an appropriate response to requests from any such governmental authorities);

●	obtain from any clients of the Company’s partner firms any consents, waivers, approvals, authorizations, or clearances advisable or required to be obtained by such partner firms;

●

avoid any action by any governmental authority, in connection with the authorization, execution and delivery of the Merger Agreement and the consummation of the Merger or any other transactions contemplated by the Merger Agreement; and

●

as promptly as reasonably practicable, make or cause to be made any other required or advisable registrations, declarations, submissions and filings with respect to the Merger or any other transactions contemplated by the Merger Agreement required under the Exchange Act, any other applicable federal or state securities laws, and any other applicable law.

         Notwithstanding the above requirements, in no event will Parent or any of its affiliates be required to take any action with respect to its or their respective assets, interests or businesses, including (i) selling, divesting, licensing, holding separate or otherwise disposing of any assets, interests or businesses, (ii) terminating, relinquishing, modifying, transferring, assigning, restructuring or waiving existing agreements, collaborations, relationships, ventures, contractual rights, obligations or other arrangements of Parent or any of its affiliates, or (iii) any other behavioral undertakings or commitments whatsoever, including taking any steps or actions requested or required by any governmental authority, or creating or consenting to create any relationships, ventures, contractual rights, obligations or other arrangements of Parent or any of its affiliates. The Company and its subsidiaries will reasonably cooperate to facilitate the receipt by Parent and its affiliates of any approvals or to take any other reasonable actions required to permit Parent and its affiliates (including the Company and its subsidiaries following the Closing) to operate in compliance with applicable law following the consummation of the Merger.

In addition, each of Parent and Streamline will:

●

give the other parties prompt notice of the making or commencement of any request or proceeding by or before any governmental authority with respect to the Merger or any other transactions contemplated by the Merger Agreement of which it becomes aware;

●	keep the other parties informed as to the status of any such request or proceeding;

●

give the other parties notice and an opportunity to participate in any substantive communication made to the United States Federal Trade Commission (the “FTC”), the Antitrust Division of the United States Department of Justice (the “DOJ”), or any other domestic, foreign or supranational governmental authority pursuant to any law intended to (i) prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, or (ii) regulate foreign investments (collectively, “antitrust laws”) regarding the Merger or any other transactions contemplated by the Merger Agreement; and

●

promptly notify the other parties of any communication received by such party or its affiliates from the FTC, the DOJ or any other domestic, foreign or supranational governmental authority pursuant to any antitrust laws regarding the Merger or any other transactions contemplated by the Merger Agreement.

Subject to applicable laws related to the exchange of information, Parent and Streamline will have the right to review in advance, and each party will consult with the other parties on and consider in good faith the views of the other parties in connection with, any filing made with, or substantive written materials submitted or substantive communication made to any governmental authority pursuant to any antitrust laws in connection with the Merger or any other transactions contemplated by the Merger Agreement (including this proxy statement).

Subject to applicable laws and as required by any governmental authority, Streamline and Parent will each keep the other party apprised of the status of matters relating to completion of the Merger and the other transactions contemplated by the Merger Agreement, including promptly furnishing the other with copies of any notice or other communication received by such party or its affiliates from any person alleging that the consent of such person is or may be required in connection with the Merger or the other transactions contemplated by the Merger Agreement or upon receiving any material notice or other material communication from any person whose consent or approval is required for consummation of the Merger or the other transactions contemplated by the Merger Agreement or any governmental authority, in each case in connection with such consents or the transactions contemplated by the Merger Agreement. Parent further agrees not to take any action or fail to take any action that could reasonably be expected to hinder, delay or prevent the obtaining of clearance or any consent or the expiration of the required waiting periods under any antitrust law or other applicable law or otherwise hinder, delay or prevent the consummation of any of the transactions contemplated by the Merger Agreement.

Employee Benefits

Parent has agreed to provide each employee of the Company or any of its subsidiaries employed as of immediately prior to the Closing who continues to be employed with any of Parent, the Company, the surviving corporation, or any of their affiliates immediately following the Closing (each such employee, a “continuing employee”), during the period commencing on the Closing Date and ending on the first anniversary thereof (or the date of termination of employment of the relevant continuing employee, if sooner), with (i) a base salary or base wage no less than the base salary or base wage provided to such continuing employee immediately prior to the Effective Time, and (ii) employee benefits (excluding any equity or equity-based incentives, defined benefit pension benefits, defined contribution pension benefits, cash perquisites, post-employment or retiree health and welfare benefits other than as required by applicable laws and severance) that are substantially comparable in the aggregate to the employee benefits (other than such excluded benefits) provided to such continuing employee immediately prior to the Effective Time.

Parent has also agreed to use commercially reasonable efforts to cause (i) any pre-existing conditions or limitations, evidence of insurability requirements, and eligibility waiting periods under any group health plans of Parent or its affiliates in which continuing employees participate after the Closing Date to be waived with respect to the continuing employees and their eligible dependents to the extent such conditions or limitations were waived or satisfied under the corresponding benefit plan of the Company, (ii) the amount of eligible expenses paid by each continuing employee and his or her eligible dependents during the portion of the plan year ending prior to participation in any plans of Parent or its affiliates after the Closing Date that were credited to deductible and maximum out-of-pocket co-insurance requirements under the benefit plans of the Company to be credited for purposes of satisfying the corresponding deductible and maximum out-of-pocket co-insurance requirements under the corresponding benefit plans of Parent and its affiliates for the applicable plan year, and (iii) any of Parent’s (or its affiliates’) employee benefit plans (including disability pay continuation plans) in which the continuing employees are entitled to participate after the Closing Date to take into account for purposes of eligibility, vesting (other than with respect to future equity awards) and future severance and vacation benefit accrual thereunder, service by such continuing employees to the Company and its subsidiaries as if such service were with Parent and its affiliates, to the same extent and for the same purpose as such service was credited under a comparable benefit plan of the Company, in each case, except to the extent it would result in a duplication of compensation or benefits.

In addition, Parent will cause the surviving corporation and its subsidiaries to honor (i) all existing employment agreements by and among the Company or any of its subsidiaries and any continuing employee, (ii) all benefit plans of the Company, subject to any subsequent amendments in accordance with the terms of such benefit plans and applicable laws and (iii) the Company’s commission arrangements with employees in respect any fiscal year ending prior to the Closing Date and the fiscal year which includes the Closing Date, in each case, as in effect on May 29, 2025 or entered into or amended after such date in accordance with the Merger Agreement and the terms of the applicable employment agreement, benefit plan or commission arrangement.

Unless Parent requests otherwise in writing at least 10 days prior to the Closing Date, the Streamline Board will cause Streamline’s 401(k) plan to be terminated effective at least one day prior to the Closing Date, contingent on the Closing, and, after the Closing Date, no further contributions will be permitted to be made to Streamline’s 401(k) plan other than deferrals of compensation earned prior to the Closing Date (and any related matching contributions) or payments on plan loans. Streamline will remain solely responsible for any obligations with respect to Streamline’s 401(k) plan through the Closing Date, including the filing of all required forms and notices, and the performance of any required compliance testing or audit response obligations.

If the Streamline 401(k) plan is terminated, Parent will use commercially reasonable efforts to cause the continuing employees to be immediately eligible to participate, effective as of the Effective Time (or as soon as administratively practicable thereafter), in a 401(k) plan sponsored or maintained by Parent or one of its affiliates, and Parent will use commercially reasonable efforts to permit the continuing employees who are then actively employed to make rollover contributions to the Parent 401(k) Plan of “eligible rollover distributions” in the form of cash, notes (in the case of plan loans) or a combination thereof in an amount equal to the full account balance distributable to such continuing employee from the Streamline 401(k) Plan.

For purposes of clarity, and notwithstanding the above, nothing contained in the Merger Agreement will (i) be treated as an establishment or amendment of any particular benefit plan of the Company or any other benefit or compensation plan, program, policy, agreement or arrangement, (ii) prevent Parent, the surviving corporation or any of their affiliates from amending or terminating any of their benefit or compensation plans, programs, policies, agreements or arrangements or, after the Effective Time, any benefit plan of the Company, in each case, in accordance with their terms and applicable laws, (iii) obligate Parent, the surviving corporation or any of their affiliates to retain the employment of any particular employee, or (iv) create any third-party beneficiary rights, including for the benefit of any employee or other service provider of the Company, any beneficiary or dependent thereof, or any collective bargaining representative thereof, with respect to the covenants of the parties described above or any compensation, terms, and conditions of employment or benefits that may be provided to any continuing employee by Parent, the surviving corporation, or any of their affiliates or under any benefit plan that Parent, the surviving corporation, or any of their affiliates may maintain.

Directors’ and Officers’ Indemnification and Insurance

Under the Merger Agreement, Parent must, and must require the surviving corporation to, indemnify and hold harmless, to the fullest extent permitted under applicable law and required by the organizational documents of Streamline and its subsidiaries as in effect as of May 29, 2025, each present and former director and officer of Streamline and its subsidiaries against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or related to (i) their service as such or their service at the request of Streamline or its subsidiaries as a director, officer, employee, member, trustee or fiduciary of any other corporation, partnership or joint venture, trust, employee benefit plan or other enterprise, or (ii) services performed by such director or officer at the request of Streamline or its subsidiaries, in each case, at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time. The surviving corporation must also advance expenses to such indemnified persons as incurred to the fullest extent permitted under applicable law and required by organizational documents of Streamline and its subsidiaries as in effect as of May 29, 2025, provided that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

Parent and Merger Sub have also agreed that all rights to exculpation or indemnification for acts or omissions occurring at or prior to the Effective Time existing as of May 29, 2025 in favor of the present and former directors and officers of Streamline and its subsidiaries, as provided in the Company’s or its subsidiaries’ respective organizational documents or in any contract, in each case, as in effect as of May 29, 2025 and provided to Parent, will survive the Merger and continue in full force and effect in accordance with their terms. After the Effective Time, the surviving corporation will fulfill and honor such obligations to the maximum extent that the Company or applicable subsidiary would have been permitted to fulfill and honor them by applicable law.

In addition, for six years following the Effective Time, Parent is required to, and must require the surviving corporation to, cause the organizational documents of the surviving corporation to contain provisions with respect to indemnification and exculpation in respect of acts or omissions occurring or alleged to have occurred at or prior to the Effective Time that are at least as favorable as the indemnification and exculpation provisions contained in the organizational documents of Streamline and its subsidiaries as of May 29, 2025, except as required by applicable law.

As of the Effective Time, Parent is required to cause the surviving corporation to obtain and fully pay the premium for “tail” insurance policies for the extension of (i) the directors’ and officers’ liability coverage of Streamline’s and its subsidiaries’ existing directors’ and officers’ insurance policies, (ii) Streamline’s and its subsidiaries’ existing fiduciary liability insurance policies and (iii) Streamline’s and its subsidiaries’ existing employment practices liability insurance policies, in each case, for a claims reporting or discovery period of at least six years from and after the Effective Time (the “tail period”) from one or more insurance carriers with the same or better credit rating as Streamline’s and its subsidiaries’ insurance carrier as of May 29, 2025 (or, if no such policies are available from insurance carriers with such credit rating, from insurance carriers with the next-highest credit rating then capable of providing such policies) with respect to directors’ and officers’ liability insurance, fiduciary liability insurance and employment practices liability insurance (collectively, the “D&O insurance”) with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as Streamline’s and its subsidiaries’ existing policies with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against a director, officer or principal of Streamline or any of its subsidiaries by reason of his or her serving in such capacity that existed or occurred at or prior to the Effective Time (including in connection with the Merger Agreement or the transactions or actions contemplated by the Merger Agreement); provided that (i) in no event will Parent or the surviving corporation be required to expend for such “tail” insurance policies an aggregate amount in excess of 300% of the annual premium paid by Streamline for the 2024 calendar year and (ii) if the aggregate amount of such “tail” insurance policies exceeds such maximum premium, the surviving corporation will obtain policies with the greatest coverage available for a cost not exceeding such maximum premium.

If the surviving corporation for any reason does not obtain such “tail” insurance policies, the surviving corporation is required to, and Parent will cause the surviving corporation to, continue to maintain in effect for the tail period the D&O insurance in place as of May 29, 2025, with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as provided in Streamline’s and its subsidiaries’ existing policies as of May 29, 2025, or the surviving corporation will, and Parent will cause the surviving corporation to, purchase comparable D&O insurance for the tail period with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as provided in Streamline’s and its subsidiaries’ existing policies as of May 29, 2025; provided that (i) in no event shall Parent or the surviving corporation be required to expend for all such comparable D&O insurance an annual premium amount in excess of 150% of the annual premium paid by Streamline for the 2024 calendar year and (ii) if the annual premiums of such comparable D&O insurance for any given year exceeds such applicable amount, the surviving corporation will obtain policies with the greatest coverage available for a cost not exceeding such applicable amount.

Prior to the Closing, the Company has agreed to (i) cooperate with Parent in good faith in connection with the renewal or extension of any of the insurance policies maintained by the Company or any of its subsidiaries, (ii) use commercially reasonable efforts to consult with Parent regarding the renewal or extension of any of the insurance policies maintained by the Company or any of its subsidiaries, and (iii) keep Parent informed, on a reasonably current basis, of the status and terms of any renewal or extension of any of the insurance policies maintained by the Company or any of its subsidiaries.

Financing Cooperation

Before the Closing Date, and subject to certain qualifications set forth in the Merger Agreement, the Company is required to use its commercially reasonable efforts to provide, and to cause its subsidiaries to use their commercially reasonable efforts to provide, to Parent and Merger Sub, cooperation as is customary for a senior secured credit agreement (the “Financing”), and as reasonably requested by Parent in connection with assisting them in their arrangement of the Financing, including to, upon Parent’s written request:

●	cooperate reasonably with the Financing sources’ due diligence, to the extent customary and reasonably requested;

●

as soon as reasonably available, but in any event before the Closing Date, furnish Parent and Merger Sub with all historical financial statements, financial data, audit reports and other financial information regarding the Company and its subsidiaries reasonably requested and prepared in the ordinary course of business; and

●

execute and deliver as of (but not before) the Closing any pledge and security documents, other definitive financing documents, or other certificates or documents as may be reasonably requested by Parent and otherwise reasonably facilitate the pledging of collateral as of (but not before) the Closing.

If the Closing does not occur, Parent will: (i) promptly, upon written request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs and expenses (including attorneys’ fees and out-of-pocket fees and expenses of the Company’s accounting firms engaged to assist in connection with the Financing) incurred by the Company or any of its subsidiaries or their respective representatives in connection with the cooperation of the Company and its subsidiaries and representatives contemplated above (it being understood that such reimbursement will not apply to any fees, costs and expenses incurred by, or on behalf of, the Company in connection with its ordinary course financial reporting requirements); and (ii) indemnify and hold harmless the Company, its subsidiaries and their respective representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of the Financing (including the performance of their respective obligations set forth above) and any information used in connection therewith, in each case, other than to the extent any of the foregoing was suffered or incurred as a result of the bad faith, gross negligence or willful misconduct of the Company or any of its subsidiaries.

Parent and Merger Sub have acknowledged and agreed that the obtaining of the Financing is not a condition to Closing under the Merger Agreement. The parties have also acknowledged and agreed that a breach of the Financing cooperation covenants by the Company or any of its subsidiaries may not constitute a basis for termination of the Merger Agreement and the Company’s obligations under such covenants will be deemed satisfied unless the Company or any of its subsidiaries knowingly and intentionally breach such obligations.

Other Covenants

The Merger Agreement contains additional agreements of Streamline, Parent, and Merger Sub relating to, among other things:

●	certain information and access rights;

●	the coordination between Streamline and Parent regarding press releases and other public announcements or filings relating to the transactions contemplated by the Merger Agreement;

●	the coordination between Streamline and Parent regarding this proxy statement and other filings with the SEC;

●	the notification of certain matters and the settlement of any litigation in connection with the Merger Agreement;

●

actions to ensure that no state anti-takeover statutes or regulations and any similar provisions in the Company’s certificate of incorporation or bylaws is applicable to the transactions contemplated by the Merger Agreement;

●

actions to cause the disposition of equity securities of Streamline held by any individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Streamline pursuant to the transactions contemplated by the Merger Agreement to be exempt under Rule 16b-3 promulgated under the Exchange Act;

●	the repayment of certain of the Company’s outstanding indebtedness;

●	the resignation of any officer of the Company or member of the Streamline Board designated by Parent, effective as of the Effective Time;

●	the de-listing from Nasdaq of shares of Streamline common stock and deregistration of such shares under the Exchange Act; and

●

the delivery by Streamline to Parent of an affidavit from Streamline certifying that interests in Streamline are not “United States real property interests” (within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended).

Conditions to the Merger

Each party’s obligations to effect the Merger are subject to the satisfaction or waiver of the following conditions (except that the condition in the first bullet below is not waivable):

●	the receipt of the vote in favor of the Merger Proposal by the holders of two-thirds (66 2/3%) of the outstanding shares of Streamline common stock entitled to vote thereon; and

●

no court or other governmental authority of competent jurisdiction having enacted, announced, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) that is then in effect and that restrains, enjoins, renders illegal or otherwise prohibits consummation of the Merger.

The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent of the following additional conditions:

●	the accuracy of the representations and warranties of the Company as follows:

o

the representation and warranty of the Company regarding the absence of a Material Adverse Effect since January 31, 2025 being true and correct in all respects as of May 29, 2025 and as of the Closing Date;

o

the representations and warranties of the Company regarding the capitalization of the Company being true and correct in all respects as of the date of May 29, 2025 and as of the Closing Date (except to the extent that any such representation or warranty expressly speaks as of a particular date or period of time, in which case as of such particular date or period of time), except for any de minimis inaccuracies;

o

the representations and warranties of the Company regarding its organization and good standing, the capitalization of the Company’s subsidiaries, the Company’s authority to enter into the Merger Agreement, the applicability of anti-takeover statutes or provisions, the opinion of the Company’s financial advisor, and the absence of brokers’, finders’ or similar fees: (i) to the extent not qualified or limited by the word “material,” “materiality” or “Material Adverse Effect” as set forth therein, being true and correct in all material respects as of May 29, 2025 and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty will be so true and correct in all material respects as of such particular date or period of time); and (ii) to the extent qualified or limited by the word “material,” “materiality” or “Material Adverse Effect” as set forth therein, being true and correct in all respects as of the date of May 29, 2025 and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty will be true and correct as of such particular date or period of time); and

o

each other representation and warranty of the Company set forth in the Merger Agreement being true and correct in all respects as of May 29, 2025 and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty will be so true and correct as of such particular date or period of time), except for any failures of such representations and warranties to be so true and correct (without giving effect to any materiality limitations, such as “material,” “in all material respects” and “Material Adverse Effect” set forth therein) that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

●	The Company having performed in all material respects all obligations required to be performed by the Company under the Merger Agreement at or prior to the Closing Date;

●	no Material Adverse Effect on the Company having occurred since May 29, 2025; and

●

Parent and Merger Sub having received at the Closing a certificate signed on behalf of the Company by an executive officer of the Company, certifying that the conditions set forth in the foregoing bullets have been satisfied.

The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company of the following additional conditions:

●

the representations and warranties of Parent and Merger Sub being true and correct in all respects as of May 29, 2025 and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty will be so true and correct as of such particular date or period of time), except as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub, as applicable, to consummate the Merger or any other transactions contemplated by the Merger Agreement;

●	each of Parent and Merger Sub having performed in all material respects all obligations required to be performed by them under the Merger Agreement at or prior to the Closing Date; and

●

the Company having received at the Closing a certificate signed on behalf of Parent and Merger Sub by an executive officer of Parent, certifying that the conditions set forth in the foregoing two bullets have been satisfied.

The above conditions to the respective parties’ obligation to effect the Merger are collectively referred to in this proxy statement as the “conditions to Closing”.

Termination of the Merger Agreement

Termination by Mutual Written Consent

The Merger Agreement may be terminated any time prior to the Effective Time by mutual written consent of the Company and Parent.

Termination by either Streamline or Parent

The Merger Agreement may be terminated at any time prior to the Effective Time by either the Company or Parent if:

●

the Merger is not consummated on or before December 31, 2025 (the “Outside Date”); provided that this right to terminate the Merger Agreement will not be available to any party whose breach (and, in the case of Parent, including any breach by Merger Sub) of any representation, warranty, covenant or agreement set forth in the Merger Agreement has been the proximate cause of the failure of the Merger to be consummated by such time;

●

the requisite approval of the Merger Proposal by the Streamline stockholders is not obtained if a vote is taken on the Merger Proposal at the Special Meeting or at any postponement or adjournment thereof; provided that this right to terminate the Merger Agreement will not be available to any party whose breach (and, in the case of Parent, including any breach by Merger Sub) of any representation, warranty, covenant or agreement set forth in the Merger Agreement has been the proximate cause of the failure to obtain such approval; or

●

any court or other governmental authority of competent jurisdiction has enacted, issued, promulgated or entered any law or order that permanently restrains, enjoins, renders illegal or otherwise permanently prohibits consummation of the Merger and such law or order has become final and non-appealable; provided that this right to terminate the Merger Agreement will not be available to any party whose breach (and, in the case of Parent, including any breach of Merger Sub) of any representation, warranty, covenant or agreement set forth in the Merger Agreement has been the proximate cause of such law or order.

Termination by Parent

The Merger Agreement may be terminated at any time prior to the Effective Time by Parent:

●

if there has been a breach by the Company of any representation, warranty, covenant or agreement set forth in the Merger Agreement, or if any representation or warranty of the Company set forth in the Merger Agreement has become untrue, in either case such that any condition to Closing with respect to the accuracy of the representations and warranties or the performance of covenants of the Company would not be satisfied (and such breach or failure to be true and correct is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (i) 30 days after the giving of notice thereof by Parent to the Company describing such breach or failure in reasonable detail and stating Parent’s intention to terminate the Merger Agreement and abandon the Merger and any other transactions contemplated by the Merger Agreement or (ii) three business days prior to the Outside Date); provided that Parent will not have this right to terminate the Merger Agreement if Parent or Merger Sub is in breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement, which breach would give rise to a failure of a condition to the Company’s obligation to effect the Merger to be satisfied; or

●	prior to the approval of the Merger Proposal by the Streamline stockholders, an adverse recommendation change has been made or has occurred.

Termination by Streamline

The Merger Agreement may be terminated at any time prior to the Effective Time by the Company:

●

if there has been a breach by Parent or Merger Sub of any representation, warranty, covenant, or agreement set forth in the Merger Agreement, or if any representation or warranty of Parent or Merger Sub set forth in the Merger Agreement has become untrue, in either case such that any condition to Closing with respect to the accuracy of the representations and warranties or the performance of covenants of Parent and Merger Sub would not be satisfied (and such breach or failure to be true and correct is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (i) 30 days after the giving of notice thereof by the Company to the breaching party describing such breach or failure in reasonable detail and stating the Company’s intention to terminate the Merger Agreement and abandon the Merger and any other transactions contemplated by the Merger Agreement or (ii) three business days prior to the Outside Date); provided that the Company will not have this right to terminate the Merger Agreement if the Company is in material breach of any representation, warranty, covenant or agreement set forth in Merger Agreement, which breach would give rise to a failure of a condition to Parent’s and Merger Sub’s obligations to effect the Merger to be satisfied; or

●

prior to the approval of the Merger Proposal by the Streamline stockholders, in connection with entering into an alternative acquisition agreement providing for a superior proposal; provided that (i) prior to such termination, the Company has complied with its obligations under the Merger Agreement described in the sections titled “—No Solicitation of Other Offers by Streamline” and “—Change of Recommendation; Match Rights”, (ii) the Company enters into such alternative acquisition agreement concurrently with such termination, and (iii) prior to or concurrently with such termination, the Company pays or causes to be paid the Termination Fee to Parent.

Termination Fee and Expenses

Streamline Termination Fee

Streamline will be required to pay the Termination Fee to Parent equal to $950,000 in the event the Merger Agreement is terminated:

●	by the Company in order to enter into an alternative acquisition agreement providing for a superior proposal;

●	by Parent because an adverse recommendation change occurs at any time prior to the approval of the Merger Proposal by the Streamline stockholders;

●

by either the Company or Parent because either (i) the Merger has not been consummated as of the Outside Date or (ii) the requisite approval of the Merger Proposal by the Streamline stockholders is not obtained at the Special Meeting or any postponement or adjournment thereof, in each case, at a time that Parent also had a right to terminate the Merger Agreement due to an adverse recommendation change;

●

by (i) either the Company or Parent because either (A) the Merger has not been consummated as of the Outside Date or (B) the requisite approval of the Merger Proposal by the Streamline stockholders is not obtained at the Special Meeting or any postponement or adjournment thereof; or (ii) Parent because of the Company’s breach of one or more of its representations, warranties, covenants or agreements under the Merger Agreement, and, in each case:

o

an acquisition proposal has been made public (or otherwise become publicly known) or announced to the Company or the Streamline Board and not publicly withdrawn without qualification at least five business days prior to the Special Meeting or prior to the termination of the Merger Agreement; and

o

within 12 months of such termination, the Company or any of its subsidiaries consummates a transaction contemplated by an acquisition proposal or enters into an alternative acquisition agreement with respect to an acquisition proposal (regardless of whether the transaction contemplated by such alternative acquisition agreement is consummated), or in the case of an acquisition proposal that is a tender offer, approves or recommends to the Company’s stockholders or otherwise does not oppose such acquisition proposal; provided, that, for purposes of this bullet, the term “acquisition proposal” has the meaning assigned to such term as described under “—No Solicitation of Other Offers by Streamline,” except that all references to “20%” will be replaced with references to “50%”.

In no event will the Company be required to pay the Termination Fee on more than one occasion.

If Streamline fails to timely pay Parent the Termination Fee, and, to obtain such payment, Parent commences a suit that results in a judgment against Streamline, Streamline must pay to Parent its reasonable, documented and out-of-pocket costs and expenses (including the reasonable, documented and out-of-pocket attorneys’ fees of outside counsel) in connection with such suit, together with interest on the amount payable compounded annually at the prime rate as published in The Wall Street Journal (or if not reported therein, as reported in another authoritative source reasonably selected by Parent) in effect on the date such amount was required to be paid from such date through the date of full payment thereof. In no event will attorneys’ fees that are based on a contingency fee, “success” fee or any other type of fee arrangement that is dependent on the outcome of the proceedings be deemed to constitute reasonable, documented and out-of-pocket attorneys’ fees for purposes of the foregoing.

Effect of Termination

In the event of termination of the Merger Agreement in accordance with the terms of the Merger Agreement, the Merger Agreement will become void (except that provisions relating to the effect of termination, payment of the Termination Fee, payment of expenses, and certain other provisions will survive any such termination), and there will be no liability on the part of any of the parties (or any of their respective representatives or affiliates), except that the parties will remain liable for any fraud or any willful breach of the Merger Agreement prior to the termination of the Merger Agreement. For purposes of the foregoing, a “willful breach” means a material breach of the Merger Agreement that is a consequence of a willful or deliberate act or failure to act by a party that knows or would reasonably be expected to have known that the taking of such act or failure to act would, or would reasonably be expected to, cause a breach of the Merger Agreement.

No termination of the Merger Agreement will affect the rights or obligations of any party pursuant to the confidentiality agreement between the Company and a subsidiary of Parent, which will survive the termination of the Merger Agreement in accordance with its terms.

Specific Performance

The Merger Agreement provides that the parties will be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches or threatened breaches of the Merger Agreement and to enforce specifically the performance of terms and provisions of the Merger Agreement, including the right of a party to cause each other party to consummate the Merger and the other transactions contemplated by the Merger Agreement. Under no circumstances will Parent or the Company be permitted or entitled to receive both specific performance that results in the occurrence of the Closing and any monetary damages.

Fees and Expenses

Except as otherwise described in the Merger Agreement, all costs and expenses incurred in connection with the Merger Agreement and the Merger and any other transactions contemplated by the Merger Agreement, will be paid by the party incurring such expense whether or not the Merger is consummated.

Amendments and Waivers

At any time prior to the Effective Time, the parties may amend, modify or waive any provision of the Merger Agreement if, and only if, such amendment, modification or waiver is in writing and signed, in the case of an amendment or modification by Parent and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that, following approval of the Merger Proposal by Streamline stockholders, no amendment will be made that by applicable law requires further approval by Streamline stockholders without obtaining such further approval.

Governing Law and Venue; Waiver of Jury Trial

The Merger Agreement is governed by Delaware law, other than in respect of certain actions against the parties providing financing to Parent or its subsidiaries in connection with the transactions contemplated by the Merger Agreement (which actions will be governed by the laws of the State of New York).

Each party to the Merger Agreement has (i) irrevocably and unconditionally submitted to the personal jurisdiction and venue of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, if jurisdiction is not then available in the United States District Court for the District of Delaware, then any Delaware state court), in the event of any claim, action or proceeding between the parties to the Merger Agreement (whether in contract, tort or otherwise) arising out of or relating to the Merger Agreement or the transactions contemplated by the Merger Agreement, (ii) expressly waived any claim of lack of personal jurisdiction or improper venue and any claims that such courts are an inconvenient forum with respect to such a claim, (iii) agreed not to bring any claim, action or proceeding against any other parties arising out of or relating to the Merger Agreement or the transactions contemplated by the Merger Agreement in any court other than such courts and that a final judgment in any legal proceeding in such courts will be conclusive, and (iv) agreed that such party will not attempt to deny or defeat personal jurisdiction in such courts.

THE VOTING AGREEMENTS

The following describes the material provisions of the voting agreements, a form of which is attached as Annex B to this proxy statement and is incorporated by reference herein (the “Voting Agreement”). This summary does not purport to be complete and may not contain all of the information about the Voting Agreements that is important to you. Streamline encourages you to read carefully the Voting Agreement in its entirety.

Concurrently with the execution of the Merger Agreement, certain supporting stockholders, entered into Voting Agreements with Parent. The supporting stockholders include certain officers and directors of Streamline and their respective affiliates.

Pursuant to the terms of the Voting Agreements, each supporting stockholder agreed to, among other things, vote all of the shares of Streamline common stock owned by such supporting stockholder (i) in favor of the Merger Proposal, the Adjournment Proposal and any other matters necessary for the consummation of the Merger and (ii) against any alternative acquisition proposal from a third party, any action or proposal in furtherance of such an acquisition proposal, and any other actions that are intended to, or would reasonably be expected to, result in the conditions to Closing not being satisfied or a breach by Streamline of the Merger Agreement, change the capitalization of Streamline or the voting rights of Streamline’s securities, or otherwise impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger. Nothing in the Voting Agreements will affect any actions taken by a supporting stockholder or any of such stockholder’s affiliates (or any officer, director or employee thereof) solely in his or her capacity as a director or officer of Streamline or from complying with his or her fiduciary obligations solely to the extent acting in such Person’s capacity as a director or officer of Streamline.

The Voting Agreements terminate upon the earliest of (i) the Effective Time, (ii) the valid termination of the Merger Agreement in accordance with its terms, (iii) the mutual written agreement of Parent and the applicable stockholder to terminate the Voting Agreement, and (iv) the date on which, subject to the terms of the Voting Agreements, the applicable stockholder delivers written notice to Parent of such stockholder’s election, in its sole discretion, to terminate the Voting Agreement following any amendment or modification to the Merger Agreement that reduces the amount of the Merger Consideration, changes the form of any of the Merger Consideration or otherwise modifies the terms of the Merger Agreement in a manner that is materially adverse to Streamline’s stockholders as a whole.

As of the date of the Merger Agreement, shares of Streamline common stock beneficially owned and subject to the Voting Agreements represented, in the aggregate, approximately 22% of the outstanding shares of Streamline common stock.

APPRAISAL RIGHTS OF STREAMLINE STOCKHOLDERS

General

Holders of Streamline common stock will become entitled to receive the Merger Consideration as a result of the Merger. The holders and “beneficial owners” (as defined for this purpose in Section 262(a) of the DGCL) of Streamline common stock will be entitled to appraisal rights under Section 262 of the DGCL in connection with the Merger.

If you hold or “beneficially own” one or more shares of Streamline common stock and comply with all requirements set forth in Section 262 of the DGCL in connection with the Merger, you are entitled to appraisal rights under Delaware law and have the right to have your shares appraised by the Delaware Court of Chancery and receive the “fair value” of such shares (exclusive of any element of value arising from the accomplishment or expectation of the Merger) as of completion of the Merger in place of the Merger Consideration, as determined by the court, if you strictly comply with the procedures specified in Section 262 of the DGCL. Any such Streamline stockholder or beneficial owner awarded “fair value” for its, his or her shares by the court would receive payment of that fair value in cash, together with interest, if any, in lieu of the right to receive the Merger Consideration. Any Streamline stockholder or beneficial owner wishing to preserve their rights to appraisal must make a demand for appraisal as described below in accordance with Section 262 of the DGCL. Failure to strictly comply with these provisions will result in a loss of your appraisal rights under the DGCL.

The following discussion is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL that is attached as Annex D to this proxy statement. All references in Section 262 of the DGCL and in this summary to a “stockholder” are to the record holder of the shares of Streamline common stock and references to a “beneficial owner” are to a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person. The following discussion does not constitute any legal or other advice, nor does it constitute a recommendation that you exercise your rights to seek appraisal under Section 262 of the DGCL.

Under Section 262 of the DGCL, when a Merger is submitted for approval at a meeting of stockholders as in the case of approval of the Merger Proposal, Streamline, not less than 20 days prior to the meeting, must notify each stockholder who was a Streamline stockholder on the record date for notice of such meeting with respect to shares for which appraisal rights are available, that appraisal rights are available and include in the notice either a copy of Section 262 of the DGCL or information directing the stockholders to a publicly available electronic resource at which Section 262 of the DGCL may be accessed without subscription or cost. This proxy statement constitutes the required notice, and the copy of Section 262 of the DGCL is attached as Annex D to this proxy statement. A person who wishes to exercise appraisal rights or who wishes to preserve the right to do so should review the following discussion and Annex D carefully and consult with legal advisors. Failure to strictly comply with the procedures of Section 262 of the DGCL in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A person who loses his, her or its appraisal rights will be entitled to receive the Merger Consideration.

How to Exercise and Perfect Your Appraisal Rights

Persons wishing to exercise the right to seek an appraisal of their shares must do ALL of the following:

●

you must NOT vote in favor of approval of the Merger Proposal (but failure to vote against the adoption of the Merger Agreement, alone, will not constitute a waiver of appraisal rights). Because a proxy that is signed and submitted but does not otherwise contain voting instructions will, unless revoked, be voted in favor of approval of the Merger Proposal, if you submit a proxy and wish to exercise your appraisal rights, you must instruct the proxy to vote your shares against approval of the Merger Proposal or abstain from voting your shares on the approval of the Merger Proposal;

●

you must deliver to Streamline a written demand for appraisal before the vote on the approval of the Merger Proposal at the Special Meeting, as described further below, and be a Streamline stockholder of record or beneficial owner at the time of the making of such demand;

●	you must continuously hold (or beneficially own, as the case may be) the shares of Streamline common stock from the date of making the demand through the effective date of the Merger; and

●

you or the surviving corporation (or any other person that has properly demanded appraisal rights and is otherwise entitled to appraisal rights) must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective time. The surviving corporation is under no obligation to file any such petition in the Delaware Court of Chancery and has no intention of doing so. Accordingly, it is the obligation of the Streamline stockholders and beneficial owners to initiate all necessary action to perfect their appraisal rights in respect of shares of Streamline common stock within the time prescribed in Section 262 of the DGCL.

Voting at the Special Meeting or by proxy, against, abstaining from voting on or failing to vote on the approval of the Merger Proposal will not constitute a written demand for appraisal as required by Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote.

Who May Exercise Appraisal Rights

A Streamline stockholder or beneficial owner wishing to exercise appraisal rights must deliver to Streamline, before the vote on the Merger Proposal at the Special Meeting, a written demand for the appraisal of such Streamline stockholder’s or beneficial owner’s shares of Streamline common stock. In addition, that Streamline stockholder or beneficial owner must not vote or submit a proxy in favor of the Merger Proposal. A vote in favor of the Merger Proposal at the Special Meeting or by proxy (whether by mail or via the internet or telephone), will nullify any previously filed written demands for appraisal with respect to such Streamline stockholder’s shares of Streamline common stock. A Streamline stockholder exercising appraisal rights must hold of record the shares of Streamline common stock on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective date of the Merger. A beneficial owner exercising appraisal rights must own the shares of Streamline common stock on the date the written demand for appraisal is made and must continue to own such shares through the effective date of the Merger. For a Streamline stockholder, a proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the Merger Proposal, and it will nullify any previously delivered written demand for appraisal. A Streamline stockholder or beneficial owner who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the Merger Proposal or abstain from voting on the Merger Proposal. Neither voting against the Merger Proposal nor abstaining from voting or failing to vote on the Merger Proposal will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote on the Merger Proposal. A Streamline stockholder’s or beneficial owner’s failure to make the written demand prior to the taking of the vote on the Merger Proposal at the Special Meeting will constitute a waiver of appraisal rights.

Written Demand and Notice

If the shares of Streamline common stock with respect to which a demand is made are owned of record or beneficially owned in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand should be executed by or on behalf of the record owner or beneficial owner in such capacity, and if the shares of Streamline common stock are owned of record or beneficially owned by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint holders of record or beneficial owners. An authorized agent, including an authorized agent for two or more joint stockholders or beneficial owners, as applicable, may execute a demand for appraisal on behalf of a Streamline stockholder or beneficial owner, as applicable; however, the agent must identify the Streamline stockholder or Streamline stockholders or beneficial owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the Streamline stockholder or Streamline stockholders or beneficial owner or owners, as applicable. If a demand for appraisal is made by a beneficial owner, it must reasonably identify the holder of record of the shares of Streamline common stock for which the demand is made, be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of Streamline common stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provide an address at which such beneficial owner consents to receive notices given by the surviving corporation and to be set forth on the verified list described below.

A person who elects to exercise appraisal rights under Section 262 of the DGCL must mail his, her or its written demand for appraisal to the following address:

STREAMLINE HEALTH SOLUTIONS, INC.

2400 Old Milton Pkwy, P.O. Box 1353

Alpharetta, GA 30009

Attention: Corporate Secretary

If the Merger is consummated, the surviving corporation will give written notice that the Merger has become effective within 10 days after the closing date of the Merger to each stockholder and beneficial owner that did not vote in favor of the Merger Proposal and delivered a written demand for appraisal in accordance with Section 262 of the DGCL. At any time within 60 days after the closing date of the Merger, any stockholder and beneficial owner that did not commence an appraisal proceeding or join in such a proceeding as a named party will have the right to withdraw such demand and to accept the Merger Consideration in accordance with the Merger Agreement for his, her or its shares of common stock.

Judicial Appraisal

Within 120 days after the closing date of the Merger, but not later, any person that has complied with the requirements of Section 262 of the DGCL, or the surviving corporation may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the Merger in the case of a petition filed by a stockholder or beneficial owner, demanding a determination of the value of the shares of Streamline common stock held by all such stockholders. The surviving corporation is under no obligation to file an appraisal petition and has no intention of doing so. If you desire to have your shares of Streamline common stock appraised and have otherwise complied with the requirements of Section 262 of the DGCL, you should initiate any petitions necessary for the perfection of your appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

Within 120 days after the effective date of the Merger, any person that has complied with the provisions of Section 262 of the DGCL will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares of Streamline common stock not voted in favor of the approval of the Merger Proposal and with respect to which Streamline has received demands for appraisal, and the aggregate number of holders and beneficial owners holding or owning those shares of Streamline common stock (for which purpose the record holder of shares of Streamline common stock for which appraisal is demanded by the beneficial owner thereof shall not be considered a separate Streamline stockholder holding such shares of Streamline common stock for purposes of such aggregate number). The surviving corporation must mail this statement within the later of 10 days of receipt by the surviving corporation of the request therefor or 10 days after expiration of the period for delivery of demands for appraisal.

If a petition for appraisal is duly filed, and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Delaware Register in Chancery with a duly verified list containing the names and addresses of all persons who have demanded an appraisal of their shares of Streamline common stock. The Delaware Court of Chancery will then determine which persons are entitled to appraisal rights and may require the persons demanding appraisal who hold certificated shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings and the Delaware Court of Chancery may dismiss the proceedings as to any person who fails to comply with this direction.

Because the shares of Streamline common stock will be listed on a national securities exchange immediately prior to the consummation of the Merger, the Delaware Court of Chancery will dismiss the appraisal proceedings as to all persons who are otherwise entitled to appraisal rights unless (i) the total number of shares of Streamline common stock entitled to appraisal exceeds 1% of the outstanding shares of Streamline common stock eligible for appraisal or (ii) the value of the consideration provided in the Merger for such total number of shares of Streamline common stock exceeds $1 million. Accordingly, you will not be entitled to an appraisal of your shares of Streamline common stock in connection with the Merger if neither of these thresholds are satisfied.

Where proceedings are not dismissed or the demand for appraisal is not successfully withdrawn, the appraisal proceeding will be conducted as to the shares of Streamline common stock owned by such persons in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. The Delaware Court of Chancery will thereafter determine the fair value of the shares of Streamline common stock at the Effective Time held by all persons who have properly perfected appraisal rights, exclusive of any element of value arising from the accomplishment or expectation of the Merger. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the closing date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the closing date of the Merger and the date of payment of the judgment. However, Streamline has the right, at any time before the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each person seeking appraisal. If Streamline makes a voluntary cash payment pursuant to subsection (h) of Section 262 of the DGCL, interest will accrue thereafter only on the sum of (i) the difference, if any, between the amount paid by Streamline in such voluntary cash payment and the fair value of the shares of Streamline common stock as determined by the Delaware Court of Chancery, and (ii) interest accrued before such voluntary cash payment, unless paid at that time. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, to the persons entitled to receive the same, upon surrender by such persons of their stock certificates or, in the case of book-entry shares, forthwith.

In determining the fair value, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which could be ascertained as of the date of the Merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the Merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.” An opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a Merger is not an opinion as to fair value under Section 262 of the DGCL. Although Streamline believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders and beneficial owners should recognize that, the fair value of your shares as determined by the Delaware Court of Chancery under Section 262 of the DGCL could be greater than, the same as, or less than the value of the Merger Consideration. Parent and the surviving corporation do not anticipate offering more than the $5.34 per share Merger Consideration to any person exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of Streamline common stock is less than the Merger Consideration.

If no party files a petition for appraisal within 120 days after the effective time, then all persons will lose the right to an appraisal and will instead receive the Merger Consideration described in the Merger Agreement, without interest thereon.

The Delaware Court of Chancery may determine the costs of the appraisal proceeding and may tax those costs against the parties as the Delaware Court of Chancery deems to be equitable under the circumstances. However, costs do not include attorneys and expert witness fees. Each stockholder and beneficial owner is responsible for its own attorneys and expert witnesses expenses, although, upon application of a person whose name appears on the verified list filed by the surviving corporation in the Merger who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder or beneficial owner in connection with the appraisal proceeding, including reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal not dismissed or subject to such an award pursuant to a reservation of jurisdiction.

Any person that has duly demanded an appraisal in compliance with Section 262 of the DGCL will not, after the Effective Time, be entitled to vote the shares of Streamline common stock subject to that demand for any purpose or receive any dividends or other distributions on those shares, except dividends or other distributions payable to holders of record of shares of Streamline common stock as of a record date prior to the Effective Time.

Withdrawal

Any stockholder or beneficial owner that has not commenced an appraisal proceeding or joined such a proceeding as a named party may withdraw a demand for appraisal and accept the Merger Consideration by delivering a written withdrawal of the demand for appraisal to the surviving corporation, except that any attempt to withdraw made more than 60 days after the closing date of the Merger will require written approval of the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery and such approval may be conditioned on the terms the Delaware Court of Chancery deems just, including without limitation, a reservation of jurisdiction; provided, however, that this provision will not affect the right of any person who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered in the Merger within 60 days after the effective date of the Merger. If you fail to perfect, successfully withdraw or lose the appraisal right, your shares will be converted into the right to receive the Merger Consideration, without interest thereon.

Failure to follow the steps required by Section 262 of the DGCL for perfecting appraisal rights may result in the loss of appraisal rights. In that event, you will be entitled to receive the Merger Consideration for your shares in accordance with the Merger Agreement. In view of the complexity of the provisions of Section 262 of the DGCL, if you are a Streamline stockholder or beneficial owner and are considering exercising your appraisal rights under the DGCL, you should consult your own legal advisor.

THE PROCESS OF DEMANDING AND EXERCISING APPRAISAL RIGHTS REQUIRES STRICT COMPLIANCE WITH TECHNICAL PREREQUISITES. IF YOU WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR OWN LEGAL COUNSEL IN CONNECTION WITH COMPLIANCE UNDER SECTION 262 OF THE DGCL. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE FOREGOING SUMMARY AND SECTION 262 OF THE DGCL, THE DGCL WILL GOVERN.

PROPOSAL 1—APPROVAL OF THE MERGER PROPOSAL

The Merger Proposal

We are asking Streamline stockholders to adopt the Merger Agreement. A copy of the Merger Agreement is attached to this proxy statement as Annex A and is incorporated by reference in this proxy statement in its entirety. You are urged to read the Merger Agreement carefully and in its entirety.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions set forth therein, Merger Sub will be merged with and into Streamline, with Streamline surviving as a wholly owned subsidiary of Parent. If the Merger is completed, at the Effective Time, each share of Streamline common stock issued and outstanding as of immediately prior to the Effective Time (other than any dissenting shares or other excluded shares) will automatically be cancelled and converted into the right to receive $5.34 per share in cash, without interest. For a detailed discussion of the Merger and the terms and conditions of the Merger Agreement, see the section titled “The Merger” beginning on page 25 of this proxy statement and the section titled “The Merger Agreement” beginning on page 55 of this proxy statement.

As described under “The Merger—Recommendation of the Streamline Board and Reasons for the Merger” beginning on page 34 of this proxy statement, after considering various factors described in such section, the Streamline Board (i) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger; (ii) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are fair to, and in the best interests of, the Company and the holders of the shares of Streamline common stock; (iii) recommended that the holders of shares of Streamline common stock adopt the Merger Agreement at the Special Meeting; and (iv) directed that the Merger Agreement be submitted to the holders of shares of Streamline common stock for their adoption at the Special Meeting.

Vote Required for Approval

The approval of the Merger Proposal by holders of Streamline common stock is a condition to the completion of the Merger. Under Streamline’s Certificate of Incorporation, as amended, approval of the Merger Proposal requires the affirmative vote of at least two-thirds (66 2/3%) of the issued and outstanding shares of Streamline common stock entitled to vote on the Merger Proposal.

Failures to vote, abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” the Merger Proposal.

Recommendation of the Streamline Board

THE STREAMLINE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE MERGER PROPOSAL.

PROPOSAL 2—APPROVAL OF THE COMPENSATION PROPOSAL

The Compensation Proposal

As required by Section 14A of the Exchange Act and the rules promulgated thereunder, we are providing Streamline stockholders with the opportunity to cast a vote, on a non-binding, advisory basis, to approve the compensation payments that may be paid or become payable by Streamline to its named executive officers in connection with the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the section of this proxy statement titled “The Merger—Interests of Streamline’s Directors and Executive Officers in the Merger—Quantification of Potential Payments and Benefits to Streamline’s Named Executive Officers in Connection with the Merger,” including the table titled “Golden Parachute Compensation” and the accompanying footnotes and related narrative disclosure (referred to as the “golden parachute” compensation).

Through this proposal, Streamline is asking its stockholders to indicate their approval, on a non-binding, advisory basis, of such compensation by adoption of the following resolution:

“RESOLVED, that the stockholders of Streamline approve, solely on an non-binding, advisory basis, the golden parachute compensation that may be paid or become payable to Streamline’s named executive officers in connection with the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the section titled “The Merger—Interests of Streamline’s Directors and Executive Officers in the Merger—Quantification of Potential Payments and Benefits to Streamline’s Named Executive Officers in Connection with the Merger,” including the table titled “Golden Parachute Compensation” and the accompanying footnotes and related narrative disclosure.”

You should carefully review the golden parachute compensation information disclosed in the sections of this proxy statement referred to above.

Vote Required for Approval

The vote on the Compensation Proposal is a vote separate and apart from the vote on the Merger Proposal and the Adjournment Proposal. Accordingly, you may vote to approve the Merger Proposal and/or the Adjournment Proposal and vote not to approve the Compensation Proposal and vice versa. The approval of the Compensation Proposal by holders of Streamline common stock is not a condition to the completion of the Merger.

Because the vote on the Compensation Proposal is advisory only, it will not be binding on either Streamline or Parent. Accordingly, if the Merger Proposal is approved and the Merger is completed, the golden parachute compensation disclosed in this proxy statement may be paid to Streamline’s named executive officers to the extent payable in accordance with the terms of the compensation agreements and arrangements even if holders of Streamline common stock fail to approve the Compensation Proposal.

The Compensation Proposal requires the affirmative vote of a majority of the shares of Streamline common stock present or represented by proxy at the Special Meeting and entitled to vote thereon. Failures to vote and broker non-votes will have no effect on the vote for the Compensation Proposal (so long as a quorum is present). Abstentions will have the same effect as a vote cast “AGAINST” the Compensation Proposal.

Recommendation of the Streamline Board

THE STREAMLINE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE COMPENSATION PROPOSAL.

PROPOSAL 3—APPROVAL OF THE ADJOURNMENT PROPOSAL

The Adjournment Proposal

We are asking Streamline stockholders to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes present or represented by proxy at the Special Meeting to approve the Merger Proposal.

If, at the Special Meeting, the number of shares of Streamline common stock present or represented by proxy and voting in favor of the Merger Proposal is insufficient to approve the Merger Proposal, Streamline intends to move to adjourn the Special Meeting in order to enable the Streamline Board to solicit additional proxies for approval of the Merger Proposal. In that event, Streamline will ask holders of Streamline common stock to vote on the Adjournment Proposal, but not the Merger Proposal or the Compensation Proposal.

Through this proposal, Streamline is asking holders of Streamline common stock to authorize the holder of any proxy solicited by the Streamline Board to vote in favor of adjourning the Special Meeting to any other time and place as may be proposed by Streamline at the Special Meeting for the purpose of soliciting additional proxies, including the solicitation of proxies from holders of Streamline common stock who have previously voted. The Special Meeting may be adjourned with the affirmative vote of a majority of the shares of Streamline common stock present or represented by proxy at the Special Meeting and entitled to vote thereat whether or not a quorum is present. In addition, the Special Meeting may be postponed at any time by the Streamline Board in its discretion.

Notice need not be given of any adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. If, after any adjournment, a new record date for the determination of stockholders entitled to vote is fixed for any adjourned meeting, the Streamline Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date so fixed for notice of such adjourned meeting.

Vote Required for Approval

The vote on the Adjournment Proposal is a vote separate and apart from the vote on the Merger Proposal and the Compensation Proposal. Accordingly, you may vote to approve the Merger Proposal and/or the Compensation Proposal and vote not to approve the Adjournment Proposal and vice versa. The approval of the Adjournment Proposal by holders of Streamline common stock is not a condition to the completion of the Merger.

The Adjournment Proposal requires the affirmative vote of a majority of the shares of Streamline common stock present or represented by proxy at the Special Meeting and entitled to vote thereon, whether or not a quorum is present. Failures to vote and broker non-votes will have no effect on the vote for the Adjournment Proposal. Abstentions will have the same effect as a vote “AGAINST” the Adjournment Proposal.

Recommendation of the Streamline Board

THE STREAMLINE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL.

MARKET PRICES AND DIVIDEND DATA

Shares of Streamline common stock are listed on Nasdaq under the symbol “STRM.”

As of Record Date, there were [         ] shares of Streamline common stock issued and outstanding, held by approximately [         ] stockholders of record.

We have never declared or paid any cash dividends on shares of Streamline common stock, and we do not currently intend to pay any such dividends. Under the Merger Agreement, we are not permitted to pay any dividends on Streamline common stock until the earlier of the Effective Time or the termination of the Merger Agreement without the prior written consent of Parent.

On May 28, 2025, the last trading day before we publicly announced the execution of the Merger Agreement, the high and low sale prices for shares of Streamline common stock as reported on Nasdaq were $2.35 and $2.20 per share, respectively. The closing price of shares of Streamline common stock on Nasdaq on May 28, 2025 was $2.29 per share.

On [         ], 2025, the latest practicable trading day before the printing of this proxy statement, the closing price of the shares of Streamline common stock on Nasdaq was $[         ] per share. You are encouraged to obtain current market quotations for shares of Streamline common stock.

Upon the consummation of the Merger, there will be no further market for shares of Streamline common stock and, as promptly as practicable thereafter, the shares of Streamline common stock will cease trading on and be delisted from Nasdaq and deregistered under the Exchange Act. As a result, following the Merger and such deregistration, we will no longer file periodic reports with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of Streamline common stock as of June 23, 2025 by: (i) each stockholder known by Streamline to be the beneficial owner of more than 5% of Streamline common stock; (ii) each of Streamline’s directors and named executive officers; and (iii) all of Streamline’s directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, which deem a person to beneficially own any shares the person has or shares voting or dispositive power over and any additional shares obtainable within 60 days through the exercise of options, warrants or other purchase rights. Options or other rights to purchase that are currently exercisable or are exercisable within 60 days of June 23, 2025 (including shares subject to restrictions that lapse within 60 days of June 23, 2025) are deemed outstanding for purposes of computing the percentage ownership of the person holding such options or other rights but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares identified as beneficially owned. The percentages are based on 4,356,062 shares of Streamline common stock outstanding as of June 23, 2025. Unless otherwise indicated, the business address of each person is c/o Streamline Health Solutions, Inc., 2400 Old Milton Pkwy., P.O. Box 1353, Alpharetta, GA 30009.

Name of Beneficial Owner	Streamline Common Stock Beneficially Owned	Percent of Streamline Common Stock Owned
Five Percent Stockholders
Beryl Capital Management LLC(1)	374,030	8.59%
Harbert Discovery Fund, LP(2)	338,280	7.77%
GCI Partners Opportunity Fund, LP(3)	261,138	5.99%

Directors and Named Executive Officers
Kenan H. Lucas(2)	338,280	7.77%
Wyche T. “Tee” Green, III(4)	216,119	4.89%
Justin J. Ferayorni(5)	200,624	4.57%
Jonathan R. Phillips(6)	104,102	2.39%
Matthew Etheridge(7)	92,279	2.09%
Judith E. Starkey(8)	75,820	1.74%
Benjamin L. Stilwill(9)	37,518	*
Bryant J. Reeves, III(10)	13,514	*
All current directors and executive officers as a group (9 persons)(11)	1,105,472	24.51%

* Amount represents less than 1.0%.

(1)

Based on the Schedule 13G filed with the SEC on June 5, 2025, Beryl Capital Management LLC (“Beryl”) is deemed to have shared voting and dispositive power over 374,030 shares of Streamline common stock held by Beryl Capital Partners II LP (“Beryl Partnership”) or other accounts for which it serves as the investment advisor. As further described below, each of Beryl, Beryl Partnership, Beryl Capital Management LP (“Beryl GP”) and David A Witkin exercises shared voting and dispositive power over 301,389 shares of such 374,030 shares of Streamline common stock, and by virtue of such status, may be deemed to be the beneficial owner of such shares. Additionally, each of Beryl, Beryl GP and Mr. Witkin exercises shared voting and dispositive power over 72,641 shares of such 374,030 shares of Streamline common stock, and by virtue of such status, may be deemed to be the beneficial owner of such shares. Beryl is the investment adviser to Beryl Partnership and other accounts. Beryl is the general partner of Beryl GP, which is the general partner of Beryl Partnership and other private investment funds. Mr. Witkin is the control person of Beryl. The address for Beryl, Beryl GP, Beryl Partnership and Mr. Witkin is 225 Avenue I, Suite 205, Redondo Beach, CA 90277.

(2)

Based on the Schedule 13D/A filed with the SEC on June 2, 2025, Harbert Discovery Fund, LP (the “Fund”) is deemed to have shared voting and dispositive power over 338,280 shares of Streamline common stock which it purchases, holds and sells for investment purposes. As further described below, each of Harbert Discovery Fund GP, LLC (the “Fund GP”), Harbert Fund Advisors, Inc. (“HFA”), Harbert Management Corporation (“HMC”), Jack Bryant, Kenan Lucas and Raymond Harbert exercises shared voting and dispositive power over 338,280 shares of Streamline common stock purchased by the Fund, and by virtue of such status, may be deemed to be the beneficial owner of such shares. Jack Bryant is Executive Vice President and Senior Managing Director of HMC. Kenan Lucas is the Managing Director and Portfolio Manager of the Fund GP, which serves as general partner of the Fund. Raymond Harbert is the Chairman and Chief Executive Officer of HMC, an alternative asset management firm. Mr. Harbert also serves as the Chairman and Chief Executive Officer of HFA, a wholly owned subsidiary of HMC. The address of the Fund, the Fund GP, HFA, HMC, Mr. Bryant, Mr. Lucas, and Mr. Harbert is 2100 Third Avenue North, Suite 600, Birmingham, AL 35203.

(3)

Based on Streamline’s Form 10-K for the fiscal year ended January 31, 2025, GCI Partners Opportunity Fund L.P. (the “GCI Partners”) is deemed to have shared voting and dispositive power over 261,138 shares of Streamline common stock which it purchases, holds and sells for investment purposes. Niraj A. Gupta exercises shared voting and dispositive power over the funds for the purchase of the shares of Streamline common stock purchased by GCI Partners, and by virtue of such status, may be deemed to be the beneficial owner of such shares. The address of each of GCI Partners and Niraj A. Gupta is 1350 Avenue of the Americas, 3rd Floor, New York, NY 10019.

(4)

Includes (i) 35,666 Company Restricted Shares over which the holder has sole voting but no investment power and (ii) 59,829 shares of Streamline common stock issuable pursuant to exercisable Company Warrants held by 121G, LLC of which Mr. Green is the managing member and, as a result, has sole voting and dispositive power with respect to such shares.

(5)

Based on the Schedule 13D filed with the SEC on November 22, 2024. Tamarack Advisers, LP (“Tamarack Advisers”) is deemed to have sole voting and dispositive power over 92,294 shares of Streamline common stock. Justin J. Ferayorni is deemed to be the beneficial owner of such shares because he is the managing member of the general partner of Tamarack Advisers. The address of Tamarack Advisers and Mr. Ferayorni is 300 Carlsbad Village Drive, Suite 108A-228, Carlsbad, CA 92008. In addition, Mr. Ferayorni also directly, or through family members, beneficially owns 78,416 shares of Streamline common stock, which includes 16,666 Company Restricted Shares over which the holder has sole voting but no investment power. Mr. Ferayorni’s beneficial ownership also includes 29,914 shares issuable pursuant to exercisable Company Warrants held by The Ferayorni Family Trust. Justin J. Ferayorni may be deemed to be the beneficial owner of shares held by The Ferayorni Family Trust because he is a co-trustee of The Ferayorni Family Trust.

(6)

Includes (i) 16,666 shares of restricted stock over which the holder has sole voting but no investment power, and (ii) 4,833 shares of Streamline common stock held by Mr. Phillip's wife or in her trust. Includes 2,991 shares of Streamline common stock issuable pursuant to exercisable Company Warrants.

(7)	Includes 61,403 shares of common stock issuable pursuant to exercisable Company Warrants.
(8)	Includes 16,666 Company Restricted Shares over which the holder has sole voting but no investment power.
(9)	Includes (i) 13,712 Company Restricted Shares over which the holder has sole voting but no investment power, and (ii) 3 shares of Streamline common stock held by Mr. Stilwill’s wife.
(10)	Includes 9,612 Company Restricted Shares over which the holder has sole voting but no investment power.
(11)

Includes (i) Company Options that are currently exercisable or exercisable within 60 days of June 19, 2025, to purchase 666 shares of Streamline common stock, (ii) 154,137 shares of Streamline common stock issuable pursuant to Company Warrants currently exercisable or exercisable within 60 days of June 19, 2025, and (iii) 74,681 shares of Streamline common stock held indirectly.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following discussion sets forth the material U.S. federal income tax consequences of the Merger to U.S. Holders and Non-U.S. Holders (as defined below) of Streamline common stock whose shares of Streamline common stock are converted into the right to receive cash pursuant to the Merger. This discussion does not address any tax consequences arising under the laws of any U.S. state or local or non-U.S. jurisdiction, or under any U.S. federal laws other than those pertaining to U.S. federal income tax. In addition, it does not address any alternative minimum tax consequences of the Merger, the potential application of the Medicare contribution tax on net investment income or any withholding considerations under the Foreign Account Tax Compliance provisions of the HIRE Act (including the Treasury Regulations issued thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith). This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated under the Code and court and administrative rulings and decisions, all as in effect on the date of this proxy statement. These laws may change, possibly retroactively, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion. In addition, this discussion does not address the U.S. federal income tax consequences to holders of Streamline common stock that exercise appraisal rights under the DGCL. For purposes of this discussion, a “holder” means either a U.S. Holder or a Non-U.S. Holder or both, as the context may require.

This discussion addresses only consequences to those holders that hold their shares of Streamline common stock as a “capital asset” within the meaning of Section 1221 of the Code. Further, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances or that may be applicable to holders that are subject to special treatment under the U.S. federal income tax laws, such as:

●	financial institutions;

●	tax-exempt organizations or accounts;

●	governmental organizations;

●	S corporations, entities or arrangements treated as partnerships, or other pass-through entities (or investors in an S corporation, partnership or other pass-through entity);

●	insurance companies;

●	mutual funds;

●	regulated investment companies or real estate investment trusts;

●	dealers or brokers in stocks and securities;

●	traders in securities that elect mark-to-market method of tax accounting with respect to their Streamline common stock;

●	holders of Streamline common stock or Streamline equity awards that received Streamline common stock or Streamline equity awards through a tax-qualified retirement plan or otherwise as compensation;

●	persons that have a functional currency other than the U.S. dollar;

●	holders of Streamline common stock that hold Streamline common stock as part of a straddle, constructive sale, conversion or other integrated transaction;

●	persons subject to special tax accounting rules (including rules requiring recognition of gross income based on a taxpayer’s applicable financial statement); or

●	United States expatriates or certain former citizens or long-term residents of the United States.

The U.S. federal income tax consequences to a partner in an entity or arrangement treated as a partnership for U.S. federal income tax purposes and that holds Streamline common stock generally will depend on the status of the partner and the activities of the partnership. Partners in such a partnership holding Streamline common stock should consult their own tax advisors.

We have not sought, and do not expect to seek, a ruling from the Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein, and no assurance can be given that the IRS will not take a position contrary to the discussion below, or that a court will not sustain any challenge by the IRS in the event of litigation. Furthermore, no opinion of counsel has been or will be rendered with respect to any tax considerations applicable to the Merger, or any related transactions. If the tax consequences described below are successfully challenged, the tax consequences applicable to the Merger may differ from the tax consequences described below.

Holders should consult with their own tax advisors as to the tax consequences of the Merger in light of their particular circumstances, including the applicability and effect of the alternative minimum tax and any U.S. state or local, non-U.S. or other tax laws and of changes in those laws.

U.S. Holders

For purposes of this proxy statement, the term “U.S. Holder” means a beneficial owner of Streamline common stock that is:

●	A citizen or individual resident of the United States or someone treated as a citizen or resident of the United States for U.S. federal income tax purposes;;

●

A corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

●	An estate the income of which is subject to U.S. federal income taxation regardless of its source.

●

A trust (i) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in Section 7701(a)(30) of the Code or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

For purposes of this proxy statement, the term “Non-U.S. Holder” means a beneficial owner of Streamline common stock that is, for U.S. federal income tax purposes, (i) a nonresident alien individual, (ii) a foreign corporation or any other foreign organization taxable as a corporation for U.S. federal income tax purposes, or (iii) a foreign estate or trust that in each case is not subject to U.S. federal income tax on a net-income basis on income or gain from Streamline common stock.

In general, a U.S. Holder receiving cash in exchange for Streamline common stock pursuant to the Merger will recognize capital gain or loss for U.S. federal income tax purposes on the exchange in an amount equal to the difference, if any, between (i) the amount of cash received and (ii) the U.S. Holder’s adjusted tax basis in the Streamline common stock surrendered in the exchange. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares of Streamline common stock.

Gain or loss generally will be treated as long-term capital gain or loss if the U.S. Holder’s holding period in the Streamline common stock is more than one year at the time of the completion of the Merger. Long-term capital gains of certain non-corporate U.S. Holders, including individuals, are currently subject to U.S. federal income tax at preferential rates of taxation. The deductibility of capital losses is subject to certain limitations.

If a U.S. Holder acquired different blocks of Streamline common stock at different times or at different prices, any gain or loss and the holding period with respect to the Streamline common stock exchanged must be determined separately with respect to each block of Streamline common stock that is exchanged.

Non-U.S. Holders

The receipt of cash by a Non-U.S. Holder in exchange for shares of Streamline common stock pursuant to the Merger generally will not be subject to U.S. federal income tax unless:

●

The gain, if any, on such shares is effectively connected with a trade or business of the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to the Non-U.S. Holder’s permanent establishment or fixed base in the United States);

●

The Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the exchange of shares of Streamline common stock pursuant to the Merger and certain other conditions are met; or

●

The Non-U.S. Holder owned, directly or under certain constructive ownership rules in the Code, more than 5% of the Streamline common stock at any time during the five-year period preceding the Merger, and Streamline is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding the Merger or the period that the Non-U.S. Holder held Streamline common stock.

Gain described in the first bullet point immediately above will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in the same manner as if the Non-U.S. Holder were a U.S. Holder, subject to an applicable income tax treaty providing otherwise. If such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments. Non-U.S. Holders described in the second bullet point immediately above will be subject to tax on any gain realized on the exchange at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty), which may be offset by certain U.S.-source capital losses, if any, of the Non-U.S. Holder, provided the Non-U.S. Holder timely files U.S. federal income tax returns with respect to such losses. With respect to the third bullet point immediately above, provided that the Streamline common stock has been regularly traded on an established securities market, in the event that Streamline was a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the five-year period preceding the Merger, a Non-U.S. Holder that owned, directly or under certain constructive ownership rules in the Code, more than 5% of the Streamline common stock at any time during the shorter of the five-year period preceding the Merger or the period that the Non-U.S. Holder held Streamline common stock will be subject to tax with respect to gain realized in connection with the Merger in the same manner as effectively connected income described above. If you are a Non-U.S. Holder that owned, directly or under certain constructive ownership rules in the Code, more than 5% of the Streamline common stock during the shorter of the five-year period preceding the Merger or the period that you held Streamline common stock, we urge you to consult your tax advisor.

Information Reporting and Backup Withholding

Payments of cash to a holder in the Merger may, under certain circumstances, be subject to information reporting and backup withholding (currently at a rate of 24%), unless the holder provides proof of an applicable exemption or furnishes its taxpayer identification number, and otherwise complies with all applicable requirements of the backup withholding rules (generally, by furnishing a properly completed and executed IRS Form W-9 or applicable IRS Form W-8 to the applicable withholding agent). Certain holders (such as corporations) are exempt from information reporting and backup withholding.

Non-U.S. Holders may be required to comply with certification requirements and identification procedures in order to establish an exemption from information reporting and backup withholding. Copies of information returns that are filed with the IRS may be made available under an applicable tax treaty or information exchange agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established. Non-U.S. Holders should consult their own tax advisors regarding compliance with such requirements and procedures.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

This discussion of material U.S. federal income tax consequences is not tax advice. Holders of Streamline common stock are urged to consult their tax advisors with respect to the application of U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules or under the laws of any U.S. state or local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

FUTURE STOCKHOLDER PROPOSALS

If the Merger is consummated, we will have no public stockholders and there will be no public participation in any future meetings of our stockholders. However, if the Merger is not consummated, our stockholders will continue to be entitled to attend and participate in meetings of our stockholders.

We intend to hold an annual meeting of stockholders in 2025 only if the Merger is not consummated.

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2025 annual meeting of stockholders, if held, pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Corporate Secretary at our offices at 2400 Old Milton Pkwy., P.O. Box 1353, Alpharetta, GA 30009, in writing not later than a reasonable time before we begin to print and send Streamline’s proxy materials in connection with such 2025 annual meeting. While our Board will consider stockholder proposals, we reserve the right to omit from the proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Stockholders intending to present a proposal or to nominate a candidate for director for election at the 2025 annual meeting of stockholders, but not to have the proposal or nomination considered for inclusion in the proxy materials for that meeting, must be eligible and give us advance written notice in accordance with our Bylaws and Rule 14a-19 of the Exchange Act. Under our Bylaws, director nominations and other business may be brought at an annual meeting of stockholders only by or at the direction of the Streamline Board or by a stockholder entitled to vote who has submitted a proposal or nomination in accordance with the requirements of our Bylaws as in effect from time to time, including by providing timely notice thereof in writing to our Corporate Secretary at our principal executive offices. To be timely under our Bylaws as now in effect, the deadline for a stockholder to deliver notice of a proposal or nomination at the 2025 annual meeting of stockholders (but not for inclusion in our proxy materials for such meeting) was March 15, 2025, 90 days prior to the first anniversary of the 2024 annual meeting of stockholders. However, in the event that the date of the 2025 annual meeting of stockholders is delayed more than 60 days after such anniversary date, then to be timely such notice must be delivered no later than the later of 90 days prior to the date of the meeting or the tenth day following the day on which public announcement of the date of the meeting was made. Please refer to the full text of our advance notice bylaw provisions for additional information and requirements.

In addition to satisfying the requirements under our Bylaws, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for the 2025 annual meeting of stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, including the minimum solicitation requirements. Because the advance notice provisions of our Bylaws require earlier notice than what is required by Rule 14a-19, the deadline for stockholders to provide notice must be submitted in accordance with the deadlines set forth in the preceding paragraph.

WHERE YOU CAN FIND MORE INFORMATION

Streamline files annual, quarterly and current reports, proxy statements and other information with the SEC. Streamline’s SEC filings are available to the public at the internet website maintained by the SEC at www.sec.gov. Streamline also makes available free of charge on the “Investor Relations” section of its website its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, its definitive proxy statements and Section 16 reports on Forms 3, 4 and 5, as soon as reasonably practicable after it electronically files such reports or amendments with, or furnishes them to, the SEC. Streamline’s internet website address is www.streamlinehealth.net. The information located on, hyperlinked or otherwise connected to Streamline’s website is not, and will not be deemed to be, a part of this proxy statement or incorporated into any other filings that we make with the SEC.

The SEC allows Streamline to “incorporate by reference” the information Streamline files with the SEC into this proxy statement, which means that Streamline can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except that information that Streamline files later with the SEC will automatically update and supersede this information. Statements contained in this proxy statement, or in any document incorporated by reference into this proxy statement, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC.

This proxy statement incorporates by reference the documents listed below that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●

Streamline’s Annual Report on Form 10-K for the fiscal year ended January 31, 2025, filed with the SEC on May 2, 2025, as amended by Streamline’s Amendment No. 1 to Form 10-K on Form 10-K/A, filed with the SEC on May 27, 2025, and Streamline’s Amendment No. 2 to Form 10-K on Form 10-K, filed with the SEC on May 30, 2025;

●	Streamline’s Quarterly Report on Form 10-Q filed with the SEC on June 16, 2025; and

●	Streamline’s Current Reports on Form 8-K filed with the SEC on March 28, 2025, May 29, 2025 and June 16, 2025 (only with respect to Item 8.01).

In addition, Streamline incorporates by reference any future filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this proxy statement until the date of the Special Meeting; provided, however, that Streamline is not incorporating by reference any additional documents or information furnished and not filed with the SEC.

You can obtain any of these documents from the SEC, through the SEC’s website at the address described above. You can also obtain any of these documents free of charge by sending a written request to Streamline’s Corporate Secretary, at Streamline Health Solutions, Inc., 2400 Old Milton Pkwy., P.O. Box 1353, Alpharetta, GA 30009, Attention: Corporate Secretary.

In the event of conflicting information in this proxy statement in comparison to any document incorporated by reference into this proxy statement, or among documents incorporated by reference, the information in the latest filed document controls.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM OR FROM WHOM, IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [         ], 2025. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE (OR AS OF AN EARLIER DATE IF SO INDICATED IN THIS PROXY STATEMENT), AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

MISCELLANEOUS

Streamline has supplied all information in this proxy statement relating to Streamline, and Parent has supplied all of the information relating to Parent, Merger Sub and their affiliates contained in this proxy statement.

If you hold any certificates representing shares of Streamline common stock, you should not send in such certificates until you receive transmittal materials after the Merger is consummated.

You should rely only on the information contained or incorporated by reference into this proxy statement. We can assure the accuracy of only the information contained in this proxy statement, the annexes to this proxy statement and the documents that we incorporate by reference into this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement.

This proxy statement is dated [         ], 2025. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom or from whom, it is unlawful to make a proxy solicitation.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

MIST HOLDING CO.,

MD BE MERGER SUB, INC.

and

STREAMLINE HEALTH SOLUTIONS, INC.

Dated as of May 29, 2025

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of May 29, 2025, is by and among Mist Holding Co., a Delaware corporation (“Parent”), MD BE Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”), and Streamline Health Solutions, Inc., a Delaware corporation (the “Company”). Parent, the Company, and Merger Sub are referred to herein as the “Parties” and each, a “Party.”

RECITALS

WHEREAS, the Parties intend that, on the terms and subject to the conditions set forth in this Agreement, Merger Sub shall merge with and into the Company (the “Merger”), with the Company surviving the Merger, pursuant to and in accordance with the provisions of the General Corporation Law of the State of Delaware, as may be amended from time to time (the “DGCL”);

WHEREAS, the board of directors of each of Parent and Merger Sub have (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, advisable to, and in the best interests of, Parent and Merger Sub, respectively; (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger; and (iii) approved the execution and delivery of this Agreement, the performance by Parent and Merger Sub of their respective covenants and other obligations contained herein, and the consummation of the Merger and the other transactions contemplated hereby upon the terms and subject to the conditions contained herein;

WHEREAS, the board of directors of the Company (the “Company Board”) has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, advisable to and in the best interests of, the Company and its stockholders; (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger; (iii) approved the execution and delivery of this Agreement, the performance by the Company of its covenants and other obligations contained herein, and the consummation of the Merger and the other transactions contemplated hereby upon the terms and subject to the conditions contained herein; (iv) directed that the adoption of this Agreement be submitted to a vote of the stockholders of the Company at a meeting of the stockholders of the Company; and (v) recommended that the stockholders of the Company vote in favor of the adoption of this Agreement;

WHEREAS, concurrently with the execution of this Agreement, and as a condition and material inducement to the willingness of Parent to enter into this Agreement, certain directors and officers of the Company and their respective affiliates, in each case, who hold shares of Common Stock are entering into a voting and support agreement with Parent (each, a “Support Agreement”), pursuant to which and subject to the terms and conditions set forth therein, each such holder has agreed to vote in favor of the adoption of this Agreement, among other things; and

WHEREAS, Parent, Merger Sub, and the Company desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and to set forth certain conditions with respect to the consummation of the Merger.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth in this Agreement, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I
    The Merger; Closing; Effective Time

1.1.    The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time and in accordance with the DGCL, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall continue as the surviving corporation of the Merger (sometimes hereinafter referred to as the “Surviving Corporation”). From and after the Effective Time, the Merger will have the effects as set forth in this Agreement, the Certificate of Merger, and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all (a) of the property, rights, privileges, and powers of the Company and Merger Sub shall vest in the Surviving Corporation; and (b) debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

1.2.    Closing. Unless otherwise mutually agreed in writing between the Company and Parent, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Troutman Pepper Locke LLP, 600 Peachtree Street NE, Suite 3000, Atlanta, Georgia 30308 (or at the request of either Party, by means of a virtual Closing through electronic exchange of documents and signatures) at 9:00 a.m. (Eastern Time) on the third Business Day following the day on which the last to be satisfied or waived (to the extent waivable under applicable Law and this Agreement) of the conditions set forth in ARTICLE VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent waivable under applicable Law and this Agreement) of those conditions) has been satisfied or waived in accordance with this Agreement. The date on which the Closing actually occurs is referred to as the “Closing Date.”

1.3.    Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, the Company and Parent will cause the Merger to be consummated by filing all necessary documentation, including a certificate of merger in customary form and substance (the “Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Delaware in accordance with the DGCL. The Merger shall become effective at the time the Certificate of Merger has been filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by the Parties in writing and specified in the Certificate of Merger (the “Effective Time”).

ARTICLE II
    Organizational Documents of the Surviving Corporation

2.1.    Certificate of Incorporation of the Surviving Corporation. At the Effective Time, the certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended and restated in its entirety to read as set forth in Exhibit A to this Agreement and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation (the “Charter”) until thereafter amended as provided therein or as provided by applicable Law and consistent with the obligations set forth in Section 6.11.

2.2.    Bylaws of the Surviving Corporation. At the Effective Time, the bylaws of the Company shall be amended and restated in their entirety to read as the bylaws of Merger Sub read immediately prior to the Effective Time (the “Bylaws”), except that references to Merger Sub’s name shall be replaced with references to “Streamline Health Solutions, Inc.”, until thereafter amended as provided therein, by the Charter or as provided by applicable Law and consistent with the obligations set forth in Section 6.11.

ARTICLE III
    Directors and Officers of the Surviving Corporation

3.1.    Directors of the Surviving Corporation. At the Effective Time, the initial directors of the Surviving Corporation will be the directors of Merger Sub as of immediately prior to the Effective Time, with each to hold office until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the DGCL, the Charter, and the Bylaws.

3.2.    Officers of the Surviving Corporation. At the Effective Time, the initial officers of the Surviving Corporation will be the officers of the Company as of immediately prior to the Effective Time, with each to hold office until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the DGCL, the Charter, and the Bylaws.

ARTICLE IV
    Effect of the Merger; Exchange of Shares; and Related Matters

4.1.    Effect of the Merger; Conversion of Securities. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, as a result of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder of any capital stock of the Company:

(a)    Merger Consideration. Each share of Common Stock issued and outstanding immediately prior to the Effective Time, other than shares of Common Stock that are to be cancelled in accordance with Section 4.1(b), and shares of Common Stock that are issued and outstanding as of immediately prior to the Effective Time and held by stockholders of the Company who have not voted in favor of the adoption of this Agreement (or consented thereto in writing) and who are entitled to demand, and who have perfected a demand, for appraisal rights of such shares of Common Stock in accordance with Section 262 of the DGCL (the shares of Common Stock referred to in clause (ii), “Dissenting Shares,” and the shares of Common Stock referred to in clause (i) and clause (ii), collectively, the “Excluded Shares”), shall be automatically converted into the right to receive $5.34 per share of Common Stock in cash, without interest (the “Merger Consideration”). At the Effective Time, all of the shares of Common Stock converted into the right to receive the Merger Consideration pursuant to this Section 4.1 shall cease to be outstanding, shall be automatically cancelled and shall cease to exist, and the holders of certificates (the “Certificates”) or book-entry evidence of shares (“Book-Entry Evidence”) that immediately prior to the Effective Time represented such shares of Common Stock shall cease to have any rights with respect to such Common Stock other than the right to receive, upon surrender of such Certificates or Book-Entry Evidence in accordance with Section 4.2, the Merger Consideration without interest thereon.

(b)    Cancellation of Certain Shares. Any shares of Common Stock that are held by the Company as treasury stock and not held on behalf of third parties, any shares of Common Stock owned by Parent or Merger Sub and any shares of Common Stock owned by any direct or indirect wholly owned subsidiary of Parent or Merger Sub, in each case, that are issued and outstanding immediately prior to the Effective Time, shall, as a result of the Merger and without any action on the part of the holder of such shares of Common Stock, cease to be outstanding and automatically cancelled without payment of any consideration therefor or any conversion thereof and cease to exist.

(c)    Conversion of Merger Sub Capital Stock. Each share of capital stock, par value $0.0001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall, as a result of the Merger and without any action on the part of the holder of such shares, be automatically converted into one fully paid and nonassessable share of the same class or series of capital stock, par value $0.0001 per share, of the Surviving Corporation.

4.2.    Exchange of Shares.

(a)    Appointment of Paying Agent. Prior to the Effective Time, Parent shall appoint the Company’s transfer agent or another bank or trust company reasonably acceptable to the Company to serve as the paying agent (the “Paying Agent”) and shall enter into an agreement (the “Paying Agent Agreement”) reasonably acceptable to the Company relating to the Paying Agent’s responsibilities with respect to this Agreement.

(b)    Deposit of Merger Consideration. At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent cash in U.S. Dollars sufficient to pay the aggregate Merger Consideration (other than in respect of the Excluded Shares) under Section 4.1 (such cash being hereinafter referred to as the “Payment Fund”). The Payment Fund shall not be used for any purpose other than a purpose expressly provided for in this Agreement. Pending its disbursement in accordance with this Section 4.2, the Payment Fund shall be invested by the Paying Agent, if and as so directed by Parent. Any such investment, if made, must be made in (i) short-term direct obligations of the United States of America, (ii) short-term obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) short-term commercial paper rated the highest quality by either Moody’s Investors Service, Inc. or Standard and Poor’s Ratings Services, or (iv) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion. If the Payment Fund diminishes for any reason below the level required for the Paying Agent to promptly pay the Merger Consideration in accordance herewith, including upon shares of Common Stock ceasing to qualify as Dissenting Shares, Parent shall or shall cause the Surviving Corporation to reasonably promptly replace or restore the cash in the Payment Fund so as to ensure that the Payment Fund is at all times maintained at a level sufficient for the Paying Agent to make all payments of Merger Consideration then outstanding in accordance herewith. No investment losses resulting from investment of the funds deposited with the Paying Agent shall diminish the rights of any holder of shares of Common Stock to receive the Merger Consideration as provided herein. Payments to holders in respect of each Company Option and Company Restricted Share shall be paid through the Company’s, the Surviving Corporation’s or any of their Subsidiaries’ applicable payroll procedures following the Effective Time at such time as such awards are payable, in accordance with Section 4.3.

(c)    Procedures for Surrender.

(i)    Certificates. As promptly as reasonably practicable following the Effective Time and in any event not later than the third (3rd) Business Day thereafter, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of a Certificate that immediately prior to the Effective Time represented outstanding shares of Common Stock (other than in respect of the Excluded Shares) (A) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificate(s) shall pass, only upon proper delivery of the Certificate(s) (or affidavit(s) of loss in lieu thereof) to the Paying Agent and which shall be in the form and have such other provisions as Parent may reasonably specify, and (B) instructions for use in effecting the surrender of the Certificate(s) in exchange for the Merger Consideration into which the number of shares of Common Stock previously represented by such Certificate(s) shall have been converted pursuant to this Agreement (which instructions shall be in the form and have such other provisions as Parent may reasonably specify).

(ii)    Book-Entry Evidence. As promptly as reasonably practicable following the Effective Time and in any event not later than the third (3rd) Business Day thereafter, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of Book-Entry Evidence not held through The Depository Trust Company (“DTC”) (and to deliver to DTC, in the case of holders of Book-Entry Evidence held through DTC) that immediately prior to the Effective Time represented outstanding shares of Common Stock (other than in respect of the Excluded Shares) (A) a letter of transmittal, which shall be in the form and have such other provisions as Parent may reasonably specify, and (B) instructions for returning such letter of transmittal in exchange for the right to receive the Merger Consideration into which the number of shares of Common Stock previously represented by such Book-Entry Evidence shall have been converted pursuant to this Agreement (which instructions shall be in the form and have such other provisions as Parent may reasonably specify). Notwithstanding anything to the contrary contained in this Agreement, no holder of Book-Entry Evidence shall be required to deliver a Certificate or, in the case of holders of Book-Entry Evidence held through DTC, an executed letter of transmittal to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to Section 4.1(a).

(d)    Timing of Exchange. Upon surrender of a Certificate (or affidavit of loss in lieu thereof) or Book-Entry Evidence for cancellation to the Paying Agent, together with, in the case of Certificates and Book-Entry Evidence not held through DTC, a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, or, in the case of Book-Entry Evidence held through DTC, receipt of an “agent’s message” by the Paying Agent, and, in each case, such other documents as may be required pursuant to such instructions, the holder of such Certificate or Book-Entry Evidence shall be entitled to receive in exchange therefor the Merger Consideration for each share of Common Stock formerly represented by such Certificate or Book-Entry Evidence upon the later to occur of (i) the Effective Time or (ii) the Paying Agent’s receipt of such Certificate (or affidavit of loss in lieu thereof), Book-Entry Evidence or “agent’s message,” and, in each case, the Certificate (or affidavit of loss in lieu thereof) or Book-Entry Evidence so surrendered shall be forthwith cancelled. The Paying Agent Agreement shall provide that the Paying Agent shall accept such Certificates (or affidavits of loss in lieu thereof) or Book-Entry Evidence upon compliance with such reasonable terms and conditions as the Paying Agent may impose to affect an orderly exchange thereof in accordance with normal exchange practices. No interest shall be paid or accrued for the benefit of holders of the Certificates or Book-Entry Evidence on the Merger Consideration payable upon the surrender of the Certificate(s) or Book-Entry Evidence.

(e)    Transfers. From and after the Effective Time, the stock transfer books of the Company shall be closed and there shall be no transfers on the stock transfer books of the Company of the shares of Common Stock that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Certificates or Book-Entry Evidence shall cease to have any rights with respect to such shares of Common Stock formerly represented thereby, except as otherwise provided herein or by applicable Law. On or after the Effective Time, any Certificates or Book-Entry Evidence presented to the Paying Agent, Parent or the Surviving Corporation for any reason shall be canceled and exchanged for the Merger Consideration as provided in this ARTICLE IV with respect to the shares of Common Stock formerly represented thereby.

(f)    Termination of Payment Fund. Any portion of the Payment Fund (including the proceeds of any investments of the Payment Fund) that remains undistributed to the holders of the Certificates or Book-Entry Evidence on the one-year anniversary of the Effective Time shall be delivered by the Paying Agent to Parent or an Affiliate thereof designated by Parent. Any holder of shares of Common Stock (other than Excluded Shares) who has not theretofore complied with this ARTICLE IV shall thereafter look only to Parent (subject to abandoned property, escheat or similar Laws) as general creditors thereof for payment of the Merger Consideration (after giving effect to any required Tax withholdings as provided in Section 4.2(i)) upon delivery of the shares of Common Stock, without any interest thereon. Notwithstanding the foregoing, none of the Company, the Surviving Corporation, Parent, the Paying Agent or any other Person shall be liable to any former holder of shares of Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. To the fullest extent permitted by Law, immediately prior to the date any Merger Consideration would otherwise escheat to or become the property of any Governmental Authority, such Merger Consideration shall become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

(g)    Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, Dissenting Shares shall not be converted into the right to receive the Merger Consideration but instead will be entitled to only such rights as are granted by Section 262 of the DGCL. The holders of Dissenting Shares shall be entitled to receive payment of the appraised value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL, unless and until such holder of Dissenting Shares fails to comply with the provisions of Section 262 of the DGCL or effectively withdraws or waives or otherwise loses such holder’s rights to appraisal of such Dissenting Shares pursuant to Section 262 of the DGCL, or a court of competent jurisdiction determines that such holder is not entitled to the relief provided by Section 262 of the DGCL. If any such holder of Dissenting Shares fails to comply with the provisions of Section 262 of the DGCL or effectively withdraws or waives or otherwise loses such right to appraisal of such Dissenting Shares pursuant to Section 262 of the DGCL or a court of competent jurisdiction determines that such holder is not entitled to the relief provided by Section 262 of the DGCL, such Dissenting Shares shall be deemed to have been converted into, and have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, in accordance with Section 4.1(a) and shall not thereafter be deemed to be Dissenting Shares. The Company shall (i) give Parent written notice of any demands for appraisal of shares of Common Stock, withdrawals or attempted withdrawals of such demands and any other instruments served or delivered pursuant to the DGCL and received by the Company with respect to the Dissenting Shares promptly after receipt by the Company, and (ii) give Parent the opportunity, at Parent’s sole expense, to participate in and direct all negotiations and proceedings with respect to such demands for appraisal pursuant to the DGCL in respect of such Dissenting Shares. The Company shall not, except with the prior written consent of Parent, (A) make any payment with respect to any such demands for appraisal, (B) offer to settle or settle any such demands or (C) waive any failure to timely deliver a written demand for appraisal or timely take any other action to perfect appraisal rights in accordance with the DGCL.

(h)    Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, then upon the making of an affidavit, in form and substance reasonably acceptable to Parent and the Paying Agent, of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable and customary amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to which the holder thereof is entitled pursuant to this ARTICLE IV.

(i)    Withholding Rights. Each of Parent, the Company, Merger Sub, the Surviving Corporation and the Paying Agent (and any Affiliates and designees of the foregoing), as applicable, shall be entitled to deduct or withhold, or cause to be deducted or withheld, from the amounts otherwise payable pursuant to this Agreement such amounts as it reasonably determines it is required to deduct or withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any other applicable U.S. federal, state or local or non-U.S. Law. To the extent that amounts are so deducted or withheld and remitted to the applicable Governmental Authority, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

4.3.    Treatment of Company Equity Awards and Company Warrants.

(a)    Treatment of Company Options. At the Effective Time, each option to purchase shares of Common Stock that was granted under the Company Equity Plans (each, a “Company Option”) and that is outstanding and unexercised as of the Effective Time (whether vested or unvested) and has a per share exercise price that is less than the Merger Consideration, shall, automatically and without any action on the part of the Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the number of shares of Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by (ii) the excess of (A) the Merger Consideration over (B) the exercise price per share of Common Stock of such Company Option. The Surviving Corporation or one of its Subsidiaries, as applicable, shall pay to the holders of such cancelled Company Options the cash amounts described in the immediately preceding sentence, less such amounts as are required to be withheld or deducted under the Code or any provisions of state, local or international Tax Law with respect to the making of such payment, as promptly as practicable (and no later than thirty (30) days) following the Effective Time. Notwithstanding the foregoing, each Company Option that is outstanding and unexercised as of the Effective Time (whether vested or unvested) and has a per share exercise price equal to or greater than the Merger Consideration shall, automatically and without any action on the part of Parent, Merger Sub, the Company, or the holder thereof, be cancelled at the Effective Time for no consideration.

(b)    Treatment of Company Restricted Shares. At the Effective Time, each restricted stock award corresponding to shares of Common Stock that was granted under the Company Equity Plans (each, a “Company Restricted Share”) and that is outstanding and unvested as of the Effective Time shall, automatically and without any action on the part of Parent, Merger Sub, the Company, or the holder thereof, be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the number of shares of Common Stock corresponding to such Company Restricted Shares immediately prior to the Effective Time, multiplied by (ii) the Merger Consideration. The Surviving Corporation or one of its Subsidiaries, as applicable, shall pay to the holders of such cancelled Company Restricted Shares the cash amounts described in the immediately preceding sentence, less such amounts as are required to be withheld or deducted under the Code or any provisions of state, local or international Tax Law with respect to the making of such payment, as promptly as practicable (and no later than thirty (30) days) following the Effective Time.

(c)    Treatment of Company Warrants. At the Effective Time, each warrant to purchase shares of Common Stock (each, a “Company Warrant”) that is outstanding and unexercised as of the Effective Time and has a per share exercise price that is less than the Merger Consideration, shall, automatically and without any action on the part of Parent, Merger Sub, the Company, or the holder thereof, be cancelled and converted into the right to receive (i) a cash payment equal to (A) the number of shares of Common Stock subject to the Company Warrant immediately prior to the Effective Time multiplied by (B) the excess, if any, of (x) the Merger Consideration over (y) the exercise price per share of Common Stock of such Company Warrant. Notwithstanding the foregoing, each Company Warrant that is outstanding and unexercised as of the Effective Time and has a per share exercise price equal to or greater than the Merger Consideration shall, automatically and without any action on the part of Parent, Merger Sub, the Company, or the holder thereof, be cancelled for no consideration at the Effective Time. Following the date of this Agreement, the Company shall deliver in a timely manner all notices to the holders of any Company Warrants required under the terms of such Company Warrants in connection with this Agreement and the transactions contemplated hereby.

(d)    Corporate Actions. At or prior to the Effective Time, the Company, the Company Board and the Compensation Committee of the Company, as applicable, shall adopt any resolutions and take any other actions that are reasonably necessary to effectuate the treatment of the Company Options, the Company Restricted Shares, and the Company Warrants pursuant to this Section 4.3, and terminate the Company Equity Plans; provided, however, that all such actions shall expressly be conditioned upon the consummation of the Merger and shall be of no effect if this Agreement is terminated without consummation of the Merger. The Company shall provide Parent with a reasonable opportunity to review drafts of all resolutions and any other documents effectuating the actions set forth in this Section 4.3 prior to the adoption of such resolutions or other documents and will give due consideration to all reasonable comments provided by Parent in connection with such review. Parent shall use its reasonable best efforts to promptly provide any comments it may have on drafts of such resolutions or other documents.

4.4.    Adjustments to Prevent Dilution. Notwithstanding anything in this Agreement to the contrary, if, from the date of this Agreement to the earlier of the Effective Time or termination of this Agreement in accordance with ARTICLE VIII, the number of shares of Common Stock or securities convertible or exchangeable into or exercisable for shares of Common Stock shall have been changed into a different number of shares of Common Stock or securities, or a different class, by reason of any reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization or other similar transaction, the Merger Consideration shall be equitably adjusted to provide the holders of shares of Common Stock and securities convertible or exchangeable into or exercisable for shares of Common Stock the same economic effect as contemplated by this Agreement prior to such event; provided, that, nothing in this Section 4.4 shall be construed to permit the Company or any Subsidiary of the Company to take any action otherwise prohibited by the terms of this Agreement.

ARTICLE V
    Representations and Warranties

5.1.    Representations and Warranties of the Company. Except as set forth in the Company Reports filed by the Company with the Securities and Exchange Commission (the “SEC”) from and including February 1, 2022 and publicly available prior to the date of this Agreement (including, in each case, all exhibits and schedules thereto and documents incorporated by reference therein, but excluding, in each case, any disclosures set forth in any risk factor or “forward-looking statements” section or any similar section, to the extent they are forward-looking in nature) (it being understood that any matter disclosed in such Company Reports will not be disclosed for purposes of Section 5.1(a), Section 5.1(b), Section 5.1(c), Section 5.1(d), Section 5.1(g)(ii), Section 5.1(m), Section 5.1(u), Section 5.1(v) or in the disclosure schedule delivered to Parent and Merger Sub by the Company concurrently with the execution of this Agreement (the “Company Disclosure Schedule”) (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Schedule shall be deemed disclosed with respect to any other section or subsection to the extent (and only to the extent) that the relevance of such item is reasonably apparent on the face of such disclosure), the Company hereby represents and warrants to Parent and Merger Sub that:

(a)    Organization, Good Standing and Qualification.

(i)    The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to be in good standing or have such power or authority would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company is qualified to do business and is in good standing (with respect to jurisdictions that recognize such concept or a similar concept) in each jurisdiction where the ownership, leasing or operation of its assets or properties or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(ii)    Each of the Company’s Subsidiaries is a legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept or a similar concept) under the Laws of its jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or other legal entity (with respect to jurisdictions that recognize such concept or a similar concept) in each jurisdiction where the ownership, leasing or operation of its assets or properties or the conduct of its business requires such qualification, except where the failure to be so organized, existing, qualified or in good standing, or to have such power or authority, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has made available to Parent true and complete copies of the certificates of incorporation and bylaws, or equivalent organizational documents, of the Company and each of the Company’s Subsidiaries, each as in effect as of the date hereof. The Company and each of its Subsidiaries is in compliance, other than in de minimis respects, with the provisions of its certificate of incorporation and bylaws or equivalent organizational documents.

(b)    Capital Structure.

(i)    The authorized capital stock of the Company consists of 90,000,000 shares of capital stock, consisting of (A) 85,000,000 shares of Common Stock and (B) 5,000,000 shares of Preferred Stock. As of the close of business on May 27, 2025 (the “Reference Time”): (1) no shares of Preferred Stock were issued and outstanding, (2) 4,325,290 shares of Common Stock were issued and outstanding (including 175,095 Company Restricted Shares and 4,150,195 shares that are not Company Restricted Shares), (3) 2,997 shares of Common Stock were subject to outstanding Company Options, and (4) 237,027 shares of Common Stock were subject to outstanding Company Warrants. Other than the Company Securities described in the preceding sentence, as of the Reference Time, the Company had no other Company Securities issued or outstanding. Except as set forth on Section 5.1(b)(i) of the Company Disclosure Schedule, since the Reference Time, the Company has not issued any Company Securities (including derivative or convertible securities) except for (x) shares of Common Stock issued as the result of the exercise of Company Options outstanding as of the Reference Time in accordance with their terms as in effect at such time, or (y) shares of Common Stock issued as a result of the exercise of Company Warrants outstanding as of the Reference Time in accordance with their terms as in effect at such time.

(ii)    Section 5.1(b)(ii) of the Company Disclosure Schedule sets forth a complete and accurate list as of the Reference Time, of all outstanding Company Options and Company Restricted Shares granted under the Company Equity Plans (the “Company Equity Awards”), indicating, with respect to each Company Equity Award then outstanding, the name of the holder thereof, the type of award granted, the number of shares of Common Stock subject to such Company Equity Award, the Company Equity Plan under which such Company Equity Award was granted, the date of grant or issuance, the vesting schedule, any performance targets or similar conditions to the vesting, exercisability or settlement thereof, the vested status, and, in the case of any Company Option, the exercise price, expiration date, and whether such Company Option is intended to constitute an “incentive stock option” within the meaning of Section 422 of the Code. All outstanding Company Equity Awards have been granted pursuant award agreements substantially in the forms filed as exhibits to the Company’s Form 10-K for the fiscal year ended January 31, 2025 or otherwise provided or made available to Parent.

(iii)    Section 5.1(b)(iii) of the Company Disclosure Schedule sets forth a complete and accurate list as of the Reference Time, of all outstanding Company Warrants and the number of shares of Common Stock reserved for future issuance pursuant to Company Warrants, the name of the holder thereof, the agreement or other document under which such Company Warrants were granted, the exercise price, the date of grant, and the expiration date thereof. All outstanding Company Warrants are substantially in the form filed as an exhibit to the Company’s Form 10-K for the fiscal year ended January 31, 2025.

(iv)    All of the outstanding shares of Common Stock and other outstanding Company Securities were duly authorized and validly issued in accordance with the Company’s organizational documents and are fully paid and nonassessable. All of the outstanding shares of Common Stock and other outstanding Company Securities have been issued in compliance in all material respects with any applicable securities Laws or preemptive rights, rights of first refusal or other similar rights of any Person.

(v)    Section 5.1(b)(v) of the Company Disclosure Schedule sets forth a complete and accurate list of all of the Company’s Subsidiaries and the ownership interest of the Company in each such Subsidiary, together with the jurisdiction of incorporation or formation of each such Subsidiary and the ownership interest of any other Person or Persons in each such Subsidiary. Other than the Company Securities set forth in Section 5.1(b)(v) of the Company Disclosure Schedule, there are no other Company Securities in the Company’s Subsidiaries issued or outstanding. All of the issued and outstanding equity interests and other Company Securities in each of the Company’s Subsidiaries are authorized and validly issued in accordance with the respective organizational documents of such Subsidiaries and are fully paid (to the extent required under such Subsidiaries’ organizational documents) and nonassessable and have been issued in compliance in all material respects with any applicable securities Laws or preemptive rights, rights of first refusal or other similar rights of any Person. The Company owns, directly or indirectly, all of the outstanding equity interests and other Company Securities in each of its Subsidiaries free and clear of all Liens other than (A) transfer restrictions imposed by federal and state securities Laws, (B) those arising under the Existing Credit Facility, and (C) any transfer restrictions contained in the organizational documents of the Company and its Subsidiaries.

(vi)    Except as set forth in the organizational documents of the Company, or as otherwise provided in Section 5.1(b)(i) or Section 5.1(b)(vi) of the Company Disclosure Schedule, there are no preemptive rights or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, phantom equity interests, redemption rights, repurchase rights, agreements, arrangements, calls, subscription agreements, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to redeem, repurchase, acquire, issue, grant or sell, or giving any Person a right to subscribe for or acquire, any equity interests in the Company or any of its Subsidiaries or any other Company Securities, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

(vii)    Neither the Company nor any of its Subsidiaries have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the holders of equity interests in the Company or any of its Subsidiaries on any matter.

(viii)    Other than the Support Agreements, Section 5.1(b)(viii) of the Company Disclosure Schedule sets forth a complete and accurate list as of the date hereof of all voting trusts, voting proxies or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting or registration of, any Person’s other rights with respect to, the shares of Common Stock or other equity interests or Company Securities of the Company or any of its Subsidiaries.

(ix)    Neither the Company nor any of its Subsidiaries owns, directly or indirectly, any equity securities or long-term debt securities of any other Person.

(c)    Corporate Authority; Approval.

(i)    The Company has all requisite corporate power and authority and has taken all corporate action necessary to execute, deliver and perform its covenants and obligations under this Agreement in accordance with the terms hereof and to consummate the Merger and any other transactions contemplated by this Agreement, subject only to the Requisite Company Stockholder Approval. Except for the Requisite Company Stockholder Approval, no other corporate action by the Company (other than, in the case of the Merger, the filing of the Certificate of Merger and the other documents as required by the DGCL with the Secretary of State of the State of Delaware) or vote of holders of any class of the capital stock of the Company is necessary to approve and adopt this Agreement and to consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by Parent and Merger Sub, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law (the “Bankruptcy and Equity Exception”).

(ii)    The Company Board has (A) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, the Company and its stockholders, (B) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, (C) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations contained herein and the consummation of the Merger and the other transactions contemplated by this Agreement upon the terms and subject to the conditions contained herein, (D) directed that the adoption of this Agreement be submitted to a vote of the stockholders of the Company at a meeting of the stockholders of the Company, and (E) recommended that the stockholders of the Company vote in favor of the adoption of this Agreement (the “Company Recommendation”), which Company Recommendation has not been withdrawn, rescinded or modified in any way as of the date hereof.

(d)    Governmental Filings; No Violations.

(i)    The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no permit or other action by or in respect of, or filing with, any (A) federal, state, local, municipal, foreign or other government; (B) governmental, quasi-governmental, supranational or regulatory authority (including any governmental division, department, agency, commission, instrumentality, organization, unit or body and any court or other tribunal); (C) regulatory or self-regulatory organization (including the SEC, Nasdaq and any other Exchange); or (D) arbitral tribunal (public or private) (each, a “Governmental Authority”), other than (1) the filing of the Certificate of Merger with respect to the Merger with the Secretary of State of the State of Delaware, (2) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Securities Act of 1933, as amended (the “Securities Act”) and any other applicable U.S. state or federal securities, takeover or “blue sky” Laws, (3) compliance with any applicable rules of Nasdaq, (4) the applications, filings, consents and notices, as applicable, set forth in Section 5.1(d)(i) of the Company Disclosure Schedule, and (5) any permits or other actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(ii)    Other than as disclosed on Section 5.1(d)(ii) of the Company Disclosure Schedule and assuming compliance with the matters referred to in Section 5.1(d)(i), the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement do not and will not (A) conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company or the similar organizational documents of any of its Subsidiaries, (B) conflict with or result in a violation or breach of any applicable Law, (C) require any consent by any Person under, constitute a breach or default, or an event that, with or without notice or lapse of time or both, would constitute a breach or default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Company and any of its Subsidiaries are entitled, under any agreement, lease, license, contract, note, bond, mortgage, indenture, arrangement or other obligation (excluding any Benefit Plan) (each a “Contract”) binding upon the Company or any of its Subsidiaries, or to which any of their respective properties, rights or other assets are subject, or (D) result in the creation or imposition of a Lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of the Company or any of its Subsidiaries, except in the case of clauses (B), (C) and (D), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(e)    Company Reports; Financial Statements; Internal Controls.

(i)    Except as set forth on Section 5.1(e)(i) of the Company Disclosure Schedule, the Company has filed or furnished, as applicable, on a timely basis, all forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC pursuant to the Exchange Act or the Securities Act since February 1, 2022 (the forms, statements, certifications, reports and documents filed or furnished to the SEC, including any amendments thereto, the “Company Reports”). Each of the Company Reports, at the time of its filing or being furnished (and, if amended, as of the date of such amendment) and, in the case of any registration statement or proxy statement, at the date of effectiveness or mailing to stockholders of the Company, as applicable, complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 and any rules and regulations promulgated thereunder applicable to the Company Reports. As of their respective dates (and, if amended, as of the date of each such amendment), and in the case of any registration statement or proxy statement, at the date of effectiveness or mailing to stockholders of the Company, as applicable, the Company Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. As of the date of this Agreement, (A) there are no outstanding or unresolved comments in comment letters with respect to the Company Reports received by the Company from the SEC staff, and (B) to the Knowledge of the Company, none of the Company Reports is the subject of ongoing SEC review and there are no inquiries or investigations by the SEC or any internal investigations pending or threatened, in each case regarding any accounting practices of the Company. The Company is in compliance in all material respects with the applicable listing and corporate governance requirements of Nasdaq.

(ii)    Except as is not required in reliance on exemptions from various reporting requirements by virtue of the Company’s status as smaller reporting company under the Securities Act, the Company maintains disclosure controls and procedures (as defined in Rule 13a-15(e) or 15d-15(e), as applicable, under the Exchange Act) as required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are reasonably designed to ensure that information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules of the SEC. The Company maintains a system of internal control over financial reporting (as defined in Rule 13a-15(f) or 15d-15(f), as applicable, under the Exchange Act) designed to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP, including policies and procedures that (A) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (B) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management of the Company and the Company Board, and (C) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company that could have a material effect on its financial statements. As of the date hereof, the Company has disclosed, based on the most recent evaluation of its chief executive officer and its chief financial officer prior to the date of this Agreement, to the Company’s auditors and the audit committee of the Company Board (x) any significant deficiencies or material weaknesses in the design or operation of its internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information, or (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting, and each such deficiency, weakness or fraud so disclosed, if any, has been disclosed to Parent in writing prior to the date of this Agreement. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” have the meanings assigned to such terms in Auditing Standard No. 5 of the Public Company Accounting Oversight Board, as in effect on the date of this Agreement.

(iii)    The consolidated financial statements included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly present in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and their consolidated statements of operations, comprehensive income, Company stockholders’ equity and cash flows for the respective periods set forth therein (subject, in the case of unaudited statements, to the absence of notes and normal and recurring year-end audit adjustments), and have been prepared in conformity with U.S. GAAP (except, in the case of the unaudited statements, subject to normal and recurring year-end adjustments) applied on a consistent basis during the periods involved, except as may be noted therein or in the notes thereto.

(iv)    There are no off-balance sheet arrangements of any type pursuant to any off-balance sheet arrangement required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated under the 1933 Act that have not been so described in the Company Reports.

(v)    The books of account of the Company and its Subsidiaries have been kept accurately in all material respects in the ordinary course of business, the transactions entered therein represent bona fide transactions, and the revenues, expenses, assets and liabilities of the Company and its Subsidiaries have been properly recorded therein in all material respects. The corporate records and minute books of the Company and each of its Subsidiaries have been maintained in accordance with all applicable Laws in all material respects, and such corporate records and minute books are complete and accurate in all material respects.

(f)    Liabilities. There are no obligations or liabilities of the Company or any of its Subsidiaries (whether accrued, contingent or otherwise) that would be required by U.S. GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries, other than (i) obligations or liabilities to the extent disclosed, reflected or reserved against in the consolidated balance sheet of the Company for the fiscal year ended January 31, 2025 (or any notes thereto); (ii) obligations or liabilities arising in connection with the transactions contemplated by this Agreement; (iii) obligations or liabilities incurred in the ordinary course of business since January 31, 2025 (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of Law); (iv) executory obligations arising from any Contract entered into in the ordinary course of business (none of which results from or was caused by a breach of any such Contract); (v) obligations or liabilities set forth on Section 5.1(f) of the Company Disclosure Schedule; and (vi) obligations or liabilities that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(g)    Absence of Certain Changes.

(i)    Since January 31, 2025 through the date of this Agreement, (A) the Company and its Subsidiaries have, except in connection with the Company’s sale process, this Agreement and the transactions contemplated hereby, conducted their businesses in the ordinary course of business in all material respects, and (B) there has not been any action taken by the Company or any of its Subsidiaries or event that would have required the consent of Parent pursuant to Sections 6.1(b)(ii), 6.1(b)(iv), 6.1(b)(v), 6.1(b)(vii), 6.1(b)(viii), 6.1(b)(ix), 6.1(b)(xi), 6.1(b)(xii), 6.1(b)(xiii), 6.1(b)(xiv), 6.1(b)(xv), 6.1(b)(xx) or 6.1(b)(xxi) (to the extent related to any of the foregoing) had such action been taken or event occurred after the date of this Agreement.

(ii)    Since January 31, 2025, there has not been any change, effect, event, occurrence, circumstance, fact or development that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(h)    Litigation. Since February 1, 2022, there have been no pending or, to the Knowledge of the Company, threatened civil, criminal or administrative actions, suits, claims, charges, complaints, hearings, arbitrations, investigations, enforcement actions, disciplinary actions, examinations, inquiries, litigation, grievances, audits or proceedings (each, an “Action”) by or before any Governmental Authority to which the Company or any of its Subsidiaries is a party or against or involving any assets, properties, directors or officers of the Company and its Subsidiaries (in the case of the directors or officers, which relates to the business of the Company or its Subsidiaries), in each case, that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. None of the Company or any of its Subsidiaries is subject to any outstanding order, writ, injunction, decree, judgement, ruling or award of any Governmental Authority, except for those that have not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(i)    Employee Benefits.

(i)    Section 5.1(i)(i) of the Company Disclosure Schedule sets forth an accurate and complete list, as of the date of this Agreement, of all material Benefit Plans sponsored, maintained or contributed to by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries has any material liability. For purposes of this Agreement, “Benefit Plans” means all benefit and compensation plans, contracts, policies, agreements or arrangements that are sponsored, maintained, contributed to or required to be contributed to by the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has any liability, and covering current or former employees, officers, directors, and individual consultants of the Company or any of its Subsidiaries who are natural persons (each, a “Service Provider”), in each case, including “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not subject to ERISA, the Company Equity Plans and all other employment, consulting (to the extent related to an individual natural person), retirement, termination or change in control or transaction agreements, supplemental retirement, profit sharing, deferred compensation, severance, separation pay, stock option, stock purchase, stock appreciation rights, restricted stock unit, stock-based incentive, bonus, commissions, retention, insurance, medical, welfare, disability fringe benefit or other plans, contracts, policies, agreements or arrangements providing for benefits and compensation of any kind. With respect to each material Benefit Plan listed on Section 5.1(i)(i) of the Company Disclosure Schedule, the Company has provided or made available to Parent, to the extent applicable, true and complete copies of (A) the current plan document and all material amendments thereto, (B) any related trust agreements, insurance contracts or other funding arrangements, (C) the most recent audited financial statements and actuarial or other valuation report prepared with respect thereto, if any, (D) the most recent annual reports on Form 5500 required to be filed with the Internal Revenue Service (the “IRS”) with respect thereto, (E) the most recent IRS determination or opinion letter, and (F) all non-routine material correspondence with any Governmental Authority within the three years prior to the date of this Agreement.

(ii)     Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all Benefit Plans listed on Section 5.1(i)(i) of the Company Disclosure Schedule have been funded, operated and administered, in accordance with their terms and in compliance with ERISA, the Code and other applicable Laws, (B) each Benefit Plan listed on Section 5.1(i)(i) of the Company Disclosure Schedule that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS or has applied to the IRS for such favorable determination or opinion letter within the applicable remedial amendment period under Section 401(b) of the Code, and (C) to the Knowledge of the Company, there are no circumstances reasonably expected to adversely affect the qualification of such plan under Section 401(a) of the Code.

(iii)    Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there are no pending or, to the Knowledge of the Company, threatened Actions, audits, investigations, claims (other than routine claims for benefits) or proceedings, including by a Governmental Authority, by, on behalf of, against or relating to any Benefit Plan. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, none of the Company or any of its Subsidiaries has incurred (whether or not assessed), or is reasonably expected to incur or be subject to, any Tax or penalty under Section 4975, 4980B, 4980D, 4980H, 6721 or 6722 of the Code.

(iv)    (A) No Benefit Plan is (1) a “multiemployer plan” within the meaning of Section 3(37) of ERISA (each, a “Multiemployer Plan”) or (2) subject to Title IV or Section 302 of ERISA or Section 412 of the Code, and (B) neither the Company nor any of its Subsidiaries has any current or contingent liability or obligation under or with respect to any such plans, including on account of any ERISA Affiliate that has had, and would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No Benefit Plan is a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), a “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code) or a plan or arrangement that provides post-employment, post-ownership, post-service or retiree health, life or other welfare benefits to any Person other than as required under Section 4980B of the Code or other applicable Law.

(v)    Except as set forth in Section 5.1(i)(v) of the Company Disclosure Schedule, neither the execution of this Agreement, nor the consummation of the Merger or any other transactions contemplated hereby will, whether alone or in combination with another event, (A) entitle any Service Provider to severance pay or any other payment or benefit or any increase in severance pay upon any termination of employment after the date of this Agreement, (B) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other obligation pursuant to any of the Benefit Plans listed on Section 5.1(i)(i) of the Company Disclosure Schedule, or (C) result in any payment (whether in cash or property or the vesting of property) that, in any of the circumstances described in clauses (A), (B) and/or (C), would reasonably be expected to, individually or in combination with any other such payment, constitute an “excess parachute payment” (within the meaning of Section 280G of the Code) to any Service Provider. The Company and its Subsidiaries do not have any obligation to gross-up or otherwise reimburse or compensate any current or former employee, officer, director or other individual service provider of any Acquired Company for any Taxes incurred by such individual under or pursuant to Section 409A, Section 4999 or otherwise.

(vi)    The per share exercise price of each Company Option is no less than the fair market value of a share of Common Stock on the date of grant of such Company Option determined in a manner consistent with Section 409A of the Code. Each Benefit Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in all material respects in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder. No payment made or to be made under any Benefit Plan has incurred or is reasonably expected to incur penalties under Section 409A(a)(1) of the Code.

(vii)    Section 5.1(i)(vii) of the Company Disclosure Schedule sets forth any outstanding Company Restricted Shares with respect to which the recipient made a valid and timely filed election under Section 83(b) of the Code, and a copy of such election has been provided to the Company.

(viii)    No Benefit Plan is maintained primarily for Service Providers working in any jurisdiction outside the United States.

(j)    Compliance with Laws; Company Permits.

(i)    Compliance with Laws. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since February 1, 2022 (A) the businesses of each of the Company and its Subsidiaries have been, and are being, conducted in compliance with all applicable federal, state, local, territorial, provincial, municipal, regional, foreign or supranational laws, acts, statutes, codes, treaties and ordinances, common law, and any rules, rulings, regulations, standards, judgments, orders, writs, injunctions, decrees, awards, arbitration awards and agency requirements of any Governmental Authority (collectively, “Laws”), and (B) neither the Company nor any of its Subsidiaries has received any written notice or written communication, or, to the Knowledge of the Company, oral notice or oral communication that the Company or any of its Subsidiaries or any of their respective directors or officers, as applicable, is not in compliance with any applicable Law related to the business of the Company or any of its Subsidiaries or that the Company or any of its Subsidiaries or any of their respective directors or officers, as applicable, is under investigation by any Governmental Authority for potential non-compliance with any applicable Law related to the business of the Company or any of its Subsidiaries.

(ii)    Permits. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company, its Subsidiaries and all of their respective officers, directors, or employees, or, to the Knowledge of the Company, any agents and other third-party Representatives acting on behalf of the Company or any of its Subsidiaries hold, and at all times since February 1, 2022 have held, all permits, licenses, certifications, approvals, registrations, identification numbers, consents, authorizations, franchises, variances, exemptions, certificates, certifications, qualifications, grants of membership variances and Orders (including all product certifications) (the “Company Permits”) required or necessary for the Company and its Subsidiaries to use, own, lease, occupy and operate their assets or properties and conduct the business of the Company and its Subsidiaries. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (A) the Company Permits are valid and in full force and effect, (B) no written or, to the Knowledge of the Company, oral notice has been received by the Company or any of its Subsidiaries regarding any (x) violation of, or failure to comply with, any term or requirement of any Company Permit, or (y) revocation, cancellation, suspension, invalidation or termination of or refusal to renew any Company Permit, (C) there is no Action pending or, to the Knowledge of the Company, threatened that seeks to, or would reasonably be expected to result in, the revocation, cancellation, termination, suspension, non-renewal or adverse modification of any Company Permit, and (D) no application or notice relating to a Company Permit, including in respect of any individual authorizations required by a Governmental Authority in respect of a director, officer, employee, contractor or agent of the Company or its Subsidiaries, has been refused nor, to the Knowledge of the Company, has there been an indication that it would be refused if not withdrawn.

(iii)    International Trade. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any of its Subsidiaries, nor any of their respective officers or directors or employees, nor, to the Knowledge of the Company, any agents or other third-party Representatives acting on behalf of the Company or any of its Subsidiaries, is currently, or have since April 24, 2019, been: (A) a Sanctioned Person, (B) engaged in any dealings or transactions with or for the benefit of any Sanctioned Person or in any Sanctioned Country, (C) made or accepted any unlawful payment or given, received, offered, promised, or authorized or agreed to give or receive, any money, advantage, bribe, rebate, payoff, influence payment, kickback or thing of value, directly or indirectly, to or from any employee or official of any Governmental Authority or any other Person in violation of Anti-Corruption Laws or any other applicable Law, or (D) otherwise been in violation of Sanctions, export-import Laws, or U.S. anti-boycott Laws (collectively, “Trade Controls”) or any Anti-Corruption Laws. Since April 24, 2019, the Company and its Subsidiaries have been in compliance in all material respects with all applicable Trade Controls and have obtained, or are otherwise qualified to rely upon, all material import and export licenses, consents, notices, waivers, approvals, orders, registrations, declarations or other authorizations from, and made any filings with, any Governmental Authority required for (i) the import, export, and reexport of products, services, software and technologies and (ii) releases of technologies and software to foreign nationals. Except as set forth in Section 5.1(j)(iii) of the Company Disclosure Schedule, all items developed, produced, or exported by the Company and its Subsidiaries in the past five years are designated EAR99 under the Export Administration Regulations.

(iv)    Anti-Corruption. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any of its Subsidiaries have (A) received from any Governmental Authority any written notice, inquiry, or internal or external allegation; (B) made any voluntary or involuntary disclosure to a Governmental Authority; or (C) conducted any internal investigation or audit concerning any actual or potential violation or wrongdoing, in each case, related to Trade Controls or Anti-Corruption Laws. There are no pending or, to the Knowledge of the Company, threatened claims against the Company or its Subsidiaries, nor any actions, conditions, facts, or circumstances that would reasonably be expected to give rise to any material future claims against the Company or its Subsidiaries, with respect to the Trade Controls or Anti-Corruption Laws. Neither the Company nor any of its Subsidiaries, nor any of their respective officers, directors or employees, are the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to Anti-Corruption Laws or Trade Controls. The Company and its Subsidiaries have implemented, maintain in effect and enforce written policies, procedures and internal controls, including an internal accounting controls system, that are reasonably designed to prevent, deter and detect material violations of applicable Trade Controls and Anti-Corruption Laws and ensure that all books and records of the Company and its Subsidiaries accurately and fairly reflect, in reasonable detail, all transactions and dispositions of funds and assets in all material respects.

(v)    CFIUS. Neither the Company nor any of its Subsidiaries engages in (a) the design, fabrication, development, testing, production or manufacture of one (1) or more “critical technologies” within the meaning of the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”); (b) the ownership, operation, maintenance, supply, manufacture, or servicing of “covered investment critical infrastructure” within the meaning of the DPA (where such activities are covered by column 2 of Appendix A to 31 C.F.R. Part 800); or (c) the maintenance or collection, directly or indirectly, of “sensitive personal data” of U.S. citizens within the meaning of the DPA.

(vi)    Health Care Matters. None of the Company, any of its Subsidiaries, any of their respective officers or directors or, to the Knowledge of the Company, any of their respective employees, agents or other third-party Representatives acting on behalf of the Company or any of its Subsidiaries, (A) has submitted, or caused to be submitted, since February 1, 2022, any claim for payment to any third-party payment program, including any governmental or commercial health plan in violation of any false claims or fraud Law, including the federal False Claims Act, 31 U.S.C. §§ 3729-3733, any other applicable federal, state, or local false claim Laws, or in material violation of any other applicable third-party payment program requirement, (B) has been convicted of, charged with or investigated for a federal or state health care program related offense, or convicted of, charged with or investigated for a violation of federal or state Law related to fraud, abuse, theft, embezzlement, breach of fiduciary responsibility, financial misconduct, obstruction of an investigation, unlawful manufacture, distribution, prescription, or dispensing of controlled substances, or patient abuse or neglect or has been debarred, excluded or suspended from participation in any governmental program or any federal or state procurement or non-procurement program, or been subject to any order or consent decree of, or criminal, civil or administrative fine or penalty imposed by, any Governmental Authority, (C) has been listed on the General Services Administration’s published list of parties excluded from federal procurement programs and non-procurement programs or the List of Excluded Individuals/Entities maintained by the Office of Inspector General of the United States Department of Health and Human Services, (D) is subject, or has been subject, to any exclusion, suspension or debarment claims, actions, proceedings, audits or investigations relating to the business of the Company or its Subsidiaries, or (E) is subject or has been subject to any order, individual integrity agreement, corporate integrity agreement or other binding agreement with any Governmental Authority concerning compliance with any health care-related Law.

(k)    Material Contracts.

(i)    Except for Contracts (including all amendments and modifications thereto) filed as exhibits to the Company Reports as of the date of this Agreement, any Benefit Plan set forth in Section 5.1(i)(i) of the Company Disclosure Schedule (unless described in Clause (J), (K) or (L) below) or as set forth in Section 5.1(k)(i) of the Company Disclosure Schedule, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to and none of the Company, any of its Subsidiaries or any of their respective assets or properties are bound by any Contract described by this Section 5.1(k)(i):

(A)    that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-‐K of the Exchange Act);

(B)    that contains (1) any noncompete or exclusivity provisions to which the Company or any of its Subsidiaries is subject that restricts or purports to restrict the ability of the Company or any of its Subsidiaries to engage or compete in any line of business or geographic area or to obtain or sell any products or services to or from any other Person (or would so restrict or purport to restrict the Surviving Corporation or any of its Affiliates following the consummation of the Merger) or (2) any “most favored nation” or most favored customer provision, minimum purchase or “take-or-pay” obligations, or rights of first or last offer, negotiation or refusal, in each case, to which the Company or any of its Subsidiaries is subject (or to which the Surviving Corporation or any of its Affiliates would be subject following the consummation of the Merger);

(C)    that provides for or relates to a partnership, joint venture, collaboration or similar material arrangement (other than agreement entered into between the Company or any its wholly-owned Subsidiaries, on the one hand, and another wholly-owned Subsidiary of the Company, on the other hand);

(D)    that is (1) an indenture, credit agreement, loan agreement, security agreement, guarantee, note, mortgage or other agreement providing for or guaranteeing Indebtedness of any Person, except for any Contract solely among or between the Company and any of its wholly-owned Subsidiaries, or (2) a hedging, derivative, swaps, currency or commodity derivatives or other similar Contract;

(E)    that (1) relates to a closed or pending acquisition or disposition of any Person, business, assets or property (including real property) (whether by merger, sale of stock, sale of assets or otherwise) that would have required the consent of Parent under Section 6.1(b) if it had been entered into or completed after the date of this Agreement or (2) includes any “earnout” or other contingent or deferred payment obligation of the Company and its Subsidiaries in excess of $100,000 that has not been satisfied in full;

(F)    that is a settlement agreement that (1) requires payment by the Company or any of its Subsidiaries after the date hereof in excess of $50,000, or (2) imposes non-monetary obligations or restrictions, other than non-de minimis obligations or restrictions, on the Company or any of its Subsidiaries applicable after the date of this Agreement;

(G)    (1) that is reasonably expected to involve expenditures by the Company or any of its Subsidiaries of more than $50,000, or (2) that is reasonably expected to involve payments to the Company or any of its Subsidiaries of more than $100,000, in the case of each of subclauses (1) and (2), individually or in the aggregate with respect to such Contract or series of related Contracts, in any fiscal year (or that previously involved such expenditures or payments in the Company’s most recently completed fiscal year);

(H)    (1) pursuant to which the Company or any of its Subsidiaries licenses or grants rights to any Person, or licenses or receives a grant of right from any Person with respect to any material Intellectual Property Right (other than (i) non-exclusive licenses for commercially available software that is made available for a total cost of less than $50,000 and Open Source Software, (ii) non-exclusive licenses granted to customers in the ordinary course of business, substantially in the form of the Company’s or any of its Subsidiaries’ forms of customer agreement, copies of which have been provided to Parent, (iii) referral agreements and reseller agreements in the ordinary course of business, substantially in the form of the Company’s or any of its Subsidiaries’ forms of referral agreement or reseller agreement, copies of which have been provided to Parent, (iv) nondisclosure agreements entered into in the ordinary course of business, and (v) agreements where any license of any Intellectual Property Rights is incidental to such agreement, such as licenses to use feedback and suggestions and licenses authorizing the use of brand materials for marketing purposes), (2) pursuant to which a Person has developed or been engaged to develop any material Intellectual Property Rights for the Company or any of its Subsidiaries (other than Contracts with employees or independent contractors pursuant to which Intellectual Property Rights are assigned to the Company or any of its Subsidiaries substantially in the form of the Company’s or any of its Subsidiaries’ forms of employee confidentiality and invention assignment agreement and contractor agreement (copies of which have been made available to Parent) or have vested in the Company or any of its Subsidiaries under applicable Law), or (3) that is entered into to settle or resolve any Intellectual Property Right-related dispute or otherwise affecting the Company’s or any of its Subsidiaries right to use or enforce any material Owned IP, including settlement agreements, coexistence agreements, covenant not to sue agreements, and consent to use agreements;

(I)    to or by which the Company or any of its Subsidiaries is a party or bound that is with any Governmental Authority or any Person that is a prime contractor or subcontractor in respect of a Contract with any Governmental Authority;

(J)    that is an employment agreement or consulting agreement, in either case, with any Service Provider with annual compensation in excess of $150,000 or that provides for severance payments, change of control payments or advance notice of termination in excess of 30 days;

(K)    that contains a put, call or similar right pursuant to which the Company or any of its Subsidiaries could be required to purchase or sell, as applicable, (1) any Company Securities, (2) any equity interests of any Person or (3) any assets that have a fair market value or purchase price of more than $100,000 (other, in case of (1), (2) and (3), than the Company Equity Plans, the award agreements with respect to the Company Equity Awards set forth in Section 5.1(b)(ii) of the Company Disclosure Schedule and the Company Warrants set forth in Section 5.1(b)(iii) of the Company Disclosure Schedule);

(L)    that (1) is with any Affiliate (other than a wholly-owned Subsidiary of the Company), director or executive officer of the Company (as such term is defined in the Exchange Act), or Person holding 5% or more of the shares of capital stock of the Company (other than any Benefit Plan), (2) indemnifies any director or executive officer of the Company or any of its Subsidiaries (other than any provisions set forth in the certificate of incorporation or bylaws the Company or comparable organizational documents of its Subsidiaries) or (3) relates to the acquisition, issuance or transfer of, or any Person’s rights with respect to, any Company Securities (other than the Company Equity Plans, the award agreements with respect to the Company Equity Awards set forth in Section 5.1(b)(ii) of the Company Disclosure Schedule, the Company Warrants set forth in Section 5.1(b)(iii) of the Company Disclosure Schedule and any provisions set forth in the certificate of incorporation or bylaws of the Company or comparable organizational documents of its Subsidiaries);

(M)    that requires any capital commitment or capital expenditure (or series of capital expenditures) by the Company or any of its Subsidiaries after the date of this Agreement in an amount in excess of $100,000 in the aggregate; or

(N)    that is a Real Property Lease.

(ii)    All of the Contracts required to be set forth on Section 5.1(k)(i) of the Company Disclosure Schedule (or that would be required to be set forth on Section 5.1(k)(i) of the Company Disclosure Schedule but for the final parenthetical of Clause (K) or (L) above) or filed as exhibits to the Company Reports as of the date of this Agreement are collectively referred to herein as the “Material Contracts.” The Company has made available to Parent prior to the date of this Agreement accurate and complete copies of all Material Contracts required to be identified in Section 5.1(k)(i) of the Company Disclosure Schedule, including all amendments or modifications thereto, as in effect as of the date of this Agreement.

(iii)    Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Material Contract is a valid and binding agreement of the Company or its Subsidiaries party thereto, as the case may be, enforceable against the Company or such Subsidiaries, and, to the Knowledge of the Company, each other party thereto in accordance with its terms, and is in full force and effect, subject in each case to the Bankruptcy and Equity Exception (and subject to the termination or expiration of any such Material Contract after the date of this Agreement in accordance with its terms). Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any of its Subsidiaries and, to the Knowledge of the Company, no other party thereto is (with or without notice or lapse of time or both) in default or breach under the terms of any such Material Contract and no event has occurred that (with or without notice or lapse of time or both) will, or would reasonably be expected to, (A) constitute such a violation or breach, (B) result in the acceleration of the performance of or rights in any Material Contract, or (C) give any Person the right to cancel, terminate or modify in a manner adverse to the Company or any of its Subsidiaries any Material Contract. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since February 1, 2022 through the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written or, to the Knowledge of the Company, oral notice or communication of any actual or alleged violation or breach of, default under or intention to cancel, terminate, adversely modify or not renew, any Material Contract.

(l)    Real Property.

(i)    Leased Real Property. Section 5.1(l)(i) of the Company Disclosure Schedule sets forth an accurate and complete list of all Real Property Leases. Each of the Real Property Leases is a valid and binding agreement of the Company or its Subsidiaries party thereto, as the case may be, enforceable against the Company or such Subsidiaries, and, to the Knowledge of the Company, each other party thereto in accordance with its terms, and is in full force and effect, subject in each case to the Bankruptcy and Equity Exception. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (A) the Company or its applicable Subsidiary has a valid leasehold interest in all Leased Real Property, free and clear of all Liens, except Permitted Liens; (B) there exists no default or event of default under any of the Real Property Leases (or any event that with notice or lapse of time or both would become a default) on the part of the Company or any of its Subsidiaries (as applicable) or, to the Knowledge of the Company, any other party under any Real Property Lease; and (C) the Company or its applicable Subsidiary has not (1) subleased, licensed, or otherwise granted any Person the right to use or occupy any Leased Real Property or any portion thereof or (2) collaterally assigned or granted any other security interests in any Real Property Lease or any interest therein.

(ii)    Owned Real Property. No real property is or ever has been owned by the Company or any of its Subsidiaries.

(m)    Takeover Statutes. Assuming the accuracy of the representations and warranties of Parent and Merger Sub made in Section 5.2(e), the restrictions of Section 203 of the DGCL or of any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover Law (each, a “Takeover Law”) or any anti-takeover provision in the Company’s certificate of incorporation or bylaws shall not apply to the Company, the shares of Common Stock, this Agreement, the Merger or any other transactions contemplated by this Agreement. There is no shareholder rights plan or “poison pill” anti-takeover plan in effect to which the Company or any of its Subsidiaries is subject, party to or otherwise bound. Prior to the date of this Agreement, the Company Board has taken all action necessary, assuming the accuracy of the representations and warranties in Section 5.2(e), to ensure neither Parent nor Merger Sub will be an “interested stockholder” or prohibited from entering into consummating a “business combination” with the Company under Section 203 of the DGCL as a result of the execution of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

(n)    Environmental Matters. Except as had not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Company and each of its Subsidiaries is, and has at all times since February 1, 2022 been, in compliance with all applicable Environmental Laws, (ii) the Company and each of its Subsidiaries possess and maintain and is compliance with, and since February 1, 2022 has possessed and maintained and has been in compliance with, all Company Permits required under Environmental Laws, (iii) neither the Company nor any of its Subsidiaries has received any written claim, notice, demand letter, citation, governmental directive or order since February 1, 2022, concerning any actual violation or alleged violation of, or actual or alleged liability under, any Environmental Law, (iv) there are no Actions, suits or proceedings pending or, to the Knowledge of the Company, threatened alleging noncompliance by the Company or any of its Subsidiaries with, or liability of the Company or any of its Subsidiaries under, any Environmental Law, (v) neither the Company nor any Subsidiary is subject to any order, decree, injunction or other binding agreement with any Governmental Authority imposing obligations or liability under applicable Environmental Laws or any indemnity or other Contract with any third party providing for or requiring it to assume or incur any liability or obligations under any Environmental Law, (vi) neither the Company nor any of its Subsidiaries have treated, stored, disposed of, arranged for the disposal of, transported, handled, manufactured, distributed, sold, or released any Hazardous Substances to the environment, except as in compliance with applicable Environmental Laws, (vii) no real property currently or formerly owned or operated by the Company or any of its Subsidiaries has been contaminated with any Hazardous Substances under circumstances that would reasonably be expected to require remediation or other action by the Company or any of its Subsidiaries pursuant to any Environmental Law, (viii) neither the Company nor any of its Subsidiaries is subject to liability relating to any disposal or contamination involving Hazardous Substances affecting any property or natural resources or any exposure of any Person to Hazardous Substances, and (ix) the Company has made available to Parent all environmental reports, assessments and audits, in each case, within its control relating to the past or current operations, properties or assets of the Company and its Subsidiaries.

(o)    Taxes.

(i)    The Company and each of its Subsidiaries (A) has duly and timely filed (taking into account any valid extension of time within which to file) all material Tax Returns required to be filed by it, and each such filed Tax Return is true, correct and complete in all material respects, (B) has paid all material Taxes that are required to be paid by it (whether or not shown as due on such Tax Returns), and (C) has complied in all material respects with all applicable Laws relating to the payment, collection, withholding and remittance of Taxes by it and related information reporting requirements with respect to amounts owing to or from any of its employees, creditors, customers, or other third parties. The most recent financial statements contained in the Company Reports reflect an adequate reserve (in accordance with U.S. GAAP) for all material Taxes accrued but not then payable by the Company and its Subsidiaries through the date of such financial statements.

(ii)    There are no Tax Liens upon any property or assets of the Company or any of its Subsidiaries other than Permitted Liens.

(iii)    No deficiency for any amount of material Taxes has been proposed or asserted in writing or assessed by any Governmental Authority against the Company or any of its Subsidiaries that remains unpaid or unresolved in whole or in part.

(iv)    (A) There are no material audits, suits, claims, examinations, investigations, or other proceedings in respect of Taxes or Tax matters pending or threatened in writing against the Company or any of its Subsidiaries, and (B) with respect to any Tax years open for audit as of the date hereof, neither the Company nor any of its Subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any material Tax, other than any such waiver or extension that is automatic or automatically granted.

(v)    Neither the Company nor any Subsidiary (A) has any material liability for the payment of any Tax imposed on any other Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 or any analogous or similar provision of U.S. state or local or non-U.S. Tax Law; (B) has material liability as a transferee, successor or otherwise by operation of Law for Taxes of any other Person (other than the Company or any of its Subsidiaries); or (C) is a party to any Tax sharing, Tax allocation, Tax indemnification or similar agreement other than (1) any agreement or arrangement solely among the Company and its Subsidiaries, or (2) any Tax sharing or indemnification provisions contained in any agreement entered into in the ordinary course of business and not primarily relating to Tax.

(vi)    In the last two years, neither the Company nor any of its Subsidiaries has been either a “distributing corporation” or a “controlled corporation” in a transaction purported or intended to qualify for tax-free treatment under Section 355(a) of the Code (or any similar provision of U.S. state or local Law).

(vii)    Neither the Company nor any of its Subsidiaries has “participated” in, or is currently participating in, a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or any similar provision of U.S. state or local Law).

(viii)    No material written claim has been made within the past three years by a Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns or pay Taxes that the Company or any of its Subsidiaries is or may become subject to taxation, or required to file any Tax Return in, that jurisdiction.

(ix)    There are no material adjustments under Section 481 of the Code (or any analogous or similar provision of U.S. state, or local or non-U.S. Tax Law) that are required to be taken into account by the Company or any of its Subsidiaries in any taxable period (or portion thereof) ending after the Closing Date by reason of a change in method of accounting in any taxable period (or portion thereof) ending on or before the Closing Date.

(x)    For U.S. federal income tax purposes, the Company is and has since formation been properly classified as a corporation.

(xi)    No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into by, or issued by any Tax authority with respect to the Company or any of its Subsidiaries which agreement or ruling would be effective after the Closing Date.

(xii)    Neither the Company nor any of its Subsidiaries is subject to Tax in any country other than its country of formation or organization by virtue of having a permanent establishment or place of business in that country.

(xiii)    Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any (A) change in or use of an improper method of accounting for a taxable period ending on or prior to the Closing Date, (B) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) executed on or prior to the Closing Date, (C) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law made or created at or prior to the Closing Date), (D) installment sale or open transaction disposition made on or prior to the Closing Date, (E) prepaid amount received or deferred revenue accrued on or prior to the Closing Date, or (F) (i) “subpart F income” within the meaning of Section 951 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) or (ii) “global intangible low-taxed income” within the meaning of Section 951A of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) of the Company or any of its Subsidiaries attributable to a taxable period (or portion thereof) ending on or prior to the Closing Date.

(xiv)    Neither the Company nor any of its Subsidiaries has deferred any material Taxes, or will otherwise be liable for any material Taxes, under Section 965 of the Code.

(xv)    Neither the Company nor any of its Subsidiaries has ever held any interest in any entity that is classified as a partnership for federal income Tax purposes, a “controlled foreign corporation” (as defined under Section 957 of the Code) or a “passive foreign investment company” (as defined in Section 1297 of the Code) for U.S. federal (and applicable state and local) income Tax purposes.

(xvi)    The Company is not, and has never been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(xvii)    Each of the Company and its Subsidiaries have complied in all material respects with all escheat and unclaimed property Laws.

(p)    Labor Matters.

(i)    Section 5.1(p)(i) of the Company Disclosure Schedule sets forth a true, correct and complete list of all employees of the Company and its Subsidiaries as of the date hereof, and includes, for each employee: employing entity; name; job title; annual base salary (if salaried), hourly rate (if hourly), or other rates of compensation; classification as exempt or non-exempt for wage and hour purposes; current bonus target (if any); date of hire; work location (city/town, state/province, and country); accrued and unused vacation/paid time off; status (i.e., active or inactive and, if inactive, the type of leave and estimated duration); and any visa or work permit status and the date of expiration, if applicable.

(ii)    Section 5.1(p)(ii) of the Company Disclosure Schedule sets forth a true, correct and complete list of all of the natural Person independent contractors, consultants, temporary employees, leased employees and other contingent workers engaged by the Company or any of its Subsidiaries as of the date hereof, and includes for each such natural Person: name; role in the business or type of services provided; engagement start date; work location (city/town, state/province, and country); average hours worked per week; and fee or compensation arrangement.

(iii)    The Company and its Subsidiaries are neither party to, nor bound by, any Contract that is a collective bargaining agreement or other Contract with any labor union, works council or similar labor organization (each, a “Labor Agreement”) and no employees of the Company or any of its Subsidiaries are represented by any labor union, works council, or similar labor organization. Since February 1, 2022, no labor union, works council, other similar labor organization, or group of employees of the Company or any of its Subsidiaries, has made a demand for recognition or certification of a labor union or other labor organization as the collective bargaining representative of any employees of the Company or its Subsidiaries, and there are no representation or certification proceedings presently pending or, to the Knowledge of the Company, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority with respect to such employees. To the Knowledge of the Company, since February 1, 2022, there have been no labor organizing activities with respect to employees of the Company or any of its Subsidiaries. Since February 1, 2022, there have been no unfair labor practice charges, material labor grievances, labor arbitrations, strikes, slowdowns, work stoppages, picketing, hand-billing, lockouts or other material labor disputes pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries.

(iv)    Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and its Subsidiaries are, and since February 1, 2022, have been, in compliance with all applicable Laws respecting labor, employment and fair employment practices (including equal employment opportunity Laws), including all Laws respecting terms and conditions of employment, occupational safety and health, wages and hours (including the classification of independent contractors and exempt and non-exempt employees, overtime, and meal and rest breaks), immigration (including the completion of Forms I-9 for all employees and the proper confirmation of employee visas), harassment, discrimination, retaliation, whistleblowing, disability rights or benefits, plant closures and layoffs (including the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Laws (“WARN Act”)), workers’ compensation, labor relations, leaves of absence, and unemployment insurance.

(v)    Except as has not had, and would not be expected to have, individually or in the aggregate, a Material Adverse Effect, in the past three (3) years, (A) the Company and each of its Subsidiaries has fully and timely paid all wages, wage premiums, wage penalties, salaries, commissions, severance payments, bonuses, expense reimbursements, fees, and other compensation that has come due and payable to its respective current and former employees and individual independent contractors, consultants and other non-employee service providers pursuant to applicable Law, contract or policy of the Company or its Subsidiaries, and (B) each natural Person who is performing or has performed services for the Company or any of its Subsidiaries and is or was classified and treated as an independent contractor, consultant, or other non-employee service provider is and was properly classified as such for all applicable purposes.

(vi)    To the Knowledge of the Company, (A) no current or former employee of the Company or its Subsidiaries is violating or has violated, in each case, in any material respect, any non-competition, non-solicitation, confidentiality or similar obligation owed to the Company or any of its Subsidiaries, and (B) no current employee of the Company or any of its Subsidiaries is subject to any such obligation that would reasonably be expected to prohibit or materially restrict such employee in the performance of his or her duties for the Company or such Subsidiary.

(q)    Intellectual Property.

(i)    Section 5.1(q)(i) of the Company Disclosure Schedule sets forth a complete and accurate list, as of the date hereof, of all Registered Intellectual Property, including, in each case, to the extent applicable, (A) the owner of such filing, issuance or registration, (B) the date of filing, issuance or registration, (C) the filing, issuance or registration number, (D) the name of the body where the filing, issuance or registration was made, and (E) in the case of domain names and social media accounts, the domain registrar and social media handles, and all material unregistered Marks owned or purported to be owned by the Company or any of its Subsidiaries. Except as has not had, individually or in the aggregate, a Material Adverse Effect, all items of Registered Intellectual Property and Owned IP are exclusively owned by the Company or a Subsidiary thereof, as applicable, and the Company or a Subsidiary thereof has a valid license to all other Business IP, in each case, free and clear of all Liens other than Permitted Liens. Except as has not had, individually or the aggregate, a Material Adverse Effect, all Registered Intellectual Property (1) is subsisting, valid and, to the extent issued or registered, enforceable, (2) registered in the name of the Company or a Subsidiary thereof, and (3) has been duly maintained (including the payment of maintenance fees) and is not expired, cancelled or abandoned.

(ii)    Except as otherwise set forth on Section 5.1(q)(ii) of the Company Disclosure Schedule, (A) neither the Company nor any of its Subsidiaries, nor any of its or their respective businesses or activities infringe, misappropriate or otherwise violate (and in the past six (6) years, have not infringed, misappropriated or otherwise violated) the Intellectual Property Rights of any third party (“Third Party IP”), and (B) there are no pending or, to the Knowledge of the Company, threatened Actions alleging that any of the operation of the business of or any activity by the Company or any of its Subsidiaries infringes, misappropriates or otherwise violates (or, in the past six (6) years infringed, misappropriated or otherwise violated) any Third Party IP, in the case of (A) and (B), except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No Action is or, in the past six (6) years, has been pending or, to the Knowledge of the Company, threatened that challenges the legality, validity, enforceability, use or ownership of any Owned IP, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the Knowledge of the Company, no Person is infringing, misappropriating or otherwise violating (or, in the past six (6) years, has infringed, misappropriated or otherwise violated) any Owned IP, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(iii)    Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all former and current employees, consultants and contractors of the Company and its Subsidiaries who have created or developed any Intellectual Property Rights or subject matter thereof that relates to the business of the Company or any of its Subsidiaries or its actual or demonstrably anticipated research or development, was developed in the performance of the services for the Company or any of its Subsidiaries, or was developed using the Company’s or any of its Subsidiaries’ equipment, supplies, facilities or trade secret information have executed written instruments with the Company or the applicable Subsidiary that assign to the Company or such Subsidiary Intellectual Property Rights in and to all of the forgoing or such Intellectual Property Rights have vested in the Company or the applicable Subsidiary under applicable Law.

(iv)    Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and its Subsidiaries have taken reasonable steps to protect and preserve the rights of the Company and its Subsidiaries in its confidential information, including financial and business information and client Protected Information (“Confidential Information”). The Company and each of its Subsidiaries have taken reasonable steps to protect, preserve and maintain the Owned IP, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each Person that has had or currently has access to any Confidential Information is subject to appropriate written obligations regarding confidentiality, non-use and non-disclosure of such Confidential Information, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as has not had, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any of its Subsidiaries has (A) granted, directly or indirectly, any current or contingent rights, licenses or interests in or to any source code of any of the Products, or (B) provided or disclosed any source code of any Product to any Person, except to employees and third parties involved in the development and/or maintenance of the Products pursuant to written confidentiality agreements with reasonable non-use and non-disclosure restrictions with respect to such source code.

(v)    Neither the Company nor any of its Subsidiaries has used, incorporated, modified, or distributed any Open Source Software in a manner that requires (or conditions the use, incorporation, modification or distribution of such software on) the Company or any of its Subsidiaries to disclose, make available, offer, license or distribute any source code for any Products or component thereof, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and each of its Subsidiaries are in compliance with all licenses for Open Source Software used by it, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(vi)    Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Products do not (A) contain any viruses, worms, time‑bombs, key-locks, or any other items that could disrupt or interfere with the operation of the Products or equipment upon which the Products operate, or the safety, security or integrity of the data, information or signals the Products produce or process, and (B) include or install undocumented or unauthorized portals, key-logs, codes, commands or other access (including backdoors) to the Products or the data, information or signals the Products produce or process, or any spyware, adware, or other similar software that monitors the use of the Products or contacts any remote computer without the knowledge and express consent of the user(s) of the applicable Product and remote computer, as applicable.

(vii)    Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, no funding, facilities or personnel of any Governmental Authority, university, college, other educational institution or research center was used directly or indirectly in connection with the development of any Owned IP in such a manner as to give any of the foregoing any claim or right, current or contingent, in or to any Owned Intellectual Property.

(viii)    Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and its Subsidiaries use all Generative AI Tools in compliance with the applicable license terms, consents, agreements and Laws. The Company and its Subsidiaries have not included and do not include any sensitive trade secrets or material Confidential Information of the Company and its Subsidiaries, or of any third Person under an obligation of confidentiality by the Company or any of its Subsidiaries, in any prompts or inputs into any Generative AI Tools, except in cases where the applicable owner of such Generative AI Tools has agreed in writing (A) to keep such information, prompts, and services confidential and not to use it for any purpose other than providing the applicable Generative AI Tool to the Company or its Subsidiaries and (B) not to use such information, prompts or services to train the machine learning or algorithm of such tools or improve the services related to such tools. The Company and its Subsidiaries have not used Generative AI Tools to develop any Owned IP that the Company or any of its Subsidiaries intended to maintain as proprietary, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(ix)    Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, following the Closing Date, the Company and its Subsidiaries will have the same rights and privileges in the Owned IP and Intellectual Property that is licensed to the Company and the subject of any Material Contract required to be listed on Section 5.1(k)(i)(H)(1) of the Company Disclosure Schedule as the Company and its Subsidiaries had in such Intellectual Property immediately prior to the Closing Date.

(r)    Privacy and Data Protection.

(i)    Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each of the Company and its Subsidiaries are and at all times since February 1, 2022 have been in material compliance with (A) all Privacy Requirements, (B) HIPAA and the Cures Act and (C) all material contractual requirements regarding the use of PHI.

(ii)    Except as disclosed in Section 5.1(r)(ii) of the Company Disclosure Schedule, none of the Company or any of its Subsidiaries have received any written or, to the Knowledge of the Company, oral notice of any material claims (including written notice from third parties acting on the Company or one of its Subsidiary’s behalf), charges, or investigations or regulatory inquiries related to, or have been charged with, any material violation of any Privacy Requirements, HIPAA or the Cures Act. To the Knowledge of the Company, there are no facts or circumstances that could reasonably form the basis of any such notice or claim, charge, investigation, or regulatory inquiry. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any of its Subsidiaries, nor, to the Company’s Knowledge, any Business Associate, has experienced any breaches or security incidents in the last five (5) years, involving (A) unauthorized access to Company Systems, or (B) unauthorized access, use or disclosure of Protected Information or PHI. Neither the Company nor any of its Subsidiaries have been required to notify any Person of any such breaches or security incidents.

(iii)    Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each of the Company and its Subsidiaries has at all times since February 1, 2022, implemented and maintained reasonable and appropriate physical, technical and administrative safeguards designed to protect the security and integrity of the Company Systems that process PHI, and PHI in the Company’s or its Subsidiaries’ possession or under its control against loss, theft, misuse or unauthorized access, use, modification, alteration, destruction or disclosure, in compliance with HIPAA, including: (A) implemented all security management processes required by HIPAA, including a risk analysis, risk management activities, a sanction policy and information system activity review, as described at 45 C.F.R.§ 164.308(a)(1)(ii); (B) implemented all required implementation specifications and all addressable implementation specifications, as required by HIPAA; (C) created and maintained written policies and procedures required by HIPAA and reasonably implemented such policies and procedures; (D) trained its Workforce with respect to the Company’s obligations under HIPAA; and (E) executed HIPAA-compliant Business Associate Agreements when such agreements are required under HIPAA, and complied with such agreements. The Company and its Subsidiaries conduct commercially reasonable security vulnerability testing, risk assessments, and external assessments of Company Systems (“Security Reviews”). The Company and its Subsidiaries timely correct and have timely corrected any material security vulnerabilities identified in such Security Reviews, and there are no material security vulnerabilities that have not been effectively remediated.

(iv)    To the Knowledge of the Company, the Company is not under investigation by any Governmental Authority for a violation of HIPAA or the Cures Act, and has not received any written or, to the Knowledge of the Company, oral notice of any such Action from any Person, Covered Entity or from the United States Department of Health and Human Services Office for Civil Rights or any Governmental Authority relating to any such violations, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has not received any written or, to the Knowledge of the Company, oral notice of any Action from any Covered Entity regarding a violation of, or non-compliance with, the provision of any Business Associate Agreement.

(v)    Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, to the Knowledge of the Company, none of the Company or any of its Subsidiaries are subject to any contractual requirements or other legal obligations that, following the Closing, would prohibit the Company or any of its Subsidiaries from receiving, accessing, storing or using any Protected Information or PHI in the manner in which each of the Company or any of its Subsidiaries received, accessed, stored and used such Protected Information or PHI prior to the Closing. None of the transactions contemplated by this Agreement, including the Merger, will result in any material violation by the Company or any of its Subsidiaries of Privacy Requirements.

(vi)    The Company Systems are sufficient in all material respects for the purposes and operation of the business of the Company and its Subsidiaries as conducted in the ordinary course of business and consistent with past practice, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since February 1, 2022, there have been no breakdowns, malfunctions, persistent substandard performance, data losses, failures or other defects in the Company Systems (or the data processed thereby) that have caused any material disruption to or material interruption in or to the use of the Company Systems or the conduct of the business of the Company or any of its Subsidiaries. The Company Systems do not contain any computer code designed to disrupt, disable or harm in any manner the operation of any software or hardware, including any unauthorized feature (including any worm, bomb, backdoor, clock timer or other disabling device, code, design or routine) that causes Protected Information or the Company Systems, or any portion thereof, to be erased, inoperable or otherwise incapable of being used, either automatically, with the passage of time or upon command by any Person. The Company and its Subsidiaries have implemented commercially reasonable backup, security and disaster recovery technology.

(vii)    To the extent required by Privacy Laws, the Company and its Subsidiaries establish reasonable and appropriate contractual measures that require its vendors and service providers that process Protected Information on behalf of the Company or any of its Subsidiaries to comply with applicable Privacy Requirements and maintain commercially reasonable security measures designed to safeguard Protected Information against unauthorized access, use and disclosure. To the Knowledge of the Company, no vendors or service providers have experienced any breaches or unauthorized access, use or disclosure of Protected Information processed on behalf of the Company or any of its Subsidiaries.

(viii)    Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since February 1, 2022, neither the Company nor, to the Company’s Knowledge, any of its Business Associates, has experienced an information security or privacy breach involving PHI. The Company has not made, nor been required by HIPAA to make, any disclosures or other notification to any Covered Entity, Person or Governmental Authority regarding an actual or potential use or disclosure of PHI in violation of HIPAA.

(ix)    Since February 1, 2022, the Company has not supplied or provided access to PHI processed by it to a third party for remuneration or other consideration in any manner that has violated HIPAA or any counterpart state Privacy Laws in any material respect.

(s)    Suppliers and Customers.

(i)    Section 5.1(s)(i) of the Company Disclosure Schedule sets forth a list of the ten (10) largest vendors to the Company and its Subsidiaries based on the aggregate value of purchases made by the Company and its Subsidiaries during each of the fiscal years ended January 31, 2024 and January 31, 2025 (the “Major Suppliers”), and, in each case, showing the approximate aggregate dollar value of total purchases by the Company and its Subsidiaries from each such Major Supplier during each such fiscal year.

(ii)    Section 5.1(s)(ii) of the Company Disclosure Schedule sets forth a list of (A) the fifteen (15) largest customers of the Company and its Subsidiaries based on the aggregate revenue received by the Company and its Subsidiaries during each of the fiscal years ended January 31, 2024 and January 31, 2025 and (B) the top ten largest customers of the Company and its Subsidiaries based on the aggregate software-as-a-service annual recurring revenue of the Company and its Subsidiaries attributable to such customer as of January 31, 2025 (the “Major Customers”), and, in each case, showing the approximate aggregate dollar value of total revenue received by the Company and its Subsidiaries from each such Major Customer during each such fiscal year or the aggregate software-as-a-service annual recurring revenue as of such date, as applicable.

(iii)    Since January 31, 2024, except as set forth on Section 5.1(s)(iii) of the Company Disclosure Schedule, no Major Customer or Major Supplier has terminated its relationship with the Company or any of its Subsidiaries or materially reduced or changed the pricing or other terms of its business with the Company or any of its Subsidiaries and neither the Company nor any of its Subsidiaries has received written or, to the Knowledge of the Company, oral notice that any Major Customer or Major Supplier intends to terminate or materially reduce (in case of a Major Customer) its purchases or materially increase (in case of a Major Supplier) the pricing or materially change other terms of its business, relationship or Contract with the Company or any of its Subsidiaries.

(t)    Insurance. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all fire and casualty, general liability, business interruption, product liability, sprinkler and water damage, workers’ compensation and employer liability, directors, officers and fiduciaries policies and other liability insurance policies (“Insurance Policies”) maintained by the Company or any of its Subsidiaries provide coverage in such amounts and against such risks as is reasonably sufficient to satisfy applicable Law and the monetary requirements specifically provided on the face of all material Contracts to which the Company or any of its Subsidiaries is bound. Each Insurance Policy maintained by or on behalf of the Company is in full force and effect and all premiums due with respect to all Insurance Policies have been paid, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that, with notice or lapse of time or both, would constitute a breach or default, or permit a termination of any of the Insurance Policies, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since February 1, 2022, (i) the Company and its Subsidiaries have not been refused any insurance, nor has coverage been limited, by any insurance carrier, (ii) no insurer under any of the Insurance Policies has disputed, or, to the Knowledge of the Company, given any indication that it intends to dispute, the validity of any of the Insurance Policies on any grounds, (iii) no claims have been made, no claim is outstanding and, to the Knowledge of the Company, no fact or circumstance exists that would reasonably be expected to give rise to a claim under any of the Insurance Policies and, to the Knowledge of the Company, no event, act, or omission has occurred that requires notification under any of the Insurance Policies, and (iv) none of the insurers under any of the Insurance Policies has refused, or, to the Knowledge of the Company, given any indication that it intends to refuse, indemnity in whole or in part in respect of any claims under the Insurance Policies, and, to the Knowledge of the Company, nothing has been done or omitted to be done by the Company and its Subsidiaries, and, to the Knowledge of the Company, there are no facts or circumstances that would reasonably be expected, to entitle the insurers under any of the Insurance Policies to refuse indemnity in whole or in part in respect of any claims under the Insurance Policies. True and complete copies of the Insurance Policies have been made available to Parent.

(u)    Fairness Opinion. The Company Board has received the opinion of its outside financial advisor, Cain Brothers, a division of KeyBanc Capital Markets Inc. (“Cain Brothers”), to the effect that, as of the date of such opinion and based on and subject to the limiting conditions, qualifications and assumptions considered by Cain Brothers in the preparation thereof (which are stated in its written opinion), the Merger Consideration to be received by the holders of shares of Common Stock pursuant to this Agreement is fair, from a financial point of view, to such holders, and as of the date of this Agreement, the foregoing opinion has not been withdrawn, revoked or modified in any respect.

(v)    Brokers and Finders. Except for the Company’s obligations to Cain Brothers, no broker, investment banker, financial advisor or other Person is entitled to any brokerage, finders’, financial advisory or similar fee in connection with the transactions contemplated by this Agreement, including the Merger, based upon arrangements made by or on behalf of the Company or any Subsidiary of the Company.

(w)    Affiliate Transactions. Since February 1, 2022, there have been no transactions (or series of related transactions), Contracts, agreements, arrangements or understandings in effect, nor are there any currently proposed transactions (or series of related transactions), Contracts agreements, arrangements or understandings, that would be required to be disclosed under Item 404(a) of Regulation S-K promulgated under the Exchange Act that have not been otherwise disclosed in the Company Reports filed prior to the date hereof.

(x)    No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement or in any closing certificate delivered pursuant to Section 7.3(c), the Company agrees and acknowledges that neither Parent, Merger Sub, nor any Person on behalf of Parent or Merger Sub makes any other express or implied representation or warranty with respect to Parent, Merger Sub, or any of their respective Subsidiaries or with respect to any other information provided or made available to the Company in connection with this Agreement or the Merger, including information conveyed at management presentations, in virtual data rooms or in due diligence sessions and, without limiting the foregoing, including any estimates, projections, predictions or other forward-looking information, and Parent and Merger Sub shall not have any liability to the Company resulting from the Company’s reliance on any such information. The Company specifically disclaims that it is relying on or has relied on any representations or warranties, other than those representations and warranties contained in this Agreement or in any closing certificate delivered pursuant to Section 7.3(c), that may have been made by any Person, and acknowledges and agrees that Parent and Merger Sub and its Affiliates have specifically disclaimed and do hereby specifically disclaim any such other representations and warranties.

5.2.    Representations and Warranties of Parent and Merger Sub. Except as set forth in the disclosure schedule delivered to the Company by Parent concurrently with the execution of this Agreement (the “Parent Disclosure Schedule”) (it being agreed that disclosure of any item in any section or subsection of the Parent Disclosure Schedule shall be deemed disclosed with respect to any other section or subsection to the extent (and only to the extent) that the relevance of such item is reasonably apparent on the face of such disclosure), each of Parent and Merger Sub hereby represents and warrants to the Company that:

(a)    Organization, Good Standing and Qualification. (i) Parent is a corporation duly incorporated and in good standing under the Laws of the State of Delaware, (ii) Merger Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, (iii) each of Parent and Merger Sub has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, and (iv) each of Parent and Merger Sub is qualified to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business require such qualification, in the case of each of clauses (iii) and (iv), except as does not and would not reasonably be expected, individually or in the aggregate, to prevent, materially delay or materially impair the ability of Parent or Merger Sub, as applicable, to consummate the Merger or any other transactions contemplated by this Agreement.

(b)    Corporate Authority. No vote of holders of capital stock of Parent is necessary to approve this Agreement or the Merger or any other transactions contemplated by this Agreement, other than any such vote of approval that has been obtained on or prior to the date hereof. Each of Parent and Merger Sub has all requisite corporate power and authority and has taken all corporate actions necessary to execute, deliver and perform its obligations under this Agreement and to consummate the Merger and any other transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and constitutes a valid and binding agreement of Parent and Merger Sub (assuming due authorization, execution and delivery by the Company), enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(c)    Governmental Filings; No Violations.

(i)    The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement requires no authorization or other action by or in respect of, or filing with, any Governmental Authority other than (A) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (B) compliance with any applicable requirements of the Exchange Act, the Securities Act and any other applicable U.S. state or federal securities, takeover or “blue sky” Laws, (C) compliance with any applicable stock exchange rules, and (D) any permits, or other actions authorizations or filings the absence of which or where the failure to take such actions or obtain such authorization would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger and any other transactions contemplated by this Agreement.

(ii)    Assuming compliance with the matters referred to in Section 5.2(c)(i), the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated in this Agreement do not and will not (A) conflict with or result in any violation or breach of any provision of the organizational documents of Parent, Merger Sub or any of their respective Subsidiaries, (B) conflict with or result in a violation or breach of any applicable Law, (C) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, acceleration of any right or obligation or the loss of any benefit to which Parent, Merger Sub or any of their respective Subsidiaries are entitled, under any Contract binding upon Parent, Merger Sub or any of their respective Subsidiaries, or to which any of their respective properties, rights or other assets are subject, or any permit necessary to conduct the business of Parent, Merger Sub or any of their Subsidiaries as currently conducted, or (D) result in the creation or imposition of a Lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of Parent, Merger Sub or any of their Subsidiaries, except in the case of clauses (B), (C) and (D), as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger and any other transactions contemplated by this Agreement.

(d)    Litigation. As of the date of this Agreement, there are no pending or, to the Knowledge of Parent, threatened Actions by or before any Governmental Authority against Parent or Merger Sub that seek to enjoin, or would reasonably be expected to have the effect of preventing, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement, except as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger and any other transactions contemplated by this Agreement.

(e)    Sufficiency of Funds. Parent has sufficient unrestricted cash on hand or other sources of immediately available funds to enable Parent to consummate the transactions contemplated by this Agreement and pay the Merger Consideration hereunder in accordance with the terms and conditions of this Agreement and to make all other necessary payments of fees and expenses in connection with the transactions contemplated hereby. Parent understands and acknowledges that receipt or availability of funds or financing by Parent or any of its Affiliates shall not be a condition to Parent’s obligations hereunder.

(f)    Ownership of Merger Sub; No Prior Activities. The authorized capital stock of Merger Sub consists solely of 1,000 shares of common stock, par value $0.0001 per share, all of which are duly authorized, validly issued and outstanding. All of the issued and outstanding equity interests of Merger Sub are, and at the Effective Time, will be, owned by Parent or a direct or indirect wholly-owned Subsidiary of Parent, and, other than equity interests owned by Parent or a direct or indirect wholly-owned Subsidiary of Parent, there are (i) no other equity interests, shares of capital stock or voting securities of Merger Sub, (ii) no securities of Merger Sub convertible into or exchangeable for equity interests, shares of capital stock or voting securities of Merger Sub, and (iii) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any equity interests, capital stock, voting securities or securities convertible into or exchangeable for equity interests, capital stock or voting securities of Merger Sub. Merger Sub has not conducted any business prior to the date of this Agreement and has no, and at the Effective Time will have no, business activities, assets, liabilities or obligations of any nature other than those incident to its formation or pursuant to this Agreement and the Merger and any other transactions contemplated by this Agreement.

(g)    Solvency. Parent is not entering into this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of itself or any of its Affiliates. Immediately after giving effect to the consummation of the transactions contemplated by this Agreement, and assuming (i) satisfaction of the conditions set forth in Section 7.1 and Section 7.2 (and after giving effect to the Merger and the other transactions contemplated by this Agreement, the payment of the aggregate Merger Consideration, any other amounts required to be paid pursuant to ARTICLE IV and any other fees and expenses incurred by Parent or Merger Sub in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement and any repayment or refinancing of debt contemplated in this Agreement), (ii) the accuracy of the representations and warranties set forth in Section 5.1 in a manner that would satisfy the condition set forth in Section 7.2(a), and (iii) the compliance by the Company with its covenants contained in ARTICLE VI in all material respects, Parent and each of its Subsidiaries, on a consolidated basis and taken as a whole, will be Solvent.

(h)    Brokers and Finders. Except for any Person whose fees and expenses will be paid by Parent or its Affiliates, neither Parent nor Merger Sub has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder’s fees for which the Company would be responsible in connection with the Merger or any other transactions contemplated by this Agreement.

(i)    Information Supplied. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in a Proxy Statement, and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statement was made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Parent, Merger Sub or their respective Representatives with respect to statements made or incorporated by reference therein based on information supplied by the Company or its Representatives for inclusion or incorporation by reference in a Proxy Statement and any amendment or supplement thereto to the extent such information is supplied by the Company or its Representatives.

(j)    Ownership of Shares of Common Stock. Neither Parent, Merger Sub nor any of their respective Affiliates beneficially owns (or has beneficially owned in the past three years) any shares of Common Stock or other securities of, or economic interests in, the Company.

(k)    No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement or in any closing certificate delivered pursuant to Section 7.2(d), Parent and Merger Sub agree and acknowledge that neither the Company nor any Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or with respect to any other information provided or made available to Parent or Merger Sub in connection with this Agreement or the Merger, including information conveyed at management presentations, in virtual data rooms or in due diligence sessions and, without limiting the foregoing, including any estimates, projections, predictions or other forward-looking information, and the Company shall not have any liability to Parent or Merger Sub resulting from Parent’s or Merger Sub’s reliance on any such information. Each of Parent and Merger Sub specifically disclaims that it is relying on or has relied on any representations or warranties, other than those representations and warranties contained in this Agreement or in any closing certificate delivered pursuant to Section 7.2(d), that may have been made by any Person, and acknowledges and agrees that the Company and its Affiliates have specifically disclaimed and do hereby specifically disclaim any such other representations and warranties. Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that it has had reasonable access to, and has been afforded the opportunity to request and review, the books and records of the Company and its Subsidiaries (including in the possession of the Company’s Representatives).

ARTICLE VI

Covenants

6.1.    Interim Operations.

(a)    During the period commencing on the date hereof and running until the earlier of the Effective Time or the termination of this Agreement in accordance with ARTICLE VIII (the “Pre-Closing Period”), except (i) as expressly contemplated, required or permitted by this Agreement, (ii) as required by applicable Law, (iii) as approved in writing by Parent (such approval not to be unreasonably withheld, delayed or conditioned), or (iv) as set forth on Section 6.1 of the Company Disclosure Schedule, the Company will, and will cause its Subsidiaries to, use its and their commercially reasonable efforts to (A) conduct their businesses in the ordinary course of business consistent with past practice, and (B) preserve intact in all material respects their respective assets, properties, business organizations and relationships and goodwill with partners, customers, clients, suppliers, distributors, licensors, licensees, employees, contractors and other Persons with which it has material business dealings.

(b)    During the Pre-Closing Period, except (1) as expressly contemplated, required or permitted by this Agreement, (2) as required by applicable Law, (3) as approved in writing by Parent (such approval not to be unreasonably withheld, delayed or conditioned), or (4) as set forth on Section 6.1 of the Company Disclosure Schedule, the Company will not, and will cause its Subsidiaries not to:

(i)    (x) adopt any change in the certificate of incorporation or bylaws of the Company or (y) adopt any change in the comparable organizational documents of any of the Company’s Subsidiaries;

(ii)    (A) merge or consolidate the Company or any of its Subsidiaries with any other Person, or (B) restructure, reorganize, recapitalize or completely or partially liquidate or dissolve or otherwise enter into any agreement or arrangement imposing restrictions on the assets, operations or business of the Company or any of its Subsidiaries, other than recapitalization, liquidation or dissolution of any wholly owned Subsidiary of the Company that are immaterial to the Company and its Subsidiaries, taken as a whole, and to the extent such actions are not expected to be adverse to Parent (provided that this Section 6.1(b)(ii) shall not prevent the structuring of a transaction specifically permitted by Section 6.1(b)(xiii) in the form of a merger or consolidation (provided, further, that (x) the use of such structure is consistent with past practice and (y) the Company is not merging or consolidating with any other Person));

(iii)    issue, sell, pledge, encumber, dispose of or grant, or authorize the issuance, sale, pledge, encumbrance, disposition or grant of, any shares of capital stock or other equity interests of the Company or any of its Subsidiaries, or securities convertible or exchangeable into or exercisable for any shares of such capital stock or other equity interests, or any options, warrants, restricted shares, restricted share units, performance share units, stock appreciation rights, phantom stock or other rights of any kind to acquire any shares of such capital stock or other equity interests or such convertible or exchangeable securities or the value of which is otherwise derived from any shares of such capital stock or other equity interests or such convertible or exchangeable securities (collectively, “Company Securities”), in each case, other than (A) any such transaction solely among the Company and its wholly-owned Subsidiaries or solely among the Company’s wholly-owned Subsidiaries, or (B) any grant or issuance of shares of Common Stock (1) in respect of any exercise of Company Options, (2) in respect of any exercise of Company Warrants, or (3) pursuant to vesting or settlement of any Company Restricted Shares, in each case, solely to the extent such Company Options, Company Warrants or Company Restricted Shares, as applicable, are outstanding as of the date of this Agreement or granted after the date hereof in accordance with this Agreement and solely in accordance with the terms of the underlying agreement pursuant to which such Company Options, Company Warrants, or Company Restricted Shares, as applicable, were issued and, in the case of Company Equity Awards, the applicable Company Equity Plan;

(iv)    make any loans, advances or capital contributions to or investments in any Person (other than to the Company or any of its wholly-owned Subsidiaries), other than (A) any delayed collection of trade payables in the ordinary course of business consistent with past practice and (B) any such transaction solely among the Company and its wholly-owned Subsidiaries or solely among the Company’s wholly-owned Subsidiaries;

(v)    declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise with respect to any Company Securities, except for dividends or other distributions paid by any wholly-owned Subsidiary of the Company to the Company or to any other wholly-owned Subsidiary of the Company;

(vi)    reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any Company Securities except for (A) any such transaction solely among any of the Company’s wholly-owned Subsidiaries, or (B) acquisitions of shares of Common Stock in satisfaction of withholding obligations in respect of the settlement or exercise of Company Equity Awards that are outstanding as of the date of this Agreement or granted after the date hereof in accordance with this Agreement;

(vii)    create, incur, assume or guarantee any Indebtedness or issue any debt securities or guarantees of the same or any other Indebtedness, except for borrowings in the ordinary course of business for working capital purposes under the Existing Credit Facility; guarantees or credit support provided by the Company or any of its Subsidiaries of the obligations of the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice to the extent such Indebtedness is in existence on the date of this Agreement or incurred in compliance with clause (A) of this Section 6.1(b)(vii), and any Indebtedness solely among the Company and its wholly-owned Subsidiaries or solely among the Company’s wholly-owned Subsidiaries;

(viii)    (A) enter into any Contract that would have been a Material Contract had it been entered into prior to the date of this Agreement, or (B) amend, modify or waive in any material respect in a manner adverse to the Company or any of its Subsidiaries or terminate any Material Contract (other than (x) amendments, modifications or waivers in the ordinary course of business consistent with past practice or (y) expirations of any such Contract in accordance with its terms);

(ix)    make any material changes with respect to financial accounting policies or procedures, except as required by Law or by U.S. GAAP or official interpretations with respect thereto or by any Governmental Authority (including the Financial Accounting Standards Board or any similar organization);

(x)    settle or compromise any Action, except for any settlement or comprise that (A) does not require payments from the Company or its Subsidiaries exceeding $50,000 individually (for any single claim or of related claims) or $100,000 in the aggregate (for all such settlements or compromises from and after the date hereof), after taking into account any insurance coverage amounts with respect thereto under the policies maintained by the Company or any of its Subsidiaries, and (B) does not (x) impose any non-de minimis restriction on the business or operations of the Company or any of its Subsidiaries (or any restriction on Parent or any of its Subsidiaries other than the Company and its Subsidiaries after the Closing) or (y) include any non-de minimis non-monetary or injunctive relief, or the admission of any wrongdoing, by the Company or any of its Subsidiaries or any of their respective employees, officers or directors;

(xi)    assign, transfer, sell, lease, license, sublicense, encumber (other than Permitted Liens), abandon, permit to lapse, or otherwise surrender, relinquish or dispose of any material assets or property (including any material Owned IP) except transactions solely among the Company and its wholly-owned Subsidiaries or solely among the Company’s wholly-owned Subsidiaries; provided, that, for the avoidance of doubt, the loss of a customer or client in the ordinary course of business shall not be covered by this Section 6.1(b)(xi);

(xii)    except for such actions (i) required by Benefit Plans in existence as of the date hereof, (ii) required by applicable laws, (iii) otherwise reasonably necessary to renew Benefits Plans in the ordinary course of business consistent with past practice (in a manner that does not materially increase benefits or result in a material increase in administrative costs except in either case from changes in costs in the market), or (iv) otherwise expressly contemplated by the terms of this Agreement: (A) increase the compensation or other benefits payable or provided to any Service Provider; (B) increase or accelerate or commit to increase or accelerate the funding, payment or vesting of any benefits provided under any Benefit Plan; (C) grant or promise to grant any cash or equity or equity-based incentive awards, bonus, change of control, severance or retention award to any Service Provider, (D) establish, adopt, enter into, terminate or materially amend any material Benefit Plan (including any Benefit Plans and arrangements described in Section 5.1(i)(iv)), or (E) terminate the employment of (other than for cause) or hire or promote any Service Provider that receives or would receive annual base compensation in excess of $150,000;

(xiii)    acquire any business, assets or capital stock or other equity interests of any Person or division thereof, whether in whole or in part (and whether by purchase of stock, purchase of assets, merger, consolidation or otherwise), other than the acquisition of assets from vendors or suppliers of the Company or any of its Subsidiaries in the ordinary course of business;

(xiv)    other than where such action is required by Law, (A) make (inconsistent with past practice), change or revoke any material Tax election; (B) change any annual Tax accounting period or material method of Tax accounting, (C) file any material amended Tax Return, (D) settle or compromise any material claim related to Taxes for an amount materially in excess of amounts reserved, (E) enter into any material closing agreement with respect to Taxes, (F) surrender any right to claim a material Tax refund for an amount materially in excess of amounts reserved, or (G) file any material Tax Return (except consistent with past practice) (it being agreed and understood that, notwithstanding any other provision, including Section 6.1(b)(ix) (insofar as it relates to Taxes), no other subsection of this Section 6.1(b) shall apply to Tax compliance matters);

(xv)    other than in accordance with the Company’s capital expenditure budget set forth in Section 6.1(b)(xv) of the Company Disclosure Schedule, incur or commit to any capital expenditure or expenditures, except capital expenditures of less than $50,000 individually or $100,000 in the aggregate;

(xvi)    implement or announce any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, material salary or wage reductions, or material work schedule changes, other than individual employment terminations in the ordinary course of business;

(xvii)    become a party to, establish, adopt, materially amend, commence participation in or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization;

(xviii)    apply for, seek or obtain any Company Permit that (A) would prevent, materially delay or materially impede the transactions contemplated hereby, or (B) would require Parent to make any filing or notice with or disclosure to any Governmental Authority;

(xix)    terminate, cancel or allow to lapse any material insurance coverage maintained by the Company or any of its Subsidiaries without replacing such coverage with a comparable amount of insurance coverage, other than in the ordinary course of business;

(xx)    enter into a new line of business or abandon or discontinue any existing line of business; or

(xxi)    agree, authorize or commit to do any of the foregoing.

(c)    Nothing contained in this Agreement is intended to give Parent or Merger Sub or any of their Affiliates, directly or indirectly, the right to control or direct the operations of the Company and its Subsidiaries prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

6.2.    Acquisition Proposals; Change of Recommendation.

(a)    No Solicitation or Negotiation. During the Pre-Closing Period, the Company agrees that, except as otherwise expressly permitted by this Section 6.2, neither it nor any of its Subsidiaries nor any of the employees (including any officers) and directors of the Company or its Subsidiaries shall, and that it shall instruct and use its commercially reasonable efforts to cause its and its Subsidiaries’ other Representatives not to, directly or indirectly:

(i)    initiate, solicit, propose or knowingly encourage or knowingly facilitate any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal;

(ii)    engage in, continue or otherwise participate in any discussions or negotiations regarding or in connection with, or provide any nonpublic information or data to any Person or Group relating to or in connection with, any Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal (other than to state that the terms of this Section 6.2 prohibit such discussions);

(iii)    furnish to any Person (other than Parent or any of its Affiliates) any non-public information relating to the Company or any of its Subsidiaries or afford to any such Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company and its Subsidiaries, in any such case with the intent to induce, or that could reasonably be expected to result in, the making, submission or announcement of, an Acquisition Proposal;

(iv)    approve, endorse or recommend any proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; or

(v)    resolve or agree to do any of the foregoing.

The Company shall, and shall cause its Subsidiaries and its and its Subsidiaries’ respective Representatives to, (1) immediately cease any and all existing activities, discussions or negotiations with any Persons or Group with respect to any of the matters referenced in the preceding sentence, (2) promptly terminate all access granted to any such Persons or Group and its or their Representatives to any physical or electronic data room (or any other diligence access), and (3) promptly (and in any event within two (2) Business Days following the date hereof) request any Third Person that has executed a confidentiality or non-disclosure agreement in connection with any actual or potential Acquisition Proposal to return or destroy all confidential information in the possession of such Third Person or its Representatives.

(b)    Exceptions to No Solicitation. Notwithstanding anything in Section 6.2(a) to the contrary, but subject to compliance with the other provisions of this Section6.2(b), prior to the receipt of the Requisite Company Stockholder Approval, in response to a bona fide written Acquisition Proposal received after the date of this Agreement that did not result from a breach of this Section 6.2, the Company may, or may authorize its Representatives to, provide information in response to a request therefor by a Person or Group who has made such a bona fide written Acquisition Proposal if the Company receives from such Person or Group so requesting such information an Acceptable Confidentiality Agreement; provided, that such Acceptable Confidentiality Agreement need not prohibit the making, or amendment, of an Acquisition Proposal; and provided, further, that the Company shall substantially concurrently disclose (and, if applicable, provide copies of) any such information to Parent to the extent not previously disclosed or provided; and engage or participate in any discussions or negotiations with any Person or Group who has made such a bona fide written Acquisition Proposal, if and only to the extent that, in each such case referred to in clause (i) or clause (ii), prior to taking such particular action, the Company Board determines in good faith based on the information then available and after consultation with its financial advisor and outside legal counsel that (A) such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to result in a Superior Proposal and (B) failure to take such action would be reasonably likely to be inconsistent with its fiduciary obligations to the Company’s stockholders under applicable Law. The Company shall promptly (but in any event within forty-eight (48) hours) notify Parent of any such determination. Anything in this Agreement to the contrary notwithstanding, the Company, directly or indirectly through one or more of its Representatives, may, subject to compliance with Section 6.2(c), prior to the receipt of the Requisite Company Stockholder Approval, seek clarification from (but not engage in negotiations with or provide non-public information to) any Person or Group that has made an Acquisition Proposal that did not result from a breach of this Section 6.2 solely to clarify and understand any ambiguous terms and conditions of such proposal that are necessary to provide adequate information for the Company Board to make an informed determination under this Section 6.2.

(c)    Notice of Acquisition Proposal. During the Pre-Closing Period, the Company shall promptly (but, in any event, within forty-eight (48) hours) give written notice to Parent of (i) any Acquisition Proposal received by the Company, its Affiliates or Subsidiaries or any of their respective Representatives, (ii) any request for non-public information relating to the Company or its Subsidiaries, other than requests for information not reasonably expected to be related to an Acquisition Proposal, and (iii) any inquiry or request for discussion or negotiation regarding an Acquisition Proposal, including in each case, a summary of the material terms and conditions of any such Acquisition Proposal and the identity of the Person making any such Acquisition Proposal, and thereafter shall keep Parent informed, on a reasonably current basis, of the status and terms and conditions of any such Acquisition Proposals (including any amendments or supplements or proposed amendments or supplements thereto) and the status of any such discussions or negotiations. In addition, during the Pre-Closing Period, the Company shall promptly (but, in any event within forty-eight (48) hours) after the receipt thereof, provide to Parent copies of any Acquisition Proposal and any written documentation or correspondence setting forth or reflecting the terms (or revised terms) of such Acquisition Proposal (including any financing thereof) which is sent or received in respect of such Acquisition Proposal between the Company and the Person making such Acquisition Proposal (or by any of their respective Representatives on its behalf).

(d)    No Change in Recommendation or Alternative Acquisition Agreement. Except as permitted by Section 6.2(e), neither the Company Board nor any committee thereof shall:

(i)    withhold, withdraw, qualify, change, amend or modify (in a manner adverse to Parent) (or publicly propose or resolve to withhold, withdraw, qualify, change, amend or modify (in a manner adverse to Parent)) the Company Recommendation (it being understood that it shall be considered a modification adverse to Parent if (A) any Acquisition Proposal structured as a tender or exchange offer is commenced and the Company Board fails to publicly recommend against acceptance of such tender or exchange offer by the holders of shares of Common Stock within ten (10) Business Days of commencement thereof pursuant to Rule 14d-2 of the Exchange Act, or (B) any Acquisition Proposal is publicly announced and the Company Board fails to issue a public press release within ten (10) Business Days of such public announcement reaffirming the Company Recommendation or stating that the Company Recommendation has not been changed), but in any event with two Business Days prior to the Company Stockholders Meeting;

(ii)    authorize, adopt, approve, endorse, recommend or otherwise declare advisable (or publicly propose to authorize, adopt, approve, endorse, recommend or otherwise declare advisable), any Acquisition Proposal;

(iii)    fail to include the Company Recommendation in the Proxy Statement; and

(iv)    except as expressly permitted by, and after compliance with, this Section 6.2, approve or recommend, or declare advisable or propose to enter into, or cause or permit the Company to enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, joint venture agreement, share exchange agreement or other similar agreement with respect to any Acquisition Proposal (other than an Acceptable Confidentiality Agreement in accordance with Section 6.2(b) relating to any Acquisition Proposal) (an “Alternative Acquisition Agreement,” and any of the actions set forth in the foregoing Section 6.2(d)(i) through Section 6.2(d)(iv), a “Change of Recommendation”).

(e)    Superior Proposal Termination; Changes of Recommendation.

(i)    Notwithstanding anything in this Agreement to the contrary, prior to the receipt of the Requisite Company Stockholder Approval, in response to a bona fide written Acquisition Proposal that did not arise from a breach of the obligations set forth in this Section 6.2, the Company Board may effect a Change of Recommendation or cause the Company to terminate this Agreement pursuant to Section 8.1(h), if, prior to taking either such action, (A) the Company Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal is a Superior Proposal; (B) the Company shall have given five Business Days’ prior written notice to Parent that the Company has received such proposal, specifying in reasonable detail the material terms and conditions of such proposal (including the identity of the Person or Group making such proposal) and providing copies of the most recent versions of all proposed agreements relating to such proposal, and that the Company intends to take such action (and the reasons therefor), and during such five Business Day period (the “Match Period”), the Company shall (and shall cause the Company’s officers, employees, financial advisors, outside legal counsel and other Representatives to) participate in good faith negotiations with Parent and its Representatives should Parent propose to make adjustments or revisions to the terms and conditions of this Agreement; and (C) at the end of the Match Period, prior to taking action to effect a Change of Recommendation or terminate this Agreement pursuant to Section 8.1(h), the Company Board determines (taking into account any adjustment to the terms and conditions of this Agreement proposed by Parent in writing in response to such Acquisition Proposal, if any) in good faith, after consultation with its financial advisors and outside legal counsel, that the Acquisition Proposal remains a Superior Proposal and that the failure to effect a Change of Recommendation in response to such Superior Proposal would be reasonably likely to be inconsistent with its fiduciary obligations to the Company’s stockholders under applicable Law; provided that in the event of any change to the financial terms of, or any other material amendment or material modification to, any Superior Proposal, the Company shall be required to deliver a new written notice to Parent and to comply with the requirements of this Section 6.2(e)(i) with respect to such new written notice, except that the advance written notice obligation set forth in this Section 6.2(e)(i) shall be reduced to two Business Days and the Match Period in respect of such new written notice shall be two Business Days.

(ii)    Notwithstanding anything in this Agreement to the contrary, prior to the receipt of the Requisite Company Stockholder Approval, in response to an Intervening Event, the Company Board may effect a Change of Recommendation if prior to taking such action (A) the Company Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary obligations to the Company’s stockholders under applicable Law; (B) the Company shall have given five Business Days’ prior written notice to Parent that the Company has determined that an Intervening Event has occurred or arisen (which notice will describe such Intervening Event in reasonable detail) and that the Company intends to effect a Change of Recommendation, and after giving such notice and prior to effecting such Change of Recommendation, the Company negotiates (and causes the Company’s officers, employees, financial advisors, outside legal counsel and other Representatives to negotiate) in good faith with Parent and its Representatives (to the extent Parent wishes to negotiate) to make such adjustments or revisions to the terms and conditions of this Agreement in response thereto; and (C) at the end of the five Business Day period, prior to taking action to effect a Change of Recommendation, the Company Board takes into account any adjustments or revisions to the terms and conditions of this Agreement proposed by Parent in writing in response to such notice, and determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to effect a Change of Recommendation in response to such Intervening Event would be reasonably likely to be inconsistent with its fiduciary obligations to the Company’s stockholders under applicable Law; provided that in the event of any material changes regarding any Intervening Event, the Company shall be required to deliver a new written notice to Parent and to comply with the requirements of this Section 6.2(e)(ii) with respect to such new written notice, except that the advance written notice obligation set forth in Section 6.2(e)(ii) shall be reduced to two Business Days.

(iii)    "Intervening Event” means any material change, effect, event, occurrence or development that was not known to the Company Board or reasonably foreseeable by the Company Board as of the date of this Agreement (or, if known or reasonably foreseeable, only the portion of such change, effect, event, occurrence or development of which the magnitude or material consequences were not known or reasonably foreseeable by the Company Board as of the date of this Agreement); provided, however, that in no event shall (A) an Acquisition Proposal (or any proposal or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal), (B) any change, in and of itself, in the price or trading volume of the shares of Common Stock (it being understood that the underlying facts giving rise or contributing to such change may be taken into account in determining whether there has been an Intervening Event, to the extent otherwise permitted by this definition), or (C) the fact, in and of itself, that the Company exceeds (or fails to meet) internal or published projections, forecasts, estimates or guidance or any matter relating thereto or of consequence thereof (it being understood that the underlying facts giving rise or contributing to such change may be taken into account in determining whether there has been an Intervening Event, to the extent otherwise permitted by this definition), in each case, constitute or be deemed to contribute to an Intervening Event.

(f)    Certain Permitted Disclosure. Anything in this Agreement to the contrary notwithstanding, the Company and the Company Board may, to the extent applicable, disclose to the Company’s stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or make any “stop, look and listen” communication to the Company’s stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act so long as any such disclosure does not include any statement that constitutes, and does not otherwise constitute, a Change of Recommendation; provided, however, that nothing in this Section 6.2(f) or any other provision of this Agreement shall be construed to permit the Company to effect any Change of Recommendation other than in accordance with and to the extent expressly permitted by this Section 6.2.

(g)    Standstill Provisions. During the Pre-Closing Period, the Company shall not terminate, amend or otherwise modify or waive any provision of any confidentiality, “standstill” or similar agreement to which the Company or any of its Subsidiaries is a party and shall enforce, to the fullest extent permitted under applicable Law, the provisions of any such agreement; provided that the Company shall be permitted to terminate, amend or otherwise modify, waive or fail to enforce any provision of any such agreement if the Company Board determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties to the Company’s stockholders under applicable Law so long as the Company promptly notifies Parent thereof after granting any such waiver and otherwise complies with this Section 6.2.

(h)    Breach by Representatives. The Company agrees that any breach of this Section 6.2 by any director, officer or other Representative of the Company or any of its Subsidiaries will be deemed to be a breach of this Section 6.2 by the Company.

6.3.    Proxy Statement Filing; Information Supplied.

(a)    The Company shall prepare and file with the SEC, as promptly as reasonably practicable after the date of this Agreement (but in no event later than twenty (20) Business Days after the date hereof), a proxy statement in preliminary form relating to the Company Stockholders Meeting (such proxy statement, including any amendment or supplement thereto, the “Proxy Statement”).

(b)    Subject to the remainder of this Section 6.3, the Company and Parent shall reasonably cooperate and use their respective commercially reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after the filing thereof. The Company shall promptly notify Parent, and Parent shall promptly notify the Company, as applicable, in writing of the receipt of all comments from the SEC with respect to the Proxy Statement and of any request by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide to the other Party copies of all correspondence between such Party or any of its Representatives and the SEC with respect to the Proxy Statement. Each of the Company and Parent shall provide Parent and the Company, as applicable, and their respective outside legal counsel and other Representatives a reasonable opportunity to participate in any discussions or meetings with the SEC. The Company and Parent shall use their respective reasonable best efforts to promptly provide responses to the SEC with respect to all comments received on the Proxy Statement from the SEC, and the Company shall cause the definitive Proxy Statement to be mailed to the stockholders of the Company as promptly as possible after confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement, which confirmation will be deemed to occur if the SEC has not affirmatively notified the Company prior to the tenth (10th) calendar day after filing the Proxy Statement that the SEC will or will not be reviewing the Proxy Statement (the date of such confirmation or deemed confirmation, the “SEC Clearance Date”).

(c)    The Company agrees, as to itself and its Subsidiaries, that the Proxy Statement will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. The Company, Parent and Merger Sub shall ensure that none of the information supplied by it for inclusion in the Proxy Statement will, at the date of mailing to stockholders of the Company or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company assumes no responsibility with respect to information supplied in writing by or on behalf of Parent, Merger Sub, any of their respective Affiliates or any of their respective Representatives for inclusion or incorporation by reference in the Proxy Statement. If at any time prior to the Company Stockholders Meeting, any information relating to the Company, Parent, Merger Sub or any of their respective Affiliates or any of their respective Representatives should be discovered by a Party, which information should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Party that discovers such information shall as promptly as practicable following such discovery notify the other Party or Parties (as the case may be) and after such notification, as and to the extent required by applicable Law, (i) the Company shall promptly prepare (with the assistance of Parent as provided for in this Section 6.3) an amendment or supplement to the Proxy Statement, and (ii) the Company shall cause the Proxy Statement as so amended or supplemented to be filed with the SEC and to be disseminated to its stockholders.

(d)    The Company shall provide Parent with a reasonable opportunity to review drafts of the Proxy Statement, any other documents related to the Company Stockholders Meeting and all written communications with the SEC (including any amendments or supplements to the Proxy Statement, any additional soliciting materials and any response letters with respect to comments received on the Proxy Statement from the SEC) prior to the filing or submission thereof and will consider in good faith any reasonable comments provided by Parent in connection with such review. Parent shall use its reasonable best efforts to promptly provide any comments it may have on drafts of the foregoing. The Company shall not file the Proxy Statement or any amendment or supplement thereto without the approval of Parent (which approval shall not be unreasonably withheld, conditioned or delayed).

6.4.    Company Stockholders Meeting. The Company will take, in accordance with applicable Law and its certificate of incorporation and bylaws, all action necessary to duly call, give notice of, convene and hold a meeting of its stockholders (including any adjournment, recess, postponement or other delay thereof in accordance with the terms of this Agreement, the “Company Stockholders Meeting”) as promptly as reasonably practicable after the SEC Clearance Date (which Company Stockholders Meeting shall in no event be scheduled initially for a date that is later than the fortieth (40th) day following the first mailing of the Proxy Statement to the holders of the shares of Common Stock without the prior written consent of Parent), to consider and vote upon the adoption of this Agreement and to cause such vote to be taken, and shall not postpone or adjourn such meeting, except to the extent advised by counsel to be necessary to comply with Law or pursuant to the following sentence. In connection with such meeting, the Company shall not submit any other proposal (other than matters of procedure and matters required by Law to be voted on by the Company’s stockholders in connection with the adoption of this Agreement and the approval of the transactions contemplated hereby. Notwithstanding anything to the contrary in this Agreement, the Company may (and if requested by Parent on no more than two occasions, shall) adjourn, recess, postpone or otherwise delay the Company Stockholders Meeting for a reasonable period to solicit additional proxies, if the Company or Parent, as applicable, reasonably believes there will be insufficient shares of Common Stock represented (either in person or by proxy) to constitute a quorum necessary either to conduct the business of the Company Stockholders Meeting or to obtain the Requisite Company Stockholder Approval (it being understood that the Company may not postpone or adjourn the Company Stockholders Meeting more than two times pursuant to this clause (a) without Parent’s prior written consent), and the Company may adjourn, recess, postpone or otherwise delay the Company Stockholders Meeting to the extent necessary to ensure that any supplement or amendment to the Proxy Statement that is required by applicable Law is provided to the stockholders of the Company within a reasonable amount of time in advance of the Company Stockholders Meeting; provided that, in the case of each of the foregoing clauses (a) and (b), unless agreed in writing by the Company and Parent, any single such adjournment, recess or postponement shall be for a period of no more than ten (10) Business Days and, in the case of clause (b) shall be for the minimum duration determined by the Company in good faith to be necessary to give the stockholders of the Company sufficient time to evaluate the applicable supplement or amendment. Subject to Section 6.3(d), the Company Board shall include the Company Recommendation in the Proxy Statement and the Company shall use its reasonable best efforts to obtain the Requisite Company Stockholder Approval. Subject to the provisions of this Agreement, the Company will conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act in a manner to enable the record date for the Company Stockholders Meeting to be set so that the Company Stockholders Meeting can be held promptly following the effectiveness of the Proxy Statement. The Company will consult with Parent with respect to such record date and will not change the record date without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed) unless required by applicable Law. The Company agrees (i) to provide Parent periodic updates concerning proxy solicitation results on a timely basis (including, if requested, promptly providing daily voting reports to the extent received from the Company’s proxy solicitor) and (ii) to give written notice to Parent one (1) Business Day prior to the Company Stockholders Meeting and on the day of, but prior to, the Company Stockholders Meeting of the status of the Requisite Company Stockholder Approval. The Company shall permit Parent and its Representatives to attend the Company Stockholders Meeting.

6.5.    Efforts; Cooperation; Antitrust Matters.

(a)    Subject to the terms of this Agreement, each of the Company, Parent and Merger Sub shall use reasonable best efforts to: (i) take, or cause to be taken, all actions, and to promptly do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable under applicable Laws to cause the conditions precedent set forth in ARTICLE VII to be satisfied and consummate and make effective the Merger and any other transactions contemplated by this Agreement when required in accordance with ARTICLE VII as promptly as reasonably practicable and in any event prior to the Outside Date; (ii) obtain from any Governmental Authority any consents, licenses, permits, waivers, approvals, authorizations, clearances or orders advisable or required to be obtained by Parent, the Company or any of their respective controlled Affiliates, including under the Antitrust Laws (including by making an appropriate response to requests from any such Governmental Authorities); (iii) obtain from any clients of the Company’s partner firms any consents, waivers, approvals, authorizations, or clearances advisable or required to be obtained by such partner firms; (iv) avoid any Action by any Governmental Authority, in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger or any other transactions contemplated by this Agreement; and (v) as promptly as reasonably practicable, make or cause to be made any other required or advisable registrations, declarations, submissions and filings with respect to the Merger or any other transactions contemplated by this Agreement required under the Exchange Act, any other applicable federal or state securities Laws, and any other applicable Law; provided, however, that in no event shall Parent or any of its Affiliates be required to take any action with respect to its or their respective assets, interests or businesses, including (A) selling, divesting, licensing, holding separate or otherwise disposing of any assets, interests or businesses, (B) terminating, relinquishing, modifying, transferring, assigning, restructuring or waiving existing agreements, collaborations, relationships, ventures, contractual rights, obligations or other arrangements of Parent or any of its Affiliates, or (C) any other behavioral undertakings or commitments whatsoever, including taking any steps or actions requested or required by any Governmental Authority, or creating or consenting to create any relationships, ventures, contractual rights, obligations or other arrangements of Parent or any of its Affiliates. The Company and its Subsidiaries shall reasonably cooperate to facilitate the receipt by Parent and its Affiliates of any approvals or to take any other reasonable actions required to permit Parent and its Affiliates (including the Company and its Subsidiaries following the Closing) to operate in compliance with applicable Law following the consummation of the Merger.

(b)    Without limiting the generality of anything contained in this Section 6.5, Parent and the Company shall: (i) give the other Parties prompt notice of the making or commencement of any request or proceeding by or before any Governmental Authority with respect to the Merger or any other transactions contemplated by this Agreement of which it becomes aware; (ii) keep the other Parties informed as to the status of any such request or proceeding; (iii) give the other Parties notice and an opportunity to participate in any substantive communication made to the United States Federal Trade Commission (the “FTC”), the Antitrust Division of the United States Department of Justice (the “DOJ”), or any other domestic, foreign or supranational Governmental Authority pursuant to any Antitrust Laws regarding the Merger or any other transactions contemplated by this Agreement, and (iv) promptly notify the other Parties of any communication received by such Party or its Affiliates from the FTC, the DOJ or any other domestic, foreign or supranational Governmental Authority pursuant to any Antitrust Laws regarding the Merger or any other transactions contemplated by this Agreement. Subject to applicable Laws relating to the exchange of information, Parent and the Company shall have the right to review in advance, and each will consult with the other on and consider in good faith the views of the other in connection with, any filing made with, or substantive written materials submitted or substantive communication made to any Governmental Authority pursuant to any Antitrust Laws in connection with the Merger or any other transactions contemplated by this Agreement (including the Proxy Statement). The Company and Parent may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 6.5 as “outside counsel only.” Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient unless express permission is obtained in advance from the source of the materials (the Company or Parent, as the case may be); provided that materials provided pursuant to this Section 6.5 may be redacted (x) to remove references concerning the valuation of the Company, (y) as necessary to comply with contractual obligations, and (z) as necessary to address reasonable privilege concerns.

(c)    Subject to applicable Laws and as required by any Governmental Authority, the Company, on the one hand, and Parent, on the other hand, each shall keep the other apprised of the status of matters relating to completion of the Merger and the other transactions contemplated hereby, including promptly furnishing the other with copies of (i) any notice or other communication received by such Party or its Affiliates from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the other transactions contemplated by this Agreement or (ii) upon receiving any material notice or other material communication from any third party whose consent or approval is required for consummation of the Merger or the other transactions contemplated by this Agreement or any Governmental Authority in each case in connection with such consents or the transactions contemplated by this Agreement.

(d)    Parent shall not take any action or fail to take any action that could reasonably be expected to hinder, delay or prevent the obtaining of clearance or any consent or the expiration of the required waiting periods under any Antitrust Law or other applicable Law or otherwise hinder, delay or prevent the consummation of any of the transactions contemplated hereby.

(e)    For purposes of this Agreement, “Antitrust Law” means the Sherman Antitrust Act of 1890, as amended, the Clayton Antitrust Act of 1914, as amended, the HSR Act, the Federal Trade Commission Act of 1914, as amended, and all other federal, state, foreign or supranational statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws, including any antitrust, competition, trade or foreign investment Laws and regulations that are designed or intended to (i) prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, or (ii) regulate foreign investments.

6.6.    Information; Access and Reports.

(a)    The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Affiliates, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Affiliates to any Governmental Authority in connection with the Merger and any other transactions contemplated by this Agreement.

(b)    Subject to applicable Law, the Company shall (and shall cause its Subsidiaries to) afford Parent’s officers and other authorized Representatives reasonable access, during normal business hours and consistent with applicable Law, upon reasonable advance notice, during the Pre-Closing Period, to its employees and other personnel and contracts and other books and records (other than any such matters that relate to the negotiation and execution of this Agreement (including with respect to the consideration or valuation of the Merger or any financial or strategic alternatives thereto) or, subject to Section 6.2, any Acquisition Proposal or Superior Proposal); provided that the Company shall not be required to afford such access or furnish such information if it would unreasonably disrupt the operations of the Company or any of its Subsidiaries and no investigation pursuant to this Section 6.6 shall affect or be deemed to modify any representation or warranty made by the Company herein, and provided, further, that the foregoing shall not require the Company to permit any inspection, or to disclose any information, that would violate any of its obligations to third parties with respect to confidentiality if the Company shall have used commercially reasonable efforts to obtain the consent of such third party to such inspection or disclosure, or to disclose any privileged information of the Company or any of its Subsidiaries if such disclosure would be reasonably likely to result in a loss of such privilege; provided that in the event the Company does not disclose certain information pursuant to the foregoing clauses (i) and (ii), the Company shall notify Parent of the failure to disclose and describe generally any information so withheld and, at Parent’s reasonable request, the Parties shall use commercially reasonable efforts to implement appropriate and mutually agreeable measures to permit the disclosure of such information in a manner to remove the basis for the non-disclosure to the greatest extent reasonably possible, including by arrangement of appropriate clean room procedures, redaction of text from documents or entry into a customary joint defense agreement with respect to any information to be so provided. All requests for information made pursuant to this Section 6.6 shall be directed to the executive officer or other Person designated by the Company. The Confidentiality Agreement, dated as of April 9, 2025, by and between the Company and Hayes Management Consulting, LLC (the “Confidentiality Agreement”), shall apply with respect to information furnished by the Company, its Subsidiaries and their respective Representatives hereunder.

(c)    To the extent that any of the information or material furnished pursuant to this Section 6.6 or otherwise in accordance with the terms of this Agreement may include material subject to the attorney-client privilege, work product doctrine or any other applicable privilege concerning pending or threatened legal proceedings or governmental investigations, the Parties understand and agree that they have a commonality of interest with respect to such matters and it is their desire, intention and mutual understanding that the sharing of such material is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or its continued protection under the attorney-client privilege, work product doctrine or other applicable privilege. All such information that is entitled to protection under the attorney-client privilege, work product doctrine or other applicable privilege shall remain entitled to such protection under these privileges, this Agreement, and under the joint defense doctrine.

6.7.    Stock Exchange Delisting. The Company and Parent shall cooperate to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable under applicable Laws and rules and policies of Nasdaq to enable the delisting by the Surviving Corporation of the shares of Common Stock from Nasdaq and the deregistration of the shares of Common Stock under the Exchange Act as promptly as practicable after the Effective Time.

6.8.    Publicity. The initial press release regarding the Merger shall be a joint press release of Parent and the Company reasonably acceptable to Parent and the Company. Thereafter, neither the Company nor Parent, nor any of their respective Affiliates or Representatives, shall issue any press release or make any other public announcement or public statement (to the extent not previously publicly disclosed or made in accordance with this Agreement) with respect to this Agreement or the Merger or any other transactions contemplated by this Agreement without consulting with each other and providing meaningful opportunity for review and giving due consideration to reasonable comments by the other Party, except (a) as such press release or other public announcement may be required by applicable Law, in which case the Party required to issue the release or make the announcement shall use commercially reasonable efforts to provide the other Party with a reasonable opportunity to review and comment on such release or announcement in advance of its issuance and shall give reasonable and good-faith consideration to any such comments proposed by the other Party, (b) subject to Section 6.2, if applicable under the circumstances, in connection with any communications relating to a Change of Recommendation or Acquisition Proposal, or (c) any disclosure of information concerning this Agreement in connection with any dispute between the Parties regarding this Agreement. Notwithstanding anything to the contrary in this Section 6.8, (i) each of the Parties may make public statements in response to questions by the press, analysts, investors, business partners or those attending industry conferences or financial analyst conference calls, so long as any such statements (x) are consistent with previous press releases, public disclosures or public statements made jointly by Parent and the Company or to the extent that they have been reviewed and previously approved by both Parent and the Company, and (y) do not reveal material, nonpublic information regarding the other Parties, the Merger or the other transactions contemplated hereby, and (ii) Parent, Merger Sub and their respective Affiliates may, without consultation or consent, make ordinary course disclosure and communication to existing or prospective general or limited partners, equity holders, members, managers and investors of such Person or any Affiliates of such Person, in each case who are subject to customary confidentiality restrictions.

6.9.    Employee Benefits.

(a)    Parent agrees that each employee of the Company and/or any of its Subsidiaries (the “Employer Entities”) employed as of immediately prior to the Closing who continues to be employed with any of Parent, the Company, the Surviving Corporation, or any of their Affiliates immediately following the Closing (each such employee, a “Continuing Employee”) shall, during the period commencing on the Closing Date and ending on the first anniversary thereof (or the date of termination of employment of the relevant Continuing Employee, if sooner), be provided with (i) a base salary or base wage no less than the base salary or base wage provided to such Continuing Employee by the Employer Entities immediately prior to the Effective Time, and (ii) employee benefits (excluding any equity or equity-based incentives, defined benefit pension benefits, defined contribution pension benefits, cash perquisites, post-employment or retiree health and welfare benefits other than as required by applicable Laws and severance) (collectively, the “Excluded Benefits”) that are substantially comparable in the aggregate to the employee benefits (other than the Excluded Benefits) provided to such Continuing Employee immediately prior to the Effective Time.

(b)    Parent shall use commercially reasonable efforts to cause (i) any pre-existing conditions or limitations, evidence of insurability requirements, and eligibility waiting periods under any group health plans of Parent or its Affiliates in which Continuing Employees participate after the Closing Date to be waived with respect to the Continuing Employees and their eligible dependents to the extent such conditions or limitations were waived or satisfied under the corresponding Benefit Plan, (ii) the amount of eligible expenses paid by each Continuing Employee and his or her eligible dependents during the portion of the plan year ending prior to participation in any plans of Parent or its Affiliates after the Closing Date that were credited to deductible and maximum out-of-pocket co-insurance requirements under the Benefit Plans to be credited for purposes of satisfying the corresponding deductible and maximum out-of-pocket co-insurance requirements under the corresponding benefit plans of Parent and its Affiliates for the applicable plan year, and (iii) any of Parent’s (or its Affiliates’) employee benefit plans (including disability pay continuation plans) in which the Continuing Employees are entitled to participate after the Closing Date to take into account for purposes of eligibility, vesting (other than with respect to future equity awards) and future severance and vacation benefit accrual thereunder, service by such Continuing Employees to the Employer Entities or predecessors as if such service were with Parent and its Affiliates, to the same extent and for the same purpose as such service was credited under a comparable Benefit Plan, in each case, except to the extent it would result in a duplication of compensation or benefits.

(c)    Parent shall cause the Surviving Corporation and its Subsidiaries to honor (i) all existing employment agreements by and among the Company and/or any of its Subsidiaries and any Continuing Employee, (ii) all Benefit Plans, subject to any subsequent amendments in accordance with the terms of such Benefit Plans and applicable laws and (iii) the Company’s commission arrangements with employees in respect any fiscal year ending prior to the Closing Date and the fiscal year which includes the Closing Date (the “Commission Arrangements”), in each case, as in effect on the date hereof or hereafter entered into or amended in accordance with this Agreement and the terms of the applicable employment agreement, Benefit Plan or Commission Arrangement.

(d)    Unless Parent requests otherwise in writing at least ten (10) days prior to the Closing Date, the Board of Directors of the Company shall adopt resolutions (subject to the prior review and reasonable approval of Parent) to terminate, effective as of at least one (1) day prior to the Closing Date (the “Termination Date”), contingent on the Closing, any plan that is intended to meet the requirements of Section 401(k) of the Code, and which is sponsored, or contributed to, by the Company or any of its ERISA Affiliates (the “401(k) Plan”) and, thereafter, no further contributions shall be made to the 401(k) Plan other than deferrals of compensation earned prior to the Termination Date (and any related matching contributions) and/or payments on plan loans.  The Company shall remain solely responsible for any obligations with respect to the 401(k) Plan through the Termination Date, including the filing of all required forms and notices, and the performance of any required compliance testing or audit response obligations. The Company shall provide to Parent copies of the resolutions of the Company Board authorizing such termination, duly adopted by the Board at a meeting or by written consent.  If the 401(k) Plan is terminated prior to the Closing Date, Parent shall use commercially reasonable efforts to cause the Continuing Employees to be immediately eligible to participate, effective as of the Effective Time (or as soon as administratively practicable thereafter), in a 401(k) plan sponsored or maintained by Parent or one of its ERISA Affiliates (the “Parent 401(k) Plan”), and Parent shall use commercially reasonable efforts to take any and all actions as may be required, including amendments to the 401(k) Plan and/or the Parent 401(k) Plan, to permit the Continuing Employees who are then actively employed to make rollover contributions to the Parent 401(k) Plan of “eligible rollover distributions” (with the meaning of Section 401(a)(31) of the Code) in the form of cash, notes (in the case of plan loans) or a combination thereof in an amount equal to the full account balance distributable to such Continuing Employee from the 401(k) Plan.

(e)    The Parties hereby acknowledge and agree that the transactions contemplated by this Agreement shall constitute a “change in control,” “change of control” or term or concept of similar import of the Company and its Subsidiaries under the terms of the Benefit Plans.

(f)    Notwithstanding the foregoing, nothing contained in this Agreement shall (i) be treated as an establishment or amendment of any particular Benefit Plan or any other benefit or compensation plan, program, policy, agreement or arrangement, (ii) prevent Parent, the Surviving Corporation or any of their Affiliates from amending or terminating any of their benefit or compensation plans, programs, policies, agreements or arrangements or, after the Effective Time, any Benefit Plan, in each case, in accordance with their terms and applicable laws, (iii) obligate Parent, the Surviving Corporation or any of their Affiliates to retain the employment of any particular employee, or (iv) create any third-party beneficiary rights, including for the benefit of any Service Provider, any beneficiary or dependent thereof, or any collective bargaining representative thereof, with respect to this Section 6.9 or any compensation, terms and conditions of employment or benefits that may be provided to any Continuing Employee by Parent, the Surviving Corporation or any of their Affiliates or under any benefit plan that Parent, the Surviving Corporation or any of their Affiliates may maintain.

6.10.    Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the Merger and any other transactions contemplated by this Agreement, including all fees and expenses of its Representatives, shall be paid by the Party incurring such expense, except to the extent otherwise expressly set forth in Section 8.2 or Section 9.10.

6.11.    Indemnification; Insurance.

(a)    From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, indemnify and hold harmless, to the fullest extent permitted under applicable Law and required by the certificate of incorporation or bylaws (or comparable organizational documents) of the Company and its Subsidiaries as in effect as of the date of this Agreement (and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable Law and required by the certificate of incorporation or bylaws (or comparable organizational documents) of the Company and its Subsidiaries as in effect as of the date of this Agreement, provided that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification), each present and former director and officer of the Company and its Subsidiaries (each an “Indemnified Party” and collectively, the “Indemnified Parties”), against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or related to (i) their service as such or their service at the request of the Company or its Subsidiaries as a director, officer, employee, member, trustee or fiduciary of any other corporation, partnership or joint venture, trust, employee benefit plan or other enterprise, or (ii) services performed by such Indemnified Parties at the request of the Company or its Subsidiaries, in each case, at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including with respect to (A) the Merger and any other transactions contemplated by this Agreement, and (B) actions to enforce this Section 6.11 or any other indemnification or advancement right of any Indemnified Party.

(b)    Parent and Merger Sub agree that all rights to exculpation or indemnification for acts or omissions occurring at or prior to the Effective Time existing as of the date of this Agreement in favor of the Indemnified Parties or any of their predecessors and the heirs, executors, trustees, fiduciaries and administrators of such Indemnified Parties, as provided in the Company’s or each of its Subsidiaries’ respective certificates of incorporation or bylaws (or comparable organizational documents) or in any Contract, in each case, as in effect as of the date of this Agreement and provided to Parent, shall survive the Merger and the transactions contemplated by this Agreement and shall continue in full force and effect in accordance with their terms. After the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) fulfill and honor such obligations to the maximum extent that the Company or applicable Subsidiary would have been permitted to fulfill and honor them by applicable Law. In addition, for six years following the Effective Time, Parent shall and shall cause the Surviving Corporation to cause the Charter and the Bylaws to contain provisions with respect to indemnification and exculpation in respect of acts or omissions occurring or alleged to have occurred at or prior to the Effective Time that are at least as favorable as the indemnification and exculpation provisions contained in the certificates of incorporation and bylaws of the Company as of the date of this Agreement, except as required by applicable Law. During such six-year period or such period in which an Indemnified Party is asserting a claim for indemnification pursuant to this Section 6.11, whichever is longer, such provisions shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights or protections thereunder of any such Indemnified Party in respect of acts or omissions occurring or alleged to have occurred at or prior to the Effective Time, except as required by applicable Law.

(c)    Parent shall cause the Surviving Corporation as of the Effective Time to obtain and fully pay the premium for “tail” insurance policies for the extension of (i) the directors’ and officers’ liability coverage of the Company’s and its Subsidiaries’ existing directors’ and officers’ insurance policies, (ii) the Company’s and its Subsidiaries’ existing fiduciary liability insurance policies and (iii) the Company’s and its Subsidiaries’ existing employment practices liability insurance policies, in each case, for a claims reporting or discovery period of at least six years from and after the Effective Time (the “Tail Period”) from one or more insurance carriers with the same or better credit rating as the Company’s and its Subsidiaries’ insurance carrier as of the date of this Agreement (or, if no such policies are available from insurance carriers with such credit rating, from insurance carriers with the next-highest credit rating then capable of providing such policies) with respect to directors’ and officers’ liability insurance, fiduciary liability and employment practices liability insurance (collectively, the “D&O Insurance”) with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as the Company’s and its Subsidiaries’ existing policies with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against a director, officer or principal of the Company or any of its Subsidiaries by reason of his or her serving in such capacity that existed or occurred at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby); provided that in no event shall Parent or the Surviving Corporation be required to expend for such “tail” insurance policies an aggregate amount in excess of 300% of the annual premium paid by the Company for the calendar year immediately preceding the date of this Agreement (such 300% amount, the “Maximum Premium”); provided, further, that if the aggregate amount of such “tail” insurance policies exceeds the Maximum Premium, the Surviving Corporation shall obtain policies with the greatest coverage available for a cost not exceeding the Maximum Premium. If the Surviving Corporation for any reason does not obtain such “tail” insurance policies, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, continue to maintain in effect for the Tail Period the D&O Insurance in place as of the date of this Agreement with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as provided in the Company’s and its Subsidiaries’ existing policies as of the date of this Agreement, or the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, purchase comparable D&O Insurance for the Tail Period with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as provided in the Company’s and its Subsidiaries’ existing policies as of the date of this Agreement; provided that in no event shall Parent or the Surviving Corporation be required to expend for all such comparable D&O Insurance an annual premium amount in excess of 150% of the annual premium paid by the Company for the calendar year immediately preceding the date of this Agreement; provided, further, that if the annual premiums of such comparable D&O Insurance for any given year exceeds such applicable amount, the Surviving Corporation shall obtain policies with the greatest coverage available for a cost not exceeding such applicable amount.

(d)    The provisions of this Section 6.11 shall survive the Closing and are intended to be for the benefit of, and enforceable by, each Indemnified Party, and nothing in this Agreement shall affect, and the rights of each Indemnified Party under this Section 6.11 shall be in addition to, any indemnification rights that any such Indemnified Party may have under the certificates of incorporation or bylaws of the Company or any of its Subsidiaries or any Contract or applicable Law. Notwithstanding anything in this Agreement to the contrary, the obligations under this Section 6.11 shall not be terminated, amended, waived or otherwise modified in such a manner as to adversely affect any Indemnified Party without the consent of such Indemnified Party. The obligations of the Surviving Corporation, Parent, and their respective Subsidiaries pursuant to this Section 6.11 are joint and several. The rights of the Indemnified Parties pursuant to this Section 6.11 will be in addition to, and not in substitution for, any other rights that such persons may have pursuant to (i) the Charter and Bylaws, (ii) the similar organizational documents of the Subsidiaries of the Company, (iii) any and all indemnification agreements entered into with the Company or any of its Subsidiaries made available to Parent, or (iv) applicable Law.

(e)    In the event that Parent or the Surviving Corporation (or any of their respective successors or assigns) shall consolidate or merge with any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger, or transfers at least fifty percent (50%) of its properties and assets to any other Person, then in each case proper provision shall be made (to the extent such obligations are not otherwise transferred, assumed or assigned by operation of law) so that the continuing or surviving corporation or entity (or its successors or assigns, if applicable), or transferee of such assets, as the case may be, shall assume the obligations set forth in this Section 6.11.

(f)    Prior to the Closing, the Company shall (i) cooperate with Parent in good faith in connection with the renewal or extension of any of the Insurance Policies maintained by the Company or any of its Subsidiaries, (ii) use commercially reasonable efforts to consult with Parent regarding the renewal or extension of any of the Insurance Policies maintained by the Company or any of its Subsidiaries and (iii) keep Parent informed, on a reasonably current basis, of the status and terms of any renewed or extension of any of the Insurance Policies maintained by the Company or any of its Subsidiaries.

6.12.    Stockholder Litigation. The Company shall promptly notify Parent of any stockholder litigation against it or any of its Representatives arising out of or relating to this Agreement, the Merger or any other transactions contemplated by this Agreement (including by providing copies of all litigation documents served on or otherwise provided to the Company or any of its directors or officers) and shall keep Parent reasonably informed regarding any such stockholder litigation. Until the Effective Time or the earlier termination of this Agreement in accordance with ARTICLE VIII, the Company shall (a) provide Parent an opportunity to review and to propose comments to all filings or written responses to be made by the Company in connection with any stockholder litigation against the Company and its directors relating to any transaction contemplated by this Agreement and consult with Parent with respect to the defense, settlement or compromise of any such stockholder litigation, and the Company shall give reasonable and good-faith consideration to any comments proposed by Parent, and (b) give Parent the opportunity to participate (but not to control), at Parent’s expense, in the defense, settlement or prosecution of any such stockholder litigation, including by giving Parent the opportunity to attend and participate in any meetings (whether in-person or otherwise), telephone or video calls or other conferences with stockholders’ counsel regarding any settlement of such stockholder litigation. In no event shall the Company enter into or agree to any settlement or mooting action with respect to such stockholder litigation without Parent’s consent, which consent, except in the case of a settlement or mooting action that includes an admission of fault, shall not to be unreasonably withheld, delayed or conditioned. Notwithstanding anything to the contrary in this Section 6.12, any Action relating to the Dissenting Shares will be governed by Section 4.2(g).

6.13.    Cooperation with Financing.

(a)    Before the Closing Date, the Company shall use its commercially reasonable efforts to provide, and to cause its Subsidiaries to use their commercially reasonable efforts to provide, to Parent and Merger Sub, cooperation as is customary for a senior secured credit agreement (the “Financing”), and as reasonably requested by Parent in connection with assisting them in their arrangement of the Financing, including to, upon Parent’s written request:

(i)     cooperate reasonably with the Financing Sources’ due diligence, to the extent customary and reasonably requested;

(ii)    as soon as reasonably available, but in any event before the Closing Date, furnish Parent and Merger Sub with all historical financial statements, financial data, audit reports and other financial information regarding the Company and its Subsidiaries reasonably requested and prepared in the ordinary course of business; and

(iii)    execute and deliver as of (but not before) the Closing any pledge and security documents, other definitive financing documents, or other certificates or documents as may be reasonably requested by Parent and otherwise reasonably facilitate the pledging of collateral as of (but not before) the Closing.

Notwithstanding the forgoing: (A) none of the documents or certificates shall be executed and/or delivered except in connection with the Closing; (B) the effectiveness thereof shall be conditioned upon, or become operative after, the occurrence of the Closing; and (C) no liability shall be imposed on the Company or any of its Subsidiaries or any of their respective officers or employees involved before the Closing Date; provided that: (1) in no event shall the Company or any of its Subsidiaries be required to provide any such cooperation to the extent it interferes unreasonably with the ongoing operations of the Company and its Subsidiaries; (2) no obligation of the Company or any of its Subsidiaries or any of their respective Representatives on account of the Financing shall be effective until the Effective Time (excluding in connection with any authorization letters delivered by the Company in connection with the Financing); (3) in no event shall the Company or any of its Subsidiaries be required to pay any commitment or other fee, enter into any definitive agreement or agree to provide any indemnity in connection with the Financing before the Effective Time; (4) nothing in this Section 6.13 shall require any action that would materially conflict with or violate the Company’s or any of its Subsidiaries’ organizational documents or any Laws or result in, before the Effective Time, the material contravention of any Material Contract to which the Company or its Subsidiaries is a party; (5) neither the Company or its Subsidiaries nor any Person who is a director, officer or employee of the Company or its Subsidiaries shall be required to: (x) pass resolutions or consents (except those that are subject to the occurrence of the Closing passed by directors or officers continuing in their positions following the Closing); or (y) execute any document (excluding the authorization letters referred to in clause (2) above) or Contract that will become effective before the occurrence of the Closing in connection with the Financing; (6) none of the Company or its Subsidiaries or any of their respective Representatives shall be required to disclose or provide any information in connection with the Financing, the disclosure of which, in the reasonable judgment of the Company, is subject to attorney-client privilege or would result in the disclosure of any trade secrets or the violation of any confidentiality obligation; provided that the Company or such Subsidiary shall use commercially reasonable efforts to provide an alternative means of disclosing or providing such information, and in the case of any confidentiality obligation, the Company shall, to the extent permitted by such confidentiality obligations, notify Parent if any such information that Parent, Merger Sub or any Financing Source has specifically identified and requested is being withheld as a result of any such obligation of confidentiality; (7) none of the Company or its Subsidiaries or any of their respective Representatives shall be required to prepare or deliver: (x) any financial information in a form not customarily prepared by the Company or its Subsidiaries in the ordinary course of their business; (y) any financial information with respect to a fiscal period that has not yet ended; or (z) any pro forma financial information or projections; (8) none of the Company or its Subsidiaries or any of their respective Representatives shall be required to issue any offering or information documents or provide or to deliver any legal opinion in connection with the Financing; (9) none of the Company or its Subsidiaries or any of their respective Representatives shall be required to take any action that would cause the Company or any of its Subsidiaries to breach any representation, warranty, covenant or agreement in this Agreement; (10) none of the Company or its Subsidiaries or any of their respective Representatives shall be required to take any action that would cause any director, officer or employee or shareholder of the Company or any of its Subsidiaries to incur personal liability; and (11) none of the Company or its Subsidiaries shall be required to participate in “road shows” or similar sales or marketing events. Neither the Company nor any of its Subsidiaries makes any representation or warranty as to any of the materials or information provided to Parent or the Financing Sources pursuant to this Section 6.13(a) or otherwise.

(b)    Parent shall, if the Closing shall not occur: (i) promptly, upon written request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs and expenses (including (A) attorneys’ fees and (B) out-of-pocket fees and expenses of the Company’s accounting firms engaged to assist in connection with the Financing) incurred by the Company or any of its Subsidiaries or their respective Representatives in connection with the cooperation of the Company and its Subsidiaries and Representatives contemplated by this Section 6.13(b) (the Parties understanding that the reimbursement set forth in this paragraph shall not apply to any fees, costs and expenses incurred by, or on behalf of, the Company in connection with its ordinary course financial reporting requirements); and (ii) indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of the Financing (including the performance of their respective obligations under this Section 6.13) and any information used in connection therewith, in each case, other than to the extent any of the foregoing was suffered or incurred as a result of the bad faith, gross negligence or willful misconduct of the Company or any of its Subsidiaries (the “Reimbursement Obligations”).

(c)    The Company hereby consents to the use of its logos solely in connection with the Financing; provided that Parent and Merger Sub shall ensure that such logos are used solely: (i) in a manner that is not intended to or reasonably likely to harm or disparage the Company or the Company’s reputation or goodwill; (ii) in connection with a description of the Company, its business and products or the Merger; and (iii) in a manner that will comply with the Company’s usage requirements to the extent made available to Parent before the date of this Agreement and applicable Law.

(d)    Parent and Merger Sub acknowledge and agree that the obtaining of the Financing is not a condition to Closing.

(e)    Prior to the Closing, in no event will Parent, Merger Sub or any of their respective Affiliates (that for this purpose will be deemed to include each direct investor in Parent or Merger Sub and the Financing Sources or potential Financing Sources of Parent, Merger Sub and such investors) enter into any Contract: (i) awarding any agent, broker, investment banker or financial advisor any financial advisory role on an exclusive basis; or (ii) prohibiting or seeking to prohibit any bank, investment bank or other potential provider of debt financing from providing or seeking to provide debt financing or financial advisory services to any Person, in each case in connection with a transaction relating to the Company or any of its Subsidiaries or in connection with the Merger.

(f)    The Parties acknowledge and agree that, notwithstanding anything to the contrary herein, (i) a breach of this Section 6.13 by the Company or any of its Subsidiaries shall in no event constitute a basis for termination of this Agreement, and (ii) that the Company’s obligations under this Section 6.13 shall be deemed satisfied unless the Company or any of its Subsidiaries knowingly and intentionally materially breaches its obligations under this Section 6.13.

6.14.    Other Actions by the Company.

(a)    Takeover Laws. The Company and the Company Board shall (i) take reasonable actions within their power to ensure that no Takeover Law or any anti-takeover provision in the Company’s certificate of incorporation or bylaws is or becomes applicable to this Agreement, the Merger or the other transactions contemplated by this Agreement; (ii) not take any action that would cause any Takeover Law or any anti-takeover provision in the Company’s certificate of incorporation or bylaws to become applicable to this Agreement, the Merger or the other transactions contemplated by this Agreement; and (iii) if the restrictions of any Takeover Law or any anti-takeover provision in the Company’s certificate of incorporation or bylaws are or become applicable to this Agreement, the Merger or the other transactions contemplated by this Agreement, the Company and the Company Board shall take all actions within their power, to the extent permitted by applicable Law, to ensure that the Merger or such other transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effects of such Law or provision of the Company’s certificate of incorporation or bylaws on such transactions.

(b)    Section 16 Matters. The Company and the Company Board (or a duly formed committee thereof consisting of non-employee directors (as such term is defined for the purposes of Rule 16b-3 promulgated under the Exchange Act)), shall, prior to the Effective Time, take all such actions as may be necessary or appropriate to cause the transactions contemplated by this Agreement and any other dispositions of equity securities of the Company (including derivative securities) in connection with the transactions contemplated by this Agreement by any individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable Law.

6.15.    Obligations of Parent. Prior to the Effective Time, without the prior written consent of the Company, Parent shall not permit or agree to permit any Person to obtain any equity interests (or rights to obtain any equity interests) in Parent or Merger Sub if such action would, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of Parent or Merger Sub to consummate the Merger and any other transactions contemplated by this Agreement.

6.16.    Notification of Certain Matters.

(a)    During the Pre-Closing Period, the Company will give prompt written notice to Parent upon becoming aware that any representation or warranty made by it in this Agreement has become untrue or inaccurate in any material respect, or of any failure by the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case, if and only to the extent that such untruth, inaccuracy, or failure would reasonably be expected to cause any of the conditions to the obligations of Parent and Merger Sub to consummate the Merger set forth in Section 7.2(a) or Section 7.2(c) to fail to be satisfied at the Closing. No such notification will affect or be deemed to modify any representation or warranty of the Company that is set forth in this Agreement or the conditions to the obligations of Parent and Merger Sub to consummate the Merger or the remedies available to the Parties under this Agreement.

(b)    During the Pre-Closing Period, Parent will give prompt written notice to the Company upon becoming aware that any representation or warranty made by Parent or Merger Sub in this Agreement has become untrue or inaccurate in any material respect, or of any failure by Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case, if and only to the extent that such untruth, inaccuracy or failure would reasonably be expected to cause any of the conditions to the obligations of the Company to consummate the Merger set forth in Section 7.3(a) or Section 7.3(b) to fail to be satisfied at the Closing. No such notification will affect or be deemed to modify any representation or warranty of Parent or Merger Sub that is set forth in this Agreement or the conditions to the obligations of the Company to consummate the Merger or the remedies available to the Parties under this Agreement.

(c)    Notwithstanding anything to the contrary in this Agreement, a breach of the obligations of the Company or Parent under this Section 6.16 will not be taken into account for purposes of determining whether any conditions set forth in ARTICLE VII have been satisfied.

6.17.    Repayment of Indebtedness.

(a)    On the Closing Date, Parent shall (or shall cause its Affiliate to), on behalf of the Company and its Subsidiaries, pay in full all amounts outstanding or otherwise due and owing pursuant to the terms of the financing arrangements set forth on Section 6.17 of the Company Disclosure Schedule (the “Company Debt”), including accrued interest thereon and all fees and other obligations (including penalties or other charges or amounts that become payable thereunder as a result of the prepayment thereunder or the consummation of the transactions contemplated at the Closing or that may become due and payable at the Effective Time) of the Company or any of its Subsidiaries thereunder (collectively, the “Debt Payoff Amount”) in accordance with the Payoff Letters.

(b)    At least one (1) Business Day prior to the Closing Date, the Company shall provide Parent with (i) customary fully executed payoff letters (the “Payoff Letters”) from the applicable banks or other lenders with respect to the Company Debt, which Payoff Letters shall set forth the aggregate amount required to satisfy in full all amounts outstanding or otherwise due and owing by the Company or any of its Subsidiaries thereunder as of Closing and shall provide for a release and termination of all Liens and guarantees thereunder and the termination of all loan and collateral documentation (other than provisions that by their terms expressly survive repayment in full of the obligations) related thereto upon the receipt of the respective payoff amounts specified in the Payoff Letters, and (ii) drafts of Lien release and termination documents, in form ready for filing where applicable, with respect to all Liens securing such Company Debt and making arrangements for the return of all possessory collateral related to the Payoff Letters. Notwithstanding anything to the contrary in the foregoing, the Company and its Subsidiaries shall not be required to (i) agree to any term or take any action in connection with its obligations under this Section 6.17 that is not conditioned upon consummation of the Merger, or (ii) pay any commitment or other similar fee or incur or assume any liability or other obligation in connection with the actions contemplated by this Section 6.17 or be required to take any action that would subject it to actual or potential liability, to bear any cost or expense or to make any other payment or agree to provide any indemnity in connection with such actions, in each case, prior to, or that is not conditioned upon the occurrence of, the Closing.

6.18.    FIRPTA Certificate. At or prior to the Closing, the Company shall deliver to Parent and Merger Sub an affidavit from the Company certifying that interests in the Company are not “United States real property interests” (within the meaning of Section 897 of the Code), dated not more than thirty (30) days prior to the Closing Date, signed under penalties of perjury, and otherwise in form and substance as required by Treasury Regulations Sections 1.1445-2(c) and 1.897-2(h), together with the notice to the IRS required by Treasury Regulations Section 1.897-2(h)(2).

6.19.    Resignations. At the request of Parent, the Company shall use its reasonable best efforts to cause any officers or directors of the Company or any of its Subsidiaries designated by Parent at least two (2) Business Days prior to the Closing Date to resign only in such capacity (and not in his or her capacity as an employee of the Company or any of its Subsidiaries), in each case, effective as of the Effective Time.

ARTICLE VII

Conditions

7.1.    Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each Party to effect the Merger is subject to the satisfaction or waiver (except with respect to Section 7.1(a), which shall not be waivable) at or prior to the Closing of each of the following conditions:

(a)    Requisite Company Stockholder Approval. The Requisite Company Stockholder Approval shall have been obtained.

(b)    Laws or Orders. No court or other Governmental Authority of competent jurisdiction shall have enacted, announced, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) (collectively, an “Order”) that is then in effect and that restrains, enjoins, renders illegal or otherwise prohibits consummation of the Merger.

7.2.    Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Closing of the following conditions:

(a)    Representations and Warranties. The representations and warranties of the Company set forth in Section 5.1(g)(ii) (Absence of Material Adverse Effect) shall have been true and correct in all respects as of the date of this Agreement and shall be true and correct in all respects as of the Closing Date; each of the representations and warranties of the Company set forth in Section 5.1(b)(i), Section 5.1(b)(ii), Section 5.1(b)(iii), Section 5.1(iv) and Section 5.1(b)(vi) (Capital Structure) shall be true and correct in all respects as of the date of this Agreement and shall be true and correct in all respects as of the Closing Date (except to the extent that any such representation or warranty expressly speaks as of a particular date or period of time, in which case as of such particular date or period of time), except for any de minimis inaccuracies; (iii) each of the representations and warranties of the Company set forth in the first sentence of Section 5.1(a) (Organization, Good Standing and Qualification), Section 5.1(b)(vi) (Capital Structure), Section 5.1(c) (Corporate Authority; Approval and Fairness), Section 5.1(m) (Takeover Statutes), Section 5.1(u) (Fairness Opinion) and Section 5.1(v) (Brokers and Finders): (A) to the extent not qualified or limited by the word “material,” “materiality” or “Material Adverse Effect” as set forth therein, shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct in all material respects as of such particular date or period of time); and (B) to the extent qualified or limited by the word “material,” “materiality” or “Material Adverse Effect” as set forth therein, shall have been true and correct in all respects as of the date of this Agreement and shall be true and correct in all respects as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be true and correct as of such particular date or period of time); and (iv) the other representations and warranties of the Company set forth in this Agreement shall have been true and correct in all respects as of the date of this Agreement and shall be true and correct in all respects as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time), except, in the case of this clause (iv), for any failures of such representations and warranties to be so true and correct (without giving effect to any materiality limitations, such as “material,” “in all material respects” and “Material Adverse Effect” set forth therein) that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c)    Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(d)    No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Material Adverse Effect.

(e)    Company Closing Certificate. Parent and Merger Sub shall have received at the Closing a certificate signed on behalf of the Company by an executive officer of the Company certifying that the conditions set forth in Section 7.2(a), Section 7.2(c) and Section 7.2(d) are satisfied.

7.3.    Conditions to Obligation of the Company. The obligation of the Company to effect the Merger are also subject to the satisfaction or waiver by the Company at or prior to the Closing of the following conditions:

(a)    Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall have been true and correct in all respects as of the date of this Agreement and shall be true and correct in all respects as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time), except as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub, as applicable, to consummate the Merger or any other transactions contemplated by this Agreement.

(b)    Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

(c)    Parent Closing Certificate. The Company shall have received at the Closing a certificate signed on behalf of Parent and Merger Sub by an executive officer of Parent certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) are satisfied.

ARTICLE VIII

Termination

8.1.    Termination. This Agreement may be terminated and the Merger and any other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time:

(a)    by mutual written consent of the Company and Parent;

(b)    by either Parent or the Company if the Merger shall not have been consummated on or before December 31, 2025 (the “Outside Date”); provided that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to any party whose breach (and, in the case of Parent, including any breach by Merger Sub) of any representation, warranty, covenant or agreement set forth in this Agreement has been the proximate cause of the failure of the Merger to be consummated by such time;

(c)    by either Parent or the Company if the Requisite Company Stockholder Approval shall not have been obtained if a vote shall have been taken thereon at the Company Stockholders Meeting or at any postponement, recess or adjournment thereof taken in accordance with this Agreement; provided that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to any party whose breach (and, in the case of Parent, including any breach by Merger Sub) of any representation, warranty, covenant or agreement set forth in this Agreement has been the proximate cause of the failure to obtain the Requisite Company Stockholder Approval;

(d)    by either Parent or the Company if any court or other Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated or entered any Order that permanently restrains, enjoins, renders illegal or otherwise permanently prohibits consummation of the Merger and such Order shall have become final and non-appealable; provided, that the right to terminate this Agreement pursuant to this Section 8.1(d) shall not be available to any party whose breach (and, in the case of Parent, including any breach of Merger Sub) of any representation, warranty, covenant or agreement set forth in this Agreement has been the proximate cause of such Order;

(e)    by Parent, if there has been a breach by the Company of any representation, warranty, covenant or agreement set forth in this Agreement, or if any representation or warranty of the Company set forth in this Agreement shall have become untrue, in either case such that any condition set forth in Section 7.2(a), or Section 7.2(c) would not be satisfied (and such breach or failure to be true and correct is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (i) thirty (30) days after the giving of notice thereof by Parent to the Company describing such breach or failure in reasonable detail and stating Parent’s intention to terminate this Agreement and abandon the Merger and any other transactions contemplated by this Agreement or (ii) three Business Days prior to the Outside Date); provided, that the right to terminate this Agreement pursuant to this Section 8.1(e) shall not be available to Parent if it or Merger Sub is in breach of any representation, warranty, covenant or agreement set forth in this Agreement, which breach would give rise to a failure of a condition set forth in Section 7.3(a) or Section 7.3(b);

(f)    by the Company if there has been a breach by Parent or Merger Sub of any representation, warranty, covenant or agreement set forth in this Agreement, if any representation or warranty of Parent or Merger Sub set forth in this Agreement shall have become untrue, such that any condition set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied (and such breach or failure to be true and correct is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (i) thirty (30) days after the giving of notice thereof by the Company to the breaching Party describing such breach or failure in reasonable detail and stating the Company’s intention to terminate this Agreement and abandon the Merger and any other transactions contemplated by this Agreement or (ii) three Business Days prior to the Outside Date); provided, that the right to terminate this Agreement pursuant to this Section 8.1(f) shall not be available to the Company if it is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement, which breach would give rise to a failure of a condition set forth in Section 7.2(a) or Section 7.2(c);

(g)    by Parent, prior to the time the Requisite Company Stockholder Approval is obtained, if a Change of Recommendation shall have been made or occurred; or

(h)    by the Company prior to the time the Requisite Company Stockholder Approval is obtained, in connection with entering into an Alternative Acquisition Agreement providing for a Superior Proposal in accordance with Section 6.2(e); provided that (i) prior to such termination, the Company has complied with its obligations under Section 6.2, (ii) the Company enters into such Alternative Acquisition Agreement concurrently with such termination, and (iii) prior to or concurrently with such termination, the Company pays or causes to be paid the Company Termination Fee due to Parent.

8.2.    Effect of Termination and Abandonment.

(a)    The Party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) must deliver prompt written notice thereof to the other Parties setting forth in reasonable detail the provision of Section 8.1 pursuant to which this Agreement is being terminated and the facts and circumstances forming the basis for such termination. Except to the extent expressly provided in this Section 8.2, in the event of termination of this Agreement in accordance with Section 8.1, this Agreement shall become void and of no effect with no liability to any Person on the part of any Party (or of any of its Representatives or Affiliates); provided that the provisions set forth in this Section 8.2 and the second and third sentences of Section 9.1 shall survive the termination of this Agreement. Notwithstanding the previous sentence, but subject to Section 8.2(d), nothing in this Agreement will relieve any Party from any liability for any fraud or Willful Breach of this Agreement prior to the termination of this Agreement. In addition to the foregoing, no termination of this Agreement will affect the rights or obligations of any Party pursuant to the Confidentiality Agreement, which rights, obligations and agreements therein will survive the termination of this Agreement in accordance with their respective terms.

(b)    Subject to Section 8.2(d), in the event that this Agreement is terminated:

(i)     (1) by either the Company or Parent pursuant to (x) Section 8.1(b) (Outside Date), or (y) Section 8.1(c) (Requisite Company Stockholder Approval Not Obtained) or (2) by Parent pursuant to Section 8.1(e) (Company Breach);

(B)    an Acquisition Proposal shall have been made public (or otherwise become publicly known) or announced to the Company or the Company Board which Acquisition Proposal has not been withdrawn publicly without qualification at least five Business Days prior to the Company Stockholders Meeting or prior to the date of termination in the case of a termination pursuant to Section 8.1(b) or Section 8.1(e); and

(C)    within twelve (12) months after such termination, the Company or any of its Subsidiaries shall have consummated a transaction contemplated by an Acquisition Proposal or shall have entered into an Alternative Acquisition Agreement with respect to any Acquisition Proposal (regardless of whether the transaction contemplated by such Alternative Acquisition Agreement is consummated), or in the case of an Acquisition Proposal that is a tender offer, shall have approved or recommended to the Company’s stockholders or otherwise not opposed such Acquisition Proposal; provided that for purposes of this Section 8.2(b)(i)(C), the references to “20%” in the definition of “Acquisition Proposal” shall be deemed to be references to “50%”;

(ii)    (A) by Parent pursuant to Section 8.1(g) (Change of Recommendation) or (B) by either the Company or Parent pursuant to (x) Section 8.1(b) (Outside Date) or (y) Section 8.1(c) (Requisite Company Stockholder Approval Not Obtained), in each case, at such time that Parent had the right to terminate this Agreement pursuant to Section 8.1(g) (Change of Recommendation); or

(iii)    by the Company pursuant to Section 8.1(h) (Superior Proposal);

then, (1) in the case of Section 8.2(b)(i), within two Business Days after the earlier of the entry into such Alternative Acquisition Agreement and the consummation of such Acquisition Proposal (or in the case of an Acquisition Proposal that is a tender offer, within two Business Days after the Company shall have approved or recommended to the Company’s stockholders or otherwise not opposed such Acquisition Proposal), (2) in the case of Section 8.2(b)(ii), within two Business Days after termination of this Agreement, and (3) in the case of Section 8.2(b)(iii), concurrently with termination of this Agreement, the Company shall pay or cause to be paid a termination fee of $950,000 (the “Company Termination Fee”) to Parent by wire transfer of immediately available funds to an account designated in writing by Parent.

(c)    Each Party acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, no Party would have entered into this Agreement; accordingly, if the Company fails to timely pay Parent any amount due pursuant to Section 8.2(b), and, to obtain such payment, Parent commences a suit that results in a judgment against the Company, the Company shall pay to Parent its reasonable, documented and out-of-pocket costs and expenses (including the reasonable, documented and out-of-pocket attorneys’ fees of outside counsel; provided, that, in no event shall attorneys’ fees that are based on a contingency fee, “success” fee or any other type of fee arrangement that is dependent on the outcome of the proceedings be deemed to constitute reasonable, documented and out-of-pocket attorneys’ fees) in connection with such suit, together with interest on the amount payable pursuant to Section 8.2(b) compounded annually at the prime rate as published in The Wall Street Journal (or if not reported therein, as reported in another authoritative source reasonably selected by Parent) in effect on the date such amount was required to be paid from such date through the date of full payment thereof (any such amounts of costs, expenses and interest, the “Enforcement Costs”).

(d)    Limitations on Remedies.

(i)    In no event shall the Company be required to pay a Company Termination Fee on more than one occasion.

(ii)    If this Agreement is validly terminated pursuant to Section 8.1, in circumstances where the Company Termination Fee (if any) is paid pursuant to and in accordance with Section 8.2(b), Parent and Merger Sub’s right to receive the Company Termination Fee, and any Enforcement Costs pursuant to and in accordance with Section 8.2(b), shall be the sole and exclusive remedies of Parent, Merger Sub and their respective Related Parties against the Company and its Related Parties pursuant to this Agreement and the transactions contemplated hereby, including for any loss or monetary damages suffered as a result of any breach of any covenant or agreement in this Agreement or the failure of the Merger or any other transactions contemplated by this Agreement to be consummated; provided that the foregoing shall not limit the Company’s liability for any fraud or Willful Breach of this Agreement prior to the termination of this Agreement.

(e)    Each of the Parties acknowledges and agrees that the Company Termination Fee is not intended to be a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent in the circumstances in which such fee is due and payable and which do not involve any fraud or Willful Breach, for the efforts and resources expended and opportunities forgone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger and any other transactions contemplated by this Agreement, which amount would otherwise be impossible to calculate with precision.

(f)    Following the termination of this Agreement in accordance with this ARTICLE VIII, Parent shall reimburse the Company as and to the extent provided by the Reimbursement Obligations (if any).

ARTICLE IX

Miscellaneous and General

9.1.    Survival. This ARTICLE IX and the agreements of the Company, Parent and Merger Sub contained in ARTICLE IV, Section 6.9 (Employee Benefits), Section 6.11 (Indemnification; Directors’ and Officers’ Insurance) and any other covenant or agreement contained in this Agreement that by its terms applies in whole or in part after the Effective Time shall survive the consummation of the Merger. This ARTICLE IX and the agreements of the Company, Parent and Merger Sub contained in Section 6.10 (Expenses) and Section 8.2 (Effect of Termination and Abandonment) shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement; provided, however, that in the event of a termination of this Agreement, nothing herein will relieve any Party from any liability for any fraud or Willful Breach of this Agreement prior to the termination of this Agreement.

9.2.    Modification or Amendment. Subject to the provisions of applicable Law, at any time prior to the Effective Time, this Agreement may be amended, modified or waived if, and only if, such amendment, modification or waiver is in writing and signed, in the case of an amendment or modification by Parent and the Company, or in the case of a waiver, by the Party against whom the waiver is to be effective; provided that after the receipt of the Requisite Company Stockholder Approval, no amendment shall be made that by applicable Law requires further approval by the holders of shares of Common Stock without obtaining such further approval. Notwithstanding anything else to the contrary herein, the provisions set forth in this Section 9.2, Section 9.5, and Section 9.8 (and with respect to any of the foregoing, any of the defined terms used therein), in each case, may not be amended, modified or altered in any manner adverse to the Financing Sources in any material respect without the prior written consent of the Financing Sources.

9.3.    Waiver. Other than Section 7.1, the conditions to each of the respective Parties’ obligations to consummate the Merger and any other transactions contemplated by this Agreement are for the sole benefit of such Party and may be waived by such Party in whole or in part to the extent permitted by applicable Law. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law (except to the extent specifically provided otherwise in Section 8.2).

9.4.    Counterparts. This Agreement and any amendments to this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by electronic means (including delivery of an image of a manual or electronic signature by means of .pdf, .tif, .gif, .jpg, .jpeg, or similar attachment to an email, or delivery of electronic signatures via DocuSign, Adobe Sign, or similar platform) shall be effective as delivery of a manually executed counterpart of this Agreement.

9.5.    Governing Law and Venue; Waiver of Jury Trial; Specific Performance.

(a)    This Agreement and any claim, cause of action or Action (whether at law, in contract or in tort) that may directly or indirectly be based upon, relate to or arise out of this Agreement or any transaction contemplated hereby, or the negotiation, execution or performance hereof, shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. In addition, each of the Parties (i) irrevocably and unconditionally submits to the personal jurisdiction and venue of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, if jurisdiction is not then available in the United States District Court for the District of Delaware, then any Delaware state court) (the “Chosen Courts”), in the event of any claim, action or proceeding between the Parties (whether in contract, tort or otherwise) arising out of or relating to this Agreement or the transactions contemplated hereby, (ii) expressly waives any claim of lack of personal jurisdiction or improper venue and any claims that such courts are an inconvenient forum with respect to such a claim, (iii) agrees that it shall not bring any claim, action or proceeding against any other Parties arising out of or relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts and that a final judgment in any legal proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law, and (iv) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from the Chosen Courts. Each Party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such claim, action or proceeding by the mailing of copies thereof by registered or certified mail or by overnight courier service, postage prepaid, to its address set forth in Section 9.6, such service to become effective ten (10) days after such mailing.

(b)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION OR PROCEEDING (WHETHER IN CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING ANY LEGAL ACTION AGAINST ANY FINANCING SOURCE ARISING OUT OF OR RELATED TO THE FINANCING. EACH PARTY (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5, (iii) UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, AND (iv) MAKES THIS WAIVER VOLUNTARILY.

(c)    Notwithstanding anything to the contrary in this Agreement, each Party expressly and irrevocably agrees that any action (whether at law, in contract or in tort) to which any Financing Source is party arising out of or in any way relating to the transactions contemplated hereby shall be brought exclusively in the Supreme Court of New York, County of New York (unless the Supreme Court of the State of New York, County of New York declines to accept jurisdiction over a particular matter, in which case, the United States District Court for the Southern District of New York) (together with the appellate courts thereof, the “New York Courts”), and each of the Parties hereby submits to the exclusive jurisdiction of the New York Courts for the purpose of any such action. Each Party irrevocably and unconditionally agrees not to assert (i) any objection which it may ever have to the laying of venue of any such litigation in any New York Court, (ii) any claim that any such action brought in any New York Court has been brought in an inconvenient forum, and (iii) any claim that any New York Court does not have jurisdiction with respect to such action.

(d)    The Parties acknowledge and agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that any Party does not perform any of the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach or threaten to breach any such provisions. It is accordingly agreed that, at any time prior to the valid termination of this Agreement pursuant to ARTICLE VIII and subject to the limitations set forth therein and in this Section 9.5, the Parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement, including the right of a Party to cause each other Party to consummate the Merger and the other transactions contemplated by this Agreement on the terms and subject to the conditions of this Agreement without proof of actual damages (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable or not appropriate for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach. Under no circumstances will Parent or the Company be permitted or entitled to receive both specific performance that results in the occurrence of the Closing and any monetary damages.

9.6.    Notices. All notices, requests, instructions or other communications or documents to be given or made hereunder by any Party to any other Party shall be in writing and (a) served by personal delivery by hand upon the Party for whom it is intended, (b) served by an internationally-recognized overnight courier service upon the Party for whom it is intended, (c) delivered by registered or certified mail, return receipt requested or (d) sent by email, in each case, to the following address:

If to Parent or Merger Sub:

Mist Holding Co.

c/o MDaudit
800 Lexington St, Waltham Plaza #1038

Waltham, Massachusetts 02452
Attention: Ritesh Ramesh; Nick Barnes
Email: rramesh@hayesmanagement.com; nbarnes@hayesmanagement.com with a copy to (which shall not constitute notice):

Goodwin Procter LLP

520 Broadway, Suite 500

Santa Monica, California 90401

Attention: Andrew J. Weidhaas; Rachel Frankeny

Email: aweidhaas@goodwinlaw.com; rfrankeny@goodwinlaw.com

If to the Company:

Streamline Health Solutions, Inc.

2400 Old Milton Pkwy., Box 1353

Alpharetta, GA 30009

Attention: Benjamin L. Stilwill
Email: Benjamin.Stilwill@streamlinehealth.net

with a copy to (which shall not constitute notice):

Troutman Pepper Locke LLP

600 Peachtree Street NE, Suite 3000

Atlanta, Georgia 30308

Attention: David W. Ghegan

E-mail: david.ghegan@troutman.com

or to such other Person or addressees as has or have been designated in writing by the Party to receive such notice provided above. Any notice, request, instruction or other communications or document given as provided above shall be deemed given to the receiving Party (w) upon actual receipt, if delivered personally, (x) on the next Business Day after deposit with an overnight courier, if sent by an overnight courier, (y) three Business Days after deposit in the mail, if sent by registered or certified mail, or (z) upon sending, if sent by email during normal business hours (9:00 a.m. Eastern Time to 5:00 p.m. Eastern Time) on a Business Day (or on the next Business Day if sent outside of such hours), so long as the sender of such email does not receive any automatically generated failure to deliver or similar response indicating that the message has not been received by the intended recipient. Copies to outside counsel are for convenience only and failure to provide a copy to outside counsel does not alter the effectiveness of any notice, request, instruction or other communication otherwise given in accordance with this Section 9.6. Rejection or other refusal to accept, or the inability to deliver because of changed address or other details of which no notice is given, will be deemed to be receipt of any notice pursuant to this Section 9.6 as of the date of rejection, refusal or inability to deliver.

9.7.    Entire Agreement. This Agreement (including any exhibits, annexes and schedules hereto), the Support Agreements, the Confidentiality Agreement and the documents and other agreements among the Parties, or any of them, as contemplated by or referred to herein, including the Company Disclosure Schedule and the Parent Disclosure Schedule, together with each other agreement entered into by or among any of the Parties as of the date of this Agreement that makes reference to this Section 9.7, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the Parties with respect to the subject matter hereof. Effective as of the Closing, the Parties agree that the Confidentiality Agreement shall be terminated, without further action on the part of any party thereto.

9.8.    No Third-Party Beneficiaries. Except as provided in this Section 9.8, Parent, Merger Sub and the Company hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other Parties, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein; provided that if, and only if, the Effective Time occurs, (a) the holders of shares of Common Stock shall be third-party beneficiaries of, and entitled to rely on, Section 4.1 (Effect of the Company Merger) and Section 4.2 (Exchange of Shares), (b) the holders of Company Options, Company Restricted Shares and Company Warrants shall be party beneficiaries of, and entitled to rely on, Section 4.3 (Treatment of Company Equity Awards and Company Warrants), as applicable, and (c) the Indemnified Parties shall be third-party beneficiaries of, and entitled to rely on, Section 6.11 (Indemnification; Directors’ and Officers’ Insurance). The Parties further agree that the rights of third-party beneficiaries under the proviso of this Section 9.8 shall not arise unless and until the Effective Time occurs. Notwithstanding anything in this Agreement to the contrary, the provisions of Section 9.2, Section 9.5, and this Section 9.8 will, subject to the rights of the Financing Sources in the last sentence of Section 9.2, inure to the benefit of the Financing Sources, each of whom are intended to be third-party beneficiaries thereof (it being understood and agreed that the provisions of such Sections will be enforceable by the Financing Sources), (c) the provisions of Section 8.2(d) will inure to the benefit of the Company Related Parties, each of whom are intended to be third-party beneficiaries thereof (it being understood and agreed that the provisions of such Section will be enforceable by the Company Related Parties), and (d) the provisions of Section 9.15 will inure to the benefit of the Parent Related Parties, each of whom are intended to be third-party beneficiaries thereof (it being understood and agreed that the provisions of such Sections will be enforceable by the Parent Related Parties).

9.9.    Obligations of Parent and of the Company. Whenever this Agreement requires a Subsidiary of Parent, including Merger Sub and, after the Effective Time, the Surviving Corporation, to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

9.10.    Transfer Taxes. Any transfer, documentary, sales, use, stamp, registration, excise and other similar Taxes and fees incurred in connection with the Merger and the other transactions contemplated by this Agreement (“Transfer Taxes”) shall be paid or caused to be paid by Parent when due, whether levied on Parent or any another Person, and Parent shall file or cause to be filed all necessary Tax Returns and other documentation with respect to any such Transfer Taxes. The Parties will cooperate, in good faith, in the filing of any Tax Returns with respect to Transfer Taxes and the minimization, to the extent reasonably permissible under applicable Law, of the amount of any Transfer Taxes.

9.11.    Definitions. Capitalized terms used in this Agreement have the meanings specified in Annex A.

9.12.    Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof, so long as the economic and legal substance of the transactions contemplated hereby, taken as a whole, is not affected in a manner materially adverse to any Party. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction, so long as the economic and legal substance of the transactions contemplated hereby, taken as a whole, is not affected in a manner materially adverse to any Party.

9.13.    Interpretation; Construction.

(a)    The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated.

(b)    If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa, and the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The words “includes” or “including” shall mean “including without limitation,” the words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or Article in which such words appear, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if,” the words “shall” and “will” denote a directive and obligation (and not an option), the use of the words “or,” “either” and “any” shall not be exclusive (and the phrase “and/or,” where used, is used for emphasis only), any reference to “writing” or comparable expressions includes a reference to email or comparable means of communication, any reference to a Law shall include any rules and regulations promulgated thereunder, and shall mean such Law as from time to time amended, modified or supplemented. Currency amounts referenced herein are in U.S. Dollars. Each reference to a “wholly-owned Subsidiary” or “wholly-owned Subsidiaries” of a Person shall be deemed to include any Subsidiary of such Person where all of the equity interests of such Subsidiary are directly or indirectly owned by such Person (other than directors qualifying shares, nominee shares or other equity interests that are required by Law or regulation to be held by a director or nominee). The terms “provided to” or “made available to,” with respect to documents required to be provided by the Company to Parent or Merger Sub, include documents filed or furnished by the Company with the SEC or uploaded to the virtual data room hosted by Intralinks titled Project Bullseye at least twenty-four (24) hours prior to the date hereof. The word “day,” unless otherwise indicated, shall be deemed to refer to a calendar day. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. If the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day.

(c)    The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. The Parties acknowledge and agree that prior drafts of this Agreement will not be deemed to provide any evidence as to the meaning of any provision hereof, or the intent of the Parties with respect hereto, and that such drafts will be deemed to be the joint work product of the Parties. Furthermore, the Parties each hereby acknowledge that this Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s-length negotiations and that no Party has any special relationship with another Party that would justify any expectation beyond that of an ordinary buyer and an ordinary seller in an arm’s-length transaction. The Parties intend that each representation, warranty, covenant and agreement contained herein shall have independent significance. If any Party has breached any representation, warranty, covenant or agreement contained herein in any respect, the fact that there exists another representation, warranty, covenant or agreement relating to the same subject matter (regardless of the relative levels of specificity) that the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, covenant or agreement.

9.14.    Successors and Assigns. No Party may assign either this Agreement nor any of its rights, interests or obligations under this Agreement without the prior written approval of the other Parties, except that Parent and Merger Sub will have the right to assign all or any portion of their respective rights, interests and obligations pursuant to this Agreement (a) to any of their respective Affiliates; or (b) to any secured creditor, for purposes of creating a security interest herein or otherwise assigning as collateral. It is understood and agreed that, in each case, such assignment shall not (i) affect the obligations of the parties to any debt commitment letter; or (ii) materially impede or materially delay the consummation of the Merger or otherwise materially impede the rights of the holders of shares of Common Stock, Company Equity Awards and Company Warrants pursuant to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns. No assignment by any Party will relieve such Party of any of its obligations under this Agreement. Any purported assignment in violation of this Agreement is null and void ab initio.

9.15.    No Recourse. In no event will the Company, whether prior to or after termination of this Agreement, seek or obtain, nor will it permit any of its Representatives to seek or obtain, nor will any other Person be entitled to seek or obtain, any monetary recovery or monetary award of any kind (including consequential, special, indirect or punitive damages) against any Parent Related Party with respect to this Agreement or the transactions contemplated hereby and thereby (including any breach by Parent or Merger Sub), the termination of this Agreement, the failure to consummate the transactions contemplated hereby or any claims or Actions under applicable Laws arising out of any such breach, termination or failure, except, in each case, for claims that the Company may assert (a) against any Person that is a party to, and solely pursuant to the terms and conditions of, the Confidentiality Agreement; or (b) against Parent or Merger Sub to the extent expressly provided for in this Agreement.

9.16.    Necessary Further Actions. If, at any time after the Effective Time, any further action is determined by Parent or the Surviving Corporation to be necessary or desirable to carry out the purposes of this Agreement or to vest in the Surviving Corporation the full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Parties as of the date first written above.

MIST HOLDING CO.

By: /s/ Ritesh Ramesh

Name: Ritesh Ramesh
Title: Chief Executive Officer and President

MD BE MERGER SUB, INC.

By: /s/ Ritesh Ramesh

Name: Ritesh Ramesh
Title: Chief Executive Officer and President

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Parties as of the date first written above.

STREAMLINE HEALTH

SOLUTIONS, INC.

By: /s/ Benjamin L. Stilwill

Name: Benjamin L. Stilwill
Title: Chief Executive Officer

ANNEX A
DEFINED TERMS

“Acceptable Confidentiality Agreement” means an agreement with the Company that is either (a) in effect as of the date hereof; or (b) executed, delivered and effective after the date hereof, in either case (i) containing provisions that require any counterparty thereto (and any of its Affiliates and Representatives named therein) that receive non-public information of or with respect to the Company to keep such information confidential (subject to customary exceptions), (ii) other than with respect to any immaterial provisions, containing confidentiality provisions not less favorable to the Company in any material respect than the terms of the Confidentiality Agreement, and (iii) that does not (A) prohibit the Company from providing any information to Parent in accordance with, or otherwise complying with Section 6.2 or (B) provide for the reimbursement by the Company or any of its Subsidiaries of any of the counterparty’s costs or expenses.

“Acquisition Proposal” means any proposal or offer from a Third Person relating to, or that would reasonably be expected to lead to, any transaction or series of related transactions that, if consummated, would result in (a) a direct or indirect purchase or acquisition by a Third Person of the assets of the Company or any of its Subsidiaries constituting twenty percent (20%) or more of the consolidated net revenues, net income or total assets (including equity securities of the Subsidiaries of the Company) of the Company and its Subsidiaries, taken as a whole; (b) any direct or indirect purchase or acquisition by a Third Person of twenty percent (20%) or more of the Common Stock or other equity interests of the Company or beneficial ownership of twenty percent (20%) or more of the total voting power of the Company; or (c) a direct or indirect merger, joint venture, partnership, consolidation, dissolution, liquidation, recapitalization, reorganization, business combination or other similar transaction involving the Company; (d) a tender offer, share exchange or exchange offer pursuant to which such Third Person (or its equityholders) would hold twenty percent (20%) or more of the Common Stock or other equity interests of the Company or securities representing twenty percent (20%) or more of the total voting power of the Company (or the surviving or resulting entity) after giving effect to such transaction; or (e) any combination of the foregoing types of transactions if the sum of the consolidated net revenues, net income or total assets and Common Stock (or voting power of securities of the Company other than the Common Stock) involved is more than twenty percent (20%).

“Affiliate” means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with a second Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

“Anti-Corruption Laws” means all U.S. and applicable non-U.S. Laws relating to the prevention of corruption, money laundering, and bribery, including the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010, 18 U.S.C. §§ 1956 and 1957 and the Bank Secrecy Act, as amended by the USA PATRIOT Act, 31 U.S.C. §§ 5311 et seq., and its implementing regulations, 31 C.F.R. Chapter X.

“Business Associate” means a “business associate” as defined in 45 C.F.R. § 160.103.

“Business Associate Agreement” means a written agreement between a Business Associate and a Covered Entity that satisfies the requirements set forth in HIPAA (including under 45 C.F.R. §§ 164.308(b) and 164.502(e)) and contains all elements required by HIPAA (including under 45 C.F.R. §§ 164.314(a) and 164.504(e)).

“Business Day” means any day other than a Saturday or Sunday or a day on which banks in the County of New York, New York are required or authorized to close.

“Business IP” means (a) Owned IP, and (b) Intellectual Property Rights used, or held for use, by the Company or any of its Subsidiaries in its business as currently conducted.

“Common Stock” means the shares of common stock, par value $0.01 per share, of the Company.

“Company Equity Plan” means each of the Streamline Health Solutions, Inc. 2024 Omnibus Incentive Compensation Plan, as heretofore amended or restated, and the Streamline Health Solutions, Inc. Third Amended and Restated 2013 Stock Incentive Plan, as heretofore amended and restated.

“Company Related Party” means any Related Party of the Company.

“Company System” means the software, hardware, networks and other computer systems administered, controlled, owned, licensed or leased by the Company or any of its Subsidiaries or used in connection with the business of the Company or any of its Subsidiaries.

“Covered Entity” means “Covered Entity” as defined in 45 CFR § 160.103.

“Cures Act” means, specifically, those certain information blocking prohibitions in the 21st Century Cures Act and its implementing regulations at 45 C.F.R. Part 170 and 171 et seq., as amended from time to time.

“Environmental Law” means any Law relating to pollution, the protection of the environment, or human health and safety or Hazardous Substances and any applicable orders, judgments, decrees, permits, licenses or other authorizations or mandates under such Laws.

“ERISA Affiliate” means each Person that, at any relevant time, would be treated together with the Company or any of its Subsidiaries as a “single employer” within the meaning of Section 4001(b) of ERISA or Section 414(b), (c), (m) or (o) of the Code.

“Exchange” means with respect to any Person, any U.S. or non-U.S. securities, commodities, futures, options, derivatives or other financial product exchange, transaction facility or other financial market or system (and its clearinghouse, if any) through which such Person or any of its Affiliates conducts trading.

“Existing Credit Facility” means that certain Second Amended and Restated Loan and Security Agreement, dated as of August 26, 2021 (as amended, supplemented, waived or otherwise modified from time to time), by and among the Company, the other borrowers party thereto (as defined therein), and Western Alliance Bank, an Arizona corporation.

“Financing Sources” means the agents, arrangers and lenders that provide or arrange the Financing, including the agents, arrangers and lenders party to the credit agreement, other definitive documentation relating thereto and any amendments of the forgoing entered into in connection therewith, together with their respective Affiliates and their respective Affiliates’ officers, directors, general or limited partners, shareholders, members, employees, controlling Persons, agents and representatives and their respective permitted successors and assigns.

“Generative AI Tools” means artificial intelligence systems or models that have the ability to generate content or output, including content or output closely resembling or mimicking human-created content or output.

“Group” shall have the meaning given to such term under Section 13 of the Exchange Act.

“Hazardous Substance” means any material, substance, chemical, contaminant or waste that is listed, regulated, classified or defined as hazardous, toxic or as a pollutant, or for which liability or standards of conduct may be imposed, under any Environmental Law, including any petroleum constituents, radioactive materials, radon, asbestos and asbestos containing materials, per- and polyfluoroalkyl substances, pesticides, odor, regulated levels of mold or polychlorinated biphenyls.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act provisions of the American Recovery and Reinvestment Act of 2009, Pub. Law No. 111-5 (the “HITECH Act”), and as otherwise amended from time to time, including the Privacy Standards (45 C.F.R. Parts 160 and 164), the Electronic Transactions Standards (45 C.F.R. Parts 160 and 162), and the Security Standards (45 C.F.R. Parts 160, 162 and 164) promulgated under the Administrative Simplifications subtitle of the Health Insurance Portability and Accountability Act of 1996, as amended by the HITECH Act.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indebtedness” means, with respect to any Person, without duplication, as of the date of determination, all indebtedness, liabilities and obligations, now existing or hereafter arising, for money borrowed by a Person, or any contingent liability for or guaranty by a Person of any obligation of any other Person (including the pledge of any collateral or grant of any security interest by a Person in any property as security for any such liability, guaranty or obligation) whether or not any of the foregoing is evidenced by any note, indenture, debenture, bond, guaranty or agreement, but excluding all trade payables incurred in the ordinary course of business.

“Intellectual Property Rights” means, in any and all jurisdictions throughout the world and under any international treaties or conventions, all intellectual property and proprietary rights, including all (a) patents, divisionals, continuations, renewals, extensions, reexaminations and all other patent applications of any kind, and patent rights, (b) registered and unregistered trademarks, trade names, trade dress, service marks, corporate names, logos, packaging design, slogans, domain names, social media accounts, and other indicia of source, origin or quality, together with all goodwill associated with any of the foregoing (“Marks”), (c) copyrights in both published and unpublished works and mask work rights, (d) trade secrets and other confidential information, including inventions, processes, formulae, methods, schematics, technology, know-how, computer software programs (including source code and object code), data and databases and rights under applicable trade secret law in the foregoing, and (e) any and all registrations and applications for registration of any of the foregoing.

“Knowledge” means, with respect to the Company, the actual knowledge of any of the Persons set forth on Section A.1 of the Company Disclosure Schedule and, with respect to Parent, the actual knowledge of any of the Persons listed on Section A.1 of the Parent Disclosure Schedule, in each case, after reasonable inquiry.

“Leased Real Property” means the leasehold or subleasehold interests and any other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interests in real property held by the Company or any of its Subsidiaries under the Real Property Leases.

“Lien” means any mortgage, lien, license, pledge, charge, security interest, deed of trust, U.S. Uniform Commercial Code lien, right of first refusal, easement, or similar encumbrance in respect of any property or asset, including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset or any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset.

“Material Adverse Effect” means any change, effect, event, occurrence, circumstance, fact or development that has had or would reasonably be expected to have, individually or in the aggregate, a materially adverse effect on (a) the assets, properties, business, results of operation or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole or (b) the ability of the Company or any of its Subsidiaries to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement, including the Merger; provided, however, that no change, effect, event, occurrence, circumstance, fact or development resulting from the following shall constitute a Material Adverse Effect or be taken into account in determining whether a Material Adverse Effect has occurred, is occurring or would reasonably be expected to occur solely with respect to the foregoing clause (a): (i) changes in the economy or financial, debt, credit or securities markets generally in the United States or any other country or region in the world, or changes in conditions in the global economy generally; (ii) changes generally affecting the industries in which the Company and its Subsidiaries operate; (iii) changes in United States generally accepted accounting principles (“U.S. GAAP”) or in any Law, or the official interpretations thereof first occurring after the date of this Agreement; (iv) changes in any political or geopolitical, regulatory, legislative or social conditions, acts of war (whether or not declared), hostilities, military actions or acts of terrorism, or any escalation or worsening of the foregoing; (v) weather conditions or acts of God (including storms, earthquakes, tsunamis, tornados, hurricanes, pandemics, epidemics or other outbreaks of disease, quarantine restrictions, floods, droughts or other natural disasters and force majeure events) (or escalation or worsening of any such events or occurrences, including, as applicable, subsequent wave(s)); (vi) any capital market conditions, in each case in the United States or any other country or region in the world; (vii) a decline, in and of itself, in the price or trading volume of the shares of Common Stock on the Nasdaq Capital Market or any other securities market or in the trading price of any other securities of the Company or any of its Subsidiaries; provided that the underlying causes of any such decline may be taken into account in determining whether there has been or will be a Material Adverse Effect, unless (and to the extent) such underlying cause would otherwise be excluded by other clauses of this definition; (viii) any failure, in and of itself, by the Company to meet any internal or published projections, forecasts, estimates or predictions of revenues, earnings, cash flow or cash position or other financial metrics (whether such projections, forecasts, estimates or predictions were made by the Company or independent third parties) for any period; provided that the underlying causes of any such failure may be taken into account in determining whether there has been or will be a Material Adverse Effect, unless (and to the extent) such underlying cause would otherwise be excluded by other clauses of this definition; (ix) (A) the identity of Parent or Merger Sub, or (B) announcement, pendency or consummation of this Agreement or the transactions contemplated hereby, including the Merger, including, in each case, the impact thereof on relationships with lenders, employees, customers, suppliers, distributors, partners, vendors or other Persons (provided, that this clause (ix) shall not apply to any representation or warranty contained in this Agreement to the extent that such representation or warranty is intended to address the consequences of the negotiation, execution or delivery of this Agreement, the performance of the requirements of this Agreement or the announcement, pendency or consummation of this Agreement or the transactions contemplated hereby or for the purpose of the condition set forth in Section 7.2(a) as it relates to such representations and warranties on or prior to the Closing); (x) any action or claim made or brought by any of the current or former stockholders of the Company (or on their behalf or on behalf of the Company) against the Company or any of its directors, officers or employees arising out of this Agreement or the transactions contemplated hereby, including the Merger; (xi) any action by the Company or its Subsidiaries that is expressly required by this Agreement, or any action or inaction by the Company or its Subsidiaries taken or omitted to be taken at the express written request of Parent or Merger Sub or with the express written consent of Parent or Merger Sub; or (xii) the availability or cost of equity, debt or other financing to Parent or Merger Sub; except, in the case of clause (i) through clause (vi), to the extent the Company and its Subsidiaries, taken as a whole, are disproportionately adversely affected by such changes, effects, events, occurrences or developments, compared to other participants in the industry in which the Company and its Subsidiaries operates, then only such disproportionality may be taken into account.

“Open Source Software” means all software (in source or object code form) or documentation that is subject to (a) a license or other agreement commonly referred to as an open source, free software, copyleft or community source code license (including but not limited to any code or library licensed under the GNU Affero General Public License, GNU General Public License, GNU Lesser General Public License, BSD License, Apache Software License, or any other public source code license arrangement) or (b) any other license or other agreement that requires, as a condition of the use, modification or distribution of software subject to such license or agreement, that such software or other software linked with, called by, combined or distributed with such software be (i) disclosed, distributed, made available, offered, licensed or delivered in source code form, (ii) licensed for the purpose of making derivative works, (iii) licensed under terms that allow reverse engineering, reverse assembly, or disassembly of any kind, or (iv) redistributable at no charge, including without limitation any license defined as an open source license by the Open Source Initiative as set forth on www.opensource.org.

“Owned IP” means any Intellectual Property Rights owned or purported to be owned by the Company or any of its Subsidiaries, including the Registered Intellectual Property.

“Parent Related Party” means any Related Party of Parent.

“Permitted Liens” means: (a) Liens for Taxes or assessments that are (i) not yet due or delinquent, or (ii) being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with U.S. GAAP; (b) statutory liens or landlords’, carriers’, warehousemen’s, mechanics’, suppliers’, workmen’s, materialmen’s or repairmen’s liens or other like Liens arising or incurred in the ordinary course of business that are (i) not yet due or delinquent, or (ii) being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with U.S. GAAP; (c) with respect to the Leased Real Property, (i) easements, covenants, conditions, restrictions or other similar matters of record that do not, individually or in the aggregate, materially impair the use, occupancy or value of such Leased Real Property, including any other agreements, conditions or restrictions that are shown by a current title report or other similar report or listing or implied by law, including easements for streets, alleys, highways, telephone lines, power lines, and railways, and all matters of public record, (ii) zoning, building, subdivision or other similar requirements or restrictions which are imposed by any Governmental Authority of competent jurisdiction which are not violated by the current use or occupancy of such Leased Real Property or the current operation of the business thereon, and (iii) mechanics liens and similar liens for labor, materials or supplies provided with respect to such Leased Real Property incurred in the ordinary course of business for amounts which are not due and payable; (d) pledges or deposits under workmen’s compensation Laws, unemployment insurance Laws, social security, retirement or similar legislation, or good-faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such entity is a party, or deposits to secure public or statutory obligations of such entity or to secure or appeal bonds to which such entity is a party, or deposits as security for contested Taxes, in each case, incurred or made in the ordinary course of business; (e) non-exclusive licenses and non-exclusive rights granted by the Company with respect to Owned Intellectual Property Rights in the ordinary course of business; (f) Liens, charges, fees or assessments for business parks, industrial parks or other similar organizations that are (i) not yet due or delinquent or (ii) being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with U.S. GAAP; (g) Liens to the extent specifically disclosed or reflected on the consolidated balance sheet of the Company for the year ended January 31, 2025 (or any notes thereto) and; (h) Liens otherwise disclosed on Section A.2 of the Company Disclosure Schedule.

“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Authority or other entity of any kind or nature.

“Personal Information” means any information relating to an identified or identifiable natural person, household or device, including information and data that is subject to any applicable Privacy Laws or defined as “personal information,” “personal health information,” “consumer health data,” or any similar term under applicable Privacy Laws (whether of patients, employees, contractors, consultants, customers, consumers, or other Persons and whether in electronic or any other form or medium).

“PHI” means “protected health information” as defined in 45 C.F.R. § 160.103, that is in the possession or under the control of the Company (including its Workforce) or any of its Business Associates.

“Preferred Stock” means the shares of preferred stock, par value $0.01 per share, of the Company.

“Privacy Laws” means all applicable Laws relating to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (technical, physical or administrative), disposal, destruction, disclosure, dissemination, sale or transfer (including cross-border) of any Protected Information, any and all Applicable Laws relating to breach notification, the use of biometric identifiers, and the use of Protected Information for marketing purposes, including HIPAA, the General Data Protection Regulation (GDPR), the California Consumer Privacy Act (CCPA), Washington’s My Health My Data Act, and all U.S. state consumer privacy laws and consumer health privacy laws, the Illinois Biometric Information Protection Act and all other laws governing the collection or processing of biometric information, the CAN-SPAM Act, the U.S. Telephone Consumer Protection Act, the California Invasion of Privacy Act and any applicable Laws concerning privacy or data protection in any jurisdiction in which the Company conducts business.

“Privacy Requirements” means, as applicable: (i) all Privacy Laws, (ii) the Payment Card Industry Data Security Standards, (iii) all of the Company and its Subsidiaries’ publicly facing policies and notices, and (iv) all contractual obligations, in each case, relating to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, disposal, destruction, disclosure, or transfer (including cross-border) of Protected Information held or processed by or on behalf of the Company and its Subsidiaries.

“Products” means all proprietary products and services (including software used to make any service available) developed, produced, marketed, licensed, sold, distributed or performed by or on behalf of the Company or any of its Subsidiaries and all proprietary products and services currently under development by the Company or any of its Subsidiaries.

“Protected Information” means any information relating to an identified or identifiable natural person, household or device, including information and data that is subject to any applicable Privacy Laws or defined as “personal information,” “personal health information,” “consumer health data,” or any similar term under applicable Privacy Laws (whether of patients, employees, contractors, consultants, customers, consumers, or other Persons and whether in electronic or any other form or medium).

“Real Property Leases” means the leases, subleases, licenses or other agreements, including all amendments, extensions, renewals, guaranties or other agreements with respect thereto, under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy any real property.

“Registered Intellectual Property” means all Owned IP issued by, registered with, renewed by or the subject of a pending application before any Governmental Authority, including domain name registrations.

“Regulation S-K” shall mean Regulation S-K promulgated under the Securities Act.

“Related Party” means, with respect to a Party, such Party and any of such Party’s respective former, current or future Affiliates and any of the foregoing’s respective former, current or future, direct or indirect, officers, directors, employees, Affiliates, shareholders, equity holders, managers, members, partners, agents, attorneys, advisors, Financing Sources or other Representatives or any of the foregoing’s respective successors or assigns.

“Representative” means, with respect to any Person, its directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, and other representatives and advisors.

“Requisite Company Stockholder Approval” means the affirmative vote of the holders representing two-thirds (66 2/3%) of the aggregate voting power of the outstanding shares of Common Stock entitled to vote thereon adopting this Agreement and approving the Merger and the other transactions contemplated by this Agreement.

“Sanctioned Country” means any country or region or Governmental Authority thereof that is, or has been since April 24, 2019, the subject or target of a comprehensive embargo under Trade Controls (including Cuba, Iran, North Korea, Syria, Venezuela, and the Crimea, the so-called “Donetsk People’s Republic” and the so-called “Luhansk People’s Republic” regions of Ukraine).

“Sanctioned Person” means any Person that is the subject or target of Sanctions or restrictions under Trade Controls, including: (a) any Person listed on any U.S. or non-U.S. Sanctions or export-related restricted party list, including the U.S. Department of the Treasury Office of Foreign Assets Control’s (“OFAC”) List of Specially Designated Nationals and Blocked Persons, or any other OFAC, U.S. Department of Commerce Bureau of Industry and Security, or U.S. Department of State Sanctions- or export-related restricted party list; (b) any Person that is, in the aggregate, fifty percent (50%) or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (a); or (c) any Person located, organized, or resident in or a national of a Sanctioned Country.

“Sanctions” means all U.S. and applicable non-U.S. Laws relating to economic or trade sanctions, including the Laws administered or enforced by the United States (including by OFAC or the U.S. Department of State) and the United Nations Security Council.

“Solvent” means, with respect to any Person and its Subsidiaries, on a consolidated basis, that, as of any date of determination, (a) the fair saleable value (determined on a going concern basis) of the assets of such Person, together with its Subsidiaries, taken as a whole, is greater than the total amount of such Person’s, together with its Subsidiaries’, liabilities (including all liabilities, whether or not reflected on a balance sheet prepared in accordance with U.S. GAAP, and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed), taken as a whole; (b) such Person, together with its Subsidiaries, taken as a whole, is able to pay its debts and obligations in the ordinary course of business as they become due; and (c) such Person, together with its Subsidiaries, taken as a whole, will not have an unreasonably small amount of capital to carry on its businesses and all businesses in which it is about to engage.

“Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is directly or indirectly owned or controlled by such Person or by one or more of its Subsidiaries.

“Superior Proposal” means a bona fide written Acquisition Proposal (with references to twenty percent (20%) being deemed to be replaced with references to fifty percent (50%)) by a Person or Group (other than Parent, Merger Sub and their respective Affiliates) that (a) was not the result of a breach of Section 6.2, and (b) the Company Board determines in good faith, after consultation with its financial advisors and outside legal counsel, would, if consummated, result in a transaction that is more favorable from a financial point of view to the stockholders of the Company (in their capacities as such) than the transactions contemplated by this Agreement, including the Merger, and after taking into account (x) any revisions to this Agreement proposed by Parent in writing prior to the time of such determination; (y) the availability of financing (to the extent applicable), likelihood of consummation in accordance with the terms of such Acquisition Proposal and regulatory considerations; and (z) those factors and matters deemed relevant by the Company Board, including (1) the identity of the Person making the proposal; and (2) legal, financial (including financing terms and the form, amount and timing of payment of consideration), regulatory, certainty of closing, timing and other aspects of such Acquisition Proposal.

“Tax” or “Taxes” means any and all U.S. federal, state, and local and non-U.S. taxes, or duties, tariffs, imposts, fees, levies, assessments or any other like charges in the nature of a tax imposed by any Governmental Authority, whether disputed or not, including income, gross receipts, license, registration, corporate, profits, capital, excise, property (real, personal and intangible), sales, use, transfer, capital gains, goods and services or harmonized sales, alternative or add-on minimum, ad valorem, net worth, estimated, employment turnover, payroll, employment, social security (or similar, including FICA), unemployment, disability, severance, stamp, occupation, premium, windfall profits, value added and franchise taxes, withholdings and custom duties, together with all interest, penalties, additions to tax and additional amounts or costs imposed with respect to such amounts by any Governmental Authority and any interest in respect of such penalties and additions, whether disputed or not.

“Tax Return” means any return, report, declaration, claim for refund, information return or other similar document filed or required to be filed with any Governmental Authority in connection with the determination, assessment, collection or administration of any Tax, including any schedule, attachment or supplement thereto, and including any amendment thereof.

“Third Person” means any Person or Group, other than (a) the Company or any of its controlled Affiliates or (b) Parent, Merger Sub or any their respective Affiliates or any Group including Parent, Merger Sub or any their respective Affiliates.

“Willful Breach” means a material breach of this Agreement that is a consequence of a willful or deliberate act or failure to act by a Party that knows or would reasonably be expected to have known that the taking of such act or failure to act would, or would reasonably be expected to, cause a breach of this Agreement.

“Workforce” means “workforce” as defined in 45 C.F.R. § 160.103.

Term	Section
401(k) Plan	6.9(d)
Action	5.1(h)
Agreement	Preamble
Alternative Acquisition Agreement	6.2(d)(iv)
Antitrust Law	6.5(d)
Bankruptcy and Equity Exception	5.1(c)(i)
Benefit Plans	5.1(i)(i)
Book-Entry Certificates	4.1(a)
Bylaws	2.2
Cain Brothers	5.1(u)
Certificates	4.1(a)
Certificate of Merger	1.3
Change of Recommendation	6.2(d)(iv)
Charter	2.1
Chosen Courts	9.5(a)
Closing	1.2
Closing Date	1.2
Code	4.2(g)
Commission Arrangement	6.9(c)
Company	Preamble
Company Board	Recitals
Company Debt	6.17(a)
Company Disclosure Schedule	5.1
Company Equity Awards	5.1(b)(ii)
Company Option	4.3(a)
Company Permits	5.1(j)(ii)
Company Recommendation	5.1(c)(ii)
Company Reports	5.1(e)(i)
Company Restricted Share	4.3(b)
Company Securities	6.1(b)(iii)
Company Stockholders Meeting	6.4
Company Termination Fee	8.2(b)
Company Warrants	4.3(c)
Confidential Information	5.1(q)(i)
Confidentiality Agreement	6.6(a)
Continuing Employee	6.9(a)
Contract	5.1(d)(ii)
D&O Insurance	6.11(c)
Debt Payoff Amount	6.17(a)
DGCL	Recitals
Dissenting Shares	4.1
DOJ	6.5(b)
DPA	5.1(j)(v)
DTC	4.2(c)(i)
Effective Time	1.3
Enforcement Costs	8.2(c)
ERISA	5.1(i)(i)
Exchange Act	5.1(d)(i)
Excluded Shares	4.1
Existing Stockholders	Recitals
Financing	6.13
FTC	6.5(b)
Governmental Authority	5.1(d)(i)
Indemnified Party or Indemnified Parties	6.11(a)
Insurance Policies	5.1(r)
Intervening Event	6.2(e)(ii)
IRS	5.1(i)(i)
Labor Agreement	5.1(p)(i)
Laws	5.1(j)(i)
Match Period	6.2(e)(i)
Material Contract	5.1(k)(ii)
Maximum Premium	6.11(c)
Merger	Recitals
Merger Consideration	4.1
Merger Sub	Preamble
Multiemployer Plan	5.1(i)(ii)
New York Courts	9.5(a)
Open Source Software	5.1(q)(v)
Order	7.1(b)
Outside Date	8.1(b)
Parent	Preamble
Parent 401(k) Plan	6.9(d)
Parent Disclosure Schedule	5.2
Parties or Party	Preamble
Paying Agent	4.2(a)
Paying Agent Agreement	4.2(a)
Payment Fund	4.2(b)
Preferred Stock	Annex A
Proxy Statement	6.3(a)
Reimbursement Obligations	6.13(b)
SEC	5.1
SEC Clearance Date	6.3(b)
Securities Act	5.1(d)(i)
Security Reviews	5.1(r)(iii)
Service Provider	5.1(i)(i)
Support Agreement	Recitals
Surviving Corporation	1.1
Tail Period	6.11(c)
Takeover Law	5.1(m)
Termination Date	6.9(d)
Third Party IP	5.1(q)(ii)
Trade Controls	5.1(j)(iii)
Transfer Taxes	9.10
WARN Act	5.1(p)(iv)

EXHIBIT A

SURVIVING CORPORATION CHARTER

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

STREAMLINE HEALTH SOLUTIONS, INC.

FIRST:         The name of this corporation shall be: Streamline Health Solutions, Inc.

SECOND:    Its registered office in the State of Delaware is to be located at c/o Corporation Service Company, 251 Little Falls Drive, in the City of Wilmington, County of New Castle, 19808, and its registered agent at such address is: Corporation Service Company.

THIRD:       The purpose or purposes of the corporation shall be:

To carry on any and all business and to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law, as the same exists or as may hereafter be amended from time to time.

FOURTH:    The total number of shares of stock which this corporation is authorized to issue is:

1,000 shares of $0.0001 par value common stock.

FIFTH:         In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the corporation.

SIXTH:        Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

SEVENTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the effective date of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law. No amendment, modification or repeal of this Article Seventh shall adversely affect the rights and protection afforded to a director of the corporation under this Article Seventh for acts or omissions occurring prior to such amendment, modification or repeal.

EIGHTH:    The corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and to add or insert other provisions authorized by the laws of the State of Delaware at the time in force, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article Eighth.

Annex B

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”) is made and entered into as of May 29, 2025, by and among Mist Holding Co., a Delaware corporation (“Parent”), and the stockholders of Streamline Health Solutions, Inc., a Delaware corporation (the “Company”), set forth on Schedule A hereto (each, a “Stockholder” and, collectively, the “Stockholders”). Parent and the Stockholders are referred to herein as the “Parties” and each, a “Party.”

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, [MERGER SUB], a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company are entering into that certain Agreement and Plan of Merger (as it may be amended or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things and on the terms and subject to conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger;

WHEREAS, as of the date hereof, each Stockholder is the record and/or beneficial owner of the number of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) as set forth next to such Stockholder’s name on Schedule A hereto, being all of the shares of Common Stock owned of record or beneficially by such Stockholder as of the date hereof (with respect to such Stockholder, the “Owned Shares”);

WHEREAS, the board of directors of the Company (the “Company Board”) has (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, advisable to and in the best interests of, the Company and its stockholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, (iii) approved the execution and delivery of the Merger Agreement, the performance by the Company of its covenants and other obligations contained therein, and the consummation of the Merger and the other transactions contemplated thereby upon the terms and subject to the conditions contained therein, (iv) directed that the adoption of the Merger Agreement be submitted to a vote of the stockholders of the Company at a meeting of the stockholders of the Company, and (v) recommended that the stockholders of the Company vote in favor of the adoption of the Merger Agreement; and

WHEREAS, as a condition and essential inducement to Parent’s willingness to enter into the Merger Agreement, each Stockholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

1.    Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.

“Additional Shares” means, with respect to a Stockholder, any shares of Common Stock or other voting Company Securities that such Stockholder or its Affiliates may acquire record and/or beneficial ownership of after the date hereof (including by way of share purchase, stock dividend or distribution, stock split or other division of shares, reverse stock split or other combination of shares, recapitalization, reclassification, share exchange, the exercise of any Company Options or Company Warrants or any other conversion of any Company Securities).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such first Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, for purposes of this Agreement, none of the Company, any of its Subsidiaries, Parent and Merger Sub shall be deemed to be an Affiliate of any of the Stockholders.

“Covered Shares” means, with respect to a Stockholder, such Stockholder’s Owned Shares and Additional Shares (if any).

“Expiration Time” means the earlier to occur of (a) the Effective Time and (b) such date and time as the Merger Agreement shall be validly terminated in accordance with Article VIII thereof.

“Lien” means, with respect to any Covered Shares, any lien, pledge, mortgage, deed of trust, charge, security interest, hypothecation, adverse claim, option, community or other marital property interest, right of first refusal or first offer, preemptive right, proxy, power of attorney, voting agreement, voting trust or other encumbrance of any kind of nature, including any restriction on the possession, voting, transfer, receipt of income or exercise of any other attribute of ownership of any Covered Share.

“Permitted Lien” means (a) any Lien arising under this Agreement, including the grant of any proxy or power of attorney with respect to the Covered Shares in accordance with this Agreement, (b) any applicable restrictions on transfer under the Securities Act of 1933 or state securities laws, (c) with respect to any Company Option or Company Restricted Share, any Lien created by the terms of the Company Equity Plan under which such Company Option or Company Restricted Share was granted (if granted under a Company Equity Plan) or the award agreement with respect to such Company Option or Company Restricted Share and (d) with respect to any Company Warrant, any Lien created by the terms of the applicable Warrant to Purchase Common Stock with respect to such Company Warrant.

“Transfer” means, with respect to any Covered Shares, (a) any direct or indirect sale, assignment, exchange, tender, loan or other disposition or transfer (whether voluntary or involuntary and including by merger, operation of law or otherwise), or entry into any option or other Contract with respect to any direct or indirect sale, assignment, exchange, tender, loan or other disposition or transfer (whether voluntary or involuntary and including by merger, operation of law or otherwise), of any Covered Shares or any interest (including legal or beneficial) in any Covered Shares (other than this Agreement), (b) the creation of any Lien, or the entry into any Contract creating any Lien, with respect to any Covered Shares (other than Permitted Liens), including the deposit of any Covered Shares into a voting trust, the entry into a voting agreement or commitment (other than this Agreement) with respect to such Covered Shares or the grant of any proxy or power of attorney with respect to such Covered Shares (other than in accordance with this Agreement), (c) the establishment or increase of a put equivalent position or the liquidation or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, or the entry into any other derivative or hedging arrangement, with respect to any Covered Shares or any interest (including legal or beneficial) in any Covered Shares, or (d) the entry into any Contract or commitment (whether or not in writing) to take any of the actions referred to in the foregoing clauses (a), (b) or (c) above; provided that Liens on Covered Shares in favor of a bank or broker-dealer, in each case holding custody of Covered Shares in the ordinary course of business, shall not be considered a Transfer hereunder; provided, further, that any transfer as a result of the exercise of remedies under such Liens shall be deemed to be a Transfer.

2.    Agreement to Vote the Covered Shares.

2.1    Until the Expiration Time, at every meeting of the Company’s stockholders at which any of the following matters are to be voted on (and at every adjournment or postponement or recess thereof), and in connection with any request for an action by consent of the Company’s stockholders in lieu of a meeting, each Stockholder shall vote (including via proxy) or execute and deliver a consent with respect to, all of such Stockholder’s Covered Shares (or cause the holder(s) of record on any applicable record date to vote (including via proxy) or execute and deliver a consent with respect to all of such Stockholder’s Covered Shares):

(a)    in favor of the approval and adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement, and any other matters necessary for the consummation of the Merger and the other transactions contemplated by the Merger Agreement in accordance with the terms thereof;

(b)    in favor of the approval of any proposal to adjourn or postpone the meeting to a later date if there are not sufficient votes present for there to be a quorum or for the approval and adoption of the Merger Agreement on the date on which such meeting is held, and any other adjournment or postponement in accordance with Section 6.4 of the Merger Agreement;

(c)    against any Acquisition Proposal or any action or proposal in furtherance of any Acquisition Proposal, including, in each case, any Superior Proposal, without regard to the terms thereof; and

(d)    against any action, proposal, transaction or agreement that is intended to, or would reasonably be expected to, (i) result in any condition set forth in Article VII of the Merger Agreement not being satisfied or a breach of any representation, warranty, covenant, agreement or other obligation of the Company under the Merger Agreement or of such Stockholder under this Agreement, (ii) change in any manner the capitalization of the Company and/or the voting rights of any Company Securities or (iii) otherwise impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger.

2.2    Until the Expiration Time, at every meeting of the Company’s stockholders (and at every adjournment or postponement or recess thereof), each Stockholder shall be present at such meeting or shall cause such Stockholder’s Covered Shares to be represented by proxy and shall otherwise cause all of such Stockholder’s Covered Shares to be counted for the purposes of establishing a quorum at such meeting (or, with respect to any such Covered Shares that such Stockholder owns beneficially but not of record, such Stockholder shall cause the holder(s) of record of such shares as of any applicable record date for determining the stockholders entitled to vote at the meeting to be represented in person or by such proxy at such meeting as provided herein and to be counted as present for purposes of establishing a quorum).

2.3    Each Stockholder hereby appoints Parent and any designee of Parent, and each of them individually, until the Expiration Time (at which time this proxy shall automatically be revoked), as its proxy and attorney-in-fact, with full power of substitution and re-substitution, to vote or act by written consent during the term of this Agreement with respect to the Covered Shares in accordance with Section 2.1 hereof in the event such Stockholder fails to comply with its obligation under this Agreement or attempts or purports to vote (or provide consent with respect to), or cause any other Person to vote or provide consent with respect to, such Stockholder’s Covered Shares in a manner inconsistent with the terms of this Agreement. This proxy and power of attorney is given by each Stockholder to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by each Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, and shall revoke any and all prior proxies granted by such Stockholder with respect to the Covered Shares. The power of attorney granted by each Stockholder herein is a durable power of attorney and shall survive the bankruptcy, death or incapacity of such Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement in accordance with Section 9.

2.4    Notwithstanding anything to the contrary in this Agreement, if at any time following the date hereof and prior to the Expiration Time a Governmental Authority of competent jurisdiction enters an order restraining, enjoining or otherwise prohibiting any Stockholder from taking any action pursuant to Section 2.1 or Section 2.2, then the obligations of such Stockholder set forth in Section 2.1 or Section 2.2 shall be of no force and effect for so long as such order is in effect solely to the extent such order restrains, enjoins or otherwise prohibits such Stockholder from taking any such action.

3.    Agreement to Not Transfer the Covered Shares.

3.1    Until the Expiration Time, each Stockholder agrees that such Stockholder shall not, and shall cause each of its Affiliates not to Transfer or cause or permit the Transfer of any of such Stockholder’s Covered Shares other than with the prior written consent of Parent; provided, however, that any Stockholder may Transfer any Covered Shares (i) to any Affiliate of such Stockholder, or (ii) if such Stockholder is an individual, for bona fide estate planning purposes to a trust or other estate planning vehicle whose sole beneficiaries are such Stockholder and/or members of such Stockholder’s immediate family and whose trustees are solely such Stockholder and/or such Stockholder’s spouse, or by will or as a result of the laws of descent and distribution to any legal representative, heir or a member of the immediate family of such Stockholder, in each case of clauses (i) and (ii), only if such transferee of such Covered Shares, as a condition to such transfer, evidences in writing in a form reasonably satisfactory to Parent such transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as such transferring Stockholder. Any Transfer or attempted Transfer of any Covered Shares in violation of this Section 3 shall be null and void ab initio and of no effect whatsoever.

3.2    If any involuntary Transfer of any of a Stockholder’s Covered Shares shall occur (including in connection with or as a result of any default, bankruptcy, foreclosure, insolvency, divorce or dissolution of marriage (or similar legal separation), court order or judgment, or otherwise than by a voluntary decision on the part of such Stockholder), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Covered Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the termination of this Agreement in accordance with Section 9.

3.3    At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, each Stockholder hereby authorizes Parent and the Company to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Covered Shares (and that this Agreement places limits on the voting and transfer of such Covered Shares). To the extent requested by Parent, each Stockholder shall promptly surrender or cause to be surrendered the certificate(s), if any, representing any Covered Shares owned beneficially or of record from time to time by such Stockholder so that the transfer agent of such Covered Shares may affix onto such certificate(s) an appropriate legend referencing the restrictions on transfer and ownership set forth in this Agreement. Each Stockholder further acknowledges and agrees that, with respect to any Covered Shares owned beneficially or of record by such Stockholder that are uncertificated, this Agreement shall constitute notice to such Stockholder of any legend that would be set forth on any certificate representing such Covered Shares if such Covered Shares were represented by a certificate.

4.    Waiver of Appraisal Rights and Certain Other Actions. Each Stockholder hereby irrevocably waives and agrees not to exercise any and all appraisal rights under Section 262 of the DGCL with respect to all of such Stockholder’s Covered Shares owned (beneficially or of record) by such Stockholder. In addition, each Stockholder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim or other Action, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective Subsidiaries or successors (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing) or (b) to the fullest extent permitted under applicable Law, alleging a breach of any duty of the Company Board, Parent or Merger Sub in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby. Each Stockholder further agrees that it shall not, and shall cause its Affiliates not to, (i) take any action that the Company is prohibited from taking pursuant to Section 6.2 of the Merger Agreement, (ii) make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) of any Company Securities in connection with any vote or consent of the stockholders of the Company with respect to the Merger Agreement or the transactions contemplated thereby, other than to recommend that the stockholders of the Company vote in favor of the adoption of the Merger Agreement (and any actions required in furtherance thereof) or as otherwise expressly provided in this Agreement or the Merger Agreement, (iii) become a member of a “group” (as defined under Section 13(d) of the Exchange Act) with respect to any Company Securities for the purpose of opposing or competing with or taking any actions inconsistent with the Merger Agreement, or (iv) take any other action or series of actions that would, individually or in the aggregate, reasonably be expected to impair or adversely affect the ability of such Stockholder to perform its obligations hereunder. Each Stockholder agrees to promptly notify Parent in writing of any acquisition of Additional Shares by such Stockholder or any of its Affiliates (including notice of the number of any Additional Shares acquired) after the date of this Agreement and prior to the Expiration Date, and any Additional Shares shall automatically be considered “Covered Shares” and subject to the applicable terms of this Agreement as though owned by such Stockholder on the date of this Agreement.

5.    Information and Disclosures.

5.1    Each Stockholder shall provide, and shall cause its Affiliates to provide, any information reasonably requested by the Company or Parent in connection with the preparation of any filing with the SEC or other disclosure document that the Company or Parent deems necessary or appropriate in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby (including the Proxy Statement the Company is required to make in connection with the Merger and any amendment or supplement thereto) (collectively, the “Disclosure Documents”). To the knowledge of each Stockholder, the information supplied by such Stockholder (or any of its Affiliates) for inclusion or incorporation by reference in the Proxy Statement or any other Disclosure Document will not, at the time that such information is provided, or in the case of the Proxy Statement, at the date of mailing of the Proxy Statement to stockholders of the Company or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Stockholder agrees to, and to cause its Affiliates to, promptly notify the Company and Parent of any required corrections with respect to any information supplied by such Stockholder or its Affiliates specifically for use in any Disclosure Document, if and to the extent that any such information shall become false or misleading in any material respect. Each Stockholder will reasonably assist and cooperate with the Company and Parent in the preparation, filing and distribution of the Proxy Statement and any other Disclosure Documents and the resolution of any comments thereto received from the SEC.

5.2    Each Stockholder agrees that neither such Stockholder, nor any of its Affiliates, shall issue any press release or make any other public disclosure with respect to the Merger Agreement, this Agreement or the transactions contemplated thereby without the prior written consent of Parent, except as may be required by applicable Law (in which case such Stockholder shall, to the extent permitted by applicable Law, provide Parent with reasonable notice of any such disclosure, give due consideration to any reasonable comments of Parent with respect to such disclosure and, if requested by Parent, otherwise cooperate with Parent in obtaining confidential treatment with respect to such disclosure). Each Stockholder, on behalf of itself and each of its Affiliates, hereby consents to and authorizes the publication and disclosure by Parent and the Company of such Stockholder’s and its Affiliates’ identity and holding of the Covered Shares, and the terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), and any other information that Parent or the Company reasonably determines is required to be disclosed by applicable Law, in any press release, the Proxy Statement and any other Disclosure Document, and acknowledges that Parent and the Company may, in their sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Authority.

5.3    Each Stockholder agrees that, if applicable and to the extent required under applicable Law, such Stockholder shall promptly and in accordance with applicable Law amend its Schedule 13D or Schedule 13G filed with the SEC to disclose this Agreement. As provided in Section 5.2, such Stockholder shall provide Parent with reasonable notice of any such disclosure and give due consideration to any reasonable comments of Parent with respect to such disclosure.

6.    Fiduciary Duties. Each Stockholder is entering into this Agreement solely in its capacity as the record holder or beneficial owner of such Stockholder’s Covered Shares. Without limiting the terms of the Merger Agreement in any respect, nothing in this Agreement shall in any way attempt to limit or affect any actions taken by any Stockholder or any of such Stockholder’s Affiliates (or any or any officer, director or employee thereof) solely in his or her capacity as a director or officer of the Company, or from complying with his or her fiduciary obligations solely to the extent acting in such Person’s capacity as a director or officer of the Company. Without limiting the terms of the Merger Agreement in any respect, no action taken (or omitted to be taken) solely to the extent in any such capacity as a director or officer of the Company shall be deemed to constitute a breach of this Agreement.

7.    Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to Parent that:

7.1    Due Authority. If such Stockholder is an individual, such Stockholder has the legal capacity and all requisite power and authority to enter into this Agreement and to perform his or her obligations hereunder. If such Stockholder is an entity, such Stockholder (i) is validly existing and in good standing under the Laws of its jurisdiction of formation, and (ii) has full corporate or other entity power and authority, and has taken all requisite corporate or other entity action (including by obtaining all requisite approvals of its equity holders, board of directors or other governing bodies), to enter into this Agreement and perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by such Stockholder, and assuming the due authorization, execution and delivery by Parent, this Agreement constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception.

7.2    Spousal Approval. If such Stockholder is an individual and is married, and any of the Covered Shares constitute community or marital property or spousal approval is otherwise necessary for this Agreement to be legal, binding and enforceable, such Stockholder’s spouse has delivered with this Agreement a Spousal Consent in the form attached hereto as Exhibit A (a “Spousal Consent”), which Spousal Consent has been duly and validly executed and delivered by such Stockholder’s spouse and constitutes the legal, valid and binding obligation of such Stockholder’s spouse, enforceable against such Stockholder’s spouse in accordance with its terms, subject to the Bankruptcy and Equity Exception.

7.3    No Conflict; Consents. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations under this Agreement does not and will not (with or without notice or lapse of time, or both): (i) conflict with or result in a violation or breach of any applicable Law, (ii) result in a violation or breach of or constitute a default under any Contract to which such Stockholder is a party or by which such Stockholder’s assets or properties may be bound, (iii) result in any Lien on any of such Stockholder’s Covered Shares (other than any Permitted Lien) or (iv) if such Stockholder is an entity, conflict with or result in any violation or breach of any provision of the certificate of incorporation, bylaws, operating agreement, limited partnership agreement or any equivalent organizational or governing documents of such Stockholder, in each case of clauses (i) and (ii), except for such violations, breaches or defaults as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of such Stockholder to perform its obligations under this Agreement. No consent, waiver, approval, order or other authorization of, or registration, declaration or filing with, or notice to, any Governmental Authority or any other Person is required by or with respect to such Stockholder in connection with the execution and delivery of this Agreement by such Stockholder or the performance by such Stockholder of its obligations under this Agreement, other than any filing with the SEC contemplated by Section 5.3.

7.4    Ownership of the Covered Shares. Such Stockholder is, as of the date hereof, the beneficial or record owner of such Stockholder’s Covered Shares, all of which are free and clear of any Liens, other than Permitted Liens, and such Stockholder has sole voting power and sole power of disposition with respect to all of such Stockholder’s Covered Shares. Such Stockholder has not entered into any agreement to Transfer or with respect to the Transfer of any of such Stockholder’s Covered Shares (other than this Agreement) and no Person otherwise has a right to acquire any of such Stockholder’s Covered Shares. As of the date hereof, such Stockholder does not own, beneficially or of record, any shares of Common Stock or other Company Securities other than the Owned Shares and any Company Options, Company Restricted Shares and Company Warrants set forth opposite the name of such Stockholder on Schedule A hereto. No Covered Shares, whether held via certificate or certificates or in book-entry form, contain any legend or restriction inconsistent with the terms of this Agreement.

7.5    Absence of Litigation. As of the date hereof, there is no Action pending or, to the knowledge of such Stockholder, threatened against or affecting such Stockholder that would, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of such Stockholder to perform its obligations under this Agreement.

7.6    Brokers. No broker, finder, financial advisor, investment banker or other agent is entitled to any brokerage, finder’s, financial advisor’s, investment banking or other similar fee or commission payable by Parent, Merger Sub, the Company or any of their respective Affiliates in connection with this Agreement, the Merger Agreement or the transactions contemplated thereby based upon arrangements made by or on behalf of such Stockholder.

7.7    Sophistication. Each Stockholder is a sophisticated stockholder and has adequate information concerning the business and financial condition of the Company to make an informed decision regarding this Agreement and the other transactions contemplated by the Merger Agreement and has independently, and based on such information as such Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement, without reliance upon Parent, Merger Sub, the Company or any of their respective Affiliates or any of the respective representatives of the foregoing. Each Stockholder specifically disclaims that it is relying on or has relied on any representations or warranties that may have been made by any Person, other than those representations and warranties of Parent contained in Section 8 of this Agreement, and acknowledges and agrees that Parent, Merger Sub, the Company and their respective Affiliates have specifically disclaimed (and do hereby specifically disclaim) any such other representations and warranties. Each Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement and the representations and warranties of such Stockholder contained herein.

8.    Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholders that:

8.1    Due Authority. Parent (i) is validly existing and in good standing under the Laws of its jurisdiction of formation, and (ii) has full corporate or other entity power and authority, and has taken all requisite corporate or other entity action (including by obtaining all requisite approvals of its equity holders, board of directors or other governing bodies), to enter into this Agreement and perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by Parent, and assuming the due authorization, execution and delivery by each Stockholder, this Agreement constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to the Bankruptcy and Equity Exception.

8.2    No Conflict; Consents. The execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations under this Agreement does not and will not (with or without notice or lapse of time, or both): (i) conflict with or result in a violation or breach of any applicable Law, (ii) result in a violation or breach of or constitute a default under any Contract to which Parent is a party or by which Parent’s assets or properties may be bound or (iii) conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Parent, in each case of clauses (i) and (ii), except for such violations, breaches or defaults as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent to perform its obligations under this Agreement. No consent, waiver, approval, order or other authorization of, or registration, declaration or filing with, or notice to, any Governmental Authority or any other Person is required by or with respect to Parent in connection with the execution and delivery of this Agreement by Parent or the performance by Parent of its obligations under this Agreement, other than those that if not obtained or made would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent to perform its obligations under this Agreement.

8.3    Absence of Litigation. As of the date hereof, there is no Action pending or, to the knowledge of Parent, threatened against or affecting Parent that would, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent to perform its obligations under this Agreement.

9.    Termination. This Agreement shall automatically terminate without further action by any of the Parties and shall have no further force or effect as of the earliest to occur of (a) the Expiration Time, (b) with respect to any Stockholder, the mutual written agreement of such Stockholder and Parent to terminate this Agreement and (c) with respect to any Stockholder, the delivery by such Stockholder of written notice to Parent of such Stockholder’s election, in its sole discretion, to terminate this Agreement following any amendment or modification to the Merger Agreement as in effect on the date hereof that reduces the amount of the Merger Consideration, changes the form of any of the Merger Consideration or otherwise modifies the terms of the Merger Agreement in a manner that is materially adverse to the Company’s stockholders as a whole. Notwithstanding the foregoing, (i) Section 5, this Section 9 and Section 10 shall survive any termination of this Agreement and (ii) termination of this Agreement shall not relieve any Party from any liability for any breach of this Agreement prior to the termination of this Agreement. For the avoidance of doubt, each Stockholder acknowledges and agrees that this Agreement, and the obligations of such Stockholder under this Agreement, shall remain in full force and effect and shall not in any manner be deemed terminated, limited or modified (A) in the event of any Superior Proposal, Intervening Event or Change of Recommendation or (B) in the event the Merger Agreement is amended or modified in any respect (unless such modification reduces the amount of the Merger Consideration, changes the form of any of the Merger Consideration or otherwise modifies the terms of the Merger Agreement in a manner that is materially adverse to the Company’s stockholders as a whole and such Stockholder thereafter elects to terminate this Agreement as provided above).

10.    Miscellaneous.

10.1    No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct, indirect or beneficial ownership or incidence of ownership of or with respect to the Covered Shares. Without limiting this Agreement in any manner, the ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholders, and Parent shall have no authority to direct any Stockholder in the voting or disposition of any of the Covered Shares, except as expressly provided herein.

10.2    Certain Adjustments. In the event of any change in the outstanding Common Stock, including by reason of any stock dividend or distribution, stock split or other division of shares, reverse stock split or other combination of shares, recapitalization, reclassification, share exchange or the like, the terms “Common Stock” and “Covered Shares” shall be deemed to include all Company Securities into or for which the Common Stock may be converted or exchanged or which are otherwise received in such transaction.

10.3    Amendment and Waiver. This Agreement may be amended, modified or waived if, and only if, such amendment, modification or waiver is in writing and signed, in the case of an amendment or modification, by Parent and each Stockholder affected by such amendment or modification, or in the case of a waiver, by the Party against whom the waiver is to be effective. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

10.4    Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and any of the transactions contemplated by this Agreement, shall be paid by the Party incurring such expenses.

10.5    Governing Law and Venue; Waiver of Jury Trial; Specific Performance.

(a)    This Agreement and any claim, cause of action or Action (whether at law, in contract or in tort) that may directly or indirectly be based upon, relate to or arise out of this Agreement or any transaction contemplated hereby, or the negotiation, execution or performance hereof, shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. In addition, each of the Parties (i) irrevocably and unconditionally submits to the personal jurisdiction and venue of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, if jurisdiction is not then available in the United States District Court for the District of Delaware, then any Delaware state court) (the “Chosen Courts”), in the event of any claim, action or proceeding between the Parties (whether in contract, tort or otherwise) arising out of or relating to this Agreement or the transactions contemplated hereby, (ii) expressly waives any claim of lack of personal jurisdiction or improper venue and any claims that such courts are an inconvenient forum with respect to such a claim, (iii) agrees that it shall not bring any claim, action or proceeding against any other Parties arising out of or relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts and that a final judgment in any legal proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law, and (iv) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from the Chosen Courts. Each Party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such claim, action or proceeding by the mailing of copies thereof by registered or certified mail or by overnight courier service, postage prepaid, to its address set forth in Section 10.6, such service to become effective ten (10) days after such mailing.

(b)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION OR PROCEEDING (WHETHER IN CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.5, (III) UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, AND (IV) MAKES THIS WAIVER VOLUNTARILY.

(c)    The Parties acknowledge and agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that any Party does not perform any of the provisions of this Agreement in accordance with their specific terms or otherwise breaches or threatens to breach any such provisions. It is accordingly agreed that, at any time prior to the valid termination of this Agreement pursuant to Section 9 and subject to the limitations set forth therein and in this Section 10.5, the Parties shall be entitled to seek an injunction or injunctions, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement without proof of actual damages (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable or not appropriate for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

10.6    Notices. All notices, requests, instructions or other communications or documents to be given or made hereunder by any Party to any other Party shall be in writing and (a) served by personal delivery by hand upon the Party for whom it is intended, (b) served by an internationally-recognized overnight courier service upon the Party for whom it is intended, (c) delivered by registered or certified mail, return receipt requested or (d) sent by email, in each case, to the following address:

If to Parent, to the notice address of Parent set forth in the Merger Agreement; and

If to any Stockholder, to the notice address set forth on the signature page hereto for such Stockholder;

or, in each case, to such other Person or addressees as has or have been designated in writing by the Party to receive such notice provided above. Any notice, request, instruction or other communications or document given as provided above shall be deemed given to the receiving Party (i) upon actual receipt, if delivered personally, (ii) on the next Business Day after deposit with an overnight courier, if sent by an overnight courier, (iii) three Business Days after deposit in the mail, if sent by registered or certified mail, or (iv) upon sending, if sent by email during normal business hours (9:00 a.m. Eastern Time to 5:00 p.m. Eastern Time) on a Business Day (or on the next Business Day if sent outside of such hours), so long as the sender of such email does not receive any automatically generated failure to deliver or similar response indicating that the message has not been received by the intended recipient. Copies to outside counsel are for convenience only and failure to provide a copy to outside counsel does not alter the effectiveness of any notice, request, instruction or other communication otherwise given in accordance with this Section 10.6. Rejection or other refusal to accept, or the inability to deliver because of changed address or other details of which no notice is given, will be deemed to be receipt of any notice pursuant to this Section 10.6 as of the date of rejection, refusal or inability to deliver.

10.7    Further Assurances. Each Stockholder agrees, from time to time, at the request of Parent and without further consideration, to execute and deliver such additional documents and take all such further action as may be necessary or desirable to carry out the purposes of this Agreement in the most expeditious manner practicable.

10.8    Entire Agreement. This Agreement (including any exhibits and schedules hereto) and if applicable, any Spousal Consent, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the Parties with respect to the subject matter hereof. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.

10.9    Opportunity to Consult with Independent Counsel; Reliance. EACH STOCKHOLDER ACKNOWLEDGES THAT SUCH STOCKHOLDER HAS BEEN GIVEN SUFFICIENT TIME TO CONSIDER THIS AGREEMENT AND TO SEEK INDEPENDENT LEGAL OR OTHER ADVICE AS SUCH STOCKHOLDER DEEMS APPROPRIATE. EACH STOCKHOLDER ACKNOWLEDGES THAT THE HOLDER HAS FULLY READ, KNOWS AND UNDERSTANDS THIS AGREEMENT AND IS EXECUTING THIS AGREEMENT VOLUNTARILY OF SUCH STOCKHOLDER’S OWN FREE WILL, WITHOUT ANY THREATS, COERCION OR DURESS, WHETHER ECONOMIC OR OTHERWISE. EACH STOCKHOLDER ACKNOWLEDGES THAT SUCH STOCKHOLDER HAS NOT RELIED UPON ANY INDUCEMENTS, PROMISES OR REPRESENTATIONS MADE BY ANY PERSON EXCEPT FOR THOSE REPRESENTATIONS OF PARENT SET FORTH IN SECTION 8 HEREOF.

10.10    Interpretation.

(a)    The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Exhibit or Schedule, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated.

(b)    If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa, and the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The words “includes” or “including” shall mean “including without limitation,” the words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular Section in which such words appear, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if,” the words “shall” and “will” denote a directive and obligation (and not an option), the use of the words “or,” “either” and “any” shall not be exclusive (and the phrase “and/or,” where used, is used for emphasis only), any reference to “writing” or comparable expressions includes a reference to email or comparable means of communication, any reference to a Law shall include any rules and regulations promulgated thereunder, and shall mean such Law as from time to time amended, modified or supplemented and to any rules or regulations promulgated thereunder. The phrase “beneficial owner” refers to a beneficial owner within the meaning of Rule 13d-3 under the Exchange Act; provided that any Company Options, Company Restricted Shares, Company Warrants and other convertible Company Securities shall be included even if such Company Securities are not exercisable or convertible within sixty (60) days of the date hereof. The phrases “beneficial ownership,” “beneficially owned,” “owned beneficially” and similar phrases shall have correlative meaning. References to any Person include the successors and permitted assigns of that Person. Currency amounts referenced herein are in U.S. Dollars. The word “day,” unless otherwise indicated, shall be deemed to refer to a calendar day. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. If the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day.

(c)    The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. The Parties acknowledge and agree that prior drafts of this Agreement will not be deemed to provide any evidence as to the meaning of any provision hereof, or the intent of the Parties with respect hereto, and that such drafts will be deemed to be the joint work product of the Parties. Furthermore, the Parties each hereby acknowledge that this Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s-length negotiations and that no Party has any special relationship with another Party that would justify any expectation beyond that of an ordinary buyer and an ordinary seller in an arm’s-length transaction. The Parties intend that each representation, warranty, covenant and agreement contained herein shall have independent significance. If any Party has breached any representation, warranty, covenant or agreement contained herein in any respect, the fact that there exists another representation, warranty, covenant or agreement relating to the same subject matter (regardless of the relative levels of specificity) that the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, covenant or agreement.

10.11    Successors and Assigns. No Party may assign either this Agreement nor any of its rights, interests or obligations under this Agreement without the prior written approval of (a) in the case of any assignment by any Stockholder, Parent and (b) in the case of any assignment by Parent, each of the other Parties, except that Parent will have the right to assign all or any portion of its rights, interests and obligations pursuant to this Agreement (i) to any of its Affiliates or (ii) to any secured creditor, for purposes of creating a security interest herein or otherwise assigning as collateral. No assignment by any Party will relieve such Party of any of its obligations under this Agreement. Any purported assignment in violation of this Agreement is null and void ab initio.

10.12    No Third-Party Beneficiaries. The Parties hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other Parties, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, except that (a) the provisions of Section 3.3 and Section 5 will inure to the benefit of, and may be enforced by, the Company, which is an intended third-party beneficiary thereof, and (b) the provisions of Section 10.15 will inure to the benefit of, and may be enforced by, the Parent Related Parties, each of which is an intended third-party beneficiary thereof.

10.13    Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof, so long as the economic and legal substance of the transactions contemplated hereby, taken as a whole, is not affected in a manner materially adverse to any Party. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction, so long as the economic and legal substance of the transactions contemplated hereby, taken as a whole, is not affected in a manner materially adverse to any Party.

10.14    Counterparts. This Agreement and any amendments to this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by electronic means (including delivery of an image of a manual or electronic signature by means of .pdf, .tif, .gif, .jpg, .jpeg, or similar attachment to an email, or delivery of electronic signatures via DocuSign, Adobe Sign, or similar platform) shall be effective as delivery of a manually executed counterpart of this Agreement.

10.15    No Recourse. In no event will any Stockholder, whether prior to or after termination of the Merger Agreement or this Agreement, seek or obtain, nor will it permit any of its Affiliates to seek or obtain, nor will any other Person be entitled to seek or obtain, any monetary recovery or monetary award of any kind (including consequential, special, indirect or punitive damages) against any Parent Related Party with respect to the Merger Agreement, this Agreement or the transactions contemplated thereby, the termination of the Merger Agreement or this Agreement, the failure to perform the transactions contemplated thereby or any claims or Actions under applicable Laws arising out of any such breach, termination or failure, except, in each case, for claims that such Stockholder may assert against Parent to the extent expressly provided for in this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written.

   PARENT:

MIST HOLDING CO.

By:         _____________________________

                              Name:

                               Title:

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written.

    STOCKHOLDER:

     [STOCKHOLDER]

                                       By:

                   Name:

                  Title:

                        Notice Address (please complete):

                                 ________________________________

                                 ________________________________

                                 ________________________________

                                 Attention: _______________________

                                 Email:

                               With a copy, which shall not constitute

          notice, to (if applicable):

                                 ________________________________

                                 ________________________________

                                 ________________________________

                                 Attention: _______________________

                                    Email: _______________________

Schedule A

Stockholder	Shares of Common Stock	Company Options	Company Restricted Shares	Company Warrants
[______]	[●]	[●]	[●]	[●]
[______]	[●]	[●]	[●]	[●]
[______]	[●]	[●]	[●]	[●]

Exhibit A

Spousal Consent

I, [___], spouse of [___], acknowledge that I have read the Voting and Support Agreement, dated as of [___], 2025, to which this Spousal Consent is attached as Exhibit A (the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding the voting and transfer of shares of capital stock of the Company that my spouse may own, including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of capital stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of the Company shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Spousal Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated:

                                 Signature of Spouse

                                 Address of Spouse:

                                 Telephone:

                                 Email:

Annex C

Opinion of Cain Brothers

1301 Avenue of the Americas, 37th Floor New York, NY 10019 Main (212) 869 5600 www.cainbrothers.com

CONFIDENTIAL

May 28, 2025

Streamline Health Solutions, Inc.
2400 Old Milton Pkwy., Box 1353
Alpharetta, GA 30009

Attention: Board of Directors

Ladies and Gentlemen:

We understand that Streamline Health Solutions, Inc., a Delaware corporation (the “Company”), intends to enter into a Merger Agreement (the “Merger Agreement”) with Mist Holding Co., a Delaware corporation (“Parent”), and MD BE Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent (the “Merger”). Pursuant to the Merger Agreement, each share of the Company’s common stock, par value $0.01 per share (“Common Stock”), issued and outstanding immediately prior to the effective time of the Merger (other than the Excluded Shares (as defined in the Merger Agreement)) will be converted into the right to receive $5.34 in cash, without interest (the “Merger Consideration”).

You have requested that we provide our opinion as to the fairness to the holders of Common Stock (other than Parent or any affiliate of Parent) (the “Shareholders”), from a financial point of view, of the Merger Consideration to be received by the Shareholders pursuant to the Merger Agreement (the “Opinion”).

Role of Cain Brothers and Scope of Review

As part of our engagement and in the course of performing our review and analysis for purposes of rendering the Opinion, we have:

●	performed a valuation of the Company using industry standard valuation methodologies, as described in further detail to the board of directors of the Company (the “Board”);

●	reviewed the form and content of the draft Merger Agreement, dated May 28, 2025;

●	reviewed historical and projected financial and operational information of the Company, as provided to us by management of the Company;

●

reviewed the historical market prices and trading activity for Common Stock and compared the financial performance of the Company and the prices and trading activity of Common Stock with that of certain other selected publicly traded companies and their securities;

May 28, 2025

●

reviewed the financial terms, to the extent publicly available, of selected acquisition transactions and performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate;

●	held meetings with certain members of management of the Company to discuss the business and operations of the Company; and

●	performed certain other work we deemed appropriate and necessary to develop our valuation conclusions.

Limiting Conditions, Qualifications and Assumptions

In preparing our Opinion, we have assumed and relied upon, with your consent, the accuracy and completeness of all information provided to us by the Company, that the Company discussed with us, or that was publicly available and reviewed by us, and we have relied upon the assurances of management of the Company that management of the Company is not aware of any facts that would make the information provided by the Company inaccurate or misleading. We have not assumed any responsibility for verifying and have not independently verified such information or undertaken an appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such valuation or appraisal, and we are not providing any opinion as to the solvency of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. With respect to the projected financial and operational information of the Company provided to us by management of the Company, we have been advised by the management of the Company, and have assumed based on discussions with the management and the Board, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company and other matters covered thereby. We express no view as to such information or the assumptions on which it was based.

We have not reviewed the books and records of the Company other than those materials referenced above, nor conducted a physical inspection of the properties or facilities of the Company, nor have we assumed any responsibility for any such review or inspection. We express no opinion as to the liquidation value of any entity or as to the tax or other consequences of the Merger. We are not legal, tax or accounting advisors and have relied upon the Company and its legal, tax and accounting advisors to make their own assessment of all legal, tax and accounting matters relating to the Company and the Merger.

May 28, 2025

In arriving at our Opinion, we did not attribute any particular weight to any analysis or factor considered by us, but instead made qualitative judgments as to the significance and relevance of each analysis and factor. Each method of analysis has inherent strengths and weaknesses, and the nature of the available information may further affect the analytic value of particular methods. Accordingly, we believe that our analyses must be considered as a whole and that selecting portions of our analyses, without considering all analyses, would create an incomplete view of the process underlying the Opinion.

For purposes of our analysis and the Opinion, we have assumed, with your consent, that the executed version of the Merger Agreement will not differ in any material respect from the last draft we reviewed, and that the Merger will be consummated on the terms set forth therein, without waiver or modification of any material terms. We have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the draft Merger Agreement we have received are true and correct (except as set forth in any disclosure schedules or schedules of exceptions thereto), and that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement without waiver or modification thereof that would be meaningful to our analysis. We have further assumed, in all respects material to our analysis, that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the expected benefits of the Merger in any way meaningful to our analysis.

Our Opinion is necessarily based on economic, market and other conditions and circumstances as they exist and can be evaluated on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect the Opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise, reaffirm or withdraw the Opinion or to otherwise comment upon events occurring after the date hereof.

Our Opinion does not constitute a recommendation to any director of the Company or the Shareholders as to how they should vote on, or otherwise act with respect to, the Merger and does not in any manner address the price at which Common Stock will trade at any time. Our Opinion does not address (i) the terms of the Merger except the fairness to the Shareholders, from a financial point of view, of the Merger Consideration to be received by the Shareholders in the Merger as expressly set forth in our Opinion, (ii) the relative merits of the Merger and any other transactions or business strategies discussed by the Company as alternatives to the Merger, or (iii) the decision of the Company, the Board or the Shareholders to engage in the Merger, the timing thereof or the process by which it was reached. Furthermore, we express no opinion with respect to the amount or nature of any compensation received by or agreements entered into with any officers, directors or employees of any party to the Merger, or any class of such persons, or with respect to the fairness of any such compensation relative to the Merger Consideration or otherwise, nor have we taken any such compensation or agreements into account in rendering our Opinion.

May 28, 2025

We have acted as financial advisor to the Company in connection with the Merger and will receive from the Company a fee for our services, a significant portion of which is contingent upon the consummation of the Merger (the “Transaction Fee”). In addition, the Company has agreed to reimburse us for certain expenses and to indemnify us under certain circumstances for certain liabilities that may arise out of our engagement. We also will receive a fee in connection with the delivery of the Opinion, which fee will be credited against any Transaction Fee earned. During the two-year period prior to the date hereof, no material relationship existed between Cain Brothers or any of its affiliates and the Company or Parent pursuant to which compensation was received by Cain Brothers or its affiliates. Cain Brothers does not have a direct financial interest in the Company. Cain Brothers or one or more of its affiliates engage in a range of investment banking advisory, corporate and municipal finance, real estate advisory and merchant banking services and have in the past and may in the future represent, or hold a principal position in, a party with an interest in the matters of the Merger. KeyBanc Capital Markets and/or one of its affiliates could participate in the financing of the Merger and earn fees and interest in connection with such participation.

It is understood that the Opinion and any related presentation that we provide to the Company are for the information of the Company and the Board in connection with its consideration of the Merger and may not be used for any other purpose or reproduced, disseminated, summarized, excerpted from or quoted at any time, in any manner, or for any purpose, except as expressly permitted under the Engagement Letter. We have reviewed the findings of our work described herein with KeyBanc Capital Markets’ Valuation and Fairness Opinion Committee (the “Valuation Committee”), and the Valuation Committee has approved the issuance of the Opinion.

Opinion

On the basis of, and subject to the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration to be received by the Shareholders in the Merger is fair to the Shareholders from a financial point of view.

Very truly yours,

/s/ CAIN BROTHERS, A DIVISION OF KEYBANC CAPITAL MARKETS

Annex D

Section 262 of the General Corporation Law of the State of Delaware

§ 262 Appraisal rights

(a)

Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.

(b)

Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):

(1)

Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)

Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:

a.

Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;

b.

Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.	Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.

Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)

In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)	[Repealed.]

(c)

Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d)	Appraisal rights shall be perfected as follows:

(1)

If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or

(2)

If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(3)

Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.

(e)

Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.

(f)

Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.

(g)

At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)

After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.

(i)

The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.

(j)

The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.

(k)

Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.

(l)

The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

streamline HEALTH®

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Special Meeting Proxy Card

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The 2025 Special Meeting of Stockholders of Streamline Health Solutions, Inc. will be held on [TBD], at [TBD] a.m. Eastern Time, virtually via the internet at https://meetnow.global/MJHXM7U.

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Proxy — Streamline Health Solutions, Inc.

This Proxy is solicited on behalf of the Board of Directors of Streamline Health Solutions, Inc. The undersigned hereby appoints Benjamin L. Stilwill and Bryant J. Reeves III as proxies, with full power of substitution, to vote as designated below all shares of the common stock of Streamline Health Solutions, Inc. tha t the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of Streamline Health Solutions, Inc. to be held on [TBD], at [TBD] a.m. Eastern Time, and at any adjournment thereof.

The undersigned acknowledges having received from Streamline Health Solutions, Inc. prior to the execution of this Proxy, a Notice of Special Meeting and a Proxy Statement.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Proposals 1, 2 and 3.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

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